FILE NO. 333-
United States
Securities and Exchange Commission
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Talcott Resolution Life Insurance Company
(Exact name of registrant as specified in its charter)
Connecticut
(State or other jurisdiction of incorporation or organization)
6311
(Primary Standard Industrial Identification Code Number)
06-0974148
(I.R.S. Employer Identification Number)
1 Griffin Road North, Windsor, Connecticut 06095-1512
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Lisa Proch
Talcott Resolution Life Insurance Company
1 Griffin Road North
Windsor, Connecticut 06095-1512
(860) 791-0286
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," a "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
    Large Accelerated filer ( )                        Accelerated Filer ( )
    Non-Accelerated Filer (x)                        Smaller Reporting Company ( )
                                    Emerging Growth Company ( )
If an emerging growth company, indicate by check mark (if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Calculation of Registration Fee

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deferred Annuity Contracts & Participating Interests Therein	$8,600,000**	N/A*	$2,000,000	$218.20**
* The proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.
**Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement carries forward $6,600,000 of unsold securities, all of which are included under "Amount to be registered" above, that were previously registered on Form S-3 registration statement (File No. 333-214336 filed on October 31, 2016 by Hartford Life Insurance Company (now known as Talcott Resolution Life Insurance Company). Because a filing fee of $1,159 was previously paid for the securities being carried forward to this registration statement, no filing fee is due in connection with those securities. With respect to the newly-registered securities in the amount of $2,000,000, which are also included under "Amount to be registered" above, a filing fee of $218.20 has been paid in connection with this registration statement. The offering of securities on the earlier registration statement will be deemed terminated as of the date of effectiveness of this registration statement.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

CRC SELECT II
GROUP MODIFIED GUARANTEED ANNUITY CONTRACT
TALCOTT RESOLUTION LIFE INSURANCE COMPANY
P O BOX 14293
LEXINGTON, KY 40512-4293

1-800-862-6668 (Owners)
1-800-862-7155 (Investment Professionals)
www.talcottresolution.com

On January 18, 2021, the owners of Hopmeadow Holdings LP (“HHLP”), a parent of Talcott Resolution Life Insurance Company ("Talcott Resolution"), signed a definitive agreement to sell all of the equity interests in HHLP and its subsidiaries, including Talcott Resolution, to Sixth Street Partners, a global investment firm. The sale is subject to regulatory approval and the satisfaction of other closing conditions.
Talcott Resolution will continue to administer and provide all contractual benefits of your annuity. The terms, features and benefits of your insurance contract will NOT change as a result of the sale.
**********
This Contract is no longer available for purchase.
This is a fixed, single premium, tax-deferred, modified guaranteed annuity. This annuity also includes a Market Value Adjustment ("MVA") that may decrease or increase the amount you receive (for more information, see the sub-section titled, "Market Value Adjustment"). Talcott Resolution Distribution Company ("TDC") serves as the principal underwriter of the Contract and entered into selling agreements with registered broker-dealers to sell the Contract. The offering of the Contract is intended to be continuous. The contract may not have been available for sale in all states.
Please read this document carefully and keep it for your records and for future reference.
This annuity may not be suitable for everyone. This annuity may not be appropriate for people who do not have a long investment time horizon. You will get no additional tax advantage from this annuity if you are investing through a tax-advantaged retirement plan (such as a 401(k) plan or Individual Retirement Account ("IRA")). Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax advisor. This prospectus is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation. If you have questions about this annuity, please ask your agent, broker, advisor, or contact a company representative at the telephone number above.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.
This prospectus is filed with the Securities and Exchange Commission ("SEC"). Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if the information in this prospectus is truthful or complete. Anyone who represents otherwise may be guilty of a criminal offense.
See "Highlights and Risk Factors" on page 3.

NOT INSURED BY FDIC OR ANY FEDERAL GOVERNMENT AGENCY	MAY LOSE VALUE	NOT A DEPOSIT OF OR GUARANTEED BY ANY BANK OR ANY BANK AFFILIATE
PROSPECTUS DATED: MAY 3, 2021

Highlights and Risk Factors
THE ANNUITY CONTRACT
What are the benefits of my annuity?
This Contract is no longer available for purchase.
This annuity is a contract between you and our company. We agreed to make payments to you starting some time in the future. You can invest your money in either a Guaranteed Interest Account or an Access Account during time periods between Guarantee Periods. This annuity includes a death benefit if you die before we start to pay you income from your annuity. You also have choices about how we pay you income from the annuity.
This annuity is:
•Single premium — you bought it with one Premium Payment.
•Fixed — it earns an interest rate that remains constant during the applicable Guarantee Period or if invested in the Access Account.
•Tax-deferred — you generally do not pay taxes on interest earned until you take money out or we start to make Annuity Payouts.
How can the value of my annuity grow?
Your annuity earns tax-deferred interest at a guaranteed, fixed annual interest rate during a then available Guarantee Period. When you bought your annuity, you chose a then available Guarantee Period. The Guarantee Rate varies based on the then available Guarantee Period you choose. Interest compounds daily and is credited daily. As used throughout this prospectus, an "available" Guarantee Period is a guarantee period of a duration that we offer for investment during the relevant time period. Unless specifically provided below, an available Guarantee Period may not be of the same duration offered in the initial Guarantee Period or any subsequent Guarantee Period. We reserve the right to add, delete, modify or otherwise restrict the availability of Guarantee Periods to any or all classes of contract holders.
Within thirty (30) days after the end of each Guarantee Period, you can choose to:
•rollover your Contract Value to another then available Guarantee Period or to the Access Account,
•begin Annuity Payouts, or
•surrender your Contract.
Your Contract Value cannot go down if no surrenders are taken during a Guarantee Period.
BENEFITS
How do I get income from my annuity?
When you applied for your annuity, you chose an annuity commencement date — when you start to get income from your annuity. You also chose how to get income — the payout option.
Your choices now are: (1) Life Annuity, (2) Life Annuity with a Cash Refund, (3) Life Annuity with Payments for a Period Certain, (4) Joint and Last Survivor Life Annuity, (5) Joint and Last Survivor Life Annuity with Payments for a Period Certain, (6) Payments for a Period Certain, and (7) Annuity Proceeds Annuity Option. We may make other Annuity Payout Options available at any time.
You may change both the start date and the payout option up until payout begins. After that, you cannot make any changes.
What happens after I die?
If you die before we start to pay you income from your annuity, we pay the value of your annuity to your beneficiary. If you die after the payouts start, depending on the type of payout you chose, we pay the remaining value in the annuity, if any, to your beneficiary.
RISKS
What are some of the risks?
This annuity has several risks such as:
•  Surrender Charges (see section "The Contract")
•  MVA (see section "The Contract")
•  Your tax liability (see section "Federal Tax Considerations")
•  Our operations (See section "Cybersecurity and Disruptions to Business Operations")
•  Our claims paying ability (see "Investments by Talcott Resolution" in subsection "E. Miscellaneous" in section "The Contract" and see "Risk Factors" in Appendix A)

FEES, EXPENSES AND OTHER CHARGES
What happens if I take out some or all of the money from my annuity?
You cannot take any of the money out of your annuity after the payout begins. Before it begins, you can take out all of your annuity's value (Full Surrender) or part of it (partial surrender). There is a $500 minimum balance required after a partial surrender.
If you make a surrender, you may:
•  have to pay a surrender charge,
•  incur an MVA and
•  have to pay income tax on the amount you take out and, if you surrender before you are age 59½, you may have to pay an income tax penalty.
Here is how the surrender charge is calculated:

Guarantee Period Year	1	2	3	4	5	6-10
• Initial Guarantee Period	6%	6%	5%	4%	3%	2%
• Subsequent Guarantee Period	4%	3%	2%	2%	2%	2%
The MVA is intended to make up certain losses for having to prematurely sell the investments that support your Guarantee Rate. The MVA reflects the interest rates prevailing at the time of your early withdrawal. The MVA may reduce or add to the amount you receive upon surrender as summarized below:

If the interest rate goes:	Then, the amount you receive may:
Down (i)	Increase (h)
Up (h)	Decrease (i)
Exceptions: In some cases, we may waive the surrender charge or the MVA. For example, there is no surrender charge or MVA if we pay the remaining value of your annuity to a beneficiary after your death. See Section 2 for more information.
Do I pay any other fees or charges?
No. There aren't any other fees or charges on this annuity.
TAXES
How will payouts and withdrawals from my annuity be taxed?
This annuity is tax-deferred, which means you do not pay taxes on the interest it earns until the money is paid to you. When you take payouts or make a surrender, you pay ordinary income taxes on the earned interest. You also pay a 10% federal income tax penalty on earnings you withdraw before age 59½.
If your state imposes a premium tax, it will be deducted from the money you receive upon annuitization or surrender.
You can exchange one tax-deferred annuity for another without paying taxes on the earnings when you make the exchange. Before you do, compare the benefits, features and costs of the two annuities. You may pay a surrender charge and MVA if you make the exchange during a Guarantee Period. Also, you may pay a surrender charge if you make withdrawals from the new annuity during the first years you own it.
Does buying an annuity in a retirement plan provide extra tax benefits?
No. Buying an annuity within an IRA, 401(k) or other tax deferred retirement plan does not give you any extra tax benefits. Choose your annuity based on its other features and benefits as well as its risks and costs, not its tax benefits.
OTHER INFORMATION
How do I buy this annuity?
This Contract is no longer available for purchase.
What else do I need to know?
Many states have laws that gave you a set number of days to look at an annuity after you bought it. If you decided during that time that you did not want it, you could have returned the annuity and usually received all your money back.
We paid a commission at the time of sale to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") that your investment professional is associated with. Commission arrangements vary by Financial Intermediary and generally increase based on the length of the Guarantee Period you choose. These arrangements create a potential conflict of interest.
We also pay promotional fees to certain Financial Intermediaries to encourage the sale of this annuity. These additional payments could create an incentive for your Financial Intermediary or investment professional to recommend products that pay them more than others do.

Once you start to receive your payouts, you cannot surrender your annuity.
If you do not choose an annuity payout option, we start payouts on the starting date you chose and continue them for at least ten (10) years.
Ask Questions
When you decided to buy any annuity, you should have considered the following questions, among others:
•Was the annuity purchased primarily to save for retirement or a similar long-term goal?
•Were you willing to take the risk that your Contract Value would go down if you incurred an MVA because you needed your money before the end of a Guarantee Period?
•Did you intend to hold this annuity long enough to avoid paying any surrender charges?
•If you were exchanging one annuity for another one, did the benefits of the exchange outweigh the costs, such as any MVA or surrender charges that you might have had to pay if you withdrew your money before the end of the surrender charge period for the new annuity?
The Contract
Who can buy this Contract?
This Contract is no longer available for purchase.
The Contract is an individual, tax-deferred, modified guaranteed annuity contract designed for retirement planning purposes. Any individual or trust that was able to purchase it, including IRAs adopted according to Section 408 of the Code (known as "Qualified Contracts" as defined by the Code). In addition, individuals and trusts were able to also purchase Contracts that were not part of a tax qualified retirement plan (known as "Non-Qualified Contracts"). If you purchased the Contract for use in an IRA or qualified retirement plan, you should have considered other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or qualified plan already receives tax-deferred treatment under the Code.
How do I purchase a Contract?
This Contract is no longer available for purchase.
When you purchased a Contract you completed and submitted an application or an order request along with your Premium Payment. The minimum Premium Payment was:
•$5,000 — Non-Qualified Contracts; or
•$2,000 — Qualified Contracts.
Prior approval was required for a Premium Payment of $1,000,000 or more.
Contracts were only available for purchase through a Financial Intermediary. An investment professional worked with you to complete and submit an application or an order request form. Part of this process included an assessment whether this annuity was suitable for you. Prior to recommending the purchase or exchange of an annuity, your investment professional made reasonable efforts to obtain certain information about you and your investment needs. This recommendation was independently reviewed by a principal within your Financial Intermediary before the application or order was sent to us. Your Premium Payment was not be invested during this period.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who purchases a Contract. When you purchased a Contract, your Financial Intermediary asked for your name, address, date of birth and other information that will allowed us to identify you. They may also have asked to see your driver's license or other identifying documents.
A Premium Payment must be payable in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered in good order.
Multiple Premium Payments will be permitted only in respect of tax-free exchanges. In these circumstances, Premium Payments will be deposited into an interest-free suspense account until the exchange process is completed.
Neither you nor your Annuitant must have had your 86th birthday on the date that your Contract was issued. If a non-natural person owns the Contract, the Annuitant must not have been older than age 85 as of the Contract issuance date. You had to be of legal age in the state where the Contract was purchased or a guardian must have acted on your behalf.
How is the Premium Payment applied to my Contract?
Your Contract was issued after we received your Premium Payment and your application or order request was in good order. If the application/order request or other information accompanying the Purchase Payment was incomplete when we received it, we held the money in a non-interest bearing account for up to fifteen (15) business days while we tried to obtain complete information. If we could not obtain the information within that time, we returned your Purchase Payment unless you requested us to hold your Purchase Payment until you provided the necessary information. We sent you a confirmation after we applied your Premium Payment.
Can I cancel my Contract after I purchase it?
Yes. If for any reason you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We will not deduct any surrender charge during this time; however, an MVA may apply. We may require additional information, including a signature guarantee, before we can cancel your Contract.
The amount we pay you upon cancellation depends on the requirements of the state where you purchased your Contract, the method of purchase, the type of Contract you purchased and your age.
What is a Guarantee Period?
A Guarantee Period is the length of time you select from time to time for your Guaranteed Interest Account. We declare different annual interest rates for different Guarantee Periods (these rates are called "Guarantee Rates"). Guarantee Rates are fixed for the duration of a Guarantee Period. You can contact us to find out what Guarantee Periods and current Guarantee Rates that we are then offering.
We reserve the right to add, delete or eliminate Guarantee Periods, or offer some or all Guarantee Periods to select distribution channels, or any class of contract holders.
When you purchased your Contract, you chose the length of your Guarantee Period. This was your initial Guarantee Period. Your initial Guarantee Period was used to determine your initial Guarantee Rate.
If you transferred to a new then available Guarantee Period or reach the end of the initial Guarantee Period and allowed this Contract to "rollover" or renew to another Guarantee Period, this is a subsequent Guarantee Period. Any Guarantee Period that is not an initial Guarantee Period is a subsequent Guarantee Period. During a subsequent Guarantee Period, your Contract earns interest at the subsequent Guarantee Rate corresponding to the subsequent Guarantee Period.
We, in our sole discretion, determine the Guarantee Rates credited to each Guarantee Period; provided; however, that Guarantee Rates will never be less than the greater of 1% or the non-forfeiture interest rate applicable in your state. Annual interest credits are determined at the beginning of each Guarantee Period and are compounded daily. We, or our agents, cannot predict nor guarantee our future Guarantee Rates.
Certain Guarantee Periods may not be currently available to different classes of contract holders.
Can I transfer into a different Guarantee Period?
Interim Guarantee Period Transfers
Once each Contract Year, beginning after the first Contract Year, you may transfer from one Guarantee Period to another then available Guarantee Period, provided that the duration of the new Guarantee Period is (i) at least five (5) years or longer (subject to availability), and (ii) does not extend beyond your Annuity Commencement Date (or Option End Date for beneficiary continued contracts).
No surrender charge will be taken for permissible interim Guarantee Period transfers. The surrender charge schedule will reset after transfer and credit will not be given for the time spent in the previous Guarantee Period. An MVA will be applied to your Contract Value at the time of transfer. The amount transferred into the new Guarantee Period is equal to the Contract Value on the date of the transfer after reflecting the MVA.
Post Guarantee Period Transfers
At the end of your Guarantee Period, you currently have the following options:
•Voluntarily or automatically rollover your Contract Value to a subsequent Guarantee Period of the same length of time, if then available;
•Transfer to a Guarantee Period of a different then available duration if any;
•Transfer your Contract Value to the Access Account;
•Begin making Annuity Payouts; or
•Fully surrender your Contract.
Unless we receive written instructions from you selecting a different option, and you meet all other prerequisites, we will automatically roll your Contract Value into a subsequent Guarantee Period of the same length of time. Prerequisites to transferring into a subsequent Guarantee Period are that the subsequent then available Guarantee Period cannot extend beyond your Annuity Commencement Date. We reserve the right to direct reinvestment of Contract Value into the longest then available Guarantee Period duration provided that such renewal Guarantee Period duration does not extend beyond your Annuity Commencement Date. After you transfer from an expired Guarantee Period, your Contract will then receive the Guarantee Rate that we have then established for that new Guarantee Period.

Can I transfer into the Access Account?
Yes. You have the option to elect to transfer all of your Contract Value to the Access Account during certain time periods. This is a short-term account that will earn a fixed annual rate of interest that is compounded daily. We periodically declare new interest rates for the Access Account. Interest rates will never be less than 1%.
You may elect to have your Contract Value transferred into the Access Account prior to the expiration of the Guarantee Period or during the 30-day renewal window following the expiration of a Guarantee Period. Requests made before the expiration of a Guarantee Period will be effective on the next business day after the expiration of the Guarantee Period. Requests made after the expiration of a Guarantee Period will be effective on the Business Day that we receive your request.
You may keep your Contract Value in the Access Account for up to six (6) months during each Guarantee Period transition. Once this time period expires, your Contract Value will be automatically transferred into a new Guarantee Period with a duration equivalent to the shortest of:
•the duration of the Guarantee Period immediately preceding transfer into the Access Account;
•if the same Guarantee Period duration is not available, the Contract will be renewed into the next higher available Guarantee Period; or
•the longest Guarantee Period duration that will expire prior to the Annuity Commencement Date (or Option End Date for beneficiary continued contracts).
We may also transfer your Contract Value out of the Access Account upon spousal Contract continuation, in which event, the preceding Guarantee Period duration selection process will take place.
You may make a Full Surrender from the Access Account or annuitize your Contract without incurring surrender charges or an MVA. Refer to Appendix B for an illustration of the Full Surrender Value when Contract Value is in the Access Account.
You may not take partial surrenders while invested in the Access Account except under the following circumstances:
•required minimum distribution and 72(t)/(q) withdrawal programs, as defined by applicable tax law, that existed in the preceding Guarantee Period will continue uninterrupted upon transfer to the Access Account; or
•new required minimum distribution programs may be set up while in the Access Account, new 72(t)/(q) programs may not.
Participation in systematic withdrawal programs such as the Automatic Income Program where the above circumstances do not apply, will automatically terminate the program upon transfer to the Access Account.
If the Contract Owner or Annuitant dies while the Contract Value is allocated to the Access Account, and we do not receive a payment election as provided in the settlement of Death Benefit provision of the Contract prior to the expiration date of the Access Account, we will automatically establish a renewal Guarantee Period. The effective date of the renewal Guarantee Period will be the transfer date from the Access Account to the renewal Guarantee Period. Unless otherwise specified, the duration of the renewal Guarantee Period will be the same as the Guarantee Period immediately before transferring your Contract Value to the Access Account. This Guarantee Period will remain in effect until the earlier of the settlement of the Death Benefit as provided by the Contract or the Guarantee Period expiration date.
How is the value of my Contract calculated before the Annuity Commencement Date?
We calculate your Contract Value by deducting any applicable premium tax from your Premium Payment, or your rollover or renewed Contract Value if you are in a subsequent Guarantee Period. We then credit your Contract Value on a daily basis with an amount that is equivalent to your Guarantee Period's interest rate on an annual basis and deduct any partial surrenders (including surrender charges and any MVA). Please refer to the example provided in Appendix B for more information.
What other features are available?
You may enroll in the following features (sometimes called a "Program") for no additional fee.
Automatic Income Program
This systematic withdrawal feature allows you to make partial surrenders up to your Annual Free Withdrawal Amount each Contract Year. You can choose the frequency of partial surrenders from:
•monthly
•quarterly
•semiannually
•annually
The minimum surrender is $100. If at the end of a Guaranteed Period you elect to transfer your Contract Value to the Access Account, your enrollment in this Program will automatically discontinue.
Extended Withdrawal Privilege Rider
When the Annuitant reaches age 72, the annual Extended Withdrawal Privilege on the Contract is the greater of:

•the Annual Free Withdrawal Amount; or
•the amount based on multiplying the Contract Value on December 31st of the previous calendar year by a percentage taken from the IRS tables currently in use, less surrenders made during the current Contract Year.
Any surrender greater than either of the two amounts described above will be subject to any applicable surrender charges and an MVA.
Reinstatement
The Owner has the option to request a reinstatement after a surrender (partial or full) upon return of the check with a written letter of instruction to us. Surrender charges from the surrender will be credited back to the Contract Value.
A. Charges and Fees
What happens if I request a surrender before the end of the Guarantee Period?
If you take money out of the Contract before the end of your Guarantee Period, the following charges may apply:
Surrender Charges
Surrender charges cover some of the expenses relating to the sale and distribution of the Contract, including commissions paid to Financial Intermediaries and the cost of preparing sales literature and other promotional activities.
Except as discussed below, we assess a surrender charge when you request a full or partial surrender. Surrender charges vary according to the following schedule (subject to state variations).

Guarantee	Surrender Charge
Period Year(1)	Initial Guarantee Period	Subsequent Guarantee Period
1	6%	4%
2	6%	3%
3	5%	2%
4	4%	2%
5	3%	2%
6-10	2%	2%
When you request a surrender, we deduct the dollar amount you request from your Contract Value. Then we subtract the Annual Free Withdrawal Amount from funds then assigned to a Guarantee Period. This difference is then the amount subject to a surrender charge. We then determine the appropriate percentage of surrender charge to be deducted by reference to the applicable Surrender Charge Period. We deduct the surrender charge from the amount to be surrendered, and, provided there is no MVA, pay you that amount. Surrender charges are applied prior to assessing an MVA.
The following situations are NOT subject to a surrender charge:
•Surrenders made at the end of a Guarantee Period or within the first 30 days after electing a subsequent Guarantee Period;
•Partial surrender of not more than the Annual Free Withdrawal Amount;
•Upon death of the Annuitant, joint Owner or Owner;
•Admission to a nursing facility after satisfying certain conditions discussed below;
•Upon annuitization of your Contract (Annuity Commencement Date);
•Permissible duration exchanges;
•Upon cancellation during the right to examine period;
•Full Surrenders when Contract Value is invested in the Access Account; and/or
•Required Minimum Distributions from IRAs.
We will waive any surrender charge applicable to a partial or full Surrender if you, the joint owner or the Annuitant, is confined, at the recommendation of a physician for medically necessary reasons, for at least 180 calendar days to a:
(a)  hospital recognized as a general hospital by the proper authority of the state in which it is located;
(b)  hospital recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals;
(c)  facility certified by Medicare as a hospital or long-term care facility; or
(d)  nursing home licensed by the state in which it is located and offers the services of a registered nurse 24 hours a day.

__________
(1)  A Guarantee Period Year is measured from the Contract issue date, renewal date or Guarantee Period transfer date, as applicable to the surrender date. The surrender charge schedule will reset at each Guarantee Period renewal or transfer.

For the waiver to apply, you must:
(a)  have owned the Contract continuously since it was issued;
(b)  provide written proof of confinement satisfactory to us; and
(c)  request the surrender within 91 calendar days of the last day of confinement.
This waiver is not available if you, the joint Owner or the Annuitant is confined to any of the foregoing facilities when you purchased the Contract. An MVA may still be applicable. This waiver may not be available in all states.
Market Value Adjustment
The MVA is designed to compensate us for potential lost investment opportunities associated with premature surrenders. We assume that you will keep your Premium Payments invested for the duration of the Guarantee Period selected. We invest in various fixed income investments and hedging strategies to support Guarantee Rates. We may lose money if we are required to prematurely liquidate these investments at a discount. The MVA formula is intended to neutrally assess the charge you must pay to make up for certain losses. There is no minimum percentage of Contract Value that is exempt from an MVA. In the event that you make a surrender at a time when interest rates have declined, you may receive the benefit of positive market action. On the other hand, we could realize a loss when we sell the investments that support Guarantee Rates. In that situation, the MVA formula may result in a negative adjustment to your surrender.
The formula that will be used to determine the MVA is [(1 + i)/(1 + j)]n/12, where,
i =  The U.S. Constant Maturity Treasury(2) rate (expressed as a decimal, e.g., 1% = .01) with maturity years equal to the length of the then current Guarantee Period plus the HCRCIIa Composite Option Adjusted Spread Index(3) rate as of three business days prior to the Guarantee Period effective date;
j =  The U.S. Constant Maturity Treasury(2) rate (expressed as a decimal, e.g., 1% = .01) with maturity years equal to the remainder of the then current Guarantee Period (this will be interpolated as necessary) plus the HCRCIIa Composite Option Adjusted Spread Index(3) rate as of three business days prior to the date the MVA is applied; and
n = The number of complete months from the surrender date to the end of the then current Guarantee Period.
In the event that any index (or sub-indices) or rate is no longer available, we will use a substantially similar index (or sub-indices) or rate for determining the MVA. If a discontinued index or rate is not available for a Guarantee Period Renewal, we will use a substantially similar index (or sub-indices) or rate, as applicable. We will notify you of any changes in the availability of the index or rate, and the applicable substitute we will use. You may contact us for more information regarding the data used in the MVA formula.
CRC Select II is not sponsored, endorsed, sold or promoted by Barclays Capital. Barclays Capital makes no representation or warranty, express or implied, to the owners of CRC Select II or any member of the public regarding the advisability of investing in securities generally or in CRC Select II particularly or the ability of the Barclays Capital Indices, including without limitation, the HCRCIIa Option Adjusted Spread Index, to track general bond market performance. Barclays Capital's only relationship to Talcott Resolution is the licensing of the HCRCIIa Option Adjusted Spread Index which is determined, composed and calculated by Barclays Capital without regard to Talcott Resolution or CRC Select II. Barclays Capital has no obligation to take the needs of Taclott Resolution or the owners of CRC Select II into consideration in determining, composing or calculating the HCRCIIa Option Adjusted Spread Index. Barclays Capital is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of CRC Select II to be issued or in the determination or calculation of the equation by which CRC Select II is to be converted into cash. Barclays Capital has no obligation or liability in connection with the administration, marketing or trading of CRC Select II. Barclays Capital and the Barclays Capital Indices are trademarks of Barclays Capital Inc.
BARCLAYS CAPITAL DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE BARCLAYS CAPITAL INDICES, OR ANY DATA INCLUDED THEREIN, OR OTHERWISE OBTAINED BY US, OWNERS OF CRC SELECT II, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BARCLAYS CAPITAL INDICES, INCLUDING WITHOUT LIMITATION, THE HCRCIIA OPTION ADJUSTED SPREAD INDEX, IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. BARCLAYS CAPITAL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDICES, INCLUDING WITHOUT LIMITATION, THE HCRCIIA OPTION ADJUSTED SPREAD INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE
_________________
(2)  "Constant Maturity Treasury" rates are yields interpolated by the U.S. Department of the Treasury from the daily yield curve. This curve, which relates the yield on a security to its time to maturity is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market.

These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank and are available at http://www.federalreserve.gov.
(3)  The HCRCIIa Composite Option Adjusted Spread Index is a customized composite index based on the option adjusted spreads of eight indices produced by Barclays Capital Inc. from time to time. These indices consist of: U.S. Corporate Investment Grade: Industrial - Intermediate, U.S. Corporate Investment Grade: Industrial - Utility - Intermediate, U.S. Corporate Investment Grade: Industrial - Financial Institutions - Intermediate, U.S. Asset Backed Securities (Fixed), U.S. CMBS Investment Grade, U.S. Securitized: MBS: Agency MBS, U.S. Corporate High Yield Intermediate and U.S Government Intermediate. We may change the relative weightings and sub-indices from time to time on a prospective basis; provided, however, the allocations established at initiation of a Guarantee Period will remain in effect until maturity of such Guarantee Period.

FOREGOING, IN NO EVENT SHALL BARCLAYS CAPITAL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
Refer to Appendix B for illustrations of the MVA.
MVAs and surrender charges can cause the amount you would receive upon a Full Surrender to be less than your original Premium Payment.
We will apply an MVA unless you:
•transfer to a new Guarantee Period at the end of your current Guarantee Period;
•transfer to the Access Account;
•request distributions due to death;
•have a Required Minimum Distribution from an IRA;
•request a partial surrender of not more than the Annual Free Withdrawal Amount; or
•annuitize your Contract (Annuity Commencement Date) on a date that coincides with the end of a Guarantee Period.
Premium Taxes
A deduction is also made for premium taxes, if any, imposed on us by a state, municipality, or other governmental entity. The tax, currently ranging from 0% to 3.5%, is assessed at the time purchase payments are made or when annuity payments begin. We will pay premium taxes at the time imposed under applicable law. We, in our sole discretion, may deduct premium taxes at the time we pay such taxes to the applicable taxing authorities, upon surrender, or when annuity payments commence.
Other Charges
We may offer reduced fees and charges for certain Contracts that may result in decreased costs and expenses.
B. Surrenders
Are there any restrictions on partial surrenders?
Yes. If you request a partial surrender before we begin to make Annuity Payouts, there are two restrictions:
•The amount you want to surrender must be at least equal to $500 — our current minimum for partial surrenders, and
•The Contract must equal or exceed the Minimum Contract Value after the surrender.
The above restrictions do not apply to the Annual Free Withdrawal Amount.
We reserve the right to terminate your Contract and pay you the Contract Value minus any applicable charges or adjustments if your Contract Value is under the Minimum Contract Value after the surrender.
How do I request a surrender?
Requests for surrenders must be in writing. To request a full or partial surrender, complete a surrender form or send us a letter, signed by you, stating:
•the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges;
•your tax withholding amount or percentage, if any; and
•your mailing address.
If there are joint Owners, both must authorize all surrenders.
We may defer payment of any partial or Full Surrender for a period not exceeding six months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less. If we defer payment more than 30 days, we will pay interest per annum of at least the statutory required minimum interest rate then in effect on the amount deferred.

What tax consequences are associated with surrenders?
Prior to age 59½ — If you make a surrender prior to age 59½, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the surrender payment. Surrendering before age 59½ may also affect the continuing tax-qualified status of some Contracts.
More than one Contract issued in the same calendar year — If you own more than one Contract issued by us or our affiliates in the same calendar year, then these Contracts may be treated as one Contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date.
C. Death Benefit
What is the Death Benefit and how is it calculated?
Before we begin to make Annuity Payouts, we will pay a Death Benefit upon the death of the Owner, joint Owner or Annuitant, provided there is no surviving Contingent Annuitant. The Death Benefit is calculated as of the date we receive a certified death certificate or other legal document acceptable to us at our Administrative Office. The Death Benefit we pay is equal to the Contract Value on the date we receive the requisite documents.
How is the Death Benefit paid?
The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. An Owner may designate the manner in which the Beneficiary will receive the Death Benefit. The Death Benefit amount remains invested until complete settlement instructions are received from each Beneficiary. On the date we receive complete instructions from the Beneficiary, we will compute the Death Benefit amount to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive complete instructions on a non-Valuation Day, computations will take place on the next Valuation Day.
Unless we are otherwise instructed, we may in our discretion, issue the Beneficiary a draft book if your Beneficiary elects to receive the Death Benefit amount as a lump sum payment. The Beneficiary can write one draft for total payment of the Death Benefit, or write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. For federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment. Interest will be taxable to the Beneficiary in the tax year that it is credited. We may issue a check to the Beneficiary if the Beneficiary resides, or the Contract was purchased, in a state that imposes restrictions on this method of payment.
The Beneficiary may elect under the Annuity Proceeds Settlement Option "Death Benefit Remaining with the Company" to leave proceeds from the Death Benefit invested with us for up to five (5) years from the date of death if death occurred before the Annuity Commencement Date. The Beneficiary can take surrenders without paying surrender charges.
We reserve the right to inform the IRS in the event that we believe that any Beneficiary has intentionally delayed delivering proper proof of death in order to circumvent applicable Code proceeds payment duties. We shall endeavor to fully discharge the last instructions from the Owner wherever possible or practical.
The Beneficiary of a non-qualified Contract or IRA may also elect the Single Life Expectancy Only option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA. For details on specific limitations pertaining to IRAs and other Tax-Qualified contracts please see "Federal Tax Considerations" Section I “Information Regarding Tax-Qualified Retirement Plans.”
Required Distributions — if the Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five (5) years after death. The Beneficiary can choose any Annuity Payout Option that results in complete Annuity Payout within five (5) years.
If the Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option with a payout upon Death Benefit, any remaining value must be distributed at least as rapidly as under the Annuity Payout Option being used as of the Owner's death.
If the Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Owner.
Additional limitations and requirements for distributions apply to Tax Qualified contracts. Please see "Federal Tax Considerations" Section I “Information Regarding Tax-Qualified Retirement Plans.”
What should the Beneficiary consider?
Alternatives to the Required Distributions — the selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one (1) year of the date of death.

If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.
Spousal contract continuation — if the Owner dies, the Owner's spouse (if allowed under applicable federal tax law), if named as sole Beneficiary, may elect to continue the Contract as the new Owner. This spousal continuation is available only once for each Contract. The spouse may alternatively elect to receive the Death Benefit in one lump sum payment or have the Death Benefit paid under one of the Annuity Payout Options.
In the event of the death of the Owner when there is no joint Owner, the Annuitant (Contingent Annuitant if applicable) is alive and the spouse is the sole beneficiary, unless the spouse elects to be paid through another death benefit option, the Contract will continue with the spouse as the Owner and all rights of the original Owner shall become the spouse's.
Death Benefit while in the Access Account — if the Contract Owner or Annuitant dies while the Contract Value is allocated to the Access Account, and we do not receive a payment election as provided in the Settlement of Death Benefit provision of the Contract prior to the expiration date of the Access Account, we will automatically establish a renewal Guarantee Period. The renewal will be effective as of the date of transfer from the prior Guarantee Period Access Account expiration date, and will be established using the same duration, allocation and account(s), as applicable, previously selected by the Contract Owner associated with the prior Guarantee Period. This will remain in effect until the earlier of the Settlement of the Death Benefit as provided by the Contract or the Guarantee Period Expiration Date.
Who will receive the Death Benefit?
The distribution of the Death Benefit is based on whether death is before, on or after the Annuity Commencement Date. The following tables describe common scenarios. Under certain circumstances; however, a Death Benefit may not be payable.
If death occurs before the Annuity Commencement Date:

If the deceased is the . . .	and . . .	and . . .	then the . . .
Owner	There is a surviving joint Owner	The Annuitant is living or deceased	Joint Owner receives the Death Benefit.
Owner	There is no surviving joint Owner	The Annuitant is living or deceased	Designated Beneficiary receives the Death Benefit.
Owner	There is no surviving joint Owner or surviving Beneficiary	The Annuitant is living or deceased	Owner's estate receives the Death Benefit.
Annuitant	The Annuitant is also the Owner	There is no named Contingent Annuitant or there is no Contingent Annuitant	Designated Beneficiary receives the Death Benefit.
Annuitant	The Owner is living	There is no named Contingent Annuitant	The Owner is presumed to be the Contingent Annuitant and the Contract continues. The Owner may waive this presumption and receive the Death Benefit.
Annuitant	The Owner is living	The Contingent Annuitant is living	Contingent Annuitant becomes the Annuitant, the designated Beneficiary remains the Beneficiary and the Contract continues.
If death occurs on or after the Annuity Commencement Date:

If the deceased is the . . .	and . . .	then the . . .
Owner	The Annuitant is living	Designated Beneficiary becomes the Owner and Payments continue.
Annuitant	The Owner is living	Owner receives the Death Benefit.
Annuitant	The Annuitant is also the Owner	Designated Beneficiary receives the Death Benefit.

D. Annuity Payouts
1. When do you want Annuity Payouts to begin?
You select an Annuity Commencement Date when you purchase your Contract or at any time before we begin making Annuity Payouts. You may change the Annuity Commencement Date by notifying us before we begin to make Annuity Payouts.
The Annuity Commencement Date cannot be deferred beyond the end of the Guarantee Period immediately following the Annuitant's 90th birthday or the end of the Guarantee Period immediately following the end of the 10th Contract Year, whichever is later. You may elect a later date to begin receiving payments, subject to the laws and regulations then in effect, your broker-dealer's protocols, if any and our prior approval. Unless you elect an Annuity Payout Option before the Annuity Commencement Date, we will begin to make Annuity Payouts under the Life Annuity with a 10-Year Period Certain Annuity Payout Option.
If the Annuity Commencement Date does not coincide with the end of a Guarantee Period, an MVA will apply. In that case, we will determine the amount available for Annuity Payouts by taking your Contract Value, deducting any applicable premium taxes and then multiplying that amount by the MVA. No MVA will apply if the Annuity Commencement Date coincides with the end of your Guarantee Period.
If you rollover into a subsequent Guarantee Period or transfer to a Guarantee Period of a different duration, you cannot rollover or transfer into a Guarantee Period with a duration that will take you past your Annuity Commencement Date. For example, if you elected to begin Annuity Payouts on your Annuitant's 90th birthday and your Annuitant is 87 years old, you would not be able to rollover or transfer into a new Guarantee Period with a duration longer than three (3) years unless you extended your Annuity Commencement Date.
All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date.
2. Which Annuity Payout Option do you want to use?
Your Contract contains the Annuity Payout Options described below. We may at times offer other Annuity Payout Options. Once Annuity Payouts begin, you cannot change the Annuity Payout Option.
Life Annuity — We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first Payout, two Annuity Payouts if the Annuitant dies after the second Payout, and so forth.
Life Annuity with a Cash Refund — We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. At the death of the Annuitant, if the Contract Value on the Annuity Commencement Date minus any premium tax is greater than the sum of all Annuity Payouts already made, any difference will be paid to the Beneficiary.
Life Annuity with Payments for a Period Certain — We make Annuity Payouts during the lifetime of the Annuitant but Annuity Payouts are at least guaranteed for a period of time you select between five (5) years and 100 years minus the age of the Annuitant. If, at the death of the Annuitant, Annuity Payouts have been made for less than the minimum elected number of years, then the Beneficiary may elect to (a) continue Annuity Payouts for the remainder of the minimum elected number of years or (b) receive the commuted value in one sum. If the Contract is a qualified contract, the annuity payments may need to be modified after the death of the individual or designated beneficiary, as necessary to comply with IRS rules and regulations.
Joint and Last Survivor Life Annuity — We will make Annuity Payouts as long as either the Annuitant or Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the other Annuitant until that second Annuitant dies. When choosing this option, you must decide what will happen to the Annuity Payouts after the first Annuitant dies. You must select Annuity Payouts that:
•Remain the same at 100%, or
•Decrease to 66.67%, or
•Decrease to 50%.
The percentages represent actual dollar amounts. The percentage will also affect the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.
Joint and Last Survivor Life Annuity with Payments for a Period Certain — We make Annuity Payouts for so long as either the Annuitant or Joint Annuitant is living, but Annuity Payouts are at least guaranteed for a period of time you select between five (5) years and 100 years minus the age of the Annuitant. If at the death of the last surviving Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary or the Beneficiary can elect to receive the present value of the remaining payments in one sum. If the Contract is a qualified contract, the annuity payments may need to be modified after the death of the individual or designated beneficiary, as necessary to comply with IRS rules and regulations. To calculate the present value we will use an interest rate determined in our discretion. When choosing this option, you must decide what will happen to the Annuity Payments after the first Annuitant dies. You must select Annuity Payouts that:
•Remain the same at 100%, or
•Decrease to 66.67%, or
•Decrease to 50%.
The percentages reflect actual dollar amounts. The percentage will also affect the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.
Payments For a Period Certain — We will make Annuity Payouts for the number of years that you select. During the first Contract Year, you can select any period between ten (10) years and 100 years minus the Annuitant's age. After the first Contract Year, you can select any period between five (5) and 100 years minus the Annuitant's age. If, at the death of the Annuitant, Annuity Payouts have been made for less than the period certain, then the Beneficiary may elect to (a) continue Annuity Payouts for the remainder of the minimum elected number of years or (b) receive the commuted value in one sum. If the Contract is a qualified contract, the annuity payments may need to be modified after the death of the individual or designated beneficiary, as necessary to comply with IRS rules and regulations.
•You cannot surrender your Contract once Annuity Payouts begin.
•Qualified Contracts — if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.
•Automatic Annuity Payments — if you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain.
Annuity Proceeds Annuity Option — Amounts otherwise payable as a death benefit left in the Contract for a period not to exceed five (5) years from the date of any Contract Owner or Annuitant's death prior to the Annuity Commencement Date will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five (5) year period, the beneficiary may elect a new Guarantee Period with a duration closest to, but not to exceed the time remaining in the period of five (5) years from the date of the Contract Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of any surrender; however, the remaining value will equal the death benefit, minus any Gross Surrender Values, plus any interest earned.
3. How often do you want the Payee to receive Annuity Payouts?
In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:
•monthly
•quarterly
•semiannually
•annually
Once you select a frequency, it cannot be changed after the Annuity Commencement Date. If you do not make a selection, the Payee will receive monthly Annuity Payouts. The first payment must be at least equal to the minimum payment amount according to our rules then in effect. If at any time, payments become less than the minimum payment amount, we have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, we may make an alternative arrangement with you.
4. How are Annuity Payouts calculated?
The Tables in the Contract provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the Annuity Payout Options. Under the Life Annuity, Life Annuity with Cash Refund and Life Annuity with Payments for a Period Certain, the amount of each Annuity Payout will depend upon the age and gender of the Annuitant at the time the first Annuity Payout is due. Under the Joint and Last Survivor Life Annuity and Joint and Last Survivor Life Annuity with Payments for a Period Certain, the amount of the first Annuity Payout will depend upon the gender of both Annuitants and their ages at the time the Annuity Payout is due.
Gender will not be used to determine the amount of the Annuity Payouts if the Contract is issued to qualify under certain sections of the Code. If gender is used to determine the amount of Annuity Payouts, the Annuity tables in the Contract will provide guaranteed minimum rates of payment for male Annuitants and female Annuitants.
The fixed payment Annuity tables for the Annuity Payout Options, except for Payments for a Period Certain Annuity Payout Option are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and an interest rate of 2.5%. The table for the Payments for a Period Certain Annuity Payout Option is based on an interest rate of 2.5% per annum.

The Annuity tables for the Annuity Payout Options, except for Payments for a Period Certain Annuity Payout Option are age dependent. The amount of the first payment will be based on an age a specified number of years younger than the Annuitant's then attained age. The age setback is as follows:

Date of First Payment	Age Setback
2009 - 2014	2 years
2015 - 2019	3 years
2020 - 2029	4 years
2030 - 2039	5 years
2040 or later	6 years

E. Miscellaneous
1. Definitions
The following terms are capitalized throughout this prospectus.
Access Account — An account where the Contract Value may be temporarily invested at the end of any Guaranteed Period.
Administrative Office: Effective July 1, 2021, our overnight mailing address will be changed from Talcott Resolution - Annuity Service Operations, 1338 Indian Mound Drive, Mt. Sterling, KY 40353 ("Sterling Address") to Talcott Resolution - Annuity Service Operations, 6716 Grade Lane, Building 9, Louisville, KY 40213 ("Louisville Address") Any overnight mail received from July 1, 2021 through September 30, 2021 will be forwarded to our new Louisville Address. Overnight mail received at the Sterling Address after September 30, 2021, will not be processed and will be returned to sender. Our standard mailing address is Talcott Resolution - Annuity Service Operations, PO Box 14293, Lexington, KY 40512-4293.
Annuitant — The person on whose life this Contract is issued.
Annuity Commencement Date — The date we start to make Annuity Payouts.
Annual Free Withdrawal Amount — This amount equals any interest credited to the Contract Value during the 12 months prior to the Surrender Date that was not previously withdrawn.
Beneficiary — The person(s) entitled to receive benefits pursuant to the Contract following the death of the Owner(s) or Annuitant, as applicable.
Business or Valuation Day — Any day that we, and for so long as, the New York Stock Exchange is open.
Code — The Internal Revenue Code of 1986, as amended.
Contingent Annuitant — The person you may designate to become the Annuitant if the Annuitant dies prior to the Annuity Commencement Date.
Contract — The individual annuity contract and any endorsements or riders. The terms "Contract" and "annuity" are used synonymously throughout this prospectus.
Contract Anniversary — The annual anniversary of the date that a Contract is issued. If the Contract Anniversary Date falls on a non-Business Day, then the Contract Anniversary will be the preceding Business Day.
Contract Value — The sum of your Premium Payment and all interest earned minus any Full or Partial Surrenders (including applicable Surrender Charges, premium taxes and MVAs previously applied).
Contract Year — The twelve (12) month period between Contract Anniversaries, beginning on the date that the Contract is issued.
Death Benefit — The amount that we will pay upon the death of the Owner(s) or the Annuitant, as applicable.
Full Surrender — The full liquidation of your Contract upon which you will receive the net Surrender Value.
Gross Surrender Value — The amount deducted from your Contract Value (including applicable Surrender Charges, Premium Taxes and MVA).
Guaranteed Interest Account or Account — During the initial Guarantee Period and any subsequent Guarantee Periods, the Contract Value is allocated to this account and earns interest that is guaranteed at a rate that we determine for such Guarantee Period duration as then offered by us. This account is not part of any separate account of the Company. Instead, it is a notional account for purposes of tracking the values in your Contract.
Guarantee Rate: The then current interest rate for available Guarantee Periods quoted by us from time to time.
Guarantee Period(s) — The period offered by us and elected by you for which either an initial or renewal interest rate will be credited.

Joint Annuitant — The person on whose life Annuity Payouts are based if the Annuitant dies after the Annuity Calculation Date. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.
Market Value Adjustment (MVA) — A positive or negative adjustment applied in the determination of your Gross Surrender Value after the Annual Free Withdrawal Amount is taken into consideration, if applicable, and after Surrender Charges are deducted, if applicable.
Minimum Contract Value — The lowest Contract Value needed to sustain a Contract.
Net Surrender Value — The amount payable upon a partial or Full Surrender or commutations after any applicable Surrender Charges, Premium Taxes and MVA have been applied.
Owner or you — The owner or holder of this Contract.
Talcott Resolution, we, us or our — Talcott Resolution Life Insurance Company.
2. Ownership Changes
We reserve the right to approve all ownership changes, including any assignment of your Contract (or any benefits) to others or the pledging of your Contract as collateral.
3. Assignment
A non-qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a non-qualified Contract may require the payment of income taxes and certain penalty taxes. A qualified Contract may not be transferred or otherwise assigned (whether directly or used as collateral for a loan), unless allowed by applicable law and approved by us in writing. We can withhold our consent for any reason. We are not obligated to process any request for approval within any particular time frame. Please consult a qualified tax adviser before assigning your Contract.
4. Speculative Investing — Do not purchase this Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme. By purchasing this Contract you represent and warrant that you are not using this product, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.
5. Amendment of Contracts
We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required in order to conform the Contract to applicable law. No modification will affect the method by which Contract Values are determined. We will notify you in writing of any Contract amendments.
6. State Variations
Your Contract may be subject to variations required by various State insurance departments. Variations are subject to change without notice.
California, Connecticut and New Jersey — In addition to a surviving spouse who is the designated beneficiary, contract continuation is available for a designated beneficiary who is a registered domestic partner or civil union partner pursuant to, or otherwise recognized by, state law, subject to the provisions of section 72(s)(3) of the Internal Revenue Code. In the event the designated beneficiary seeks to continue the contract, and the designated beneficiary is not treated as the "holder" under section 72(s)(3) of the Internal Revenue Code (which is the case under current federal law for a civil union or domestic partner), the distribution requirements of Internal Revenue Code section 72(s)(1) and (2) (which require distributions to begin within five (5) years of the death of holder or at least as rapidly as the distribution method previously commenced by the holder) shall apply. Contract continuation may be elected once with respect to this contract.
Florida — The Annuity Commencement Date may be changed by you to a date not earlier than one (1) year after the Contract issue date and not beyond the end of the Guarantee Period immediately following the later of the Annuitant's 90th birthday or the 10th Contract Year unless the Contract Owner elects a later Annuity Commencement Date in writing, subject to laws and regulations then in effect and our approval. If the Annuity Commencement Date does not coincide with the end of a Guarantee Period, we will apply your Contract Value, less any applicable premium taxes, to purchase the modal income payments under the Life Annuity Payout Option without applying an MVA. If the Annuity Commencement Date coincides with the end of any Guarantee Period, no MVA will be applied in the determination of the monthly income payments for any of the Annuity Options. No Surrender Charge will be applied upon annuitization at any time. We may offer additional Annuity Options in addition to those described above.
The contingent deferred sales charge schedule is as follows:

Guarantee Period Year	Initial Guarantee Period	Subsequent Guarantee Period
1	6%	4%
2	6%	3%
3	5%	2%
4	4%	2%
5	3%	2%
6	2%	2%
7	2%	2%
8	2%	2%
9	1%	1%
10	0%	0%
Maryland — No full or partial surrenders at the end of a Guarantee Period shall be subject to a Surrender Charge or MVA for Charitable Remainder Trusts only.
Massachusetts — Nursing home waiver of surrender charge rider is not permitted.
New York — The contingent deferred sales charge schedule is as follows:

		Subsequent Guarantee Period
Guarantee Period Year	Initial Guarantee Period	Five years or longer	Four years or less
1	7%	5%	4%
2	6%	4%	3%
3	5%	3%	2%
4	4%	2%	1%
5	3%	1%	0%
6	2%	0%	0%
7	1%	0%	0%
8	0%	0%	0%
9	0%	0%	0%
10	0%	0%	0%
Pennsylvania — The eligible confinement requirement under the nursing home sales charge waiver is reduced from 180 to 90 days.
7. The Company
Talcott Resolution (formerly Hartford Life Insurance Company) is a stock life insurance company. Talcott Resolution is authorized to do business in all states of the United States and the District of Columbia. Talcott Resolution was originally incorporated under the laws of Massachusetts on June 5, 1902, and subsequently redomiciled to Connecticut. Our corporate offices are located at 1 Griffin Road North, Windsor, Connecticut 06095. For additional information about Talcott Resolution, please see Appendix A.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
8. Investments by Talcott Resolution
Our assets must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate and commercial mortgages, real estate and certain other investments.
Contract reserves will be accounted for in a non-unitized, non-insulated separate account. Separate account assets may be commingled with investments from other modified guaranty annuity contracts. Owners have no priority claims on assets accounted for in this separate account. All our assets, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet our general obligations. Subject to state insurance department approvals, we may transfer assets between the separate account and our general account from time to time.
In establishing Guarantee Rates, we intend to take into account the yields available on the instruments in which we intend to invest the proceeds from the Contracts. Our investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade (or comparable investment quality) debt instruments having durations tending to match the applicable Guarantee Periods. The foregoing notwithstanding, we may also invest in other securities; including but not limited to, U.S. Treasury obligations, U.S. Government agency and instrumentality obligations, mortgage-backed securities and high-yield (junk) bonds. We are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by applicable law. The investment strategy applied to separate account investments from these contracts may not necessarily be consistent with investment strategies applied with respect to investments from other modified guaranty annuity contract investments held within this separate account.
Assets and reserves associated with the Access Account will be held in our General Account. Owners have no priority claims on assets accounted for in this account. All our assets are available to meet the guarantees under the Contracts and are available to meet our general obligations.
9. Experts
The consolidated financial statements and the related financial statement schedules included in this Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements and financial statement schedules are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
10. How Contracts are sold
This Contract is no longer available for purchase.
We have entered into a distribution agreement with our affiliate TDC under which TDC serves as the principal underwriter for the Contracts. TDC is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA). The principal business address of TDC is the same as ours.
TDC has entered into selling agreements with affiliated and unaffiliated broker-dealers, and financial institutions ("Financial Intermediaries") for the sale of the Contracts. We pay compensation to TDC for sales of the Contracts by Financial Intermediaries. TDC, in its role as principal underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2020. Contracts were sold by individuals who were appointed by us as insurance agents and who were investment professionals of Financial Intermediaries.
Financial Intermediaries receive commissions. Certain selected Financial Intermediaries also receive additional compensation. All or a portion of the payments we make to Financial Intermediaries may be passed on to investment professionals according to Financial Intermediaries' internal compensation practices.
Up front commissions paid to Financial Intermediaries generally range from 0.25% to up to 3% of each Purchase Payment depending on the length of the initial Guarantee Period selected.
Commission arrangements may vary from one Financial Intermediary to another. Under certain circumstances, your investment professional may be required to return all or a portion of the commissions paid.
11. Telephone Transfers
You may transfer your Contract Value to the Access Account or effect a variety of financial transactions by telephone. We will use reasonable procedures to confirm that your instructions are genuine. We require verification of account information and will record telephone instructions on tape. You will receive written confirmation of all financial transactions.
We may be liable for following unauthorized instructions if we fail to follow our established security procedures. However, you will bear the risk of a loss resulting from instructions entered by an unauthorized third party that we reasonably believe to be genuine.
We may modify or terminate these privileges at any time. You may find it difficult to exercise these privileges during times of extreme market volatility or due to circumstances beyond our control. We are not responsible for lost investment opportunities associated with your failure to transact business with us through the Internet, Interactive Voice Response or over the telephone.
Legal Opinion
Lisa Proch, General Counsel for Talcott Resolution has passed upon the validity of the interests in the Contracts described in this prospectus.
Cybersecurity and Disruptions to Business Operations
We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, intermediary and other affiliated or third-party service provider may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
We are also exposed to risks related to natural and man-made disasters, including public health crises (such as COVID-19), terrorist acts, and other severe events that could adversely affect our ability to conduct our business operations. While we have adopted a business continuity plan and taken precautions, we cannot assure you that such events will not result in short- or long-term interruptions to our business operations, particularly if such events affect our computer systems or result in a significant number of our employees becoming unavailable. Interruptions to our business operations may interfere with our ability to effectively administer the Contract, including our ability to process orders and calculate Contract Value. Our third-party service providers and other third-parties related to our business (such as financial intermediaries or, in the case of our variable products, underlying funds) are subject to similar risks, risks of political instability, and disruptions to their business operations may cause interruptions to our own business operations. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of Contract-related transactions, including orders from Contract owners.
Status Pursuant to Securities Exchange Act of 1934
Talcott Resolution relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.
Federal Tax Considerations
A. Introduction
The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Code, Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trusts or estates that are subject to United States federal income tax, regardless of the source of their income. See "Non-Resident Aliens and Foreign Entities" below regarding annuity purchases by, or payments to, non-U.S. persons.
We have prepared this summary after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.
In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.
As used in the following sections addressing "Federal Tax Considerations," the term "spouse" means the person to whom you are legally married, as determined under federal tax law. This may include opposite or same-sex spouses, but does not include those in domestic partnerships or civil unions which are not recognized as married for federal tax purposes. You are encouraged to consult with an accountant, lawyer or other qualified tax advisor about your own situation.
The federal, as well as state and local, tax laws and regulations require us to report certain transactions with respect to your Contract (such as an exchange of or a distribution from the Contract) to the IRS and state and local tax authorities, and generally to provide you with a copy of what was reported. This copy is not intended to supplant your own records. It is your responsibility to ensure that what you report to the IRS and other relevant taxing authorities on your income tax returns is accurate based on your books and records. You should review whatever is reported to the taxing authorities by us against your own records, and in consultation with your own tax advisor, and should notify us if you find any discrepancies in case corrections have to be made.
THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.
B. Taxation of Talcott Resolution
We are taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. We will own the assets underlying the Contracts. The income earned on such assets will be our income.
C. Taxation of Annuities - General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans
Section 72 of the Code governs the taxation of annuities in general.
1.  Non-Natural Persons as Owners
Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural owner is generally required to currently include in gross income for each taxable year the excess of (a) the sum of the net surrender value of the contract as of the end of the taxable year plus all distributions under the contract received during the taxable year or any prior taxable year, over (b) the sum of the amount of net premiums under the contract for the taxable year and prior taxable years and amounts includible in gross income for prior taxable years with respect to such contract under Section 72(u). However, Section 72(u) does not apply to:
•A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person);
•A contract acquired by the estate of a decedent by reason of such decedent's death;
•Certain contracts acquired with respect to tax-qualified retirement arrangements;
•Certain contracts held in structured settlement arrangements that may qualify under Code Section 130; or
•A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.
A non-natural owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.
Pursuant to Code Section 72(s), if the owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.
For tax years beginning after December 31, 2012, estates and trusts with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon the amount of the estate or trust's adjusted gross income for the taxable year.
2.  Other Owners (Natural Persons).
An owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.
The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts, which were purchased prior to August 14, 1982. For tax years beginning after December 31, 2012, individuals with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon exceeding of certain income thresholds.

a.  Distributions Prior to the Annuity Commencement Date.
i.      Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.
ii.      To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract".
iii.      Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."
iv.      The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.
v.      In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.
b.  Distributions after Annuity Commencement Date.
Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").
i.      When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.
ii.      If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the Contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.
iii.      Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).
c.  Aggregation of Two or More Annuity Contracts.
Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.
d.  10% Penalty Tax - Applicable to Certain Withdrawals and Annuity Payments.
i.  If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.
ii.  The 10% penalty tax will not apply to the following distributions:

1.  Distributions made on or after the date the taxpayer has attained the age of 59½.
2.  Distributions made on or after the death of the holder or, where the holder is not an individual, the death of the primary annuitant.
3.  Distributions attributable to a taxpayer becoming disabled.
4.  A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's designated Beneficiary).
5.  Distributions made under certain annuities issued in connection with structured settlement agreements.
6.  Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).
7.  Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.
If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.
e.  Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.
If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent, that such amount received or deemed received does not exceed such pre-8/14/82 investment; such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.
f.  Required Distributions.
i.  Death of owner or primary Annuitant
Subject to the alternative election or spouse beneficiary provisions in ii or iii below:
1.  If any owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;
2.  If any owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and
3.  If the owner is not an individual, then for purposes of 1 or 2 above, the primary annuitant under the Contract shall be treated as the owner, and any change in the primary annuitant shall be treated as the death of the owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.
ii.  Alternative Election to Satisfy Distribution Requirements
If any portion of the interest of an owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the owner's death.
iii.  Spouse Beneficiary
If any portion of the interest of an owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.
iv.  Civil Union or Domestic Partner
Upon the death of the Contract owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract owner, rather than the spouse of the Contract owner, then such designated beneficiary is not permitted to continue the Contract as the succeeding Contract owner. A designated beneficiary who is a same sex spouse will be permitted to continue the Contract as the succeeding Contract owner.
g.  Addition of Rider or Material Change

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.
h.  Partial Exchanges
The owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). The IRS in Revenue Procedure 2011-38, indicated that a partial exchange made on or after October 24, 2011 will be treated as a tax-free exchange under Code Section 1035 if there is no distribution from or surrender of, either contract involved in the exchange within 180 days of such exchange. Amounts received as annuity payments for a period of at least 10 years on one or more lives will not be treated as distributions for this purpose. If a transfer does not meet the 180-day test, the IRS will apply general tax rules to determine the substance and treatment of the transfer.
We advise you to consult with a qualified tax adviser as to the potential tax consequences before attempting any partial exchanges.
D. Federal Income Tax Withholding
The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:
1.  Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.
2.  Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming three exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming three exemptions, and remit the tax to the IRS.
Generally, no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.
E. General Provisions Affecting Qualified Retirement Plans
The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" below for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.
F. Nonresident Aliens and Foreign Entities
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. persons (such as U.S. citizens or U.S. resident aliens). Purchasers (and payees such as a purchaser's beneficiary) that are not U.S. persons (such as a Nonresident Alien) will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required information and IRS tax forms (such as IRS Form W-8BEN) are submitted to us. If withholding tax applies, we are generally required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. Foreign entities (such as foreign corporations, foreign partnerships, or foreign trusts) must provide the appropriate IRS tax forms (such as IRS Form W-8BEN-E or other appropriate Form W-8). If required by law, we may withhold 30% from any taxable payment in accordance with applicable requirements such as The Foreign Account Tax Compliance Act (FATCA) and applicable regulations. An updated Form W-8 is generally required to be submitted every three years. Purchasers may also be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.
G. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations
Any amount payable upon an owner's death, whether before or after the Annuity Commencement Date, is generally includable in the owner's estate for federal estate tax purposes. Similarly, prior to the owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is (1) 37½ or more years younger than an owner or (2) a grandchild (or more remote further descendent) of an owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.
H. Tax Disclosure Obligations
In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2009-59. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by us, the owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.
I. Information Regarding Tax-Qualified Retirement Plans
IMPORTANT INFORMATION REGARDING 2020 REQUIRED MINIMUM DISTRIBUTIONS:  On March 27, 2020 The Coronavirus Aid Relief and Economic Security (CARES) Act (the “Act”) became law.  The Act suspends, for 2020, Required Minimum Distribution (“RMD”) rules for most tax qualified retirement plans.  A more detailed discussion of the general RMD rules can be found below, but those rules are generally suspended for 2020.  The act also suspends RMDs for beneficiaries in 2020.
If you are enrolled in the automatic RMD program, we will continue to calculate your RMD for 2020 and will make that payment to you, unless you instruct us to do otherwise.
We recommend that you discuss the Act and your options with your investment advisor or tax professional.
This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.
The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts, accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.
The following is only a general discussion about types of Qualified Plans for which the Contracts may be available. We are not the plan administrator for any Qualified Plan. The plan administrator or custodian, whichever is applicable, (but not us) is responsible for all Plan administrative duties including, but not limited to, notification of distribution options, disbursement of Plan benefits, handling any processing and administration of Qualified Plan loans, compliance regulatory requirements and federal and state tax reporting of income/distributions from the Plan to Plan participants and, if applicable, beneficiaries of Plan participants and IRA contributions from Plan participants. Our administrative duties are limited to administration of the Contract and any disbursements of any Contract benefits to the owner, annuitant or beneficiary of the Contract, as applicable. Our tax reporting responsibility is limited to federal and state tax reporting of income/distributions to the applicable payee and IRA contributions from the owner of a Contract, as recorded on our books and records. If you are purchasing a Qualified Contract, you should consult with your Plan administrator and/or a qualified tax adviser. You also should consult with a qualified tax adviser and/or Plan administrator before you withdraw any portion of your Account Value.
The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, or other restrictions and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law. Because of the complexity of these rules, owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.
We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.
1. Individual Retirement Annuities ("IRAs").
In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) may elect to provide for a separate account or annuity contract that accepts after-tax employee contributions and is treated as a "Deemed IRA" under Code Section 408(q), which is generally subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.
a.  Traditional IRAs
Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible to make contributions, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the owner reaches age 72 or dies, as described below, may result in imposition of a 50% additional tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the owner reaches age 59½ or dies is subject to a 10% additional tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.
You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into your Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to your Traditional IRA or another Qualified Plan. In addition, under Code Section 402(c)(11), a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant).
b.  SEP IRAs
Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer contributions, employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
c.  SIMPLE IRAs
The Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% additional tax for failure to make a full RMD, and to the 10% additional tax on premature distributions, as described below. In addition, the 10% additional tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the

Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.
If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.
d.  Roth IRAs
Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract owner's lifetime. Generally, however, upon the owner's death the amount remaining in a Roth IRA must be distributed in accordance with the rules similar to those of a traditional IRA. Prior to January 1, 2018, the owner of a Traditional IRA or other qualified plan assets could recharacterize a Traditional IRA into a Roth IRA under certain circumstances. Effective January 1, 2018, a Traditional IRA or other qualified plan cannot be recharacterized as a Roth IRA. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. After 2007, distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
2. Qualified Pension or Profit-Sharing Plan or Section 401(k) Plan
Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.
In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.
3. Deferred Compensation Plans under Section 457 ("Section 457 Plans")
Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount, equal to $19,500 for 2021. The Plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which certain participants attain normal retirement age. In addition, with an eligible Deferred Compensation Plan for a governmental employer, the contribution limitation may be increased under Code Section 457(e)(18) to allow certain "catch-up" contributions for individuals who have attained age 50, but only one "catch-up" may be used in a particular year. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70½, (2) the participant has a severance from employment

(including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).
Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).
4. Taxation of Amounts Received from Qualified Plans
Except under certain circumstances in the case of Roth IRAs, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.
For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Account Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.
In addition, additional taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer or, during 2011, certain distributions from an IRA for charitable purposes). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.
5. Additional Taxes for Qualified Plans
Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal additional taxes not just on premature distributions, but also on excess contributions and failures to take required minimum distributions ("RMDs"). Additional taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The additional taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.
a.  Additional Taxes on Premature Distributions
Code Section 72(t) imposes an additional income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59½. However, this 10% additional tax does not apply to a distribution that is either:
(i)  made to a beneficiary (or to the employee's estate) on or after the employee's death;
(ii)  attributable to the employee's becoming disabled under Code Section 72(m)(7);
(iii)  part of a series of substantially equal periodic payments (not less frequently than annually - "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;
(iv)  (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);
(v)  (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);
(vi)  not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year;
(vii)  certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty, or
(viii) for the birth or adoption of a child under Code Section 72(t)(2)(H).
In addition, the 10% additional tax does not apply to a distribution from an IRA that is either:
(ix)  made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

(x)  not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or
(xi)  for a qualified first-time homebuyer and meets the requirements of Code Section 72(t)(8).
If the taxpayer avoids this 10% additional tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death, disability or a method change allowed by Rev. Rul. 2002-62), the 10% additional tax will be applied retroactively to all the prior periodic payments (i.e., additional tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.
For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% additional tax rate is increased to 25%.
b.  RMDs and 50% Additional Tax
If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% additional tax on the amount that has not been timely distributed.
An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:
(i)  the calendar year in which the individual attains:
(a) Age 70-1/2 for participants born before July 1, 1949;
(b) Age 72 for participants born on or after July 1, 1949, or
(ii)  (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.
The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over -
(a)  the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or
(b)  over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.
Different rules apply to beneficiaries if an individual died prior to 2020 or in 2020 and subsequent years.
(i)    Individuals who died prior to 2020
(a)    If an individual dies before reaching the Required Beginning Date, the individual’s entire interest generally must be distributed within 5 years after the individual’s death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual’s death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If the individual’s surviving spouse is the sole designated beneficiary, distributions may be delayed until the deceased individual would have attained age 70-1/2.
(b)    If an individual dies after RMDs have begun for such individual, any remainder of the individual’s interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual’s death.
(ii)    Individuals who die in 2020 and subsequent years
(a)    For eligible designated beneficiaries as defined in Code Section 401(a)(9)(E)(ii), the RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual’s death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If the individual’s surviving spouse is the sole designated beneficiary, distributions may be delayed until the deceased individual would have attained age 72.
(b)    For all other beneficiaries the individual’s entire interest generally must be distributed by the end of the calendar year containing the tenth anniversary of the individual’s death.
The RMD rules that apply while the Contract owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the owner apply to all Qualified Plans, including Roth IRAs. In addition, if the owner of a Traditional or Roth IRA dies and the owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.
The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.
In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a

Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% additional tax for RMDs if such additional RMD amount is not timely distributed.
6. Tax Withholding for Qualified Plans
Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" (described below in "Rollover Distributions"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "Rollover Distributions"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."
Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.
Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under-estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.
7. Rollover Distributions
The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan fiduciaries (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.
For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.
By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to federal income tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan fiduciary) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan fiduciary by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan or other Qualified Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover," the missing amount that is not rolled over remains subject to normal income tax plus any applicable additional tax (e.g., 10% additional tax on early distributions).
Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either:
a.    an RMD amount;
b.    one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or
c.    any distribution made upon hardship of the employee.
Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c) and 457(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution additional tax applicable to distributions from such a "predecessor" Qualified Plan.
Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to one per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% additional tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).
Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS.
Other rules and exceptions may apply, so please consult with a qualified tax adviser.

Appendix A — Information About Talcott Resolution Life Insurance Company and Financial Statements

FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.
Forward-looking statements are based on management's current expectations and assumptions regarding future economic, competitive, legislative and other developments and their potential effect upon Talcott Resolution Life Insurance Company and its subsidiaries (collectively, the “Company”). Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from expectations, depending on the evolution of various factors, including the risks and uncertainties identified below, as well as factors described in such forward-looking statements or in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"), and those identified from time to time in our other filings with the Securities and Exchange Commission ("SEC").
•Risks Relating to Economic, Political and Global Market Conditions:
◦challenges related to the Company's current operating environment, including global, political, economic and market conditions, and the effect of financial market disruptions, economic downturns or other potentially adverse macroeconomic developments on our products, the returns in our investment portfolios and the hedging costs associated with our annuity block;
◦financial risk related to the continued reinvestment of our investment portfolios and performance of our hedge program for our declining annuity block;
◦market risks associated with our business, including changes in credit spreads, equity prices, interest rates, market volatility and foreign exchange rates;
•Insurance Industry and Product-Related Risks:
◦volatility in our statutory earnings and earnings calculated in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and potential material changes to our results resulting from our risk management program emphasizing protection of economic value;
◦the possibility of a public health crisis, terrorist attack, or other natural or man-made disaster that may increase the Company’s mortality exposure and adversely affect its businesses;
◦the possibility of losses from increased life expectancy trends among policyholders receiving long-term life contingent benefit payments;
◦the possibility that the liability reserves for our payout annuities may be inadequate if there are medical improvements or other technological improvements that change our mortality assumptions;
◦the possibility of policyholders utilizing benefits within their fixed or variable annuity contracts in a manner or to a degree different than Company expectations, particularly during adverse market conditions;
•Financial Strength, Credit and Counterparty Risks:
◦risks to our business, financial position, prospects and results associated with negative rating actions or downgrades in the Company's financial strength and credit ratings or negative rating actions or downgrades relating to our investments;
◦the impact on our statutory capital of various factors, including many that are outside the Company’s control, which can in turn affect our credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of our business and results;
◦losses due to nonperformance or defaults by others, including sourcing partners, derivative counterparties and other third parties;
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◦the potential that the allowance for credit losses ("ACL") on reinsurance is inadequate for losses due to our reinsurers' unwillingness or inability to meet their obligations under reinsurance contracts;
◦regulatory limitations on the ability of the Company and certain of its subsidiaries to declare and pay dividends;
•Risks Relating to Estimates, Assumptions and Valuations:
◦risk associated with the use of analytical models in making decisions in key areas such as capital management, hedging and reserving;
◦the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the Company’s fair value estimates for its investments and the evaluation of credit losses on fixed maturities, available-for-sale ("AFS") securities;
◦the potential for further acceleration in amortization of the value of the business acquired ("VOBA") and an increase in reserve for certain guaranteed benefits in our variable annuities;
◦the potential for valuation allowances against deferred tax assets;
•Strategic and Operational Risks:
◦the Company’s ability to effectively administer its products without disruption, maintain the availability of its systems and safeguard the security of its data in the event of a public health crisis or other disaster, cyber or other information security incident or other unanticipated event;
◦the potential for difficulties arising from outsourcing and similar third-party relationships;
◦the risks, challenges and uncertainties associated with the Company's initiatives and other actions, which may include acquisitions and divestitures;
•Regulatory and Legal Risks:
◦the cost and other potential effects of increased regulatory and legislative developments, including those that could adversely impact the Company’s operating costs and required capital levels;
◦unfavorable judicial or legislative developments; and
◦the impact of potential changes in accounting and financial reporting requirements of the liability for future policy benefits, including how we account for our long-duration insurance contracts, including the discounting of life contingent fixed annuities.
Any forward-looking statement made by the Company in this document speaks only as of the date of this report. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
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DESCRIPTION OF BUSINESS
(Dollar amounts in millions unless otherwise stated)
General
Talcott Resolution Life Insurance Company, formerly Hartford Life Insurance Company, (together with its subsidiaries, “TL,” “Company,” “we” or “our”) is a provider of insurance and investment products in the United States (“U.S.”) and is a wholly-owned subsidiary of Talcott Resolution Life, Inc., a Delaware corporation ("TLI"). Hopmeadow Holdings LP (“Hopmeadow Holdings", or "HHLP”) is a parent of the Company.
On May 31, 2018 ("Talcott Acquisition Date"), the Company's former indirect parent, Hartford Holding, Inc. ("HHI") completed the sale of the Company's parent to a group of investors led by Cornell Capital LLC, Atlas Merchant Capital LLC, TRB Advisors LP, Global Atlantic Financial Group ("Global Atlantic"), Pine Brook and J. Safra Group. Although Talcott Resolution Life Insurance Company is no longer affiliated with The Hartford Financial Services Group, Inc. ("The Hartford") or any of its subsidiaries, The Hartford retained a 9.7 percent ownership interest in HHLP ("Talcott Resolution Sale Transaction").
On June 1, 2018, TL executed reinsurance agreements to reinsure certain fixed immediate and deferred annuity contracts, variable payout separate account annuity contracts, standard mortality structured settlements, and period certain structured settlement annuity contracts ("Commonwealth Annuity Reinsurance Agreement") to Commonwealth Annuity and Life Insurance Company ("Commonwealth"), a subsidiary of Global Atlantic which is a member of the acquiring investment group. TL reinsured an 85% quota share, except 75% for standard mortality structured settlements, in exchange for a $357 ceding commission that was fixed based on reinsuring approximately $9.3 billion of reserves as of December 31, 2016, plus annuitizations through closing and annuitizations from market value adjusted annuities post-close. The reinsurance agreement was executed after the Talcott Acquisition Date and as such, the accounting for the agreement was recorded after the TL balance sheet was adjusted to fair value in purchase and pushdown accounting. A deferred gain of approximately $1 billion was recorded in Other liabilities on the Consolidated Balance Sheet related to this reinsurance agreement and will be amortized over the life of the underlying policies reinsured.
At close, the Company had no continuing involvement in the pension and other post-employment benefits plans of The Hartford.
Subsequent to the closing, the Company will continue to write and cede to Hartford Life and Accident Insurance Company ("HLA") certain group and individual benefits business. Additionally, the Company will provide administrative services for structured settlements and terminal funding agreements written by HLA that will be retained by The Hartford.
In conjunction with the sale, the Company entered into a transition services agreement with The Hartford for a period up to three years to provide general ledger, cash management and information technology infrastructure services. In 2020, the transition services agreement was completed as all supported services have fully transitioned to the Company. In March, 2019, a five year administrative service agreement was entered into for investment accounting services which replaced services previously provided under the transition services agreement. In addition, the Company will continue to collect revenue sharing fees from The Hartford’s mutual funds business related to Hartford HLS funds held in the Company’s separate accounts.
Subsequent Events
On January 18, 2021 the Company's indirect owners, Hopmeadow Holdings GP LLC and Hopmeadow Holdings LP, entered into a definitive agreement to merge Hopmeadow Holdings LP with a subsidiary of Sixth Street, a leading global investment firm. The merger is subject to regulatory approvals and other customary closing conditions and is expected to close in the second quarter of 2021. If consummated, the merger would result in a change of ownership and control of the Company and its life and annuity operating subsidiaries. For further information, please see Note 15 - Subsequent Event of Notes to Consolidated Financial Statements.

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Organization
The Company's mission is to profitably grow and efficiently manage the business while honoring the Company's obligations to its contractholders. The Company manages approximately 572 thousand annuity contracts with account value of approximately $44 billion and private placement life insurance with account value of approximately $43 billion as of December 31, 2020.
The Company’s results of operations are primarily influenced by the financial results of the variable annuity, fixed and payout annuity, and private placement products as well as the capital gain and loss activity associated with the Company’s variable annuity hedging program. Total assets and total stockholder’s equity were $158.9 billion and $3.2 billion, respectively, as of December 31, 2020.
Prior to the Company ceasing new sales in 2012, the Company previously sold fixed and variable annuities, individual life insurance, retirement plans, payout annuity products, private placement life insurance and group life and group and individual disability benefits. In 2013, the Company sold its retirement plans business and substantially all of its individual life business via reinsurance transactions.
The individual annuity business includes both variable and fixed annuities with many contracts in an asset accumulation phase before the contract reaches the payout or annuitization phase. Most of the Company's variable annuity contracts sold to individuals provide a guaranteed minimum death benefit ("GMDB") during the accumulation period that is generally equal to the greater of (a) the contract value at death or (b) premium payments less any prior withdrawals and may include adjustments that increase the benefit, such as for maximum anniversary value ("MAV"). In addition, some of the variable annuity contracts provide a guaranteed minimum withdrawal benefit ("GMWB") whereby if the account value is reduced to a specified level through a combination of market declines and withdrawals, the contractholder is entitled to a guaranteed remaining balance ("GRB"), which is generally equal to premiums less withdrawals. Many policyholders with a GMDB also have a GMWB. These benefits are not additive. Policyholders that have a product with both guarantees can receive, at most, the greater of the GMDB or GMWB.

Retained Account Values as of December 31, 2020 (in billions)

Fixed and Payout Annuity $8.2
Variable Annuity $36.0
Private Placement Life Insurance $43.4

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Principal Products and Services
Variable Annuity	Represents variable insurance contracts entered into between the Company and an individual policyholder. Products provide a current or future income stream based on the value of the individual's contract at annuitization, and can include a variety of guaranteed minimum death and withdrawal benefits.
Fixed and Payout Annuity	Fixed Annuities represent fixed insurance contracts entered into between the Company and an individual policyholder. These products guarantee a minimum rate of interest and fixed amount of periodic payments. Payout Annuities are primarily in the form of structured settlements and terminal funding agreements. Structured settlements are contracts that provide periodic payments to claimants in settlement of a claim, a portion of which is related to the Company's settlement of property and casualty insurance claims from The Hartford. Terminal funding agreements are single premium group annuities, most typically purchased by companies to fund pension plan liabilities. These also include single premium immediate payouts, deferred and matured contracts.
Private Placement Life Insurance	Represents variable life insurance policies that have a cash value which appreciates based on investment performance of funds held and includes individual high net worth and Corporate Owned Life Insurance ("COLI")
Reserves
The Company and its insurance subsidiaries establish and carry as liabilities, reserves for their insurance products to estimate the following:
•account value is a liability equal to a contract's deposits less withdrawals and adjusted by investment performance net of fees and charges;
•a liability for future policy benefits, representing the present value of future benefits to be paid to or on behalf of policyholders less the present value of future estimated net premiums;
•fair value reserves for living benefits embedded derivative guarantees; and
•death and living benefit reserves which are computed based on a percentage of revenues less actual claim costs.
The reserve for future policy benefits is calculated based on actuarially recognized methods using mortality tables, which are modified to reflect the Company’s actual experience when appropriate. Liabilities for future policy benefits, less the present value of future estimated net premiums and with interest thereon at certain assumed rates, are calculated at amounts that are expected to be sufficient to meet the Company’s policy obligations at their maturities or in the event of the death or survival of an insured. Other insurance liabilities include those for unearned premiums and benefits in excess of account value. Reserves for assumed reinsurance are computed in a manner that is comparable to direct insurance reserves.
Reinsurance
The Company cedes insurance to unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company regularly monitors the financial condition and ratings of its reinsurers and structures agreements to provide collateral funds where necessary. Reinsurance accounting is followed for ceded transactions that provide indemnification against loss or liability relating to insurance risk (i.e. risk transfer). If the ceded transactions do not provide risk transfer, the Company accounts for these transactions as financing transactions.
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Investment Operations
The majority of the Company’s investment portfolios are managed by Hartford Investment Management Company (“HIMCO”). HIMCO manages the Company's portfolios to maximize economic value, and generate the returns necessary to support the Company’s various product obligations, within internally established objectives, guidelines and risk tolerances. The portfolio objectives and guidelines are developed based upon the asset/liability profile, including duration, convexity and other characteristics within specified risk tolerances. The risk tolerances considered include, but are not limited to, asset sector, credit issuer allocation limits and maximum portfolio limits for below investment grade holdings. The Company attempts to minimize adverse impacts to the portfolio and the Company’s results of operations from changes in economic conditions through asset diversification, asset allocation limits, asset/liability duration matching and through the use of derivatives. For further discussion of HIMCO’s portfolio management approach, MD&A – Enterprise Risk Management. Following the Talcott Resolution Sale Transaction, HIMCO will continue to manage invested assets of the Company for an initial term of five years.
Enterprise Risk Management
The Company has insurance, operational and financial risks. For discussion on how the Company manages these risks, see MD&A - Enterprise Risk Management.
Regulation
State Insurance Department Regulation. State insurance laws are intended to supervise and regulate insurers with the goal of protecting policyholders and ensuring the solvency of the insurers. As such, the insurance laws and regulations grant broad authority to state insurance departments (the “Departments”) to oversee and regulate the business of insurance. The Departments monitor the financial stability of an insurer by requiring insurers to maintain certain solvency standards and minimum capital and surplus requirements; invested asset requirements; state deposits of securities; guaranty fund premiums and assessments to cover certain obligations of insolvent insurance companies; restrictions on the size of risks which may be insured under a single policy; and adequate reserves and other necessary provisions for unearned premiums, benefits, losses and loss adjustment expenses and other liabilities, both reported and unreported. In addition, the Departments perform periodic market and financial examinations of insurers and require insurers to file annual and other reports on the financial condition of the companies. Policyholder protection is also regulated by the Departments through licensing of insurers, agents and brokers and others; approval of premium rates and policy forms; claims administration requirements; and maintenance of minimum rates for accumulation of surrender values.
Many states also have laws regulating insurance holding company systems. These laws require insurance companies, which are formed and chartered in the state (referred to as “domestic insurers”), to register with the state department of insurance (referred to as their “domestic state or regulator”) and file information concerning the operations of companies within the holding company system that may materially affect the operations, management or financial condition of the insurers within the system. Insurance holding company regulations principally relate to (i) state insurance approval of the acquisition of domestic insurers, (ii) prior review or approval of certain transactions between the domestic insurer and its affiliates, and (iii) regulation of dividends made by the domestic insurer. All transactions within a holding company system affecting domestic insurers must be determined to be fair and equitable.
The National Association of Insurance Commissioners (“NAIC”), the organization that works to promote standardization of best practices and assists state insurance regulatory authorities and insurers, conducted the “Solvency Modernization Initiative” (the “Solvency Initiative”). The effort focused on reviewing the U.S. financial regulatory system and financial regulation affecting insurance companies including: (1) capital requirements; (2) corporate governance and risk management; (3) group supervision; (4) statutory accounting and financial reporting; and (5) reinsurance. As a result of the Solvency Initiative, among other items, the NAIC adopted the Corporate Governance Annual Disclosure Model Act, which was enacted by the Company’s lead domestic state of Connecticut. The model law requires insurers to make an annual confidential filing regarding their corporate governance policies. In addition, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which also has been adopted by Connecticut. ORSA requires insurers to maintain a risk management framework and conduct an internal risk and solvency assessment of the insurer’s material risks in normal and stressed environments. Many state insurance holding company laws, including those of Connecticut, have also been amended to require insurers to file an annual confidential enterprise risk report with their lead domestic regulator, disclosing material risks within the entire holding company system that could pose an enterprise risk to the insurer.
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Federal Regulation. Prior to the Company ceasing new sales in 2012, the Company sold variable life insurance, variable annuity, and some fixed guaranteed products that are “securities” registered with the SEC under the Securities Act of 1933, as amended. Some of the products have separate accounts that are registered as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), and/or are regulated by state law. Separate account investment products are also subject to state insurance regulation. Moreover, each registered separate account is divided into sub-accounts, each of which invests in an underlying mutual fund that is also registered as an investment company under the 1940 Act.
Privacy Regulation. Moreover, federal law and the laws of many states require financial institutions to protect the security and confidentiality of customer information and to notify customers about their policies and practices relating to collection and disclosure of customer information and their policies relating to protecting the security and confidentiality of that information. Federal law and the laws of many states also regulate disclosures and disposal of customer information. Congress, state legislatures, and regulatory authorities have begun to adopt additional regulation relating to privacy and other aspects of customer information; more proposed regulation is expected in the coming years.
Failure to comply with federal and state laws and regulations may result in fines, the issuance of cease-and-desist orders or suspension, termination or limitation of the activities of our operations and/or employees.
Intellectual Property
The Company relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property.
The Company has a trademark portfolio that we consider important in the marketing of our products and services, including, among others, the trademarks of the Talcott name. The duration of trademark registrations may be renewed indefinitely subject to country-specific use and registration requirements. We regard our trademarks as extremely valuable assets in marketing our products and services and vigorously seek to protect them against infringement. In addition, we own a number of patents and patent applications, some of which may be important to our business operations. Patents are of varying duration depending on filing date, and will typically expire at the end of their natural term.
Employees
At December 31, 2020, the Company had no direct employees. The Company's operations are managed by employees of its parent, TLI, and the costs of these services are allocated to the Company through an intercompany services and cost allocation agreement.
Available Information
The Company's Internet address is www.talcottresolution.com. References in this prospectus to our website address are provided only as a convenience and do not constitute, and should not be viewed as, an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (www.sec.gov). The Company filed reports with the SEC until July 15, 2019. The Company currently relies on an exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports with the SEC.
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RISK FACTORS
You should carefully consider the following risks, any of which could have a material adverse effect on our business, financial condition, results of operation, or liquidity of the Company. These risks are not exclusive, and additional risks to which we are subject include, but are not limited to, the factors mentioned under “Forward-Looking Statements” above and the risks of our businesses described elsewhere in this document.
The following risk factors have been organized by category for ease of use, however many of the risks may have impacts in more than one category. The occurrence of certain of them may, in turn, cause the emergence or exacerbate the effect of others. Such a combination could materially increase the severity of the impact of these risks on our business, results of operations, financial condition or liquidity.
Macroeconomic Risks
The COVID-19 pandemic could have a material adverse effect on our business operations, results of operations, cash flows and financial position.
Global health concerns relating to the ongoing COVID-19 pandemic and related government actions taken to reduce the spread of the virus have had a dramatic impact on the macroeconomic environment and the outbreak continues to materially increase economic uncertainty and reduce economic activity.
The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place or total lock-down orders and business limitations and shutdowns. Governments have taken steps to mitigate some of the more severe anticipated economic effects of the virus, but there can be no assurance that such steps will be effective or achieve their desired results in a timely fashion.
The outbreak has impacted and is likely to further impact our workforce and operations and the operations of third-party vendors and business partners. The spread of COVID-19 has caused us to modify our business practices (including transitioning substantially all employees to a remote work environment, restricting travel and cancelling physical participation in meetings, events and conferences), and we may take further actions as may be required by government authorities or as we determine are in the best interests of our employees, policy and contract holders and business partners. There is no certainty how long such policies will remain in effect or that such measures will be sufficient to mitigate the risks posed by the virus or will otherwise be satisfactory to government authorities.
The ongoing impacts of COVID-19 may affect our overall level of profitability and cash flow, and our liquidity due to a number of macroeconomic and operational factors. Such factors may include:
•the impact of disruption in the credit and financial markets,
•the impact of financial market volatility,
•change in behavior of policy and contract holders, e.g., that related to lapses,
•increased mortality exposure,
•the timeliness and ultimate collectability of our receivables,
•failure of third parties upon which we rely to meet their obligations to us, or significant disruptions in their ability to meet those obligations in a timely manner, which may be caused by their own financial or operational difficulties,
•the impact on key personnel,
•the impact of the continuation of remote work arrangements on our business continuity plans, and our ability to continue to provide services to our policy and contract holders,
•increased risk of phishing and other cybersecurity attacks or unauthorized dissemination of personal, confidential, proprietary or sensitive data caused by remote work arrangements, and
•the potential effects on our internal controls including over financial reporting as a result of long-term continuing remote work arrangements that are applicable to employees and business partners.
These factors may remain prevalent for a significant period of time and may adversely affect our business, results of operations and financial condition even after the COVID-19 pandemic subsides.
For the year ended December 31, 2020 (Successor Company), the COVID-19 pandemic did have varying impacts on components of revenue, however, there was no overall impact as revenues were flat year over year. The impacts from COVID -19 in 2020 may not be representative of future conditions. The extent to which the COVID-19 outbreak continues to impact our business, results of operations and financial condition will depend on future developments, which remain highly
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uncertain and are difficult to predict, including the duration and spread of the outbreak, its severity and strain mutations, the actions to contain the virus and the development and availability of effective treatments and vaccines, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak subsides, we may experience materially adverse impacts to our business as a result of the virus’ macroeconomic impact, including adverse impacts on our liquidity and any recession that has occurred or may occur in the future.
There are no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impact of the outbreak is highly uncertain and subject to change. We do not yet know the full extent of the impacts on our business, our operations or the economy overall. However, the effects could have a material impact on our results of operations and heighten many of our known risks in this section.
Risks Relating to Economic, Political and Global Market Conditions
Unfavorable economic, political and global market conditions may adversely impact our business and results of operations.
The Company’s investment portfolio and insurance liabilities are sensitive to changes in economic, political and global capital market conditions, such as the effect of a weak economy and changes in credit spreads, equity prices and interest rates. Weak economic conditions, such as high unemployment, low labor force participation, lower family income, a weak real estate market, lower business investment and lower consumer spending, may impact the Company's profitability and may affect policyholder behavior in a manner that results in increased full and partial surrender rates. In addition, the Company’s investment portfolio includes limited partnerships and other alternative investments for which changes in value are reported in earnings. These investments may be adversely impacted by political turmoil and economic volatility, including real estate market deterioration, which could impact our net investment returns and result in an adverse impact on operating results.
Below are several key factors impacted by changes in economic, political, and global market conditions and their potential effect on the Company’s business and results of operation:
Credit Spread Risk - Credit spread exposure is reflected in the market prices of fixed income instruments where lower rated securities generally trade at a higher credit spread. If issuer credit spreads increase or widen, the market value of our investment portfolio may decline. If the credit spread widening is significant and occurs over an extended period of time, the Company may recognize credit losses, resulting in decreased earnings. If credit spreads tighten, the Company’s net investment income associated with new purchases of fixed maturities may be reduced. In addition, the value of credit derivatives under which the Company assumes exposure or purchases protection are impacted by changes in credit spreads, with losses occurring when credit spreads widen for assumed exposure or when credit spreads tighten if credit protection has been purchased.
Our statutory surplus is also affected by widening credit spreads as a result of the accounting for the assets and liabilities on our fixed market value adjusted (“MVA”) annuities and in certain of our terminal funding contracts. Statutory separate account assets supporting the fixed MVA annuities are recorded at fair value. In determining the statutory reserve for the fixed MVA annuity payments we owe contract holders, we are required to use current crediting rates. In many capital market scenarios, current crediting rates are highly correlated with market rates implicit in the fair value of statutory separate account assets. As a result, the change in the statutory reserve from period to period will likely substantially offset the change in the fair value of the statutory separate account assets. However, in periods of volatile credit markets, actual credit spreads on investment assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in current crediting rates, the calculation of statutory reserves may not substantially offset the change in fair value of the statutory separate account assets, resulting in reductions in statutory surplus. This may result in the need to devote additional capital to support the fixed MVA product.
Equity Markets Risk - A decline in equity markets may result in lower earnings from our operations where fee income is earned based upon the fair value of the assets under management. A decline in equity markets may also decrease the value of equity securities and limited partnerships and other alternative investments held in the Company’s general account portfolio, thereby negatively impacting our financial condition or reported earnings. In addition, certain of our annuity products have GMDBs or GMWBs. Expected claims related to these guarantees increase when equity markets decline, requiring us to hold more statutory capital. Our hedging assets seek to reduce the statutory surplus impact and net economic sensitivity of our potential guaranteed benefit obligations due to market fluctuations. Because of the accounting
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asymmetries between our hedging targets and statutory and GAAP accounting principles for our guaranteed benefits, rising equity markets and/or rising interest rates may result in statutory or GAAP losses.
Interest Rate Risk - Global economic conditions may result in the persistence of a low interest rate environment which would continue to pressure our net investment income and could result in lower margins on certain products. Due to the long-term nature of the Company's liabilities, such as structured settlements and guaranteed benefits on variable annuities, low interest rates over an extended period of time would result in lower reinvestment yields, increased hedging costs, reduced spreads on our annuity products and greater capital volatility. On the other hand, a rise in interest rates, in the absence of other countervailing changes, would reduce the market value of our investment portfolio and, if long-term interest rates were to rise dramatically, certain of our products might be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate assets in an unrealized loss position.
The elimination of London Inter-Bank Offered Rate (“LIBOR”) may adversely affect the interest rates on, and value of, derivatives and floating rate securities we hold, and any other assets or liabilities whose value is tied to LIBOR.
As a result of concerns about the accuracy of the calculation of LIBOR, regulators, law enforcement agencies, or the ICE Benchmark Association (the current administrator of LIBOR) may take actions resulting in changes to the way LIBOR is determined, the discontinuance of the reliance on LIBOR as a benchmark rate and the establishment of alternative reference rates. On July 27, 2017, the United Kingdom ("U.K.") Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021, which is expected to result in these widely used reference rates no longer being available. The U.S. Federal Reserve, based upon the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee, has begun publishing a Secured Overnight Financing Rate (“SOFR”) which is intended to replace U.S. dollar LIBOR. Potential changes to LIBOR, as well as uncertainty related to such potential changes and the establishment of any alternative reference rates, may adversely affect the market for LIBOR-based securities and could adversely impact outstanding contracts with interest rates tied to LIBOR if those contracts either do not provide for a replacement rate such as SOFR or convert to another less favorable reference rate. Outstanding contracts and securities that could be affected include certain derivative contracts used to hedge our insurance liabilities, floating rate securities we hold, and any other assets or liabilities whose value is tied to LIBOR.
Insurance Industry and Product Related Risks
We are vulnerable to losses from increased mortality exposure.
Claims arising from increased mortality due to natural and man-made catastrophes associated with public health crises (such as COVID-19), terrorist attacks and other such events could have a material adverse effect on our results of operations and liquidity, either directly or as a result of their effect on our reinsurers or other counterparties. Additionally, fundamental changes in the life expectancies of our annuitants due to significant medical breakthroughs could result in increased liability reserves for our payout annuities especially with respect to our terminal funding, single premiums immediate annuities and structured settlements books of business.
Our program to manage interest rate and equity risk related to our variable annuity guaranteed benefits may be ineffective which could result in statutory and GAAP volatility in our earnings and potentially material charges to net income.
Some of our in-force business, especially variable annuities, offer guaranteed benefits, including GMDBs and GMWBs. These GMDBs and GMWBs expose the Company to interest rate risk and significant equity risk. A decline in equity markets would not only result in lower fee income, but would also increase our exposure to liability for benefit claims. We use reinsurance and benefit designs, such as caps, to mitigate the exposure associated with GMDBs. We also use reinsurance in combination with product management actions, such as rider fee increases, investment restrictions and buyout offers, as well as derivative instruments to attempt to minimize the claim exposure and to reduce the volatility of net income associated with the GMWB liability. We remain liable for the guaranteed benefits in the event that reinsurers or derivative counterparties are unable or unwilling to pay, which could result in a need for additional capital to support in-force business.
From time to time, we may adjust our risk management program based on contracts in force, market conditions, or other factors. While we believe that these actions improve the efficiency of our risk management related to these benefits, changes to the risk management program may result in greater statutory and GAAP earnings volatility and, based upon the types of hedging instruments used, can result in potentially material charges to net income (loss) in periods of rising equity market pricing levels, higher interest rates and declines in volatility. We are also subject to the risk that these management actions prove ineffective or that unanticipated policyholder behavior, combined with adverse market events, produces
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economic losses beyond the scope of the risk management techniques employed, which individually or collectively may have a material adverse effect on our business, financial condition, results of operations and liquidity.
Unanticipated policyholder behavior, combined with adverse market events, may have a material adverse effect on our business, financial condition, results of operations and liquidity.
In general, policyholder behavior risk can be thought of as how efficiently policyholders utilize the options embedded within their contracts, especially during adverse market conditions when benefit guarantees are more likely to be more valuable. These options may include but are not limited to lapses, the timing and/or amount of partial withdrawals, utilization of features available through withdrawal benefit riders, and utilization of investment options. Unanticipated policyholder behavior, combined with adverse market events, may have a material adverse effect on our business, financial condition, results of operations and liquidity.
Financial Strength, Credit and Counterparty Risks
The amount of statutory capital that we must hold to maintain our financial strength and credit ratings and meet other requirements can vary significantly from time to time and is sensitive to a number of factors outside of our control.
As licensed insurance companies, we are subject to statutory accounting standards and statutory capital and reserve requirements prescribed by insurance regulators and the National Association of Insurance Commissioners (“NAIC”). The minimum capital we must hold is based on risk-based capital (“RBC”) formulas for life companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including:
•the amount of statutory income or losses we generate,
•changes to statutory liabilities,
•changes in future cash flows,
•the amount of additional capital we must hold,
•the amount of dividends made to our parent company,
•changes in equity market levels,
•the value and ratings of certain fixed-income securities,
•the value of equity securities in our investment portfolio,
•the value of certain derivative instruments,
•changes in interest rates,
•changes to federal tax laws,
•admissibility of deferred tax assets, and
•changes to the NAIC RBC formulas.
Most of these factors are outside of the Company's control. The Company's financial strength and credit ratings are significantly influenced by our statutory surplus amounts and RBC ratios. In addition, rating agencies may implement changes to their internal models that have the effect of increasing the amount of statutory capital we must hold in order to maintain our current ratings. Also, in extreme scenarios of equity market declines and other capital market volatility, the amount of additional statutory reserves that we are required to hold for our variable annuity guarantees increases at a greater than linear rate. This reduces the statutory surplus used in calculating our RBC ratios. When equity markets increase, surplus levels and RBC ratios would generally be expected to increase. However, as a result of a number of factors and market conditions, including the level of hedging costs and other risk transfer activities, statutory reserve requirements for death and withdrawal benefit guarantees and increases in RBC requirements, surplus and RBC ratios may not increase when equity markets increase.
Because the Company has not added new business in several years it is rated as a run-off operation, which translates into a lower rating than a similarly capitalized company that has been adding new business. If our statutory capital resources are insufficient to maintain a particular rating and if we did not raise additional capital, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be downgraded by one or more rating agencies. Downgrades below certain thresholds could trigger counterparty rights to require us to assign certain of our products to other carriers or to terminate reinsurance treaties. Downgrades in the Company's RBC ratio or downgrades in our financial strength or credit ratings below certain contractual thresholds could also result in additional collateral requirements on
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certain of our derivative instruments and counterparty rights to terminate derivative relationships, both of which could limit our ability to purchase additional derivative instruments. The occurrence of certain of these downgrade events could have an adverse material impact on the Company's results of operations, financial condition or liquidity.
Losses due to nonperformance or defaults by counterparties can have a material adverse effect on the value of our investments, reducing our profitability or sources of liquidity.
We have credit risk with counterparties on investments, derivatives, and premiums receivable. Among others, our counterparties include issuers of fixed maturity and equity securities we hold, borrowers of mortgage loans we hold, customers, trading counterparties, counterparties under swaps and other derivative contracts, reinsurers, clearing agents, exchanges, clearing houses and other financial intermediaries and guarantors. These counterparties may default on their obligations to us due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, government intervention or other reasons. In addition, for exchange-traded derivatives, such as futures, options and "cleared" over-the-counter derivatives, the Company is generally exposed to the credit risk of the relevant central counterparty clearing house. Defaults by these counterparties on their obligations to us could have a material adverse effect on the value of our investments, business, financial condition, results of operations and liquidity. Additionally, if the underlying assets supporting the structured securities we invest in default on their payment obligations, our securities will incur losses.
Nonperformance or defaults by reinsurance counterparties can have a material adverse effect on our financial condition.
As an insurer, we frequently use reinsurance to reduce the effect of losses from businesses that can cause unfavorable results of operations. Under these reinsurance arrangements, other insurers assume a portion of our losses and related expenses; however, we remain liable as the direct insurer on all risks reinsured. Consequently, ceded reinsurance arrangements do not eliminate our obligation to pay claims, and we are subject to our reinsurers' credit risk with respect to our ability to recover amounts due from them. The inability or unwillingness of any reinsurer to meet its financial obligations to us, including the impact of any insolvency or rehabilitation proceedings involving a reinsurer that could affect the Company's access to collateral held in trust, could have a material adverse effect on our financial condition, results of operations and liquidity. This risk may be magnified by a concentration of reinsurance-related credit risk resulting from the sale of the Company’s Individual Life and Retirement Products businesses and the Commonwealth Annuity Reinsurance Agreement. Further details of such concentration can be found in MD&A - Enterprise Risk Management - Reinsurance Risk.
Further, due to the inherent uncertainties as to collection and the length of time before reinsurance recoverables will be due, it is possible that future adjustments to the Company’s reinsurance recoverables, net of ACL could be required which could have a material adverse effect on the Company’s consolidated results of operations or cash flows in a particular quarterly or annual period.
Our ability to declare and pay dividends is subject to limitations.
Connecticut state laws limit the payment of dividends and require notice to and approval by the state insurance commissioner for the declaration or payment of dividends above certain levels.
Dividends paid from our operations and that of our insurance subsidiaries are further dependent on each insurer’s cash requirements. In addition, in the event of our liquidation or reorganization or that of a subsidiary, prior creditor claims may take precedence over our parent’s right to a dividend or distribution except to the extent that our parent may be a creditor of ours or of one of our subsidiaries.
Risks Relating to Estimates, Assumptions and Valuations
Actual results could materially differ from the analytical models we use to assist our decision making in key areas such as capital management, hedging and reserving.
We use models to help make decisions related to, among other things, capital management, reserving, investments, hedging, reinsurance and pricing of strategic acquisitions. Both proprietary and third-party models we use incorporate numerous assumptions and forecasts about the future level and variability of interest rates, capital requirements, currency exchange rates, policyholder behavior, mortality/longevity, equity markets and inflation, among others. The models are subject to the inherent limitations of any statistical analysis as the historical internal and industry data and assumptions used in the models may not be indicative of what will happen in the future. Consequently, actual results may differ materially from our modeled results. The profitability and financial condition of the Company substantially depends on the extent to which our actual experience is consistent with assumptions we use in our models and ultimate model outputs. If, based upon these
APP A - 12

models or other factors, our estimates of capital adequacy or the risks we are exposed to prove to be materially inaccurate, our business, financial condition, results of operations or liquidity may be adversely affected.
The valuation of our securities and investments and the determination of allowances and impairments are highly subjective and based on methodologies, estimations and assumptions that are subject to differing interpretations and market conditions.
Estimated fair values of the Company’s investments are based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. During periods of market disruption, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the financial environment. In addition, there may be certain securities whose fair value is based on one or more unobservable inputs, even during normal market conditions. As a result, the determination of the fair values of these securities may include inputs and assumptions that require more estimation and management judgment and the use of complex valuation methodologies. These fair values may differ materially from the value at which the investments may be ultimately sold. Further, rapidly changing or unprecedented credit and equity market conditions could materially impact the valuation of securities and the period-to-period changes in value could vary significantly. Decreases in value could have a material adverse effect on our business, results of operations, financial condition and liquidity.
Similarly, management’s decision on whether to record a credit loss is subject to significant judgments and assumptions regarding changes in general economic conditions, the issuer's financial condition or future recovery prospects, estimated future cash flows, the effects of changes in interest rates or credit spreads, the expected recovery period and the accuracy of third party information used in internal assessments. As a result, management’s evaluations and assessments are highly judgmental and its projections of future cash flows over the life of certain securities may ultimately prove incorrect as facts and circumstances change.
If assumptions used in estimating future gross profits differ from actual experience, we may be required to accelerate the amortization of the value of the business acquired (VOBA) and increase reserves for GMDB and GMWB on variable annuities, which could adversely affect our results of operation.
The Company has established VOBA based on the actuarially estimated present value of future cash flows from the acquired insurance and investment contracts as of the Talcott Acquisition Date. We amortize VOBA based on the ratio of actual gross profits in the period to the present value of current and future estimated gross profits (“EGPs”). The Company evaluates the EGPs compared to the VOBA asset to determine if an impairment exists. The Company also establishes reserves for GMDB and the life contingent portion of GMWB using components of EGPs. The projection of EGPs, or components of EGPs, requires the use of certain assumptions that may not prove accurate, including those related to the separate account fund returns, full or partial surrender rates, mortality, withdrawal benefit utilization, withdrawal rates, annuitization, policy maintenance expenses, and hedging costs.
In addition, if our assumptions about policyholder behavior (e.g., full or partial surrenders, benefit utilization and annuitization) and costs related to mitigating risks, including hedging costs, prove to be inaccurate or if significant or sustained equity market declines occur, we could be required to accelerate the amortization of VOBA related to variable annuity contracts, and increase reserves for GMDB and life-contingent GMWB which would result in a charge to net income.
If our businesses do not perform well, we may not be able to realize our deferred tax asset and therefore may be required to establish a valuation allowance against the deferred income tax asset.
Our income tax expense may include deferred income taxes arising from temporary differences between the financial reporting and tax bases of assets and liabilities and carry-forwards for foreign tax credits, capital losses, and net operating losses. Deferred tax assets are assessed quarterly by management to determine if it is more likely than not that the deferred income tax assets will be realized. Factors in management's determination include the performance of the business, including the ability to generate, from a variety of sources and tax planning strategies, sufficient future taxable income and capital gains before net operating loss and capital loss carry-forwards expire. If based on available information, it is more likely than not that we will be unable to recognize a full tax benefit on deferred tax assets, then a valuation allowance will be established with a corresponding charge to net income (loss). Charges to increase our valuation allowance could have a material adverse effect on our results of operations and financial condition.
APP A - 13

Strategic and Operational Risks
Our businesses may suffer and we may incur substantial costs if we are unable to effectively conduct our business operations, access our systems and safeguard the security of our data in the event of a disaster, cyber breaches or other information security incident.
We use technology to process, store, retrieve, evaluate and utilize customer and company data and information. Our information technology and telecommunications systems, in turn, interface with and rely upon third-party systems. We and our third party vendors must be able to access our systems to process premium payments, make changes to existing policies, file and pay claims and administer life and annuity products, provide customer support, manage our investment portfolios and hedge programs, report on financial results and perform other necessary business functions.
Systems failures or outages could compromise our ability to perform these business functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with our business partners and customers. In the event of a disaster such as a natural catastrophe, a public health crisis (such as COVID-19), an industrial accident, a cyber-attack, a blackout, a terrorist attack (including conventional, nuclear, biological, chemical or radiological) or war, systems upon which we rely may be inaccessible to our employees, customers or business partners for an extended period of time. In addition, such events may cause a significant number of our employees, or employees of our service providers, to be unable or unwilling to report to work, which may disrupt our product administration and core business functions. Even if our employees and business partners are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems used to conduct our business are disabled or destroyed.
Our systems have been, and will likely continue to be, subject to viruses or other malicious code, unauthorized access, cyber-attacks or other computer related penetrations. The frequency and sophistication of such threats continue to increase as well. While, to date, the Company is not aware of having experienced a material breach of our cyber security systems, administrative and technical controls as well as other preventive actions may be insufficient to prevent physical and electronic break-ins, denial of service, cyber-attacks or other security breaches to our systems or those of third parties with whom we do business. Such an event could compromise our confidential information as well as that of our clients and third parties, impede or interrupt our business operations and result in other negative consequences, including remediation costs, loss of revenue, additional regulatory scrutiny and litigation and reputational damage. In addition, we routinely transmit to third parties personal, confidential and proprietary information, which may be related to employees and customers, by email and other electronic means, along with receiving and storing such information on our systems. Although we attempt to protect privileged and confidential information, we may be unable to secure the information in all events, especially with clients, vendors, service providers, counterparties and other third parties who may not have appropriate controls to protect confidential information.
Our businesses must comply with regulations to control the privacy of customer, employee and third-party data, and state and federal regulations regarding data privacy are becoming increasingly more complex. A misuse or mishandling of confidential or proprietary information could result in legal liability, regulatory action and reputational harm.
Third parties, including third party administrators, are also subject to cyber-breaches of confidential information, along with the other risks outlined above, any one of which may result in our incurring substantial costs and other negative consequences, including a material adverse effect on our business, reputation, financial condition, results of operations and liquidity. While we maintain cyber liability insurance that provides both third party liability and first party insurance coverages, our insurance may not be sufficient to protect against all losses.
Performance problems due to outsourcing and other third-party relationships may compromise our ability to conduct business.
We outsource certain business and administrative functions and rely on third-party vendors to perform certain functions or provide certain services on our behalf and have a significant number of information technology and business processes outsourced with a single vendor. If we are unable to reach agreement in the negotiation of contracts or renewals with certain third-party providers, or if such third-party providers experience disruptions or do not perform as anticipated, we may be unable to meet our obligations to customers and claimants, and incur higher costs which may have a material adverse effect on our business and results of operations. For other risks associated with our outsourcing of certain functions, see the immediately preceding risk factor.
APP A - 14

The Company may pursue one or more transactions or take other actions, which may include pursuing strategic acquisitions or divestitures or other strategic initiatives, any of which could subject the Company to a number of challenges, uncertainties and risks or negatively impact the Company’s business, financial condition, results of operations or liquidity.
We may pursue one or more transactions or take other actions, which may include pursuing strategic acquisitions or divestitures or other strategic transactions. Because these transactions involve a number of challenges, uncertainties and risks, we may not be able to consummate any such transaction or, if concluded, achieve some or all of the benefits that we expected to derive from it. Pursuit of these initiatives may also, among other things, result in a loss of employees or clients, negatively affect policyholder behavior or result in potentially adverse capital, ratings or tax consequences. In addition, the completion of an acquisition may require use of our capital and may involve difficulty integrating acquired businesses into our existing operations. Moreover, completion of an acquisition, divestiture or other strategic initiative may require regulatory approvals or other third-party approvals, and such approvals may not be able to be obtained or may involve significant additional cost, time, regulatory capital commitments and other regulatory conditions and obligations. There can be no assurances that we will manage acquisitions and dispositions or other strategic initiatives successfully, that strategic opportunities will be available to us on acceptable terms or at all, or that we will be able to consummate desired transactions. As a result of any of the foregoing, our business, financial condition, results of operations and liquidity could be negatively impacted.
Regulatory and Legal Risks
Regulatory and legislative developments could have a material adverse impact on our business, financial condition, results of operations and liquidity.
In the U.S., state and federal regulatory initiatives and legislative developments may significantly affect our operations in ways that we cannot predict.
The Company and its insurance subsidiaries are regulated by the insurance departments of the states in which we are domiciled, licensed or authorized to conduct business. As a result, we are subject to extensive laws and regulations that are complex, subject to change and often conflicting in their approach or intended outcomes. Compliance with these laws and regulations can increase costs. State regulations generally seek to protect the interests of policyholders rather than an insurer or the insurer’s shareholders and other investors. U.S. state laws grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing and authorizing lines of business, approving policy forms and premium rates, setting statutory capital and reserve requirements and limiting the types and amounts of certain investments. State insurance departments also set constraints on domestic insurer transactions with affiliates and dividends and, in many cases, must approve affiliate transactions and extraordinary dividends as well as strategic transactions such as acquisitions and divestitures.
In addition, future regulatory initiatives could be adopted at the federal or state level that could impact the profitability of our businesses. For example, the NAIC and state insurance regulators are continually reexamining existing laws and regulations, specifically focusing on modifications to statutory accounting principles, interpretations of existing laws and the development of new laws and regulations. The NAIC continues to enhance the U.S. system of insurance solvency regulation, with a particular focus on group supervision, risk-based capital, accounting and financial reporting, enterprise risk management and reinsurance. Any proposed or future legislation or NAIC initiatives, if adopted, may be more restrictive on our ability to conduct business than current regulatory requirements or may result in higher costs or increased statutory capital and reserve requirements. In addition, the Federal Reserve Board and the International Association of Insurance Supervisors ("IAIS") each have initiatives underway to develop insurance group capital standards. While the Company would not currently be subject to either of these capital standard regimes, it is possible that in the future standards similar to what is being contemplated by the Federal Reserve Board or the IAIS could apply to the Company, with unclear implications. The NAIC is in the process of developing a U.S. group capital calculation that will employ a methodology based on aggregated risk-based capital with unclear implications.
Modifications of the Dodd-Frank Act and related regulations could have unanticipated consequences for the company and its subsidiaries, including the amount of collateral we may be required to pledge with respect to derivative transactions. This could increase our costs and could adversely affect the liquidity of our investments and the composition of our investment portfolio. It is unclear whether and to what extent such changes might impact us or our business, financial conditions, results of operations and liquidity.
APP A - 15

In recent years, there has been a proliferation of state and federal legislative proposals to protect consumer privacy and augment cybersecurity protections. In January 2020, the groundbreaking California Consumer Privacy Act (“CCPA”) went into effect, and while the Company can leverage the law's Gramm-Leach-Bliley Act exemption in part, the Company also implemented a CCPA compliance program. Additionally, in November 2020, California residents voted to approve another privacy law, the California Privacy Rights Act ("CPRA"). The Company will be updating its compliance program throughout 2021 to reflect the expansions in consumer privacy rights that the CPRA provides.
Cybersecurity legislation continues to be a growing area of priority. For example, the New York’s Department of Financial Services enacted their Cybersecurity Regulation in February 2017. The regulation places cybersecurity requirements upon all covered financial institutions, and each institution is required to sign a certificate of compliance annually. In addition, approximately a dozen other states have adopted similar cybersecurity requirements that apply to the Company. New regulations regarding cybersecurity disclosures is also on the rise. As of 2018, all 50 states and the District of Columbia have their own data breach notification laws and, in February 2018, the SEC issued an interpretative Commission Statement and Guidance on Public Company Cybersecurity Disclosures to provide companies guidance on meeting their cybersecurity disclosure requirements.
Further, a particular regulator or enforcement authority may interpret a legal, accounting or reserving issue differently than we have, exposing us to different or additional regulatory risks. The application of these regulations and guidelines by insurers involves interpretations and judgments that may be challenged by state insurance departments. The result of those potential challenges could require us to increase levels of statutory capital and reserves or incur higher operating and/or tax costs.
Unfavorable judicial or legislative developments in claim litigation could adversely affect our results of operations or financial condition.
The Company is involved in litigation arising in the ordinary course of business related to products previously sold and is also involved in legal actions outside of the ordinary course, some of which assert claims for substantial amounts. Significant changes in the legal environment could cause our ultimate liabilities to change from our current expectations. Such changes could be judicial in nature, like trends in the size of jury awards and developments in the law relating to contractual rights and obligations of insurers. Legislative developments, like changes in federal or state laws relating to the rights and obligations or insurers, could have a similar effect. It is impossible to forecast such changes reliably, much less to predict how they might affect our loss reserves. Thus, significant judicial or legislative developments could adversely affect the Company’s business, financial condition, results of operations and liquidity.
Changes in accounting principles and financial reporting requirements could adversely affect our results of operations or financial condition.
As an SEC filer, we are currently required to prepare our financial statements in accordance with U.S. GAAP, as promulgated by the Financial Accounting Standards Board ("FASB"). Accordingly, we are required to adopt new guidance or interpretations which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 1 of the consolidated financial statements.
DESCRIPTION OF PROPERTIES
The Company's principal executive offices are located in Windsor, Connecticut. In connection with the Talcott Resolution Sale Transaction, the Company sold its Windsor, Connecticut facility to The Hartford Financial Services Group, Inc. and leases approximately 65,000 square feet of office space. The Company believes its properties and facilities are suitable and adequate for current operations. For further discussion of this transaction, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.
LEGAL PROCEEDINGS
Litigation
The Company is involved in claims litigation arising in the ordinary course of business with respect to group and individual life insurance products and annuity contracts. The Company accounts for such activity through the establishment of reserves for future policy benefits. Management expects that the ultimate liability, if any, with respect to such ordinary-course claims litigation, after consideration of provisions made for potential losses and costs of defense, will not be material to the consolidated financial condition, results of operations or cash flows of the Company.
APP A - 16

The Company is, from time to time, also involved in other kinds of legal actions, some of which assert claims for substantial amounts. Such actions have alleged, for example, bad faith in the handling of insurance claims and improper sales practices in connection with the sale of insurance and investment products. Some of these actions also seek punitive damages. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows in particular quarterly or annual periods.
SELECTED FINANCIAL DATA
The following table sets forth the Company's selected consolidated financial data at the dates and for the periods indicated below. The selected financial data should be read in conjunction with MD&A presented.

	Successor Company			Predecessor Company
	For the Year Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018	For the Years Ended December 31,
($ In millions)	2020	2019			2017	2016
Income Statement Data
Total revenues [1]	$1,571	$1,571	$1,222	$836	$2,232	$2,382
Net income (loss) [2]	$399	$359	$409	$94	$(46)	$282
[1]    Total revenues were flat in 2020 compared to 2019 primarily due to lower net realized capital losses, partially offset by lower fee income. The overall decline in Total revenues is primarily driven by lower fee income and lower net investment income due to the continued decline of the book of business and realized capital losses associated with the macro hedge program.
[2]    Net income (loss) is driven by the impacts to Total revenues as well as impacts from deferred policy acquisition costs ("DAC")/VOBA unlocks and Tax Reform in 2017.

	Successor Company			Predecessor Company
	As of December 31,			As of December 31,
($ In millions)	2020	2019	2018	2017	2016
Balance Sheet Data
Total assets [3]	$158,888	$154,713	$150,146	$168,732	$170,346
Total stockholder's equity [4]	$3,185	$2,552	$2,005	$6,680	$7,821
[3]    The increase in Total Assets for 2020 and 2019 was primarily due to higher Separate account asset values due to strong equity markets. The overall decrease in Total assets in 2016 to 2019 was primarily driven by the continued decline of the book of business and the Commonwealth Annuity Reinsurance Agreement entered into on June 1, 2018.
[4]    The increase in Total stockholder's equity in 2020 and 2019 was primarily related to increased accumulated other comprehensive income due to favorable market conditions, partially offset by dividends paid of $319 and $700 in 2020 and 2019, respectively. The overall decline of Total stockholder's equity from 2016 to 2018 was primarily due to the application of pushdown accounting related to the Talcott Resolution Sale Transaction in 2018 and the continued decline of the book of business.
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK
For additional information, please see MD&A - Enterprise Risk Management.
APP A - 17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(Dollar amounts in millions unless otherwise stated)
The MD&A addresses the financial condition of Talcott Resolution Life Insurance Company and its subsidiaries (“TL” or the “Company”) as of and for the years ended December 31, 2020 and 2019 (Successor Company) along with the reporting periods of June 1, 2018 through December 31, 2018 (Successor Company) and January 1, 2018 through May 31, 2018 (Predecessor Company). This discussion should be read in conjunction with the Consolidated Financial Statements and related Notes which appear elsewhere in this document. Certain reclassifications have been made to prior year financial information to conform to the current year presentation.
The impact of the outbreak and continuing spread of COVID-19 and the related disruption to the worldwide economy continue to affect companies across all industries. For the year ended December 31, 2020 (Successor Company), the COVID-19 pandemic did have varying impacts on components of revenue, however, there was no overall impact as revenues were flat year over year. The duration and impact of the COVID-19 public health crisis on financial markets, overall economy and our operations remain uncertain. As such, the Company continues to monitor and address potential impacts as discussed throughout this document but remains unable to quantify its impact on the financial results, liquidity and capital resources of the company and its operations in future periods.
INDEX

Description	Page
Consolidated Results of Operations	APP A - 19
Investment Results	APP A - 21
Critical Accounting Estimates	APP A - 25
Enterprise Risk Management	APP A - 30
Capital Resources and Liquidity	APP A - 51
Impact of New Accounting Standards	APP A - 59
APP A - 18

CONSOLIDATED RESULTS OF OPERATIONS
Operating Summary

	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Fee income and other	$741	$821	$502	381
Earned premiums	35	42	31	42
Net investment income	816	924	509	520
Net realized capital gains (losses)	(74)	(275)	142	(107)
Amortization of deferred reinsurance gain	53	59	38	—
Total revenues	1,571	1,571	1,222	836
Benefits, losses and loss adjustment expenses	626	760	415	534
Amortization of deferred policy acquisition costs ("DAC") and value of business acquired ("VOBA")	50	(25)	98	16
Insurance operating costs and other expenses	364	423	235	183
Other intangible asset amortization	6	5	4	—
Dividends to policyholders	60	5	2	2
Total benefits, losses and expenses	1,106	1,168	754	735
Income before income taxes	465	403	468	101
Income tax expense [1]	66	44	59	7
Net income	$399	$359	$409	$94
[1]    The effective tax rate differs from the U.S. statutory rate of 21% primarily due to the separate account dividends received deduction ("DRD"). For a reconciliation of the income tax provision at the U.S. Federal statutory rate to the provision for income taxes, see Note 10 - Income Taxes of Notes to Consolidated Financial Statements.
For the year the ended December 31, 2020 (Successor Company)
Fee income decreased primarily due to lower COLI fees due to favorable mortality on experience rated business and the continued decline of the variable annuity block of business. Lower COLI fees are offset by favorable benefits, losses and loss adjustment expenses.
Total net investment income decreased primarily due to lower yields on fixed maturity investments resulting from lower reinvestment rates and lower yields on floating rate securities, and to a lesser extent, holding lower asset levels and fewer non-routine items. Also contributing to the decrease was lower income from limited partnerships and other alternative investments in the second quarter of 2020 which was a result of unfavorable impact on valuations from the economic impacts of the COVID-19 pandemic. For further discussion, see MD&A - Investments Results, Net Investment Income.
Lower net realized capital losses were primarily driven by lower variable annuity macro hedge program losses as well as higher interest rate derivatives gains and trading gains. For further information, see MD&A - Investment Results, Net Realized Capital Gains (Losses).
The deferred reinsurance gain is amortized into income over the life of the underlying policies reinsured.
Benefits, losses and loss adjustment expenses were due to lower death benefits and change in life reserves primarily due to lower death claims on the COLI business, release of a mortality contingency reserve and the continued decline of the variable annuity block of business, partially offset by an unlock charge. The unlock charge was primarily related to variable annuity assumptions updates, partially offset by updates to projected risk-based capital requirements, which affected the products' underlying additional reserves established through the purchase accounting fair value allocation process. Amortization of VOBA increased primarily due to an unlock charge.
Insurance operating costs and other expenses were lower primarily due to the continued decline of the variable annuity block of business and lower stand up costs.
APP A - 19

Dividends to Policyholders increased due to surrenders of participating COLI policies. This is offset by the release of mortality contingency reserves.
For the year the ended December 31, 2019 (Successor Company)
Fee income, earned premiums, and insurance operating costs and other expenses decreased primarily due to the continued decline of the variable annuity block of business.
Total net investment income decreased primarily due to lower income from fixed maturities driven by lower asset levels, partially offset by an increase in income from limited partnerships and other alternative investments. For further discussion, see MD&A - Investments Results, Net Investment Income.
Net realized capital losses were primarily driven by macro hedge program losses which were driven by improvements in the market. For further information, see MD&A - Investment Results, Net Realized Capital Gains (Losses).
The deferred reinsurance gain is amortized into income over the life of the underlying policies reinsured.
Benefits, losses and loss adjustment expenses decreased due to lower death benefits and interest credited primarily due to the continued decline of the variable annuity block of business partially offset by an unlock charge. The unlock charge is related to products' underlying additional reserves established through the purchase accounting fair value allocation process. Amortization of VOBA decreased primarily due to macro hedge losses.
For the period of June 1, 2018 to December 31, 2018 (Successor Company)
Net income was primarily driven by fee income and other as well as net investment income and net realized capital gains due to macro hedge program gains partially offset by benefits, losses and loss adjustment expenses, amortization of VOBA and insurance operating costs and other expenses.
Fee income and other for the period continued to decrease due to the decline of the variable annuity block of business. Net investment income was primarily impacted by lower income from fixed maturities driven by lower asset levels due to the reinsurance agreement that the Company entered into with Commonwealth as well as the continued decline of the Company's business, partially offset by an increase in income from limited partnerships and other alternative investments. Amortization of VOBA increased due to macro hedge program gains. Insurance operating costs and other expenses include separation, stand-up and reinsurance related costs which were partially offset by the amortization of the deferred gain on the Commonwealth Annuity Reinsurance Agreement.
For the period of January 1, 2018 to May 31, 2018 (Predecessor Company)
Net income was primarily driven by net investment income and fee income and other, partially offset by benefits, losses and loss adjustment expenses and insurance operating costs and other expenses and net realized capital losses.
Fee income and insurance operating costs and other expenses for the period continued to decline due to the decline of the variable annuity block of business. Net investment income was primarily impacted by lower income from fixed maturities driven by lower asset levels, partially offset by an increase in income from limited partnerships and other alternative investments. Net realized capital losses were primarily driven by losses on sales including the transfer of property recognized in connection with the May 31, 2018 sale of the Company as well as hedge program losses.
APP A - 20

INVESTMENT RESULTS

Composition of Invested Assets
	Successor Company
	December 31, 2020		December 31, 2019
	Amount	Percent	Amount	Percent
Fixed maturities, available-for-sale ("AFS"), at fair value	$14,875	73.2%	$13,988	72.6%
Equity securities, at fair value	65	0.3%	45	0.2%
Mortgage loans (net of allowance for credit losses ("ACL") of $17 and $0)	2,092	10.3%	2,241	11.6%
Policy loans, at outstanding balance	1,452	7.2%	1,467	7.6%
Limited partnerships and other alternative investments	999	4.9%	939	4.9%
Other investments [1]	24	0.1%	40	0.2%
Short-term investments	802	4.0%	550	2.9%
Total investments	$20,309	100%	$19,270	100%
[1]Primarily includes derivative instruments and real estate acquired in satisfaction of debt.
Total investments increased since December 31, 2019 (Successor Company), primarily due to an increase in fixed maturities, AFS and short-term investments. Fixed maturities, AFS increased primarily due to an increase in valuations as a result of a decline in interest rates. Short-term investments increased as a result of the Company's liquidity management.

Net Investment Income
	Successor Company						Predecessor Company
	For the Years Ended December 31,				June 1, 2018 to December 31, 2018		January 1, 2018 to May 31, 2018
	2020		2019
(Before-tax)	Amount	Yield [1]	Amount	Yield [1]	Amount	Yield [1]	Amount	Yield [1]
Fixed maturities [2]	$518	3.7%	$586	4.1%	$343	4.0%	$395	4.6%
Equity securities	7	16.1%	6	4.7%	9	7.7%	4	4.3%
Mortgage loans	92	4.2%	92	4.4%	49	4.1%	54	4.5%
Policy loans	82	5.7%	84	5.8%	48	5.7%	32	5.3%
Limited partnerships and other alternative investments	130	14.3%	161	19.2%	67	13.7%	41	10.4%
Other [3]	13		19		11		13
Investment expense	(26)		(24)		(18)		(19)
Total net investment income	$816	4.4%	$924	4.9%	$509	4.5%	$520	4.7%
Total net investment income excluding limited partnerships and other alternative investments	$686	3.9%	$763	4.3%	$442	4.1%	$479	4.5%
[1]Yields calculated using annualized net investment income divided by the monthly average invested assets at amortized cost as applicable, excluding repurchase agreement and securities lending collateral, if any, and derivatives book value.
[2]Includes net investment income on short-term investments.
[3]The year ended December 31, 2020 (Successor Company) was primarily driven by net investment income on assets from the COLI block of business. For the year ended December 31, 2019 (Successor Company) and the period of June 1, 2018 to December 31, 2018 (Successor Company), includes dividends received from seed money investments in Hartford funds and other business which is reinsured. The period of January 1, 2018 to May 31, 2018 (Predecessor Company), primarily includes income from derivatives that qualify for hedge accounting and hedge fixed maturities.

APP A - 21

Year ended December 31, 2020 (Successor Company)
Total net investment income for the year ended December 31, 2020 was $816. Total net investment income decreased primarily due to lower yields on fixed maturity investments resulting from lower reinvestment rates and lower yields on floating rate securities, and to a lesser extent, holding lower asset levels and fewer non-routine items. Also contributing to the decrease was lower income from limited partnerships and other alternative investments in the second quarter of 2020, which was a result of unfavorable impact on valuations from the economic impacts of the COVID-19 pandemic.
The annualized net investment income yield, excluding limited partnerships and other alternative investments, and non-routine items, which primarily include mortgage loan pre-payments was 3.9% for the year ended ended December 31, 2020.
The new money yield for the year ended December 31, 2020, excluding certain U.S. Treasury securities, was approximately 3.2%, which was below the average yield of sales and maturities of 3.7% for the same period.
Year ended December 31, 2019 (Successor Company)
Total net investment income for the year ended December 31, 2019 was $924. Total net investment income was primarily impacted by lower income from fixed maturities driven by lower asset levels, partially offset by an increase in income from limited partnerships and other alternative investments.
The annualized net investment income yield, excluding limited partnerships and other alternative investments, was 4.3% for the year ended ended December 31, 2019. Excluding limited partnerships other alternative investments and non-routine items, which primarily include make-whole payment income of fixed maturities and mortgage loan pre-payments, the annualized investment income yield was 4.2% for the same period.
The new money yield for the year ended December 31, 2019, excluding certain U.S. Treasury securities and cash equivalent securities, was approximately 4.0%, which was above the average yield of sales and maturities of 3.8% for the same period primarily due to purchasing of slightly longer duration and lower credit quality assets in the earlier part of 2019 as well as the sale of previously impaired securities.
For the period June 1, 2018 to December 31, 2018 (Successor Company)
Total net investment income for the period of June 1, 2018 to December 31, 2018 was $509. Total net investment income was primarily impacted by lower income from fixed maturities driven by lower asset levels due to the Commonwealth Annuity Reinsurance Agreement that the Company entered into as well as the continued decline of the Company's book of business.
The annualized net investment income yield, excluding limited partnerships and other alternative investments, was 4.1% for the period of June 1, 2018 to December 31, 2018. Excluding make-whole payments on fixed maturities and mortgage loan pre-payments, the annualized investment income yield, excluding limited partnerships and other alternative investments, was 4.1% for the same period.
The new money yield for the period of June 1, 2018 to December 31, 2018, excluding certain U.S. Treasury securities and cash equivalent securities, was approximately 4.3%, which was above the average yield of sales and maturities of 3.9% for the same period due to higher interest rates.
For the period January 1, 2018 to May 31, 2018 (Predecessor Company)
Total net investment income for the period of January 1, 2018 to May 31, 2018 was $520. Total net investment income was primarily impacted by lower income from fixed maturities driven by lower asset levels, partially offset by an increase in income from limited partnerships and other alternative investments.
The annualized net investment income yield, excluding limited partnerships and other alternative investments, was 4.5% for the period. Excluding non-routine items, which primarily include make-whole payments on fixed maturities and mortgage loan pre-payments, the annualized investment income yield, excluding limited partnerships and other alternative investments, was 4.4%.
The new money yield for the period, excluding certain U.S. Treasury securities and cash equivalent securities, was approximately 4.3%, which was above the average yield of sales and maturities of 3.9% for the same period due to higher interest rates.
APP A - 22

Net Realized Capital Gains (Losses)
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
(Before-tax)	2020	2019
Gross gains on sales	$166	$67	$12	$49
Gross losses on sales	(32)	(18)	(38)	(112)
Equity securities [1]	1	2	(21)	2
Net credit losses on fixed maturities, AFS [2]	(1)
Change in ACL on mortgage loans [3]	(8)
Intent-to-sell impairments [4]	(6)	—	(1)	—
Net other-than-temporary impairments ("OTTI") losses recognized in earnings		(4)	(6)	—
Valuation allowances on mortgage loans		—	(5)	—
Results of variable annuity hedge program
GMWB derivatives, net	82	53	12	12
Macro hedge program	(414)	(418)	153	(36)
Total results of variable annuity hedge program	(332)	(365)	165	(24)
Transactional foreign currency revaluation	3	(4)	9	(6)
Non-qualifying foreign currency derivatives	(7)	(4)	(10)	7
Other, net [5]	142	51	37	(23)
Net realized capital gains (losses)	$(74)	$(275)	$142	$(107)
[1]The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of December 31, 2020 (Successor Company), were $4 for the year-ended December 31, 2020 (Successor Company).The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of December 31, 2019 (Successor Company), were $(2) for the year-ended December 31, 2019 (Successor Company).The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities were $(14) for the period of June 1, 2018 to December 31, 2018 (Successor Company), and $(3) for the period of January 1, 2018 to May 31, 2018 (Predecessor Company).
[2]Due to the adoption of accounting guidance for credit losses on January 1, 2020, realized capital losses previously reported as OTTI are now presented as credit losses which are net of any recoveries. For further information, refer to Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements. In addition, see Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments section within the Investment Portfolio Risks section of the MD&A.
[3]Represents the change in ACL recorded during the period following the adoption of accounting guidance for credit losses on January 1, 2020. For further information, refer to Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements. In addition, see ACL on Mortgage Loans within the Investment Portfolio Risks section of the MD&A.
[4]See Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments within the Investment Portfolio Risks section of the MD&A.
[5]Includes gains (losses) on non-qualifying derivatives, excluding foreign currency derivatives, of $149 for the year ended December 31, 2020 (Successor Company), $54 for the year ended December 31, 2019 (Successor Company), $35 for the period of June 1, 2018 to December 31, 2018 (Successor Company), and $(10) for the period of January 1, 2018 to May 31, 2018 (Predecessor Company).
Gross Gains and Losses on Sales
•Gross gains and losses on sales for the year ended December 31, 2020 (Successor Company) were primarily driven by issuer-specific sales and tenders of corporate securities and sales of U.S. treasury securities for duration and/or liquidity management.
•Gross gains and losses on sales for the year ended December 31, 2019 (Successor Company) resulted from duration, liquidity and credit management within corporate securities and U.S Treasury securities.
•Gross gains and losses on sales for the period of June 1, 2018 to December 31, 2018 (Successor Company) resulted from duration, liquidity and credit management within corporate and U.S. Treasury securities.
APP A - 23

•Gross gains and losses on sales for the period of January 1, 2018 to May 31, 2018 (Predecessor Company) were primarily the result of sales of fixed maturities, AFS executed in order to fund the Commonwealth Annuity Reinsurance Agreement. Gross gains and losses on sales also resulted from duration, liquidity and credit management within corporate and U.S. Treasury securities. In addition, gross losses on sales include the transfer of property recognized in connection with the May 31, 2018 sale of the Company.
Variable Annuity Hedge Program
•For the year ended December 31, 2020 (Successor Company), losses on the variable annuity macro hedge program were primarily due to losses of $564 driven by improvements in the equity markets and $69 driven by time decay of options, partially offset by $117 due to the transfer of derivatives from GMWB derivatives, net and $99 due to a decline in interest rates. These losses were partially offset by gains on the combined GMWB derivatives, net, which include the GMWB product derivatives and GMWB reinsurance contracts, primarily due to gains of $172 driven by improvements in the equity markets, $28 driven by equity volatility, $19 driven by a decline in interest rates and $11 due to assumption updates, partially offset by $117 due to the transfer of derivatives to the macro hedge program and $24 due to the correlation effect of market variables.
•For the year ended December 31, 2019 (Successor Company), losses on the variable annuity hedge program included losses related to the macro hedge program primarily due to losses of $345 driven by improvements in the equity markets, $45 driven by equity market volatility, and $92 driven by time decay of options, partially offset by $70 due to a decline in interest rates . These losses were partially offset by gains on the combined GMWB derivatives, net, which include the GMWB product, reinsurance, and hedging derivatives, primarily due to gains of $24 driven by assumption updates, $21 driven by time decay of options, and $13 driven by equity market volatility.
•For the period of June 1, 2018 to December 31, 2018 (Successor Company), gains on the variable annuity hedge program included gains related to the macro hedge program of $134 driven by declines in the domestic equity markets, gains of $35 driven by an increase in equity market volatility, and gains of $34 due to a decrease in interest rates, partially offset by losses of $52 driven by time decay of options. The gains on the combined GMWB derivatives, net, which include the GMWB product, reinsurance, and hedging derivatives, are primarily due to non-market factors.
•For the period of January 1, 2018 to May 31, 2018 (Predecessor Company), losses on the variable annuity hedge program included losses related to the macro hedge program primarily due to losses of $33 driven by time decay on options and losses of $8 driven by an increase in domestic equity markets, partially offset by gains of $7 related to an increase in equity market volatility. These losses were partially offset by gains on the combined GMWB derivative, net which include the GMWB product, reinsurance and hedging derivatives was primarily due to a increase in volatility of $3 and policy holder behavior of $3, as well as an increase in interest rates of $2.
Other, net
•Other, net gains for the year ended December 31, 2020 (Successor Company), were primarily due to gains on interest rate derivatives partially offset by losses associated with modified coinsurance reinsurance contracts, both driven by a decrease in interest rates. Modified coinsurance reinsurance contracts are accounted for as embedded derivatives and transfer to the reinsurer the investment experience related to the assets supporting the reinsured policies.
•Other, net gains for the year ended December 31, 2019 (Successor Company), were primarily due to gains on interest rate derivatives partially offset by losses associated with modified coinsurance reinsurance contracts, both driven by an increase in interest rates.
•Other, net gains for the period of June 1, 2018 to December 31, 2018 (Successor Company), were primarily due to gains on interest rate derivatives due to a decrease in interest rates.
•Other, net losses for the period of January 1, 2018 to May 31, 2018 (Predecessor Company), were primarily due to losses on interest rate derivatives partially offset by gains associated with modified coinsurance reinsurance contracts, both driven by an increase in interest rates.
APP A - 24

CRITICAL ACCOUNTING ESTIMATES
The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ, and in the past have differed, from those estimates.
The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:
•estimated gross profits used in the valuation and amortization of assets (including VOBA) and liabilities associated with variable annuity and other universal life-type contracts;
•amortization of deferred gain on reinsurance;
•living benefits required to be fair valued (in other policyholder funds and benefits payable);
•valuation of investments and derivative instruments, including evaluation of credit losses on fixed maturities, AFS and ACL on mortgage loans;
•valuation allowance on deferred tax assets; and
•contingencies relating to corporate litigation and regulatory matters.
Certain of these estimates are particularly sensitive to market conditions, and deterioration and/or volatility in the worldwide debt or equity markets could have a material impact on the Consolidated Financial Statements. In developing these estimates management makes subjective and complex judgments that are inherently uncertain and subject to material change as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the financial statements.
Estimated Gross Profits
Estimated gross profits (“EGPs”) are used in the valuation and amortization of the VOBA (Successor Company) asset. Portions of EGPs are also used in the valuation of reserves for death and other insurance benefit features on variable annuity and other universal life-type contracts.

Significant EGP-based Balances
	Successor Company
	As of December 31,
	2020	2019
VOBA [1]	$586	$696
Death and Other Insurance Benefit Reserves, net of reinsurance [2]	$206	$181
[1]For additional information on VOBA, see Note 6 - Deferred Policy Acquisition Costs and Value of Business Acquired of Notes to Consolidated Financial Statements.
[2]For additional information on death and other insurance benefit reserves, see Note 7 - Reserves for Future Policy Benefits and Separate Account Liabilities of Notes to Consolidated Financial Statements.
APP A - 25

Benefit (Charge) to Income, Net of Tax, as a Result of Unlock [1]
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
DAC	$—	$—	$—	$(3)
VOBA	(64)	—	(19)	—
Death and other insurance benefit reserves	(25)	—	7	—
Change in reserves	18	(46)	—	—
Total (before tax)	(71)	(46)	(12)	(3)
Income tax effect	(15)	(10)	(3)	(1)
Total (after-tax)	$(56)	$(36)	$(9)	$(2)
[1]For further information, see Note 1 - Basis of Presentation and Significant Accounting Policies and Note 6 - Deferred Policy Acquisition Costs and Value of Business Acquired of Notes to Consolidated Financial Statements.
The Unlock benefits (charges) in the table above includes both assumption unlocks and market unlocks.
Successor Company
The Unlock charge, after-tax, for the year ended December 31, 2020 was primarily associated with updates to projected hedging costs and updates to variable annuity partial withdrawal assumptions, partially offset by separate account returns being above our aggregated estimated returns largely due to an increase in equity markets.
The Unlock charge, after-tax, for the year ended December 31, 2019 was primarily associated with the update of surrender rate assumptions on products' underlying additional reserves established through the purchase accounting fair value allocation process.
The Unlock charge, after-tax, for the period of June 1, 2018 to December 31, 2018 was primarily related to modifying the reversion-to-mean ("RTM") separate account return assumption to consider returns since May 31, 2018, rather than March 31, 2009 as well as the annual assumption updates associated with the macro hedge program and expense assumptions. For further discussion on RTM assumptions, please see the Market Unlocks section below. For further information regarding the elimination of DAC and the establishment of VOBA during pushdown accounting, see Note 1 - Basis of Presentation and Significant Accounting Policies and Note 6 - Deferred Policy Acquisition Costs and Value of Business Acquired of Notes to Consolidated Financial Statements.
Predecessor Company
The Unlock charge, after-tax, for the period of January 1, 2018 to May 31, 2018 was primarily due to separate account returns being below our aggregated estimated returns during the period largely due to a decrease in equity markets.
Use of Estimated Gross Profits in Amortization and Reserving
For variable annuity contracts, the Company estimates gross profits over 20 years as EGPs emerging subsequent to that time frame are immaterial. Future gross profits are projected over the estimated lives of the underlying contracts, based on future account value projections for variable annuity products. The projection of future account values requires the use of certain assumptions including: separate account returns; separate account fund mix; fees assessed against the contract holder’s account balance; full and partial surrender rates; interest credited; mortality; and annuitization rates. Changes in these assumptions and changes to other assumptions such as expenses and hedging costs cause EGPs to fluctuate, which impacts earnings.
The Company determines EGPs using a set of stochastic RTM separate account return projections which is an estimation technique commonly used by insurance entities to project future separate account returns. Through this estimation technique, the Company’s model is adjusted to reflect actual market performance at the end of each quarter. Through consideration of recent market returns, the Company will unlock, or adjust, projected returns over a future period so that the account value returns to the long-term expected rate of return, providing that those projected returns do not exceed certain caps.
APP A - 26

Annual Unlock of Assumptions
In the fourth quarter of 2020, the Company completed a comprehensive policyholder behavior assumption study which includes assumptions related to VOBA, death and other insurance benefit reserves, and additional liability values established in the purchase fair value allocation process ("PGAAP"). This study resulted in a non-market related after-tax charge of $76 to VOBA and death and other insurance benefit reserves and an after-tax benefit of $14 to the additional reserves established through PGAAP. The adjustment to reserves was primarily associated with an update to projected risk-based capital requirements. The results of these studies have been incorporated into the projection of future gross profits. Additionally, throughout the year, the Company evaluates various aspects of policyholder behavior and will revise its policyholder assumptions if credible emerging data indicates that changes are warranted. Upon completion of an annual assumption study or evaluation of credible new information, the Company will revise its assumptions to reflect its current best estimate. These assumption revisions will change the projected account values and the related EGPs in the VOBA amortization models, the death and other insurance benefit reserving model and the additional reserves established through PGAAP.
All assumption changes that affect the estimate of future EGPs (including the update of current account values, the use of the RTM estimation technique and policyholder behavior assumptions) are considered an Unlock in the period of revision. An Unlock adjusts VOBA and death and other insurance benefit reserve balances on the Consolidated Balance Sheets with an offsetting benefit or charge on the Consolidated Statements of Operations in the period of the revision. An Unlock that results in an after-tax benefit generally occurs as a result of actual experience or future expectations of product profitability being favorable compared to previous estimates. An Unlock that results in an after-tax charge generally occurs as a result of actual experience or future expectations of product profitability being unfavorable compared to previous estimates.
EGPs are also used to determine the expected excess benefits and assessments included in the measurement of death and other insurance benefit reserves. The determination of death and other insurance benefit reserves is also impacted by discount rates, lapses, volatilities, mortality assumptions and benefit utilization, including assumptions around annuitization rates.
Market Unlocks
In addition to updating assumptions in the fourth quarter of each year, an Unlock revises EGPs, on a quarterly basis, to reflect the Company’s current best estimate assumptions and market updates of policyholder account value. The Unlock for future separate account returns is determined each quarter. Under RTM, the expected long term rate of return is 8.3%. The annual return assumed over the next five years of approximately 5.3% was calculated based on the return needed over that period to produce an 8.3% return since the date VOBA was established in pushdown accounting, May 31, 2018. Based on the expected trend of policy lapses and annuitizations, the Company expects approximately 45% of its block of variable annuities to terminate in the next 5 years.
Aggregate Recoverability
After each quarterly Unlock, the Company also tests the aggregate recoverability of VOBA by comparing the VOBA balance to the present value of future EGPs. The margin between the VOBA balance and the present value of future EGPs for variable annuities was 48% as of December 31, 2020 (Successor Company). If the margin between the VOBA asset and the present value of future EGPs is exhausted, then further reductions in EGPs would cause portions of VOBA to be unrecoverable and the VOBA asset would be written down to equal future EGPs.
Accounting for Amortization of Deferred Gain on Reinsurance Contracts
A deferred gain was recorded in Other liabilities on the Consolidated Balance Sheet related to the Commonwealth Annuity Reinsurance Agreement. This gain was calculated based on the underlying contract values adjusted to fair value in pushdown accounting. The deferred gain will be amortized into income over the life of the underlying policies reinsured.
APP A - 27

Living Benefits Required to be Fair Valued
Fair values for GMWBs classified as embedded derivatives and included in other policyholder funds and benefits payable, are calculated using the income approach based upon internally developed models, because active, observable markets do not exist for those items. The fair value of these GMWBs and the related reinsurance and customized freestanding derivatives are calculated as an aggregation of the following components: Best Estimate Claim Payments; Fees; Credit Standing Adjustment; and Margins. The resulting aggregation is reconciled or calibrated, if necessary, to market information that is, or may be, available to the Company, but may not be observable by other market participants, including reinsurance discussions and transactions. The Company believes the aggregation of these components, as calibrated to the market information, results in an amount that the Company would be required to transfer to or receive from market participants in an active liquid market, if one existed, for those market participants to assume the risks associated with the guaranteed minimum benefits and the related reinsurance and customized derivatives. The fair value is likely to materially diverge from the ultimate settlement of the liability as the Company believes settlement will be based on our best estimate assumptions rather than those best estimate assumptions plus risk margins. In the absence of any transfer of the guaranteed benefit liability to a third party, the release of risk margins is likely to be reflected as realized gains in future periods’ net income.
A multidisciplinary group of finance, actuarial and risk management professionals reviews and approves changes to the Company's valuation model as well as associated controls.
For further discussion on the impact of fair value changes from living benefits see Note 2 - Fair Value Measurements of Notes to the Consolidated Financial Statements, and for a discussion on the sensitivities of certain living benefits due to capital market factors see MD&A - Managing Equity Risk on Variable Annuity Products.
Valuation of Investments and Derivative Instruments
Fixed Maturities, Equity Securities, Short-term Investments, and Free-standing Derivatives
The Company generally determines fair values using valuation techniques that use prices, rates, and other relevant information evident from market transactions involving identical or similar instruments. Valuation techniques also include, where appropriate, estimates of future cash flows that are converted into a single discounted amount using current market expectations. The Company uses a "waterfall" approach comprised of the following pricing sources which are listed in priority order: quoted prices, prices from third-party pricing services, internal matrix pricing, and independent broker quotes. The fair value of free-standing derivative instruments is determined primarily using a discounted cash flow model or option model technique and incorporates counterparty credit risk. In some cases, quoted market prices for exchange-traded transactions and transactions cleared through central clearing houses ("OTC-cleared") may be used and in other cases independent broker quotes may be used. For further discussion, see the Fixed Maturities, Equity Securities, Short-term Investments and Free-standing Derivatives section in Note 2 - Fair Value Measurements of Notes to Consolidated Financial Statements. For further discussion on the GMWB customized derivative valuation methodology, see the GMWB Embedded, Customized and Reinsurance Derivatives section in Note 2 - Fair Value Measurements of Notes to Consolidated Financial Statements.
Evaluation of Credit Losses on Fixed Maturities, AFS, Intent-to-Sell Impairments and ACL on Mortgage Loans
Each quarter, a group of investment and accounting professionals evaluates investments to determine if a credit loss is present for fixed maturities, AFS or an ACL is required for mortgage loans. These evaluations are quantitative and qualitative processes, which are subject to risks and uncertainties. For further discussion of the accounting policies, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements. For a discussion of impairments recorded, see the Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments and ACL on Mortgage Loans sections within the Investment Portfolio Risks section of the MD&A.
APP A - 28

Valuation Allowance on Deferred Tax Assets
Deferred tax assets represent the tax benefit of future deductible temporary differences and tax credit carryforwards. Deferred tax assets are measured using the enacted tax rates expected to be in effect when such benefits are realized if there is no change in tax law. Under U.S. GAAP, we test the value of deferred tax assets for impairment on a quarterly basis at the entity level within each tax jurisdiction, consistent with our filed tax returns. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. The determination of the valuation allowance for our deferred tax assets requires management to make certain judgments and assumptions. In evaluating the ability to recover deferred tax assets, we have considered all available evidence as of December 31, 2020 (Successor Company) including past operating results, forecasted earnings, future taxable income, and prudent and feasible tax planning strategies. In the event we determine it is more likely than not that we will not be able to realize all or part of our deferred tax assets in the future, an increase to the valuation allowance would be charged to earnings in the period such determination is made. Likewise, if it is later determined that it is more likely than not that those deferred tax assets would be realized, the previously provided valuation allowance would be reversed. Our judgments and assumptions are subject to change given the inherent uncertainty in predicting future performance and specific industry and investment market conditions.
As of December 31, 2020 and 2019 (Successor Company), the Company had no valuation allowance. In assessing the need for a valuation allowance, management considered future taxable temporary difference reversals, future taxable income exclusive of reversing temporary differences and carryovers, taxable income in open carry back years and other tax planning strategies. From time to time, tax planning strategies could include holding a portion of debt securities with market value losses until recovery, making investments which have specific tax characteristics, and business considerations such as asset-liability matching. Management views such tax planning strategies as prudent and feasible and would implement them, if necessary, to realize the deferred tax assets.
Contingencies Relating to Corporate Litigation and Regulatory Matters
Management evaluates each contingent matter separately. A loss is recorded if probable and reasonably estimable. Management establishes reserves for these contingencies at its “best estimate,” or, if no one number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the range of losses.
The Company has a quarterly monitoring process involving legal and accounting professionals. Legal personnel first identify outstanding corporate litigation and regulatory matters posing a reasonable possibility of loss. These matters are then jointly reviewed by accounting and legal personnel to evaluate the facts and changes since the last review in order to determine if a provision for loss should be recorded or adjusted, the amount that should be recorded, and the appropriate disclosure. The outcomes of certain contingencies currently being evaluated by the Company, which relate to corporate litigation and regulatory matters, are inherently difficult to predict, and the reserves that have been established for the estimated settlement amounts are subject to significant changes. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. In view of the uncertainties regarding the outcome of these matters, as well as the tax-deductibility of payments, it is possible that the ultimate cost to the Company of these matters could exceed the reserve by an amount that would have a material adverse effect on the Company’s consolidated results of operations and liquidity in a particular quarterly or annual period.
APP A - 29

ENTERPRISE RISK MANAGEMENT
The Company’s Board of Directors (“the Board”) has ultimate responsibility for risk oversight while management is tasked with the day-to-day management of the Company’s risks. The Board executes risk oversight through Hopmeadow Holdings GP, LLC's Finance, Investment and Enterprise Risk Committee ("FIRMCo").
The Company manages and monitors risk through risk policies, controls and limits.
At the senior management level, an Enterprise Risk and Capital Committee (“ERCC”) oversees the risk profile and risk management practices of the Company. ERCC reports to FIRMCo on Talcott's overall risk profile and adherence to risk limits. As illustrated below, a number of functional committees sit underneath the ERCC, providing oversight of specific risk areas.

Enterprise Risk and Capital Committee - "ERCC"

Insurance Risk Committee	Finance & Investment Committee	Risk Governance Committee

Policyholder Behavior Risk	Liquidity Risk	Emerging Risk
	Market and Credit Risk	Operational Risk
Mortality Risk
Longevity Risk Model Oversight

ERCC Members
President (Chair)
Chief Actuary
Chief Auditor
Chief Communications Officer
General Counsel
Chief Financial Officer
Chief Human Resource Officer
Chief Information Officer
Chief Investment Officer
Chief Risk Officer
Head of Corporate Strategy & Business Development
Head of Pricing
Others as deemed necessary by the Committee Chair
The Company's enterprise risk management ("ERM") function supports the ERCC and functional committees, and is tasked with, among other things:
• risk identification and assessment;
• the development of risk appetites, tolerances, and limits;
• risk monitoring; and
• internal and external risk reporting.
The Company categorizes its main risks as financial risk, operational risk, and insurance risk, each of which are described in more detail below.
APP A - 30

Financial Risk Management
Financial risks include direct and indirect risks to the Company's financial objectives coming from events that impact market conditions or prices. Some events may cause correlated movement in multiple risk factors. The primary sources of financial risks are the Company's general account and separate account assets and the liabilities and the guarantees which the company has written over various liability products, particularly its fixed and variable annuities. Consistent with its risk appetite, the Company establishes financial risk limits to control potential loss on a U.S. statutory and economic basis. Exposures are actively monitored and mitigated where appropriate. The Company uses various risk management strategies, including reinsurance and over-the-counter and exchange traded derivatives with counterparties meeting the appropriate regulatory and due diligence requirements. Derivatives are utilized to achieve one of four Company-approved objectives: hedging risk arising from interest rate, equity market, commodity market, credit spread and issuer default, price or currency exchange rate risk or volatility; managing liquidity; controlling transaction costs; or entering into synthetic replication transactions. Derivative activities are monitored and evaluated by the Company’s compliance and risk management teams and reviewed by senior management.
The Company identifies different categories of financial risk, including liquidity, credit, interest rate, equity and foreign exchange as described below.
Liquidity Risk
Liquidity risk is the risk to current or prospective earnings or capital arising from the Company's inability or perceived inability to meet its contractual funding obligations when they come due.
Sources of Liquidity Risk
Sources of Liquidity Risk include funding risk, company-specific liquidity risk and market liquidity risk resulting from differences in the amount and timing of sources and uses of cash as well as company-specific and general market conditions. Stressed market conditions may impact the ability to sell assets or otherwise transact business and may result in a significant loss in value.
Impact
Inadequate capital resources and liquidity could negatively affect the Company’s overall financial strength and its ability to generate cash flows from its businesses, borrow funds at competitive rates, and raise new capital to meet operating and growth needs.
Management
The Company has defined ongoing monitoring and reporting requirements to assess liquidity across the enterprise under both current and stressed market conditions. The Company measures and manages liquidity risk exposures and funding needs within prescribed limits across legal entities, taking into account legal, regulatory and operational limitations to the transferability of liquidity. The Company also monitors internal and external conditions and identifies material risk changes and emerging risks that may impact liquidity. The Company's Treasurer has primary responsibility for liquidity risk.
For further discussion on liquidity see the section on Capital Resources and Liquidity.
Credit Risk
Credit risk is the risk to earnings or capital due to uncertainty of an obligor’s or counterparty’s ability or willingness to meet its obligations in accordance with contractually agreed upon terms. Credit risk is comprised of three major factors: the risk of change in credit quality, or credit migration risk; the risk of default; and the risk of a change in value due to changes in credit spread.
Sources of Credit Risk
The majority of the Company’s credit risk is concentrated in its investment holdings but it is also present in the Company's derivative counterparty exposure, reinsurance transactions, and to a lesser extent variable annuity fund assets under management.
Impact
A decline in creditworthiness is typically associated with an increase in an investment’s credit spread, potentially resulting in an increase in credit losses and an increased probability of a realized loss upon sale. Derivative exposure and reinsurance recoverables are also subject to credit risk based on the counterparty’s unwillingness or inability to pay. The value of
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variable annuity fund assets under management can also be affected by an increase in investment credit spreads or defaults on underlying investments.
Management
The objective of the Company’s enterprise credit risk management strategy is to identify, quantify, and manage credit risk on an aggregate portfolio basis and to limit potential losses in accordance with an established credit risk management policy. The Company primarily manages its credit risk by holding a diversified mix of investment grade issuers and counterparties across its investment, reinsurance, and insurance portfolios. Potential losses are also limited within portfolios by diversifying across geographic regions, asset types and sectors.
The Company manages credit risk on an on-going basis through the use of various processes and analyses. Both the investment and reinsurance areas have formulated procedures for counterparty approvals and authorizations, which establish minimum levels of creditworthiness and financial stability. Credits considered for investment are subjected to underwriting reviews. Within the investment portfolio, private securities are subject to management approval. Mitigation strategies vary across the three sources of credit risk, but may include:
•Investing in a portfolio of high-quality and diverse securities;
•Selling investments subject to credit risk;
•Hedging through use of single name or basket credit default swaps;
•Clearing transactions through central clearing houses that require daily variation margin;
•Entering into contracts only with strong creditworthy institutions and
•Requiring collateral.
The Company has developed credit exposure thresholds which are based upon counterparty ratings. Aggregate counterparty credit quality and exposure is monitored on a monthly basis utilizing an enterprise-wide credit exposure information system that contains data on issuers, ratings, exposures, and credit limits. Exposures are tracked on a current and potential basis and aggregated by ultimate parent across investments, reinsurance receivables, insurance products with credit risk, and derivative counterparties.
As of December 31, 2020 and 2019 (Successor Company), the Company had no investment exposure to any credit concentration risk of a single issuer, or derivative counterparty greater than 10% of the Company's stockholder's equity, other than the U.S. government and certain U.S. government securities. For further discussion of concentration of credit risk in the investment portfolio, see the Concentration of Credit Risk section in Note 3 - Investments of Notes to Consolidated Financial Statements.
Credit Risk of Derivatives
The Company uses various derivative counterparties in executing its derivative transactions. The use of counterparties creates credit risk that the counterparty may not perform in accordance with the terms of the derivative transaction. A reduction in the financial strength ratings as set by nationally recognized statistical agencies or a decline in the RBC ratio of the Company’s insurance operating companies may have adverse implications for its use of derivatives including those used to hedge benefit guarantees of variable annuities. Derivative counterparties for over-the-counter ("OTC") derivatives and clearing brokers for OTC-cleared derivatives have the right to cancel and settle outstanding derivative trades or require additional collateral to be posted if the Company's financial strength falls below certain thresholds. In addition if the Company does not meet these thresholds, counterparties and clearing brokers may becoming unwilling to engage in or clear additional derivatives or may require collateralization before entering into any new trades. This would restrict the supply of derivative instruments commonly used to hedge variable annuity guarantees, particularly long-dated equity derivatives and interest rate swaps.
Managing the Credit Risk of Counterparties to Derivative Instruments
The Company has derivative counterparty exposure policies which limit the Company’s exposure to credit risk. The Company monitors counterparty exposure on a monthly basis to ensure compliance with Company policies and statutory limitations. The Company’s policies with respect to derivative counterparty exposure establishes market-based credit limits, favors long-term financial stability and creditworthiness of the counterparty and typically requires credit enhancement/credit risk reducing agreements, which are monitored and evaluated by the Company’s risk management team and reviewed by senior management.
The Company minimizes the credit risk of derivative instruments by entering into transactions with high quality counterparties primarily rated A or better. The Company also generally requires that OTC derivative contracts be governed
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by an International Swaps and Derivatives Association ("ISDA") Master Agreement, which is structured by legal entity and by counterparty and permits right of offset. The Company enters into credit support annexes in conjunction with the ISDA agreements, which require daily collateral settlement based upon agreed upon thresholds.
The Company has developed credit exposure thresholds which are based upon counterparty ratings. Credit exposures are measured using the market value of the derivatives, resulting in amounts owed to the Company by its counterparties or potential payment obligations from the Company to its counterparties. The notional amounts of derivative contracts represent the basis upon which pay or receive amounts are calculated and are not reflective of credit risk. For purposes of daily derivative collateral maintenance, credit exposures are generally quantified based on the prior business day’s market value and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of the derivatives exceed the contractual thresholds. In accordance with industry standard and the contractual agreements, collateral is typically settled on same business day. The Company has exposure to credit risk for amounts below the exposure thresholds which are uncollateralized, as well as for market fluctuations that may occur between contractual settlement periods of collateral movements.
Most of the Company's derivative counterparty relationships have a zero uncollateralized threshold. Currently, the Company only transacts OTC derivatives with three counterparties and in two legal entities where the collateralized thresholds to the Company is greater than zero. The maximum combined threshold in those relationships is $10. Based on the contractual terms of the collateral agreements, these thresholds may be immediately reduced due to a downgrade in the counterparty's credit rating. For further discussion, see the Derivative Commitments section of Note 11 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
For the year ended December 31, 2020 (Successor Company), the Company incurred no losses on derivative instruments due to counterparty default.
Use of Credit Derivatives
The Company may also use credit default swaps to manage credit exposure or to assume credit risk to enhance yield. The Company uses credit derivatives to purchase credit protection with respect to a single entity, referenced index, or asset pool. The Company purchases credit protection through credit default swaps to economically hedge and manage credit risk of certain fixed maturity investments across multiple sectors of the investment portfolio. As of December 31, 2020 and 2019 (Successor Company), the notional amount related to credit derivatives that purchase credit protection was $40, while the fair value was $0 and $(1), respectively. These amounts do not include positions that are in offsetting relationships.
The Company may also enter into credit default swaps that assume credit risk as part of replication transactions. Replication transactions are used as an economical means to synthetically replicate the characteristics and performance of assets that are permissible investments under the Company’s investment policies. These swaps reference investment grade single corporate issuers and baskets, which include customized diversified portfolios of corporate issuers. These baskets are established within sector concentration limits and may be divided into tranches which possess different credit ratings. As of December 31, 2020 and 2019 (Successor Company), the notional amount and fair value related to credit derivatives that assume credit risk was $0 for both years. These amounts do not include positions that are in offsetting relationships.
For further information on credit derivatives, see Note 4- Derivative Instruments of Notes to Consolidated Financial Statements.
Interest Rate Risk
Interest rate risk is the risk of financial loss due to adverse changes in the value of assets and liabilities arising from movements in interest rates. Interest rate risk encompasses exposures with respect to changes in the level of interest rates, the shape of the term structure of rates and the volatility of interest rates. Interest rate risk does not include exposure to changes in credit spreads.
Sources of Interest Rate Risk
The Company has exposure to interest rates arising from its fixed maturity securities and interest sensitive liabilities. In addition, certain product liabilities, including those containing GMWB or GMDB, expose the Company to interest rate risk but also have significant equity risk. These liabilities are discussed as part of the Managing Equity Risk on Variable Annuity Products section. Management also evaluates performance of certain products based on net investment spread which is, in part, influenced by changes in interest rates.
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Impact
Changes in interest rates from current levels can have both favorable and unfavorable effects for the Company.

Change in Interest Rates	Favorable Effects	Unfavorable Effects
ñ	Additional investment income	Decrease in the fair value of the fixed maturity investment portfolio
	Lower cost of the variable annuity hedge program	Potential increase in policyholder surrenders, requiring the Company to liquidate assets in an unrealized loss position to fund liability surrender value
	Lower margin erosion associated with minimum guaranteed crediting rates on certain products	Potential impact on the Company's tax planning strategies
Higher interest expense
ò	Increase in the fair value of the fixed maturity investment portfolio	Lower net investment income due to reinvesting at lower investment yields
	Lower interest expense	Lower interest income on variable rate investments
Acceleration in paydowns and prepayments or calls of certain mortgage-backed and municipal bonds
Increased cost of variable annuity hedge program
Potential margin erosion associated with minimum guaranteed crediting rates on certain products
Management
The Company primarily manages its exposure to interest rate risk by constructing investment portfolios that maintain asset allocation limits and asset/liability duration matching targets which may include the use of derivatives. The Company analyzes interest rate risk using various models including parametric models and cash flows simulation under various market scenarios of the liabilities and their supporting investment portfolios. Key metrics that the Company uses to quantify its exposure to interest rate risk inherent in its invested assets and interest rate sensitive liabilities include duration, convexity and key rate duration.
The Company may also utilize a variety of derivative instruments to mitigate interest rate risk associated with its investment portfolio or to hedge liabilities. Interest rate caps, floors, swaps, swaptions and futures may be used to manage portfolio duration. Interest rate swaps are primarily used to convert interest receipts or payments to a fixed or variable rate. The use of such swaps enables the Company to customize contract terms and conditions to desired objectives and manage the duration profile within established tolerances. Interest rate swaps are also used to hedge the variability in the cash flow of a forecasted purchase or sale of fixed rate securities due to changes in interest rates.
As of December 31, 2020 and 2019 (Successor Company), notional amounts pertaining to derivatives utilized to manage the interest rate risk of investments, including offsetting positions, totaled $3.4 billion and $3.1 billion respectively. The fair value of these derivatives was $(13) and $(39) as of December 31, 2020 and 2019 (Successor Company), respectively. These amounts do not include derivatives associated with the Variable Annuity Hedging Program.
Assets and Liabilities subject to Interest Rate Risk
Fixed Income Investments
The fair value of fixed income investments, which include fixed maturities, commercial mortgage loans, and short-term investments, was $17.8 billion and $16.8 billion at December 31, 2020 and 2019 (Successor Company), respectively. The weighted average duration of the portfolio, including derivative instruments, was approximately 8.8 years and 8.5 years as of December 31, 2020 and 2019 (Successor Company), respectively.
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Liabilities
The Company’s issued investment contracts and certain insurance product liabilities, other than non-guaranteed separate accounts, include asset accumulation vehicles such as fixed annuities, guaranteed investment products, and other investment and universal life-type contracts. The primary risk associated with these products is that, despite the use of market value adjustment features and surrender charges, the spread between investment return and credited rate may not be sufficient to earn targeted returns.
Asset accumulation vehicles primarily require a fixed rate payment, often for a specified period of time, and fixed rate annuities contain surrender values that are based upon a market value adjusted formula if held for shorter periods. As of December 31, 2020 and 2019 (Successor Company), the Company had $3.3 billion and $3.5 billion, respectively, of liabilities for fixed annuities predominantly with 3% minimum interest guarantees and $94 of liabilities for guaranteed investment products for both periods.
In addition, certain products such as COLI contracts and the general account portion of variable annuity products credit interest to policyholders subject to market conditions and minimum interest rate guarantees. As of December 31, 2020 and 2019 (Successor Company), the Company had $1.7 billion and $1.8 billion, respectively, of general account COLI account value, with minimum interest guarantees on unloaned account value ranging from 4.0% to 4.5%. As of December 31, 2020 and 2019 (Successor Company), the general account portion of the variable annuity contracts was $2.7 billion and $2.8 billion, respectively, with minimum guarantees ranging from 1.5% to 4.0%.
The Company's issued non-investment type contracts include structured settlement contracts, terminal funding agreements, and on-benefit payout annuities (i.e., the annuitant is currently receiving benefits). The cash outflows associated with these policy liabilities are not interest rate sensitive but do vary based on actual to expected mortality experience. Similar to investment-type products, the aggregate cash flow payment streams are relatively predictable. Products in this category may rely upon actuarial pricing assumptions (including mortality and morbidity) and have an element of cash flow uncertainty. Additionally, due to the long duration of these liabilities, these products are subject to reinvestment risk. As of December 31, 2020 and 2019 (Successor Company), the Company had $10.7 billion and $10.9 billion, respectively of liabilities for structured settlements and terminal funding agreements and $1.5 billion and $1.6 billion, respectively, of liabilities for on-benefit payout annuities.
Interest Rate Sensitivity
Fixed Liabilities and the Invested Assets Supporting Them
Included in the following table is the before-tax change in the net economic value of investment contracts including structured settlements, fixed annuity contracts and terminal funding agreements for which the payment rates are fixed at contract issuance and/or the investment experience is substantially absorbed by the Company’s operations, along with the corresponding invested assets. Also included in this analysis are the interest rate sensitive derivatives used by the Company to hedge its exposure to interest rate risk in the investment portfolios supporting these contracts. Note that for purposes of the sensitivities outlined below, the net economic value is shown, which is net of reinsurance and is the difference between the change in the market value of the assets, and the change in the market value of the liabilities utilizing the Company's internal methodology for calculating economic value.
The calculation of the estimated hypothetical change in net economic value below assumes a 100 basis point upward and downward parallel shift in the yield curve.

Change in Net Economic Value as of December 31,
	Successor Company
Interest Rate Sensitivity of Fixed Liabilities and Invested Assets Supporting Them	2020		2019
Basis point shift	-100	+100	-100	+100
(Decrease) increase in economic value, before tax	$(271)	$175	$(324)	$212
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The carrying value of fixed maturities, commercial mortgage loans and short-term investments related to the businesses included in the table above was $13.1 billion and $12.7 billion, as of December 31, 2020 and 2019 (Successor Company), respectively. The assets supporting the fixed liabilities are monitored and managed within set duration guidelines, and are evaluated on a daily basis, as well as annually using scenario simulation techniques in compliance with regulatory requirements. For further discussion on the reinsurance agreements with Commonwealth and the impact to invested assets, please see MD&A - Investment Results, Composition of Invested Assets.
Invested Assets Not Supporting Fixed Liabilities
The following table provides an analysis showing the estimated before-tax change in the fair value of the Company’s investments and related derivatives, excluding assets supporting fixed liabilities which are included in the table above, assuming 100 basis point upward and downward parallel shifts in the yield curve as of December 31, 2020 and 2019 (Successor Company).

Change in Fair Value as of December 31,
	Successor Company
Interest Rate Sensitivity of Invested Assets Not Supporting Fixed Liabilities	2020		2019
Basis point shift	-100	+100	-100	+100
Increase (decrease) in fair value, before tax	$326	$(248)	$323	$(252)
The carrying value of fixed maturities, commercial mortgage loans and short-term investments related to the businesses included in the table above was $3.4 billion and $3.0 billion, as of December 31, 2020 and 2019 (Successor Company), respectively.
The selection of the 100 basis point parallel shift in the yield curve was made only as an illustration of the potential hypothetical impact of such an event and should not be construed as a prediction of future market events. Actual results could differ materially from those illustrated above due to the nature of the estimates and assumptions used in the above analysis. The Company’s sensitivity analysis calculation assumes that the composition of invested assets and liabilities remain materially consistent throughout the year and that the current relationship between short-term and long-term interest rates will remain constant over time. As a result, these calculations may not fully capture the impact of portfolio re-allocations, significant product sales or non-parallel changes in interest rates.
Equity Risk
Equity risk is the risk of financial loss due to changes in the value of global equities or equity indices, alternative investment models, private equities and hedge funds.
Sources of Equity Risk
The Company has exposure to equity risk from general account assets, variable annuity fund assets under management and embedded derivatives within the Company’s variable annuity products. The Company’s variable products are significantly influenced by the U.S. and other equity markets, as discussed below.
Impact of Equity Risk on General Account Products
Declines in equity markets may result in losses due to sales or reductions in market value that are recorded within reported earnings. Declines in equity markets may also decrease the value of limited partnerships and other alternative investments or result in losses on derivatives, including on embedded product derivatives, thereby negatively impacting our reported earnings.
Managing Equity Risk on Variable Annuity Products
Most of the Company’s variable annuities include GMDB and certain contracts with GMDB also include GMWB features.
Impact
The Company’s variable annuity contracts are significantly influenced by the U.S. and other equity markets. Generally, declines in equity markets will:
•reduce the value of assets under management and the amount of fee income generated from those assets;
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•increase the value of derivative assets used to hedge product guarantees and fee income resulting in realized capital gains;
•increase the costs of the hedging instruments we use in our hedging program;
•increase the Company’s net amount at risk ("NAR"), described below, for GMDB and GMWB;
•increase the amount of required assets to be held backing variable annuity guarantees to maintain required regulatory reserve levels and targeted risk-based capital ratios; and
•decrease the Company’s estimated future gross profits, resulting in a VOBA unlock charge.
Increases in equity markets will generally have the inverse impact of those listed in the preceding discussion.
Declines in the equity markets will increase the Company’s liability for these benefits. Many contracts with a GMDB include a MAV, which in rising markets resets the guarantee on the anniversary to be "at the money". As the MAV increases, it can increase the NAR for subsequent declines in account value. Generally, a GMWB contract is "in the money" if the contractholder’s GRB becomes greater than the account value.
The NAR is generally defined as the guaranteed minimum benefit amount in excess of the contractholder’s current account value. Variable annuity account values with guarantee features were $34.0 billion and $33.4 billion as of December 31, 2020 and 2019 (Successor Company), respectively.
The following tables summarize the account values of the Company’s variable annuities with guarantee features and the NAR split between various guarantee features (retained net amount at risk is net of reinsurance, but does not take into consideration the effects of the variable annuity hedge programs currently in place as of each balance sheet date).

Total Variable Annuity Guarantees as of December 31, 2020
Successor Company
($ in billions)	Account Value	Gross Net Amount at Risk	Retained Net Amount at Risk	% of Contracts In the Money [2]	% In the Money [2][3]
Variable Annuity [1]
GMDB [4]	$34.0	$2.4	$0.4	13%	31%
GMWB	14.7	0.1	0.1	3%	27%

Total Variable Annuity Guarantees as of December 31, 2019
Successor Company
($ in billions)	Account Value	Gross Net Amount at Risk	Retained Net Amount at Risk	% of Contracts In the Money [2]	% In the Money [2][3]
Variable Annuity [1]
GMDB [4]	$33.4	$2.5	$0.5	13%	29%
GMWB	14.6	0.2	0.1	4%	25%
[1]Contracts with a guaranteed living benefit also have a guaranteed death benefit. The NAR for each benefit is shown; however these benefits are not additive.
[2]    Excludes contracts that are fully reinsured.
[3]    For all contracts that are “in the money”, this represents the percentage by which the average contract was "in the money".
[4]    Excludes contracts without a GMDB due to certain elections made by policyholders or their beneficiaries. Such contracts had $2.6 billion and $2.3 billion of account value as of December 31, 2020 and 2019 (Successor Company), respectively.
Many policyholders with a GMDB also have a GMWB. These benefits are not additive. Policyholders that have a product with both guarantees can receive, at most, the greater of the GMDB or GMWB. The GMDB NAR disclosed in the preceding tables is a point in time measurement and assumes that all participants utilize the GMDB on that measurement date.
The Company expects to incur GMDB payments in the future only if the policyholder has an “in the money” GMDB at their death. For policies with a GMWB rider, the company expects to incur GMWB payments in the future only if the account value is reduced over time to a specified level through a combination of market performance and periodic withdrawals, at which point the contractholder will receive an annuity with total payments equal to the GRB which is generally equal to premiums less withdrawals. For the Company’s “lifetime” GMWB products, this annuity can have total payments exceeding the GRB. As the account value fluctuates with equity market returns on a daily basis and the “lifetime” GMWB payments may exceed the GRB, the ultimate amount to be paid by the Company, if any, is uncertain and could be significantly more or
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less than the Company’s current carried liability. For additional information on the Company’s GMWB liability, see Note 2 - Fair Value Measurements of Notes to Consolidated Financial Statements. For additional information on the Company's GMDB liability, see Note 7 - Reserves for Future Policy Benefits and Separate Account Liabilities of Notes to Consolidated Financial Statements.
Variable Annuity Market Risk Exposures
The following table summarizes the broad Variable Annuity Guarantees offered by the Company and the market risks to which the guarantee is most exposed from a U.S. GAAP accounting perspective.

Variable Annuity Guarantees [1]	U.S. GAAP Treatment [1]	Primary Market Risk Exposures [1]
GMDB and life-contingent component of the GMWB	Accumulation of the portion of fees required to cover expected claims, less accumulation of actual claims paid	Equity Market Levels / Interest Rates
GMWB (excluding life-contingent portions)	Fair Value	Equity Market Levels / Implied Volatility / Interest Rates
[1]Each of these guarantees and the related U.S. GAAP accounting volatility will also be influenced by actual and estimated policyholder behavior.
Risk Hedging
Variable Annuity Hedging Program
Through the use of reinsurance, capital market derivatives and other derivative instruments, the Company’s variable annuity hedging program is primarily focused on reducing the economic exposure to market risks associated with guaranteed benefits that are embedded in our variable annuity contracts. The variable annuity hedging program also considers the potential impacts on statutory capital.
Reinsurance
The Company uses reinsurance for a portion of contracts with GMWB riders issued prior to the second quarter of 2006. The Company also uses reinsurance for a majority of the GMDB riders where the GMDB is higher than a return of premium death benefit or account value benefit.
Macro Hedge Program
The Company’s macro hedging program is designed to hedge risk pertaining to variable annuity exposures, including GMWB and GMDB liabilities, protect expected fee revenue to be received on variable annuity contracts, and reduce statutory reserve and capital volatility. The macro hedge program uses interest rate swaps and futures, and equity swaps, options, and futures on certain indices including the S&P 500 index, EAFE index, NASDAQ index and Russell index. Additionally, the Company holds customized capital market derivative contracts to provide protection from certain capital market risks for the remaining term of specified blocks of non-reinsured GMWB riders. These customized derivative contracts are based on policyholder behavior assumptions specified at the inception of the derivative contracts. The Company retains the risk for differences between assumed and actual policyholder behavior and between the performance of the actively managed funds underlying the separate accounts and their respective indices.
Management assesses the risks under various deterministic and stochastic scenarios in designing and executing the macro hedge program. The increased U.S. GAAP earnings volatility may result from factors including, but not limited to: policyholder behavior, capital markets, divergence between the performance of the underlying funds and the hedging indices, changes in hedging positions and the relative emphasis placed on various risk management objectives. Additionally, the hedge program will result in U.S. GAAP earnings volatility as changes in the value of the macro hedge derivatives may not be closely aligned to changes in U.S. GAAP liabilities.
Variable Annuity Hedging Program Sensitivities
The underlying guaranteed withdrawal benefit liabilities (excluding the life contingent portion of GMWB contracts) and hedge assets within the GMWB hedge and macro hedge programs are carried at fair value.
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The following table presents our estimates of the potential instantaneous impacts from sudden market stresses related to equity market prices, interest rates and implied market volatilities. The following sensitivities represent: (1) the net estimated difference between the change in the fair value of GMWB liabilities and the underlying hedge instruments and (2) the estimated change in fair value of the hedge instruments for the macro program, before the impacts of amortization of VOBA and taxes. As noted in the preceding discussion, certain hedge assets are used to hedge liabilities that are not carried at fair value and will not have a liability offset in the U.S. GAAP sensitivity analysis. All sensitivities are measured as of December 31, 2020 (Successor Company) and are related to the fair value of liabilities and hedge instruments in place at that date for the Company’s variable annuity hedge programs. The impacts presented in the table that follows are estimated individually and measured without consideration of any correlation among market risk factors.

Sensitivity Analysis (before tax and VOBA) as of December 31, 2020 [1]
	Variable Annuity Macro Hedge Program
Equity market return	-20%	-10%	10%
Potential net fair value impact	$468	$202	$(122)
Interest rates	-50bps	-25bps	+25bps
Potential net fair value impact	$97	$48	$(46)
Implied volatilities	10%	2%	-10%
Potential net fair value impact	$259	$53	$(265)
[1]    These sensitivities are based on the following key market levels as of December 31, 2020: 1) S&P of 3,756; 2) 10yr US swap rate of 0.94%; and 3) S&P 10yr volatility of 22.24%.
The preceding sensitivity analysis is an estimate and should not be used to predict the future financial performance of the Company's variable annuity hedge programs. The actual net changes in the fair value liability and the hedging assets illustrated in the preceding table may vary materially depending on a variety of factors which include but are not limited to:
•The sensitivity analysis is only valid as of the measurement date and assumes instantaneous changes in the capital market factors and no ability to re-balance hedge positions prior to the market changes;
•Changes to the underlying hedging program, policyholder behavior, and variation in underlying fund performance relative to the hedged index, which could materially impact the liability; and
•The impact of elapsed time on liabilities or hedge assets, any non-parallel shifts in capital market factors, or correlated moves across the sensitivities.
Foreign Currency Exchange Risk
Foreign currency exchange risk is the risk of financial loss due to changes in the relative value between currencies.
Sources of Currency Risk
The Company has foreign currency exchange risk in non-U.S. dollar denominated investments which primarily consist of fixed maturity and equity investments.
Impact
Changes in relative values between currencies can create variability in cash flows and realized or unrealized gains and losses on changes in the fair value of assets and liabilities. Based on the fair values of the Company’s non-U.S. dollar denominated securities and derivative instruments as of December 31, 2020 and 2019 (Successor Company), management estimates that a hypothetical 10% unfavorable change in exchange rates would decrease the fair values by an immaterial amount.
Management
The open foreign currency exposure of non-U.S. dollar denominated investments will most commonly be reduced through the sale of the assets or through hedges using currency futures/forwards/swaps. In order to manage the currency risk related to any non-U.S. dollar denominated liability contracts, the Company enters into foreign currency swaps or holds non-U.S. dollar denominated investments.
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Assets and Liabilities Subject to Foreign Currency Exchange Risk
Non-U.S. dollar denominated fixed maturities, equities and cash
The fair values of the non-U.S. dollar denominated fixed maturities and equities at December 31, 2020 and 2019 (Successor Company) were approximately $110 and $93, respectively. The currency risk of the remaining non-U.S. dollar denominated fixed maturities and equities are hedged with foreign currency swaps.
Non-U.S. dollar denominated funding agreement liability contracts
The Company hedged the foreign currency risk associated with these liability contracts with currency rate swaps. As of December 31, 2020 and 2019 (Successor Company), the derivatives used to hedge foreign currency exchange risk related to foreign denominated liability contracts had a total notional amount of $94, and a total fair value of $(5) and $(15), respectively.
Operational Risk
Operational risk is the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events.
The Company has classified operational risk into the following risk categories:

• Business Resiliency • Claims • Corporate Governance • Cyber and Information Protection • Financial Operations • Fraud • Human Resources	• Legal and Compliance • Model Risk • Operations • Product Risk (In-force and New Business) • Technology • Third-Party (Vendor)
Sources of Operational Risk
Operational risk is inherent in all aspects of the Company's business and functional areas.
Impact
Operational risk can result in financial loss, disruption of the Company's business, regulatory actions or damage to the Company's reputation.
Management
Responsibility for day-to-day management of operational risk lies within each functional area. ERM is responsible for establishing, maintaining and communicating the framework, principles and guidelines of the Company's operational risk management program. In addition, ERM, as a second line of defense, provides an independent enterprise view and assessment of operational risks that the Company faces. Operational risk mitigation strategies include the following:
•Establishing policies and monitoring risk tolerances and exceptions;
•Conducting business self risk assessments and implementing action plans where necessary;
•Validating existing crisis management protocols;
•Identifying and monitoring emerging operational risks; and
•Purchasing insurance coverage.
Business Resiliency
The Company has a developed business resiliency program that is consistent with industry best practices that provides reasonable assurance that the Company is prepared for, and can recover from, emergencies and disasters. Foundational elements of the Company’s business resiliency strategy consist of a lead Business Resiliency Officer, a business resilience program, business continuity plans, IT disaster recovery plans, a Crisis Management Team ("CMT"), and a Crisis Management Plan.
The Company's Business Resiliency Office proactively monitors events at the local, regional, and national levels and when necessary will be responsible for executing a response to a potential significant business disruption.
To provide resiliency against an event, the Company uses a portfolio of resiliency plans to safeguard the Company’s business functions, information systems, personnel, data, and facilities. The Business Continuity Plans ("BCP") are updated annually and are maintained across business units in accordance with established organizational policies and standards to
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ensure a constant state of readiness as well as to ensure that services can be recovered within reasonable timeframes and to acceptable levels in the event of a disruption or catastrophe.
Cybersecurity Risk
The Company has implemented information protection and privacy programs with established governance routines that promote an adaptive approach for assessing and managing risks. The Company has invested to build a ‘defense-in-depth’ strategy that uses multiple security measures to protect the integrity of the Company's information assets. This ‘defense-in-depth’ strategy aligns to the National Institute of Standards and Technology ("NIST") Cyber Security Framework and provides preventative, detective and responsive measures that collectively protects the Company. Various cyber assurance methods, including security metrics, third party security assessments, external penetration testing, red team exercises and cyber war game exercises are used to test the effectiveness of the overall cybersecurity control environment.
The Company, like many other large financial services companies, blocks attempted cyber intrusions on a daily basis. In the event of a cyber intrusion, the company invokes its Cyber Incident Response Program commensurate with the nature of the intrusion. While the actual methods employed differ based on the event, the approach employs internal teams and outside advisors with specialized skills to support the response and recovery efforts and requires elevation of issues, as necessary, to senior management.
From a governance perspective, senior members of our Enterprise Risk Management, Information Protection and Internal Audit functions provide detailed reports on cybersecurity matters to the Company's Board, including the Audit Committee, which has principal responsibility for oversight of cybersecurity risk, and/or the FIRMCo, which oversees controls for the Company's major risk exposures. The topics to be covered by these updates include the Company's activities, policies and procedures to prevent, detect and respond to cybersecurity incidents, as well as lessons learned from cybersecurity incidents and internal and external testing of our protection measures. The Audit Committee will meet at each regular Board meeting and will be briefed on cyber risks at least annually.
COVID-19 Response
The Company's ERM area started to actively monitor the COVID-19 situation on January 21, 2020. The Company leveraged its existing CMT to assess the Company’s exposure to the event as well as potential mitigation plans. The CMT led the management and monitoring of the COVID-19 pandemic and developed the Company’s strategy to mitigate this risk from an operational perspective in a timely and effective manner.
The CMT addressed the need to ensure continued operations of critical services with the help of BCP owners by successfully performing an individual and all-employee remote testing by March 13, 2020, prior to the State of Connecticut's work from home recommendations implemented on March 16, 2020.
Effective March 16, all non-essential employees were required to work remotely until further notice. The CMT continues to actively monitor the situation, leveraging guidance from the Center for Disease Control and Prevention and the states of Connecticut and Minnesota and promptly communicated new information to the Company’s executive leadership team and BCP owners. This active monitoring and adjustment of the Company’s strategy will continue throughout the pandemic.
The CMT continues to monitor the Company’s critical vendors and works closely with the Third-Party Oversight team and vendor relationship managers to develop disruption plans as needed to maintain critical business functionality.
Vendor Risk Management
The purpose of this Vendor Oversight Program (“the Program”) is to:
•Define a risk based due diligence process in selecting a third party;
•Set minimum requirements during contract structuring, execution, and maintenance;
•Perform regular assessment of third-party risks with supporting documentation; and
•Establish ongoing third-party oversight, monitoring and performance management.
The Program provides an end-to-end control structure for Talcott’s vendor relationships and is designed to:
•Establish processes and controls during the contracting process to provide for reasonable information protection standards and Talcott’s right to monitor those standards;
•Define roles and requirements within the Company’s business units to ensure effective ongoing management of third-party relationships and performance;
•Describe the process for regular risk-based reviews of third parties;
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•Establish a governing oversight framework to ensure all phases of the third-party oversight are followed and functioning effectively;
•Provide a clear process for escalation and review of significant risks or performance issues.
To accomplish this, the Program has classified all of the Company’s vendors and third parties into a risk classification. A vendor’s risk classification (High, Medium, Low) is determined based on the following criteria: access to the Company’s network and systems, process reliance, data sensitivity and business criticality.
Insurance Risks - Policyholder Behavior, Mortality and Longevity Risk Management
Insurance risks exist in the form of adverse policyholder behavior, mortality, and longevity risks that can affect value within our underlying annuity products.
Policyholder behavior risk is the risk of policyholders utilizing benefits/options within their fixed and variable annuity contract in a manner or to a degree different than the Company's current expectations.
Additional insurance risks that exist within the annuity products offered by the Company include mortality and longevity risk. Mortality and longevity risk are contingent risks on variable annuity products. The impact of higher or lower mortality only impacts these products to the extent the equity markets perform below longer term market growth expectations, thus increasing the guaranteed benefit amounts and exposing the Company to withdrawal benefit or death benefit guarantees that exceed the variable annuity account value during the payout phase or at death.
Longevity risk also exists across the Company's payout annuity blocks of business, which includes structured settlements, terminal funding, and single premium immediate annuities. Longevity risks for these businesses include medical advances that would specifically impact the life expectancy of annuitants for substandard structured settlements as well as mortality improvement at a greater rate than the Company's current expectations.
Management
The Company’s procedures for managing these risks include periodic experience exposure monitoring and reporting, risk modeling, risk transfer and capital management strategies.
Reinsurance as a Risk Management Strategy
The Company cedes insurance to unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders.
Impact
Failure of reinsurers to honor their obligations could result in losses to the Company.
Management
Reinsurance is a centralized function across the Company to support a consistent strategy and to ensure that the reinsurance activities are fully integrated into the organization's risk management processes.
The Company uses reinsurance for its life insurance, retirement and a portion of its fixed and payout annuity businesses. In addition, the Company uses reinsurance on a portion of contracts with GMWB riders issued prior to the second quarter of 2006 and for a majority of the GMDB where the GMDB is higher than a return of premium death benefit or account value benefit.
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The components of the gross and net reinsurance recoverables are summarized as follows:

Reinsurance Recoverables, net
	Successor Company
	As of December 31,
	2020	2019
Reserve for future policy benefits and other policyholder funds and benefits payable
Gross reinsurance recoverables	$27,462	$28,824
Less: ACL [1]	7	—
Reinsurance recoverables, net [2]	$27,455	$28,824
[1]    As of December 31, 2020 (Successor Company), the ACL increased to $7 from $5 at January 1, 2020 upon adoption of ASU 2016-13. The Company closely monitors the financial condition, ratings and current market information of all its counterparty reinsurers and records an ACL considering the credit quality of the reinsurer, the invested assets in trust, and the period over which the recoverable balances are expected to be collected.
[2]    As of December 31, 2019 (Successor Company), no allowance for uncollectible reinsurance was required.
As of December 31, 2020 (Successor Company), the Company had reinsurance recoverables from Commonwealth, Massachusetts Mutual Life Insurance Company ("MassMutual") and Prudential Financial, Inc. ("Prudential") of $7.6 billion, $7.0 billion and $11.8 billion, respectively. As of December 31, 2019 (Successor Company), the Company had reinsurance recoverables from Commonwealth, MassMutual and Prudential of $8.1 billion, $8.0 billion and $11.5 billion, respectively. The Company's obligations to its direct policyholders that have been reinsured to Commonwealth, MassMutual and Prudential are primarily secured by invested assets held in trust.
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Financial Risk on Statutory Capital
Statutory surplus amounts and RBC ratios may increase or decrease in any period depending upon a variety of factors and may be compounded in extreme scenarios or if multiple factors occur at the same time. In general, as equity market levels and interest rates decline, the amount and volatility of both our actual or potential obligation, as well as the related statutory surplus and capital margin can be materially negatively affected, sometimes at a greater than linear rate. At times the impact of changes in certain market factors or a combination of multiple factors on RBC ratios can be counterintuitive. Factors include:
•Differences in performance of variable sub-accounts relative to indices and/or realized equity and interest rate volatilities may affect RBC ratios.
•In times of significant market volatility, the ability to estimate statutory surplus and RBC ratios is inherently difficult as these factors are heavily influenced by both the liability dynamics and the nature of the Company's hedge program and its effectiveness. Additionally, reserve requirements for variable annuity death and living benefit guarantees and RBC requirements could increase with rising equity markets or rising interest rates, resulting in lower RBC ratios. The Company has reinsured approximately 52% of its risk associated with GMWB and 82% of its risk associated with the aggregate GMDB exposure. These reinsurance agreements reduce the Company’s exposure to changes in the statutory reserves and the related capital and RBC ratios associated with changes in the capital markets.
•A decrease in the value of certain fixed-income, alternative investments, and equity securities in our investment portfolio, due in part to credit spreads widening and/or equity markets declining, may result in a decrease in statutory surplus and RBC ratios.
•Credit spreads on invested assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in the current crediting rates, the calculation of statutory reserves may not substantially offset the change in fair value of the statutory separate account assets, resulting in reductions in statutory surplus. This may result in the need to devote additional capital to support the fixed MVA product and certain of our terminal funding contracts.
•Decreases in the value of certain derivative instruments that do not get hedge accounting, may reduce statutory surplus and RBC ratios.
•Sustained low interest rates with respect to the fixed annuity business may result in a reduction in statutory surplus and an increase in NAIC required capital.
•Non-market factors, which can also impact the amount and volatility of both our actual potential obligation, as well as the related statutory surplus and capital margin, include actual and estimated policyholder behavior experience as it pertains to lapsation, partial withdrawals and mortality.
Most of these factors are outside of the Company’s control. The Company’s financial strength and credit ratings are significantly influenced by its statutory surplus amounts and RBC ratios of its insurance company subsidiaries. In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings.
Investment Portfolio Risk
Investment Portfolio Composition
The following table presents the Company’s fixed maturities, AFS, by credit quality. The credit ratings referenced throughout this section are based on availability, and are generally the midpoint of the available ratings among Moody’s, S&P, and Fitch. If no rating is available from a rating agency, then an internally developed rating is used. Accrued interest receivable related to fixed maturities, AFS is recorded in other assets on the Consolidated Balance Sheets and is not included in the amortized cost or fair value of the fixed maturities. For further information, see Note 3 - Investments of Notes to Consolidated Financial Statements.
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Fixed Maturities, AFS by Credit Quality
	Successor Company
	December 31, 2020			December 31, 2019
	Amortized Cost	Fair Value	Percent of Total Fair Value	Amortized Cost	Fair Value	Percent of Total Fair Value
United States Government/Government agencies	$1,559	$1,765	11.9%	$1,494	$1,602	11.5%
AAA	1,262	1,358	9.1%	1,208	1,251	8.9%
AA	1,717	1,881	12.7%	1,707	1,793	12.8%
A	4,110	4,777	32.1%	4,024	4,404	31.5%
BBB	3,991	4,595	30.9%	4,140	4,480	32.0%
BB & below	498	499	3.3%	447	458	3.3%
Total fixed maturities, AFS	$13,137	$14,875	100%	$13,020	$13,988	100%
The fair value of fixed maturities, AFS increased, as compared with December 31, 2019 (Successor Company), primarily due to an increase in valuations as a result of a decline in interest rates.
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The following table presents the Company’s fixed maturities, AFS by type and equity securities, at fair value.

Fixed Maturities, AFS by Type
	Successor Company
	December 31, 2020						December 31, 2019
	Cost or Amortized Cost [1]	ACL [2]	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percent of Total Fair Value	Cost or Amortized Cost [1]	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percent of Total Fair Value
Asset backed securities ("ABS")
Consumer loans	$371	$—	$6	$—	$377	2.5%	$245	$3	$—	$248	1.7%
Other	65	—	2	—	67	0.5%	46	1	—	47	0.3%
Collateralized loan obligations ("CLOs")	1,425	—	7	(4)	1,428	9.6%	1,150	6	(6)	1,150	8.2%
Commercial mortgage-backed securities ("CMBS")
Agency backed [3]	171	—	8	(1)	178	1.2%	334	12	(1)	345	2.5%
Bonds	898	—	66	(9)	952	6.4%	906	49	(1)	952	6.8%
Interest only (“IOs”)	83	—	3	(1)	85	0.6%	91	4	(1)	94	0.7%
Corporate
Basic industry	309	—	56	—	366	2.5%	304	25	—	330	2.4%
Capital goods	635	—	110	—	747	5.0%	612	48	(2)	660	4.7%
Consumer cyclical	278	—	48	—	328	2.2%	321	33	—	356	2.5%
Consumer non-cyclical	911	—	191	—	1,105	7.4%	981	105	—	1,089	7.8%
Energy	746	(1)	96	(5)	842	5.7%	868	72	(1)	945	6.8%
Financial services	1,445	—	253	(1)	1,701	11.4%	1,292	130	(1)	1,425	10.2%
Tech./comm.	1,129	—	266	(1)	1,401	9.4%	1,220	153	—	1,380	9.9%
Transportation	279	—	43	(3)	319	2.1%	284	19	(1)	302	2.2%
Utilities	1,325	—	213	(2)	1,540	10.3%	1,370	100	(2)	1,472	10.5%
Other	183	—	20	—	203	1.4%	151	11	—	162	1.2%
Foreign govt./govt. agencies	236	—	32	—	266	1.8%	382	30	(1)	409	2.9%
Municipal bonds
Taxable	761	—	115	(1)	875	5.9%	705	56	—	761	5.4%
Residential mortgage-backed securities ("RMBS")
Agency	246	—	16	(1)	261	1.8%	255	9	—	264	1.9%
Non-agency	330	—	10	—	340	2.3%	330	6	—	336	2.4%
Alt-A	14	—	—	—	14	0.1%	20	—	—	20	0.1%
Sub-prime	155	—	—	(1)	154	1.0%	248	1	(1)	$248	1.8%
U.S. Treasuries	1,142	—	192	(8)	1,326	8.9%	905	88	—	993	7.1%
Total AFS securities	$13,137	$(1)	$1,753	$(38)	$14,875	100%	$13,020	$961	$(18)	$13,988	100%
[1]The cost or amortized cost of assets that supports modified coinsurance reinsurance contracts were not adjusted as part of the application of pushdown accounting. As a result, gross unrealized gains (losses) only include subsequent changes in value recorded in Accumulated Other Comprehensive Income ("AOCI") beginning June 1, 2018. Prior changes in value have been recorded in additional paid-in capital.
[2]Represents the ACL recorded following the adoption of accounting guidance for credit losses on January 1, 2020. For further information refer to Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.
[3]Includes securities with pools of loans issued by the Small Business Administration which are backed by the full faith and credit of the U.S. government.
The increase in the fair value of fixed maturities, AFS as compared to December 31, 2019 (Successor Company), was driven primarily due to an increase in valuations as a result of a decline in interest rates.

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European Exposure
While the European economy is expected to stabilize once COVID-19 vaccines are widely available and distributed, structural challenges including elevated sovereign debt levels and demographic headwinds are expected to suppress economic growth in the region. EU and U.K. officials successfully negotiated an agreement to prevent the U.K. from exiting the Eurozone without a trade deal on December 31, 2020. While this outcome avoided the threat of a “hard Brexit”, political risk will likely remain elevated in Europe during 2021 due to uncertainty surrounding the COVID-19 crisis and the potential risk presented by an uneven economic recovery. The Company manages the credit risk associated with its European securities within the investment portfolio on an on-going basis using several processes which are supported by macroeconomic analysis and issuer credit analysis. For additional details regarding the Company’s management of credit risk, see the Credit Risk section of this MD&A.
As of December 31, 2020 (Successor Company), the Company’s European investment exposure had an amortized cost and fair value of $753 and $872, respectively, or 4% of total invested assets; as of December 31, 2019 (Successor Company), amortized cost and fair value totaled $753 and $817, respectively, or 4% of total invested assets. The investment exposure largely relates to corporate entities which are domiciled in or generate a significant portion of their revenue within the U.K., Germany, the Netherlands, Belgium, and Denmark. As of December 31, 2020 and 2019 (Successor Company), the weighted average credit quality of European investments was A- and BBB+, respectively. Entities domiciled in the U.K. comprise the Company's largest exposure; as of December 31, 2020 and 2019 (Successor Company), the U.K. exposure totals less than 2% of total invested assets and largely relates to industrial and financial services securities and has an average credit rating of BBB+. The majority of the European investments are U.S. dollar-denominated, and those securities that are British pound or euro-denominated are hedged to U.S. dollars. For a discussion of foreign currency risks, see the Foreign Currency Exchange Risk section of this MD&A.
COVID-19 Pandemic
While governments have responded with unprecedented stimulus efforts and vaccine rollout is underway, the COVID-19 pandemic continues to depress economic activity. The effects of stimulus efforts and the impact of vaccine distribution efforts remain uncertain. Given the uncertainty of the future path of the virus and its impact on the global economy, it is not possible to estimate the impact on Talcott's investment portfolio. However, a prolonged COVID-19 pandemic scenario may result in losses and negative ratings migration of Talcott's investment portfolio, specifically certain Corporate sectors and Non-Agency CMBS. The sectors in our fixed maturities, AFS Corporate portfolio most impacted by COVID-19 are: consumer cyclical, energy and transportation, which collectively represent 10% of the Company's Fixed Maturities, AFS securities. These securities are high quality with 87% investment grade rated. The Company's Non-Agency CMBS portfolio represents 7% of the Company's Fixed Maturity, AFS securities and are generally composed of senior tranches which benefit from credit enhancement to protect against collateral deterioration or loss. The portfolio is high quality with 79% NAIC 1 rated. All portfolios are monitored according to enterprise risk management practices and policies discussed previously.

APP A - 47

Commercial and Residential Real Estate
The following tables present the Company's exposure to CMBS and RMBS by current credit quality included in the preceding Securities by Type table.

Exposure to CMBS and RMBS as of December 31, 2020 (Successor Company)
	AAA		AA		A		BBB		BB and Below		Total
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
CMBS
Agency	$171	$178	$—	$—	$—	$—	$—	$—	$—	$—	$171	$178
Bonds	208	227	213	231	203	208	226	241	48	45	898	952
Interest Only	60	62	19	19	1	1	3	3	—	—	83	85
Total CMBS	439	467	232	250	204	209	229	244	48	45	1,152	1,215
RMBS
Agency	246	261	—	—	—	—	—	—	—	—	246	261
Non-Agency	61	63	111	117	99	100	59	60	—	—	330	340
Alt-A	—	—	1	1	—	—	1	1	12	12	14	14
Sub-Prime	—	—	8	8	30	30	59	59	58	57	155	154
Total RMBS	307	324	120	126	129	130	119	120	70	69	745	769
Total CMBS & RMBS	$746	$791	$352	$376	$333	$339	$348	$364	$118	$114	$1,897	$1,984

Exposure to CMBS and RMBS as of December 31, 2019 (Successor Company)
	AAA		AA		A		BBB		BB and Below		Total
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
CMBS
Agency	$334	$345	$—	$—	$—	$—	$—	$—	$—	$—	$334	$345
Bonds	218	228	238	251	202	214	213	223	35	36	906	952
Interest Only	69	71	18	18	1	1	3	3	—	1	91	94
Total CMBS	621	644	256	269	203	215	216	226	35	37	1,331	1,391
RMBS
Agency	255	264	—	—	—	—	—	—	—	—	255	264
Non-Agency	108	109	98	102	60	61	64	64	—	—	330	336
Alt-A	—	—	4	3	—	—	3	3	13	14	20	20
Sub-Prime	3	3	13	13	73	72	82	83	77	77	248	248
Total RMBS	366	376	115	118	133	133	149	150	90	91	853	868
Total CMBS & RMBS	$987	$1,020	$371	$387	$336	$348	$365	$376	$125	$128	$2,184	$2,259
The Company also has exposure to commercial mortgage loans. These loans are collateralized by real estate properties that are diversified both geographically throughout the United States and by property type. These loans are primarily in the form of whole loans and may include participations. A loan participation interest represents a pro-rata share in interest and principal payments generated by the participated loan pursuant to the terms of the participation agreement.
As of December 31, 2020 (Successor Company), there were no loans within the Company’s mortgage loan portfolio that have had extensions or restructurings other than what is allowable under the original terms of the contract. As of December 31, 2020 (Successor Company), mortgage loans had an amortized cost and carrying value of $2.1 billion, with an ACL of $17. As of December 31, 2019 (Successor Company), mortgage loans had an amortized cost and carrying value of $2.2 billion, with no valuation allowance. Amortized cost represents carrying value prior to valuation allowances, if any. The increase in the allowance is attributable to both the recognition of an ACL in connection with the adoption of accounting
APP A - 48

guidance for credit losses on January 1, 2020 and the result of the COVID-19 pandemic and its impacts on the economic forecasts, as well as lower estimated property values and operating income as compared to the prior year. For further information, refer to Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.
The Company purchased $141 of commercial whole loans with a weighted average loan-to-value (“LTV”) ratio of 60% and a weighted average yield of 3.4% for the year ended December 31, 2020 (Successor Company). The Company continues to invest in commercial mortgage loans in high growth markets across the country focusing primarily on institutional-quality industrial and multi-family properties with strong LTV ratios. There were no mortgage loans held for sale as of December 31, 2020 (Successor Company) or December 31, 2019 (Successor Company).
Limited Partnerships and Other Alternative Investments
The following table presents the Company’s investments in limited partnerships and other alternative investments which include hedge funds, real estate funds, and private equity funds. Real estate funds consist of investments primarily in real estate joint ventures and, to a lesser extent, equity funds. Private equity funds primarily consist of investments in funds whose assets typically consist of a diversified pool of investments in small to mid-sized non-public businesses with high growth potential, and strong owner sponsorship, as well as limited exposure to public markets. Income or losses on investments in limited partnerships and alternative investments are recognized on a lag as results from private equity investments and other funds are generally reported on a three-month delay.

Limited Partnerships and Other Alternative Investments Investment Income
	Successor Company						Predecessor Company
	For the Years Ended December 31,				June 1, 2018 to December 31, 2018		January 1, 2018 to May 31, 2018
	2020		2019
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Hedge funds	$3	2.8%	$7	7.8%	$4	9.0%	$1	2.0%
Real estate funds	11	25.3%	19	35.7%	17	38.7%	2	3.3%
Private equity and other funds	116	15.3%	135	19.4%	46	11.5%	38	13.3%
Total	$130	14.3%	$161	19.2%	$67	13.7%	$41	10.4%

Investments in Limited Partnerships and Other Alternative Investments
	Successor Company
	December 31, 2020		December 31, 2019
	Amount	Percent	Amount	Percent
Hedge funds	$104	10.4%	$101	10.8%
Real estate funds	48	4.8%	48	5.1%
Private equity and other funds	847	84.8%	790	84.1%
Total	$999	100%	$939	100%
Fixed Maturities, AFS — Unrealized Loss Aging
Total gross unrealized losses were $38 as of December 31, 2020 (Successor Company), and have increased $20, or 111%, from December 31, 2019 (Successor Company), primarily due to wider credit spreads within higher yielding corporates and CMBS and higher interest rates on U.S. Treasuries purchased earlier in the year. As of December 31, 2020, $37 of the gross unrealized losses were associated with fixed maturities, AFS depressed less than 20% of amortized cost. The remaining $1 of gross unrealized losses were associated with fixed maturities, AFS depressed greater than 20%, primarily related to one commercial real estate security that was purchased at tighter credit spreads.
As part of the Company’s ongoing investment monitoring process, the Company has reviewed its fixed maturities, AFS securities in an unrealized loss position and concluded that these fixed maturities are temporarily depressed and are expected to recover in value as the investments approach maturity or as market spreads tighten. For these fixed maturities in an unrealized loss position where an ACL has not been recorded, the Company’s best estimate of expected future cash flows are sufficient to recover the amortized cost basis of the investment. Furthermore, the Company neither has an
APP A - 49

intention to sell nor does it expect to be required to sell these securities. For further information regarding the Company’s ACL analysis, see the Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments section below.
The following tables present the Company’s unrealized loss aging for fixed maturities, AFS by length of time that the securities were in a continuous unrealized loss position.

Successor Company
	December 31, 2020				December 31, 2019
Consecutive Months	Items	Cost or Amortized Cost [1]	Fair Value	Unrealized Loss	Items	Cost or Amortized Cost [1]	Fair Value	Unrealized Loss
Three months or less	46	$202	$200	$(2)	135	$492	$488	$(4)
Greater than three to six months	21	237	227	(10)	24	75	74	(1)
Greater than six to nine months	3	4	3	(1)	11	36	36	—
Greater than nine to eleven months	185	746	728	(18)	17	28	27	(1)
Twelve months or more	122	537	531	(7)	169	970	958	(12)
Total	377	$1,726	$1,689	$(38)	356	$1,601	$1,583	$(18)
[1]    The cost or amortized cost of assets that support modified coinsurance reinsurance contracts were not adjusted as part of the application of pushdown accounting. As a result, gross unrealized gains (losses) only include subsequent changes in value recorded in AOCI beginning June 1, 2018. Prior changes in value have been recorded in additional paid-in capital.
Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments
For the year ended December 31, 2020 (Successor Company)
The Company recorded net credit losses on fixed maturities, AFS of $1. The losses were attributable to corporate fixed maturities and were identified through security specific reviews and resulted from changes in the financial condition of the issuers. Unrealized losses on securities with ACL recognized in other comprehensive income were $1. For further information, refer to Note 3 - Investments of Notes to Consolidated Financial Statements.
Intent-to-sell impairments of $6 were primarily related to corporate issuers in the energy sector and one corporate cruise line issuer.
The Company incorporates its best estimate of future performance using internal assumptions and judgments that are informed by economic and industry specific trends, as well as our expectations with respect to security specific developments.
Future intent-to-sell impairments or credit losses may develop as the result of changes in our intent to sell specific securities that are in an unrealized loss position or if modeling assumptions, such as macroeconomic factors or security specific developments, change unfavorably from our current modeling assumptions, resulting in lower cash flow expectations.
For the year ended December 31, 2019 (Successor Company)
For the year ended December 31, 2019, impairments recognized in earnings were compromised of credit impairments of
$4. The credit impairments were primarily related to one corporate security experiencing issuer-specific financial difficulties.
For the same period there were no non-credit impairments recognized in other comprehensive income.

For the period of June 1, 2018 to December 31, 2018 (Successor Company)
Impairments recognized in earnings were compromised of credit impairments of $6 and intent-to-sell impairments of $1, both of which related to corporate securities. Credit impairments were related to two corporate securities and were identified through security specific reviews and resulted from changes in the financial condition of the issuer. In addition, non-credit impairments of $1 were recognized in other comprehensive income.
For the period of January 1, 2018 to May 31, 2018 (Predecessor Company)
There were no impairments recognized in earnings and no non-credit impairments recognized in other comprehensive income.
APP A - 50

ACL on Mortgage Loans
The Company reviews mortgage loans on a quarterly basis to estimate the ACL with changes in the ACL recorded in net realized capital gains and losses. Apart from an ACL recorded on individual mortgage loans where the borrower is experiencing financial difficulties, the Company records an ACL on the pool of mortgage loans based on lifetime expected credit losses. For further information, refer to Note 3 - Investments of Notes to Consolidated Financial Statements.
For the year ended December 31, 2020 (Successor Company), the Company recorded an increase in the ACL on mortgage loans of $8. The increase in the allowance was due to the effects of the COVID-19 pandemic and its impacts on the economic forecasts, as well as lower estimated property values and operating income as compared to the prior year. The Company did not record an ACL on any individual mortgage loans.
For the year ended December 31, 2019 (Successor Company), the valuation allowance on mortgage loans decreased $5, driven by a deed-in-lieu of foreclosure of an individual property. Following the conclusion of the deed-in-lieu foreclosure process, the property transferred at its carrying value, net of the valuation allowance, to a real-estate owned investment during 2019.
CAPITAL RESOURCES AND LIQUIDITY
Capital resources and liquidity represent the financial resources of Talcott Resolution Insurance Company and its ability to generate strong cash flows and to borrow funds at competitive rates to meet operating needs over the next twelve months.
Liquidity Requirements and Sources of Capital
TL has an intercompany liquidity agreement that allows for short-term advances of funds to its subsidiaries of up to $1.0 billion for liquidity and other general corporate purposes. The Connecticut Insurance Department ("CTDOI") granted approval for certain affiliated insurance companies that are parties to the agreement to treat receivables from a subsidiary, including Talcott Resolution Life and Annuity Insurance Company ("TLA"), as admitted assets for statutory accounting purposes. As of December 31, 2020, there were no amounts outstanding between TL and its subsidiaries.
TL and TLI also have an intercompany liquidity agreement that allows for short-term advances of funds between the two entities of up to $25 for liquidity and general corporate purposes. As of December 31, 2020, there were no amounts outstanding between these two entities.
Derivative Commitments
Certain of the Company’s derivative agreements contain provisions that are tied to the financial strength ratings, as set by nationally recognized statistical agencies or RBC tests, of the individual legal entity that entered into the derivative agreement. If the legal entity’s financial strength were to fall below certain thresholds, the counterparties to the derivative agreements could demand immediate and ongoing full collateralization and in certain instances enable the counterparties to terminate the agreements and demand immediate settlement of all outstanding derivative positions traded under each impacted bilateral agreement. The settlement amount is determined by netting the derivative positions transacted under each agreement. If the termination rights were to be exercised by the counterparties, it could impact the legal entity’s ability to conduct hedging activities by increasing the associated costs and decreasing the willingness of counterparties to transact with the legal entity. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position as of December 31, 2020 (Successor Company) is $539. Of this $539, the legal entities have posted collateral of $572, which is inclusive of initial margin requirements, in the normal course of business. In addition, the Company has posted collateral of $23 associated with a customized GMWB derivative. These collateral amounts could change as derivative market values change, as a result of changes in our hedging activities or to the extent changes in contractual terms are negotiated. The nature of the collateral that we would post, if required, would be primarily in the form of U.S. Treasury bills, U.S. Treasury notes and government agency securities.
APP A - 51

Insurance Operations
Total general account contractholder obligations are supported by $20 billion (Successor Company) of cash and total general account invested assets, which includes the following fixed maturity securities and short-term investments to meet liquidity needs.

As of December 31, 2020
Fixed maturities, available-for-sale, at fair value	$14,875
Short-term investments	802
Cash	40
Less: Derivative collateral	823
Total	$14,894
Capital resources available to fund liquidity upon contractholder surrender or termination are a function of the legal entity in which the liquidity requirement resides. Obligations related to life and annuity insurance products will be generally funded by both TL and TLA; obligations related to retirement and institutional investment products will be generally funded by TL.
The Company is a member of the Federal Home Loan Bank of Boston (“FHLBB”). Membership allows the Company access to collateralized advances, which may be used to support various spread-based business and enhance liquidity management. FHLBB membership requires the company to own member stock and advances require the purchase of activity stock. The amount of advances that can be taken are dependent on the asset types pledged to secure the advances. The CTDOI will permit the Company to pledge approximately $940 in qualifying assets to secure FHLBB advances for 2021. The pledge limit is recalculated annually based on statutory admitted assets and surplus of TL and TLA. The Company would need to seek the prior approval of the CTDOI in order to exceed these limits. As of December 31, 2020, TL and TLA had no advances outstanding under the FHLBB facility.
APP A - 52

Contractholder Obligations	As of December 31, 2020
Total Contractholder obligations	$153,557
Less: Separate account assets [1]	109,625
General account contractholder obligations	$43,932
Composition of General Account Contractholder Obligations
Contracts without a surrender provision and/or fixed payout dates [2]	$22,944
Fixed MVA annuities [3]	3,200
Other [4]	17,788
General account contractholder obligations	$43,932
[1]In the event customers elect to surrender separate account assets, the Company will use the proceeds from the sale of the assets to fund the surrender, and the Company’s liquidity position will not be impacted. In some instances the Company will receive a percentage of the surrender amount as compensation for early surrender (surrender charge), increasing the Company’s liquidity position. In addition, a surrender of variable annuity separate account or general account assets (see the following) will decrease the Company’s obligation for payments on guaranteed living and death benefits.
[2]Relates to contracts such as payout annuities, institutional notes, term life, group benefit contracts, or death and living benefit reserves, which cannot be surrendered for cash.
[3]Relates to annuities that are recorded in the general account under U.S. GAAP as the contractholders are subject to the Company's credit risk, although these annuities are held in a statutory separate account. In the statutory separate account, the Company is required to maintain invested assets with a fair value greater than or equal to the MVA surrender value of the Fixed MVA contract. In the event assets decline in value at a greater rate than the MVA surrender value of the Fixed MVA contract, the Company is required to contribute additional capital to the statutory separate account. The Company will fund these required contributions with operating cash flows or short-term investments. In the event that operating cash flows or short-term investments are not sufficient to fund required contributions that are not covered by reinsurance, the Company may have to sell other invested assets at a loss, potentially resulting in a decrease in statutory surplus. As the fair value of invested assets in the statutory separate account are at least equal to the MVA surrender value of the Fixed MVA contract, surrender of Fixed MVA annuities will have an insignificant impact on the liquidity requirements of the Company.
[4]Surrenders of, or policy loans taken from, as applicable, these general account liabilities, may be funded through operating cash flows of the Company, available short-term investments, or the Company may be required to sell fixed maturity investments to fund the surrender payment. These obligations include the general account option for individual variable annuities and the variable life contracts of the former Individual Life business, the general account option for annuities of the former Retirement Plans business and universal life contracts sold by the former Individual Life business. Sales of fixed maturity investments could result in the recognition of significant realized losses and insufficient proceeds to fully fund the surrender amount. In this circumstance, the Company may need to take other actions, including enforcing certain contract provisions which could restrict surrenders and/or slow or defer payouts. The Company has ceded reinsurance in connection with the sales of its Retirement Plans and Individual Life businesses to MassMutual and Prudential, respectively. The reinsurance transactions do not extinguish the Company's primary liability on the insurance policies issued under these businesses.
APP A - 53

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations
The Company does not have any off-balance sheet arrangements that are reasonably likely to have a material effect on the financial condition, results of operations, liquidity, or capital resources of the Company, except for unfunded commitments to purchase investments in limited partnerships and other alternative investments, private placements, and mortgage loans of $567 as disclosed in Note 11 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
The following table summarizes the Company’s contractual obligations as of December 31, 2020 (Successor Company):

	Payments Due by Period
	Total	Less Than 1 Year	1-3 years	3-5 years	More Than 5 Years
Life and annuity obligations [1]	$234,207	$18,141	$27,177	$23,709	$165,180
Purchase obligations [2]	580	579	1	—	—
Other liabilities reflected on the balance sheet	558	558	—	—	—
Total	$235,345	$19,278	$27,178	$23,709	$165,180
[1]Estimated life and annuity obligations include death claims, other charges associated with policyholder reserves, policy surrenders and policyholder dividends, offset by expected future deposits on in-force contracts. Estimated life and annuity obligations are based on mortality, morbidity and lapse assumptions comparable with the Company’s historical experience, modified for recent observed trends. The Company has also assumed market growth and interest crediting consistent with other assumptions. In contrast to this table, the majority of the Company’s obligations are recorded on the balance sheet at the current account values and do not incorporate an expectation of future market growth, interest crediting, or future deposits. Therefore, the estimated obligations presented in this table significantly exceed the liabilities recorded in reserve for future policy benefits, other policyholder funds and benefits payable, and separate account liabilities. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results.
[2]Included in purchase obligations is $5 relating to contractual commitments to purchase various goods and services such as information technology in the normal course of business. Purchase obligations exclude contracts that are cancellable without penalty, or contracts that do not specify minimum levels of goods or services to be purchased.
Dividends
Dividends to the Company from its insurance subsidiaries and dividends from the Company to its parent are restricted by insurance regulation. The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut. These laws require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year or (ii) net income (or net gain from operations, if such company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a domiciled insurer exceeds the insurer’s earned surplus or certain other thresholds as calculated under applicable state insurance law, the dividend requires the prior approval of the domestic regulator. In addition to statutory limitations on paying dividends, the Company also takes other items into consideration when determining dividends from subsidiaries. These considerations include, but are not limited to, expected earnings and capitalization of the subsidiary, regulatory capital requirements and liquidity requirements of the individual operating company.
On September 18, 2020, TL received a $400 dividend from its subsidiary, Talcott Resolution Life and Annuity Insurance Company ("TLA"). On the same date, TL subsequently declared and paid a $319 dividend to its parent, Talcott Resolution Life, Inc. ("TLI").
After September 18, 2021, the Company is permitted to pay up to a maximum of $597 in dividends and the Company's subsidiaries are permitted to pay up to a maximum of $335 in dividends without prior approval from the state insurance commissioner.
On January 18, 2021 the Company's indirect owners, Hopmeadow Holdings GP LLC and Hopmeadow Holdings LP, entered into a definitive agreement to merge Hopmeadow Holdings LP with a subsidiary of Sixth Street, a leading global investment firm. The merger is subject to regulatory approvals and other customary closing conditions and is expected to close in the second quarter of 2021. On February 1, 2021, the Company requested approval from the CTDOI to pay a $500 dividend that is contingent upon, and would be distributed prior to, the close of the merger.
APP A - 54

Cash Flows

	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Net cash provided by (used for) operating activities	$866	$557	$(741)	$603
Net cash provided by (used for) investing activities	$(89)	$956	$1,580	$463
Net cash used for financing activities	$(865)	$(1,608)	$(865)	$(1,356)
Cash - end of year	$40	$128	$221	$247
For the year ended December 31, 2020 (Successor Company)
Net cash provided by operating activities was primarily due to net income adjusted for non-cash net realized capital losses of $74, mainly driven by losses associated with the macro hedge program and other non-cash items, partially offset by cash paid for claims and losses.
Net cash used for investing activities was primarily related to net payments for short-term investments of $234 as a result of the Company's liquidity management, partially offset by net proceeds from mortgage loans of $131.
Net cash used for financing activities was primarily related to dividends paid of $319 to the Company's parent, TLI, and net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $539.
For the year ended December 31, 2019 (Successor Company)
Net cash provided by operating activities was primarily due to net income adjusted for non-cash net realized capital losses of $275, mainly driven by losses associated with the macro hedge program and a decrease in deferred tax assets, primarily due to the change in net unrealized gains on investments of $246, partially offset by cash paid for claims and losses.
Net cash provided by investing activities was primarily related to net proceeds from available-for-sale securities of $909 and net proceeds from short-term investments driven by liquidation of the Company's securities lending agreements in the fourth quarter, partially offset by net payments for derivatives and mortgage loans of $272 and $156, respectively.
Net cash used for financing activities was primarily related to dividends paid of $700 to the Company's parent, TLI, and net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $704.
For the period of June 1, 2018 to December 31, 2018 (Successor Company)
Net cash used for operating activities was primarily due to an increase in reinsurance recoverables driven by cash paid of approximately $1.5 billion to fund the Commonwealth Annuity Reinsurance Agreement.
Net cash provided by investing activities was primarily related to net proceeds from sales of short-term investments of $1.8 billion, mostly used to fund the Commonwealth Annuity Reinsurance Agreement, partially offset by net payment for derivatives of $303.
Net cash used for financing activities was related to net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $854.
For the period of January 1, 2018 to May 31, 2018 (Predecessor Company)
Net cash provided by operating activities was primarily driven by cash from income tax refunds received.
Net cash provided by investing activities was primarily related to net proceeds from available-for-sale securities of $2.0 billion, partially offset by net payments for short-term investments of $1.5 billion and net payments for derivatives of $200.
Net cash used for financing activities was primarily due to dividends paid of $517, including capital contributions to the parent company of $619, partially offset by a return of capital from parent of $102. Also contributing to cash used in the period was net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $425 and a net decrease in securities loaned or sold under agreements to repurchase of $406.
APP A - 55

Ratings
Ratings can have an impact on the Company's reinsurance and derivative contracts. There can be no assurance that the Company’s ratings will continue for any given period of time or that they will not be changed. In the event the Company’s ratings are downgraded, reinsurance contracts may be adversely impacted and the Company may be required to post additional collateral on certain derivative contracts. Additionally, there are limited COLI and Bank Owned Life Insurance ("BOLI") contracts which have ratings triggers that could allow the insured to require the Company to attempt to reinsure those contracts with a higher rated insurer.
The following table summarizes Talcott Resolution Life Insurance Company’s significant member companies’ financial ratings from the major independent rating organizations as of February 19, 2021:

Insurance Financial Strength Ratings:	A.M. Best	Standard & Poor’s	Moody’s
Talcott Resolution Life Insurance Company	B++	BBB	Baa3
Talcott Resolution Life and Annuity Insurance Company	B++	BBB	Baa3
These ratings are not a recommendation to buy or hold any of the Company’s securities and they may be revised or revoked at any time at the sole discretion of the rating organization.
The agencies consider many factors in determining the final rating of an insurance company. One consideration is the relative level of statutory capital and surplus, (referred to collectively as "statutory capital") necessary to support the business written and is reported in accordance with accounting practices prescribed by the applicable state insurance department.
APP A - 56

Statutory Capital
The Company’s stockholder's equity, as prepared using U.S. GAAP, was $3.2 billion as of December 31, 2020 (Successor Company). The Company’s estimated aggregate statutory capital and surplus as prepared in accordance with the Accounting Practices Prescribed or Permitted by the State of Connecticut Department of Insurance ("CT STAT") was $3.1 billion as of December 31, 2020 (Successor Company).
Below is a reconciliation of estimated aggregate statutory capital and surplus to U.S. GAAP stockholder's equity as of December 31, 2020 (Successor Company).

U.S. statutory capital at December 31, 2020 [1]	$3,142
U.S. GAAP adjustments:
VOBA	586
Non-admitted deferred tax assets	105
Deferred income taxes	181
Other intangible assets	40
Non-admitted assets other than deferred tax assets	35
Asset valuation reserve and interest maintenance reserve	610
Benefit reserves	(2,788)
Unrealized gain on investments	2,177
Deferred gain on reinsurance	(944)
Other, net	41
U.S. GAAP stockholder's equity at December 31, 2020	$3,185
[1]    The Company relies upon a prescribed practice allowed by Connecticut state laws that allow the Company to receive a reinsurance reserve credit for reinsurance treaties that provide for a limited right of unilateral cancellation by the reinsurer. The benefit from this prescribed practice was approximately $51 as of December 31, 2020 (Successor Company).
Significant differences between U.S. GAAP stockholder’s equity and aggregate statutory capital prepared in accordance with the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual ("U.S. STAT") include the following:
•Temporary differences between the book and tax basis of an asset or liability which are recorded as deferred tax assets are evaluated for recoverability under U.S. GAAP while those amounts deferred are subject to limitations under U.S. STAT.
•The assumptions used in the determination of benefit reserves are prescribed under U.S. STAT, while the assumptions used under U.S. GAAP are generally the Company’s best estimates which are locked in at issuance date. However, the Company reset assumptions effective June 1, 2018 with the election of pushdown accounting. The sensitivity of life insurance reserves to changes in equity markets, as applicable, will be different between U.S. GAAP and U.S. STAT.
•The difference between the amortized cost and fair value of fixed maturity and other investments, net of tax, is recorded as an increase or decrease to the carrying value of the related asset and to equity under U.S. GAAP, while U.S. STAT only records certain securities at fair value, such as equity securities and certain lower rated bonds required by the NAIC to be recorded at the lower of amortized cost or fair value.
•U.S. STAT for life insurance companies establishes a formula reserve for realized and unrealized losses due to default and equity risks associated with certain invested assets (the Asset Valuation Reserve), while U.S. GAAP does not. Also, for those realized gains and losses caused by changes in interest rates, U.S. STAT for life insurance companies defers and amortizes the gains and losses, caused by changes in interest rates, into income over the original life to maturity of the asset sold (the Interest Maintenance Reserve) while U.S. GAAP does not.
•Deferred gains on reinsurance transactions are a restricted component of surplus on a U.S. STAT basis, while in U.S. GAAP it is included in liabilities and amortized into income over the life of the underlying policies reinsured.
In addition, certain assets, including a portion of premiums receivable and fixed assets, are non-admitted (recorded at zero value and charged against surplus) under U.S. STAT. U.S. GAAP generally evaluates assets based on their recoverability.
APP A - 57

Risk-based Capital
The Company's U.S. insurance companies' states of domicile impose RBC requirements. The requirements provide a means of measuring the minimum amount of statutory capital appropriate for an insurance company to support its overall business operations, based on its size and risk profile. Regulatory compliance is determined by a ratio of a company's total adjusted capital (“TAC”) to its authorized control level RBC (“ACL RBC”). Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences (“Company Action Level”) is two times the ACL RBC. The adequacy of a company's capital is determined by the ratio of a company's TAC to its Company Action Level, known as the "RBC ratio". The Company and all of its operating insurance subsidiaries had RBC ratios in excess of the minimum levels required by the applicable insurance regulations. The RBC ratios for the Company and its principal life insurance operating subsidiaries were all in excess of 300% of their Company Action Levels as of December 31, 2020 and 2019 (Successor Company). The reporting of RBC ratios is not intended for the purpose of ranking any insurance company, or for use in connection with any marketing, advertising or promotional activities.
Contingencies
Legal Proceedings
For further information on other contingencies, see Note 11 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
Legislative and Regulatory Developments
Insurance Business Transfer and Corporate Division Statutes
States have been considering and adopting various types of insurance insurance specific restructuring mechanisms. For example, the Connecticut General Assembly passed legislation in 2017 authorizing an insurer specific corporate division statute that allows a domestic insurance company to divide into two or more domestic insurance companies. Under this act, an insurer undergoes a corporate level transaction like a merger or consolidation and divides into two or more insurers with assets and liabilities, including insurance policies, allocated among the resulting insurers. The statute could be used to realign an existing block of insurance business for sale to a third party in a transaction that, without the statute, had limited ability to be accomplished. The statute could also be used to divide continuing blocks of insurance business from insurance business that is no longer marketed, or otherwise has been discontinued, into separate companies with separate capital. Before a plan of division can be implemented, it must be approved according to the organizational documents of the dividing insurer and submitted for approval by the Connecticut Insurance Department. To date, similar legislation has been passed in 7 states and several other states are considering adopting corporate division laws. In addition, states adopted, and continue to consider adopting, various insurance business transfer acts. The Company considers the availability of Corporate Division Statutes as part of their capital planning process.
Privacy and Cybersecurity
In recent years, there has been a proliferation of state and federal legislative proposals to protect consumer privacy and augment cybersecurity protections. In January 2020, the groundbreaking California Consumer Privacy Act (“CCPA”) went into effect, and while the Company can leverage the law's Gramm-Leach-Bliley Act exemption in part, the Company also implemented a CCPA compliance program. Additionally, in November 2020, California residents voted to approve another privacy law, the California Privacy Rights Act ("CPRA"). The Company will be updating its compliance program throughout 2021 to reflect the expansions in consumer privacy rights that the CPRA provides.
Cybersecurity legislation continues to be a growing area of priority. For example, the New York’s Department of Financial Services enacted their Cybersecurity Regulation in February 2017. The regulation places cybersecurity requirements upon all covered financial institutions, and each institution is required to sign a certificate of compliance annually. In addition, approximately a dozen other states have adopted similar cybersecurity requirements that apply to the Company. New regulations regarding cybersecurity disclosures is also on the rise. As of 2018, all 50 states and the District of Columbia have their own data breach notification laws and, in February 2018, the SEC issued an interpretative Commission Statement and Guidance on Public Company Cybersecurity Disclosures to provide companies guidance on meeting their cybersecurity disclosure requirements.
Compliance with the ever increasing number of privacy and cybersecurity regulations involves a significant amount of resources and can be costly to implement.
APP A - 58

Guaranty Fund and Other Insurance-related Assessments
For a discussion regarding Guaranty Fund and Other Insurance-related Assessments, see Note 11 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
IMPACT OF NEW ACCOUNTING STANDARDS
For a discussion of accounting standards, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE OF TALCOTT RESOLUTION LIFE INSURANCE COMPANY
Identification of Directors
All of our Directors are elected to serve for a period of one year.
Set forth below are the names, ages, date of election and present principal occupations of our Directors for the past five years as of December 31, 2020. The table also sets forth the various committees each of the Company's Directors serves on with respect to the Company's Board of Directors.

Name	Age	Year First Became a Director	Principal Occupation and Employment for the Past Five Years
Richard J. Carbone [1]	73	2018	Corporate Director since May 2013
Henry Cornell	64	2018	Founder and Senior Partner of Cornell Capital since 2013
W. Dana LaForge [3] [4]	66	2020	Managing Director, Financial Services Investment Team of PBRA, LLC since July 2020; Founder and Managing Partner of Colonnade Financial Group, Inc. from June 2002 to June 2020
Brion S. Johnson [5]	60	2018	Executive Vice President and Chief Investment Officer of The Hartford Financial Services Group, Inc. from May 2012 to July 2020 and President of Hartford Investment Management Company (HIMCO) from May 2011 to December 2020; President of the Company from July 2014 to May 2018
Emily R. Pollack [1] [2] [3] [4]	42	2018	Partner of Cornell Capital LLC since November 2020; Managing Director of Cornell Capital LLC from January 2017 to November 2020; Vice President of Harron Communications from June 2010 to January 2017
Michael S. Rubinoff [1]	58	2018	Head of Private Equity of J. Safra Group since May 2012
Peter F. Sannizzaro	54	2018	President and Chief Executive Officer of the Company since November 2018; President and Chief Operating Officer from June 2018 to November 2018; Chief Financial Officer and Chief Accounting Officer of the Company from September 2012 to May 2018; and Senior Vice President of the Company from June 2011 to May 2018
Manu Sareen [2]	44	2019	President of Institutional Markets and Chief Executive Officer of Global Atlantic Re. Limited since May 2013.
David I. Schamis [2] [4]	47	2018	Founding Partner and Chief Investment Officer of Atlas Merchant Capital LLC since January 2014
Robert W. Stein [1] [2]	71	2018	Corporate Director since October 2011
Heath L. Watkin [2] [3]	47	2018	President and Chief Investment Officer of TRB Advisors LP since January 2010
[1]    Member of the Audit Committee of the Company
[2]    Member of the Finance, Investment and Risk Management Committee of the Company
[3]    Member of the Compensation Committee of the Company
[4]    Member of the Corporate Governance Committee of the Company
[5]    Mr. Johnson has been a Director of the Company since 2018 and retired from The Hartford as of year end December 31, 2020. As of January 1, 2021, Amy M. Stepnowski replaced Mr. Johnson on the Board of Directors of the Company. Ms. Stepnowski's age is 52 years old and her principal occupation and employment for the past five years includes Chief Investment Officer and Executive Vice President of The Hartford Financial Services Group, Inc. as well as President of Hartford Investment Management Company ("HIMCO") since August, 2020; Managing Director and Head of Public Credit Research from March 2018 to August 2020; Executive Vice President and Head of Public Credit Research from September 2015 to March 2018.
APP A - 59

The following is a list of directorships currently held, or formerly held within the five previous years, by the Directors of the Company on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.

Director	Directorships
Richard J. Carbone	E*TRADE Financial Corporation (August 2013 to September 2020)
Henry Cornell	MRC Global Inc. (June 2018 to Present); Cypress Energy Partners GP, LLC (January 2014 to April 2020)
Robert W. Stein	Assurant, Inc. (October 2011 to Present); Aviva PLC (January 2013 to May 2017)
The Corporate Governance Committee of the Company is charged with recommending to the Board of Directors the qualifications for Directors, including among other things, the competencies, skills, experience and level of commitment required to fulfill Board responsibilities and the personal qualities that should be sought in candidates for Board membership.
The Company’s Directors are identified below along with an indication of their experience, qualifications, attributes and skills, which leads the Company to believe that they are qualified to serve on the Board of Directors.
Richard J. Carbone
Mr. Carbone was formerly Chief Financial Officer of Prudential Financial, Inc. from 1997 through 2013, and served as Executive Vice President until retiring from that position in February 2014. Mr. Carbone brings nearly four decades of experience in financial services, having held senior finance office positions in the banking, securities and insurance industries, including Managing Director and Controller of Salomon Brothers and Senior Vice President and Controller of Bankers Trust Company. He began his career at Price Waterhouse & Co. and is a Certified Public Accountant. He was an officer in the United States Marine Corps from 1969 to 1972. Mr. Carbone is currently a Trustee of Catholic Charities of Staten Island. He served on the Board of Directors of E*TRADE Financial Corporation and E*TRADE Bank and was Chair of its Audit Committee and designated an audit committee financial expert and was a member of its Compensation Committee until September 2020. Until December 2019, he was a director of Resolution Life Holdings (USA) and its indirect subsidiary, Lincoln Benefit Life where he was Chair of the Risk and Investment Committee and a member of the Audit Committee; he is also an advisor to Hudson Structured Capital Management and Cornell Capital LLC. He is Chairman of the Board of Directors and a member of the Audit Committee of the Company and Hopmeadow Holdings GP LLC ("HHGP"), the Company’s indirect parent.
Henry Cornell
Mr. Cornell is the Founder and Senior Partner of Cornell Capital, where he is personally involved in the sourcing, evaluation, execution and ownership of each investment. Prior to founding Cornell Capital, Mr. Cornell was the Vice Chairman of the Merchant Banking Division of Goldman Sachs. Mr. Cornell has over 30 years of experience across all aspects of private equity investing in a broad array of industries. He began his career as an attorney with Davis Polk & Wardwell before joining Goldman Sachs in 1984 in the Investment Banking Division. He moved to Tokyo in 1988 to head Goldman Sachs’s real estate efforts in Asia. In 1992, he moved to Hong Kong to found Goldman Sachs’ principal investment business in Asia. Under his leadership, Goldman Sachs made numerous landmark investments in Asia, including in Ping An Insurance Company of China, Sanyo Corporation, Hana Bank and Industrial and Commercial Bank of China (ICBC). He returned to New York in 2000, where he played a key role in the success of the Goldman Sachs Capital Partners funds GSCP 2000, GSCP V and GSCP VI as a leader in the division, member of the global investment committee and active investor. Mr. Cornell was active across the US and Asia, and his notable investments include Allied World, Barrett Energy, Kinder Morgan, USI, MRC Global and Cobalt. He currently serves a board member of HHGP, the Company, MRC Global Inc., is a member of the Board of Trustees of Mt. Sinai, the Whitney Museum, The Asia Society and the Navy SEAL Foundation and is a member of the Council on Foreign Relations.
Brion S. Johnson
Mr. Johnson served as Executive Vice President, Chief Investment Officer of The Hartford Financial Services Group, Inc. ("The Hartford") from May 2012 to July 2020 and President of Hartford Investment Management Company ("HIMCO"), The Hartford’s institutional asset management business from May 2011 to July 2020. Prior to being named President, he served as a Managing Director, Chief Financial Officer and Head of Strategy and Development of HIMCO. Mr. Johnson also served
APP A - 60

as president of Talcott Resolution, the business segment comprising The Hartford’s former annuity business from July 2014 to May 2018. Prior to joining HIMCO, Mr. Johnson worked at Prudential, plc, North American Operations, rising through the ranks while working at the company’s affiliates, PPM America, Inc. and Jackson National Life Insurance Company. His most recent role was serving as Executive Vice President and Head of Portfolio Management of PPM America, leading a team of investment professionals responsible for client relationships, portfolio management, and quantitative and risk management, as well as trade execution for clients in the U.S., England and Asia. He currently serves as a board member of HHGP and the Company.
W. Dana LaForge
Mr. LaForge is a Managing Director on the financial services investment team at Pine Brook, where he also serves as a member of the Investment Committee. Mr. LaForge has over 20 years of private equity investments and management experience. Prior to joining Pine Brook, Mr. LaForge was a Founder and Managing Partner of Colonnade Financial Group, Inc. from June 2002 to June 2020. He was a managing director and head of the North American financial institution investment banking groups at Bankers Trust, Alex. Brown, and Deutsche Bank from September 1985 to June 2002. He also served as a partner of an entrepreneurial investment businesses and private equity funds focused in financial services where he was a member of the investment committee, invested capital and worked closely with portfolio companies was with Brera Capital Partners. Mr. LaForge currently is Chairman of the Board of Myeloma Investments Fund and a Director of Multiple Myeloma Research Foundation, HHGP and the Company.
Emily R. Pollack
Ms. Pollack is a Partner of Cornell Capital LLC, a private investment firm. She previously served as Managing Director of Cornell Capital from January 2017 until November 2020. Prior to joining Cornell Capital in January 2017, she was Vice President of Harron Communications, LP, a cable company, where she was employed from June 2010 until January 2017. She began her career at Davis Polk & Wardwell LLP in the Mergers & Acquisitions group, and also previously worked at American International Group, Inc. (AIG). Ms. Pollack currently serves as a board member of HHGP, the Company, as well as Spectrum Automotive and PureStar, portfolio companies of Cornell Capital.
Michael S. Rubinoff
Mr. Rubinoff is the Head of Private Equity at J. Safra Group since May 2012. Prior to joining the J. Safra Group, Mr. Rubinoff was a senior executive at Bank of America and at Merrill Lynch, where he held positions including Co-Head of the Global Corporate and Investment Bank, Global Head of Financial Institutions Investment Banking and Head of Financial Institutions Investing. Before joining Bank of America and Merrill Lynch, Mr. Rubinoff founded Infinity Point, an investment firm focused on financial institutions, where Mr. Rubinoff partnered in the acquisition of and management of the control stake of Israel Discount Bank, Israel’s third largest bank. Prior to founding Infinity Point, Mr. Rubinoff was a Partner at Goldman Sachs and Co-head of the Financial Institutions Group within the Investment Banking Division responsible for the Americas. He specialized in providing strategic advice and capital markets services for financial institutions and globally. During his investment banking career, Mr. Rubinoff advised on over $100 billion in mergers, restructurings and capital raises. He currently serves as a director on the Boards of Chiquita Brands International Inc., Allied Universal Corporation, Worldwide Flight Services Inc., Q-Park N.V., HHGP and the Company. Mr. Rubinoff also serves as an observer to the Board of Directors of USI, Inc. and LifeTime Fitness Inc., as a member of the Board of Directors of the Andy Warhol Museum, a member of the Board of Governors of Hillel International, and as a Trustee of The Jewish Museum.
Peter F. Sannizzaro
Mr. Sannizzaro is President and Chief Executive Officer of the Company. He assumed this role in November 2018, where he is highly engaged in the day-to-day management of the business and the establishment of its overall strategy. He has 30 years of experience in the financial services industry, including serving as President and Chief Operating Officer of the Company from June 2018 to November 2018. Prior to 2018, he served as Senior Vice President and Chief Financial Officer for the Company where he had responsibility for Finance, Actuarial and Risk, as well as Chief Financial Officer of Hartford Investment Management Company. He is a Chartered Financial Analyst and a Certified Public Accountant. He is a director of HHGP and the Company and also serves as a director of Foodshare, Inc., Chair of its Finance Committee and a member of its Executive Committee and Retirement Committee.
Manu Sareen
Mr. Sareen is President of Institutional and Chief Executive Officer at Global Atlantic Re. Limited. He is responsible for mergers and acquisitions, as well as driving company growth through reinsurance and block acquisitions. During Mr.
APP A - 61

Sareen’s time leading the reinsurance effort for Global Atlantic, the company has completed more than $50 billion in reinsurance and M&A deals. Prior to joining to the spin out of Global Atlantic, he was a Managing Director in the Goldman Sachs Reinsurance Group. Mr. Sareen currently serves as a board member of HHGP and the Company.
David I. Schamis
Mr. Schamis is the Founding Partner and Chief Investment Officer at Atlas Merchant Capital since January 2014. Prior to joining Atlas, Mr. Schamis worked at J.C. Flowers from 2000 to January 2014, most recently as a Managing Director and member of the Management Committee. Mr. Schamis joined J.C. Flowers at its inception and has had significant experience investing in North America, South America, Europe and Asia. His day-to-day responsibilities included transaction and sourcing execution, portfolio company monitoring and firm operations. Prior to J.C. Flowers, Mr. Schamis worked in the financial institutions investment banking group at Salomon Smith Barney LLC from 1995 to 2000. He was previously Chairman of the Board of Directors of Fox-Pitt Kelton and Ascensus Retirement Services (formerly Crump Group, Inc.). He also served on the Board of Directors for Affirmative Insurance Holdings, Inc., Symetra Financial Corporation and MF Global Ltd. Mr. Schamis is currently a member of the Board of Directors of HHGP, South Street Securities Holdings Inc., Somerset Reinsurance Ltd., Praxia Bank, the Company, and Panmure Gordon & Co. PLC.
Robert W. Stein
Mr. Stein is a retired Global Managing Partner of Actuarial Services of Ernst & Young where he spent over 40 years in various leadership roles advising many of the world’s leading insurance companies on financial and operating matters. Mr. Stein currently serves as a director and Chair of the Audit Committee of each of Assurant, Inc., HHGP and the Company and serves as an advisor to the Board of Directors of Global Synergy Holdings. He served as a director of Worldwide Reinsurance, Ltd. from December 2018 to November 2019 and Resolution Life Holdings (USA) from March 2014 to December 2019. Mr. Stein is a Trustee Emeritus of the Actuarial Foundation. He is a member of both the AICPA and the American Academy of Actuaries, as well as a Fellow of the Society of Actuaries. Mr. Stein is a Certified Public Accountant.
Amy M. Stepnowski
Ms. Stepnowski is the Chief Investment Officer of The Hartford Financial Services Group, Inc. and President of Hartford Investment Management Company (“HIMCO”). She joined The Hartford in September 2008, and has worked at HIMCO throughout her tenure. She currently leads the development and execution of The Hartford’s investment strategy, which ensures the company’s investment assets are positioned in a way to support the firm’s earnings and claims paying ability. Prior to her current role, Ms. Stepnowski worked within HIMCO’s Public Credit Research as a Senior Research Analyst, and most recently as the Head of Public Credit Research. She has also been actively involved in the Professional Women’s Network during her tenure at the firm, serving as a member of the leadership team over the past four years. Prior to joining The Hartford, she spent twelve years at JP Morgan and its heritage institutions, where her work focused on Latin American Corporate and Project Finance. She is a board member of HHGP and the Company.

Heath L. Watkin
Mr. Watkin is the President and Chief Investment Officer at TRB Advisors LP, a role he has held since January 2010. Prior to joining TRB Advisors, Mr. Watkin was a Managing Director at Atticus Capital, where he focused on special situations and deep value investments. Mr. Watkin is a member of the Board of Directors of Castleton Commodities International LLC., HHGP, and the Company. He was previously a member of the Board of Directors of Goji Insurance and GreyCastle Holdings, Ltd.
APP A - 62

Identification of Executive Officers

Name	Age	Position with the Company and Business Experience for the Past Five Years
Christopher Abreu	54	Vice President and Chief Risk Officer since January 2020; Vice President and Actuary of the Company from April 2013 to December 2019
Ellen T. Below	55	Vice President and Chief Communications Officer of the Company since June 2018; Vice President of Project Management Office of the Company from April 2013 to May 2018
Matthew C. Bjorkman	39	Vice President and Chief Auditor of the Company since June 2018; Director of Risk & Regulatory Consulting LLC from October 2015 to May 2018; and Senior Manager of Deloitte & Touche LLP from September 2003 to September 2015
John B. Brady	50	Vice President and Chief Actuary of the Company since June 2018; Vice President and Actuary of the Company from April 2007 to May 2018
Christopher B. Cramer	48	Vice President, Corporate Secretary, Head of Tax and Deputy General Counsel of the Company since November 2019; Vice President, Head of Tax and Deputy General Counsel of the Company from June 2018 to October 2018; Head of Tax Law and Deputy General Counsel of The Hartford prior to May 2018
George E. Eknaian	60	Senior Vice President and Head of Pricing since January 2020; Senior Vice President and Chief Risk Officer of the Company from June 2018 to December 2019; previously a Consultant from November 2014 to May 2018
Diane Krajewski	58	Vice President and Chief Human Resources Officer of the Company since June 2018, Head of Operations of the Company since August 2018; Vice President, Head of Operations and Chief Information Officer of the Company from July 2014 to May 2018
Peter Manley	42	Head of Corporate Development and Strategy of the Company since May 2020; Managing Director in JPMorgan Chase's Insurance Investment Banking Group from May 2013 to May 2020
Matthew J. Poznar	61	Senior Vice President, Chief Investment Officer of the Company since June 2018; previously Senior Vice President and Director of the Company from May 2015 to May 2018; previously President of HIMCO Variable Insurance Trust from 2014 to 2018; and Chief Executive Officer of HIMCO Distribution Services Company from 2014 to 2018
Lisa M. Proch	50	Senior Vice President, General Counsel and Chief Compliance Officer of the Company since June 2018; previously Vice President, Deputy General Counsel and Chief Compliance Officer of the Company from October 2016 to May 2018; previously Vice President, Assistant General Counsel, and Chief Compliance Officer of the Company from October 2012 to October 2016
Peter F. Sannizzaro	54	President and Chief Executive Officer of the Company since November 2018; previously, President, Chief Operating Officer of the Company from June 2018 to October 2018; previously Chief Financial Officer and Chief Accounting Officer of the Company from September 2012 to May 2018; and Senior Vice President of the Company from June 2011 to May 2018
Robert R. Siracusa	55	Vice President and Chief Financial Officer of the Company since June 2018; previously Vice President of The Hartford from June 2009 to May 2018
Samir Srivastava	54	Vice President and Chief Information Officer of the Company since August 2018, Vice President and Chief Technology Officer of the Company from June 2018 to August 2018; previously Vice President of The Hartford from August 2001 to May 2018
Certain of these executive officers also serve as executive officers and/or directors of various Company subsidiaries.
Director Independence
Although not subject to the independence standards of the New York Stock Exchange, the Company has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, the Company has determined that it has at least two independent directors, Richard Carbone and Robert Stein.
APP A - 63

EXECUTIVE COMPENSATION
Executive Officers
The Company has no employees, as we are managed by Talcott Resolution Life, Inc. ("TLI"), the Company's parent, pursuant to an Intercompany Services and Cost Allocation Agreement effective as of June 1, 2018 (the “Management Agreement”) between the Company, TLI and other Company affiliates. Pursuant to the Management Agreement, the parties provide a variety of operating services to each other to conduct their day to day business, including employee management services. Expenses incurred by TLI in providing these services are reimbursed by the Company based on TLI’s actual cost incurred.
Directors
Except as set forth below, directors designated by Company investors to serve on the Company's Board are compensated by the investor that designated them in the ordinary course of business as employees of the investor firm. Any compensation paid to a director by their employing firm is not specifically for service as a director of the Company.
In 2020, the Company compensated two independent directors, Richard Carbone and Robert Stein. None of the other Directors received compensation for their board service. The following sets out compensation paid in 2020 to these directors for board service from January 1, 2020 through December 31, 2020.

Name	Fees Earned or Paid in Cash	Non-Equity Incentive Plan Compensation [1], [2], [3]	Total
R. Carbone	$250,000	$894,412	$1,144,412
R. Stein	$100,000	$178,758	$278,758

Director Phantom Unit Awards
Name	Phantom Unit Grant Date	Number of Units Vested	Number of Units Not Vested [1]	Total Phantom Units
R. Carbone	07/17/2018	2,334	1,166	3,500
R. Stein	07/17/2018	467	233	700
[1]    Phantom units were awarded pursuant to the Hopmeadow Holdings, LP Phantom Unit Incentive Plan (“Phantom Plan”). Each phantom unit represented a notional value of $1,000 at the time of the grant. The phantom units are subject to vesting over a three-year period commencing on June 1, 2018 and will entitle the holder to receive cash distributions if certain distributions are made to the investors of the Company.
[2]    In June 2020, the Company made a distribution to Mssrs. Carbone and Stein for $468,247 and $93,489, respectively, associated with the second tranche of units that vested June 1, 2020.
[3]    In September 2020, the Company made a distribution to its investors entitling Mssrs. Carbone and Stein to an award under the Phantom Plan. The payment of the award is based on vested units through June 1, 2020 such that $426,165 and $85,270 was paid to Mssrs. Carbone and Stein, respectively, with the remainder payable in 2021, subject to continued service (other than cessation of service due to death or disability).
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Security Ownership of Certain Beneficial Owners
The Company is wholly-owned subsidiary of Talcott Resolution Life, Inc.
Security Ownership of Management
Interests owned in the Company by its investors may be deemed to be beneficially owned by those Company directors employed by the investors. Except for Mssrs. Cornell and Schamis, these directors disclaim beneficial ownership of any interest in the Company owned by their employing investor.
Mr. Cornell and Mr. Schamis may be deemed to beneficially own 39% and 8% of the Company, respectively. Except for Mssrs. Cornell and Schamis, no director or executive officer beneficially owns any equity security of the Company or any of its parents or subsidiaries.
APP A - 64

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
We review all relationships and transactions in which we and our investors, Directors, executive officers, and their immediate family members ("related parties") participate to determine if any related party has a direct or indirect material interest. Our General Counsel's office is primarily responsible for developing and implementing processes to obtain the necessary information and for determining, based on the facts and circumstances, whether a direct or indirect material interest exists.
If the General Counsel's Office determines that a transaction may require disclosure under SEC rules, the General Counsel's Office will notify the Board of Directors. The Board will approve or ratify the transaction only if certain criteria is met. Among other criteria, the Board considers whether such transactions were on terms that are no less favorable, in the aggregate, to the Company and its affiliates than those that could reasonably be obtained in a comparable arms’-length transaction with a person other than the related party. Such review also considers established conflict of interest guidelines with respect to the Company and its affiliates.
As described under Executive Compensation, the Company has entered into the Management Agreement between the Company, TLI, and other Company affiliates. Pursuant to the Management Agreement, the parties provide a variety of operating services to each other to conduct their day to day business, including employee management services. Expenses incurred by TLI in providing these services are reimbursed by the Company based on TLI's actual cost incurred.
Otherwise, based on the information available to the Company's General Counsel's Office and to the Board, there have been no transactions between the Company and any related party, nor are any currently proposed, for which disclosure is required under the SEC rules.
APP A - 65

Talcott Resolution Life Insurance Company and Subsidiaries
Audited Financial Statements
As of December 31, 2020 and December 31, 2019 (Successor Company)
For the years ended December 31, 2020 and 2019 (Successor Company), the period of June 1, 2018 to December 31, 2018 (Successor Company) and the period of January 1, 2018 to May 31, 2018 (Predecessor Company)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

Description	Page
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Statements of Operations — For the Years Ended December 31, 2020 and 2019 (Successor Company), For the Period of June 1, 2018 to December 31, 2018 (Successor Company) and For the Period of January 1, 2018 to May 31, 2018 (Predecessor Company)
F-6
Consolidated Statements of Comprehensive Income (Loss) — For the Years Ended December 31, 2020 and 2019 (Successor Company), For the Period of June 1, 2018 to December 31, 2018 (Successor Company) and For the Period of January 1, 2018 to May 31, 2018 (Predecessor Company)	F-7
Consolidated Balance Sheets — As of December 31, 2020 and 2019 (Successor Company)	F-8
Consolidated Statements of Changes in Stockholder's Equity — For the Years Ended December 31, 2020 and 2019 (Successor Company), For the Period of June 1, 2018 to December 31, 2018 (Successor Company) and For the Period of January 1, 2018 to May 31, 2018 (Predecessor Company)	F-9
Consolidated Statements of Cash Flows — For the Years Ended December 31, 2020 and 2019 (Successor Company), For the Period of June 1, 2018 to December 31, 2018 (Successor Company) and For the Period of January 1, 2018 to May 31, 2018 (Predecessor Company)	F-10
Notes to Consolidated Financial Statements	F-11
Report of Independent Registered Public Accounting Firm	S-1
Schedule I — Summary of Investments—Other Than Investments in Affiliates	S-2
Schedule IV — Reinsurance	S-3
Schedule V — Valuation and Qualifying Accounts	S-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Talcott Resolution Life Insurance Company
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Talcott Resolution Life Insurance Company and subsidiaries (the "Company") as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in stockholder's equity, and cash flows, for the years ended December 31, 2020 and December 31, 2019 and the period of June 1, 2018 to December 31, 2018 (Successor Company) and the period of January 1, 2018 to May 31, 2018 (Predecessor Company), and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and December 31, 2019 and the period of June 1, 2018 to December 31, 2018 (Successor Company) and the period of January 1, 2018 to May 31, 2018 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America.
Emphasis of Matters
As discussed in Note 1 to the financial statements, the Company's direct parent, Talcott Resolution Life, Inc., was acquired by Hopmeadow Holdings, LP on May 31, 2018. The Company elected to apply pushdown accounting by applying the guidance permitted under Accounting Standards Codification Topic 805, Business Combinations.
As discussed in Note 15 to the financial statements, on January 18, 2021, the Company's indirect owners, Hopmeadow Holdings GP LLC and Hopmeadow Holdings LP, entered into a definitive agreement to merge Hopmeadow Holdings LP with a subsidiary of Sixth Street. The merger is subject to regulatory approvals and other customary closing conditions. If consummated, the merger would result in a change of ownership and control of the Company and its life and annuity operating subsidiaries.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Future Policy Benefits, Embedded Derivatives and Amortization of Value of Business Acquired— Refer to Notes 1, 2, 4, 6 and 7 to the Consolidated Financial Statements
Critical Audit Matter Description
The Company’s products include universal life-type annuity contracts with guarantees that result in death and other insurance benefit liabilities to the Company. These liabilities are reported as a component of Reserves for Future Policy Benefits.
Certain annuity contracts offered riders with guaranteed minimum withdrawal benefits, the non-life contingent portion of which are accounted for as embedded derivatives and are reported as a component of Other Policyholder Funds and Benefits Payable.
Value of business acquired (VOBA) is an intangible asset, and represents an estimated value assigned to the right to receive future gross profits from cash flows and earnings of acquired insurance and investment contracts. VOBA is amortized over the estimated gross profits of those acquired contracts.
The valuation of the reserves for such future policy benefits, valuation of embedded derivatives included within other policyholder funds, and the amortization of VOBA are measured based on actuarial methodologies and underlying economic and future policyholder behavior assumptions. Significant judgment is involved in the selection of the assumptions used to determine the valuation of the reserves for such future policy benefits, in the methods and assumptions used in the valuation of embedded derivatives, and the estimated gross profits used in the valuation of the amortization of VOBA. The principal assumptions include mortality, lapse, withdrawal, persistency, expenses, and interest rates.
Given the high level of estimation uncertainty of management’s actuarial assumptions, performing audit procedures to evaluate these assumptions required a high degree of auditor judgment and an increased extent of effort, including the need to involve our actuarial specialists.
How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to testing assumptions used by management to estimate the valuation of future policy benefits, valuation of embedded derivatives and amortization of VOBA included the following, among others:
•We tested the effectiveness of management’s controls over the assumption setting process.
•We tested the completeness and accuracy of the underlying data that served as the basis for the assumptions.
•With the assistance of our actuarial specialists, we evaluated the appropriateness of the assumptions and methodologies used by management.
•With the assistance of our actuarial specialists, on a sample basis, we developed independent estimates of the valuations derived from those assumptions and methodologies and compared our estimates to management’s estimates.
Investments in Fixed Maturities Classified as Available-for-Sale and Freestanding Derivatives — Refer to Notes 2, 3 and 4 to the consolidated financial statements
Critical Audit Matter Description
Investments in fixed maturities classified as available-for-sale are reported at fair value in the consolidated financial statements. Freestanding derivatives, which are reported in other investments or other liabilities, as appropriate, after considering the impact of master netting agreements, are also reported at fair value in the consolidated financial statements. Where fair values cannot be determined based on observable inputs, management uses unobservable inputs, such as credit spreads, equity volatility and interest rates beyond the observable curve, requiring judgment by management to determine the estimated fair value.
We identified investments in fixed maturities classified as available-for-sale and freestanding derivatives as a critical audit matter because of the unobservable inputs management uses to estimate fair value. Auditing these unobservable inputs used by management required a high degree of auditor judgment, and an increased extent of effort, including the need to involve our fair value specialists.
How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to testing the valuation of fixed maturities classified as available-for-sale and freestanding derivatives included the following, among others:
•We tested the effectiveness of management’s controls over the determination of fair value.
•We evaluated management’s valuation methodology and the reasonableness of the unobservable inputs.

•With assistance of our fair value specialists, on a sample basis, we developed independent fair value estimates and compared our estimates to management’s estimates.

/s/ DELOITTE & TOUCHE LLP

Hartford, CT
February 25, 2021

We have served as the Company’s auditor since 2002.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Operations

	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
(In millions)	2020	2019
Revenues
Fee income and other	$741	$821	$502	$381
Earned premiums	35	42	31	42
Net investment income	816	924	509	520
Net realized capital gains (losses)	(74)	(275)	142	(107)
Amortization of deferred reinsurance gain	53	59	38	—
Total revenues	1,571	1,571	1,222	836
Benefits, losses and expenses
Benefits, loss and loss adjustment expenses	626	760	415	534
Amortization of deferred policy acquisition costs ("DAC") and value of business acquired ("VOBA")	50	(25)	98	16
Insurance operating costs and other expenses	364	423	235	183
Other intangible asset amortization	6	5	4	—
Dividends to policyholders	60	5	2	2
Total benefits, losses and expenses	1,106	1,168	754	735
Income before income taxes	465	403	468	101
Income tax expense	66	44	59	7
Net income	$399	$359	$409	$94
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (Loss)

	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
(In millions)	2020	2019
Net income	$399	$359	$409	$94
Other comprehensive income (loss):
Change in net unrealized gain on fixed maturities	565	890	(173)	(430)
Change in unrealized losses on fixed maturities, AFS for which an allowance for credit losses ("ACL") has been recorded	—
Change in net gain on cash-flow hedging instruments	(1)	—	—	(18)
Change in foreign currency translation adjustments	—	(2)	2	1
OCI, net of tax	564	888	(171)	(447)
Comprehensive income (loss)	$963	$1,247	$238	$(353)
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets

	Successor Company
	As of December 31,
(In millions, except for share data)	2020	2019
Assets
Investments:
Fixed maturities, available-for-sale, at fair value (net of ACL of $1 and $0, respectively) (amortized cost of $13,137 and $13,020, respectively)	$14,875	$13,988
Equity securities, at fair value	65	45
Mortgage loans (net of ACL of $17 and $0, respectively)	2,092	2,241
Policy loans, at outstanding balance	1,452	1,467
Limited partnerships and other alternative investments	999	939
Other investments	24	40
Short-term investments	802	550
Total investments	20,309	19,270
Cash	40	128
Premiums receivable and agents’ balances, net	10	12
Reinsurance recoverables (net of ACL of $7 and $0, respectively)	27,455	28,824
VOBA	586	696
Deferred income taxes, net	478	681
Other intangible assets	40	46
Other assets	345	481
Separate account assets	109,625	104,575
Total assets	$158,888	$154,713
Liabilities
Reserve for future policy benefits	$18,625	$18,465
Other policyholder funds and benefits payable	25,307	27,161
Other liabilities	2,146	1,960
Separate account liabilities	109,625	104,575
Total liabilities	155,703	152,161
Commitments and Contingencies (Note 11)
Stockholder’s Equity
Common stock—1,000 shares authorized, issued and outstanding, par value $5,690	6	6
Additional paid-in capital	1,761	1,761
Accumulated other comprehensive income ("AOCI"), net of tax	1,281	717
Retained earnings	137	68
Total stockholder’s equity	3,185	2,552
Total liabilities and stockholder’s equity	$158,888	$154,713
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholder's Equity

For the Year Ended December 31, 2020 (Successor Company)
(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Equity
Balance, beginning of period	$6	$1,761	$717	$68	$2,552
Cumulative effect of accounting changes, net of tax	—	—	—	(11)	(11)
Adjusted balance, beginning of period	6	1,761	717	57	2,541
Net income	—	—	—	399	399
Total other comprehensive income	—	—	564	—	564
Dividends paid	—	—	—	(319)	(319)
Balance, end of period	$6	$1,761	$1,281	$137	$3,185

For the Year Ended December 31, 2019 (Successor Company)
(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Equity
Balance, beginning of period	$6	$1,761	$(171)	$409	$2,005
Net income	—	—	—	359	359
Total other comprehensive income	—	—	888	—	888
Dividends paid	—	—	—	(700)	(700)
Balance, end of period	$6	$1,761	$717	$68	$2,552

For the Period of June 1, 2018 to December 31, 2018 (Successor Company)
(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Equity
Balance, beginning of period	$6	$1,761	$—	$—	$1,767
Net income	—	—	—	409	409
Total other comprehensive loss	—	—	(171)	—	(171)
Balance, end of period	$6	$1,761	$(171)	$409	$2,005

For the Period of January 1, 2018 to May 31, 2018 (Predecessor Company)
(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Equity
Balance, beginning of period	$6	$3,539	$1,023	$2,112	$6,680
Cumulative effect of accounting changes, net of tax	—	—	182	(182)	—
Adjusted balance, beginning of period	6	3,539	1,205	1,930	6,680
Net income	—	—	—	94	94
Total other comprehensive loss	—	—	(447)	—	(447)
Capital contributions to parent	—	(619)	—	—	(619)
Capital contributions from parent	—	102	—	—	102
Balance, end of period	$6	$3,022	$758	$2,024	$5,810
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
(In millions)	2020	2019
Operating Activities
Net income	$399	$359	$409	$94
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Net realized capital (gains) losses	74	275	(142)	107
Amortization of deferred reinsurance gain	(53)	(59)	(38)	—
Amortization of DAC and VOBA	50	(25)	98	16
Additions to DAC and VOBA	—	—	—	(1)
Depreciation and (accretion) amortization	69	51	31	(1)
Other operating activities, net	259	205	63	131
Change in assets and liabilities:
Increase in reinsurance recoverables	(331)	(272)	(990)	(2)
Decrease in accrued and deferred income taxes	54	51	29	274
Increase (decrease) in reserve for future policy benefits and unearned premiums	160	141	(503)	45
Net changes in other assets and other liabilities	185	(169)	302	(60)
Net cash provided by (used for) operating activities	866	557	(741)	603
Investing Activities
Proceeds from the sale/maturity/prepayment of:
Fixed maturities, available-for-sale	2,824	3,498	3,303	4,397
Equity securities, at fair value	7	213	68	49
Mortgage loans	373	257	101	116
Partnerships	77	134	83	188
Payments for the purchase of:
Fixed maturities, available-for-sale	(2,866)	(2,589)	(3,024)	(2,447)
Equity securities, at fair value	(26)	(5)	(10)	(25)
Mortgage loans	(242)	(413)	(323)	(86)
Partnerships	(134)	(156)	(97)	(80)
Net proceeds from (payments for) repurchase agreements program	(16)	19	(22)	—
Net proceeds from (payments for) derivatives	143	(272)	(303)	(200)
Net increase (decrease) in policy loans	15	(26)	18	(26)
Net sales of property and equipment	—	—	—	44
Net proceeds from (payments for) short-term investments	(234)	288	1,770	(1,494)
Other investing activities, net	(10)	8	16	27
Net cash provided by (used for) investing activities	(89)	956	1,580	463
Financing Activities
Deposits and other additions to investment and universal life-type contracts	1,971	2,168	1,959	1,782
Withdrawals and other deductions from investment and universal life-type contracts	(9,627)	(11,074)	(10,173)	(9,206)
Net transfers from separate accounts related to investment and universal life-type contracts	7,117	8,202	7,360	6,999
Decrease in securities loaned or sold under agreements to repurchase	(7)	(204)	(11)	(406)
Dividends paid	(319)	(700)	—	—
Return of capital to parent	—	—	—	(517)
Net repayments at maturity or settlement of consumer notes	—	—	—	(8)
Net cash used for financing activities	(865)	(1,608)	(865)	(1,356)
Foreign exchange rate effect on cash	—	2	—	—
Net decrease in cash	(88)	(93)	(26)	(290)
Cash — beginning of year	128	221	247	537
Cash — end of year	$40	$128	$221	$247
Supplemental Disclosure of Cash Flow Information
Income taxes received	$—	$25	$17	$271
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in millions, unless otherwise stated)

1. Basis of Presentation and Significant Accounting Policies
Basis of Presentation
Talcott Resolution Life Insurance Company, formerly Hartford Life Insurance Company, (together with its subsidiaries, “TL,” “Company,” “we” or “our”) is a provider of insurance and investment products in the United States (“U.S.”) and is a wholly-owned subsidiary of Talcott Resolution Life, Inc., a Delaware corporation ("TLI"). Hopmeadow Holdings LP (“Hopmeadow Holdings", or "HHLP ”) is the ultimate parent of the Company.
The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which differ materially from the accounting practices prescribed by various insurance regulatory authorities.
On May 31, 2018 the Company's indirect parent, Hartford Holding, Inc. ("HHI") completed the sale of the Company's parent to a group of investors led by Cornell Capital LLC, Atlas Merchant Capital LLC, TRB Advisors LP, Global Atlantic Financial Group ("Global Atlantic"), Pine Brook and J. Safra Group. Although Talcott Resolution Life Insurance Company is no longer affiliated with The Hartford Financial Services Group, Inc. ("The Hartford") or any of its subsidiaries, The Hartford retained a 9.7 percent ownership interest in HHLP ("Talcott Resolution Sale Transaction").
In conjunction with the sale, the Company entered into a transition services agreement with The Hartford for a period up to three years to provide general ledger, cash management, and information technology infrastructure services. In 2020, the transition services agreement was completed as all supported services have fully transitioned to the Company. In March, 2019, a five year administrative services agreement was entered into for investment accounting services which replaced the services previously provided under the transition services agreement.
HHLP’s May 31, 2018 acquisition of TLI was accounted for by HHLP using business combination accounting. Under this method, the purchase price paid by the investor group was assigned to the identifiable assets acquired and liabilities assumed as of the acquisition date based on their fair value. The Company elected to apply "pushdown" accounting by applying the guidance permitted under Accounting Standards Codification (“ASC”) Topic 805 Business Combinations. By the application of pushdown accounting, the Company’s assets, liabilities and equity were accordingly adjusted to fair value on May 31, 2018 which generated both intangible assets and Value of Business Acquired (“VOBA”). Determining the fair value of certain assets acquired and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. Due to the application of pushdown accounting, TL’s financial statements and footnote disclosures are presented in two distinct periods to indicate the application of two different bases of accounting. The periods prior to June 1, 2018 are identified herein as “Predecessor,” while the periods subsequent to HHLP’s acquisition of TLI are identified as “Successor.” As a result of the change in the basis of accounting from historical GAAP to reflect HHLP’s purchase cost, the financial statements for the Predecessor period are not comparable to the Successor periods.
On June 1, 2018, TL executed reinsurance agreements to reinsure certain fixed immediate and deferred annuity contracts, variable payout separate account annuity contracts, standard mortality structured settlements, and period certain structured settlement annuity contracts ("Commonwealth Annuity Reinsurance Agreement") to Commonwealth Annuity and Life Insurance Company ("Commonwealth"), a subsidiary of Global Atlantic which is a member of the acquiring investment group. TL reinsured an 85% quota share, except 75% for standard mortality structured settlements, in exchange for a $357 ceding commission that was fixed based on reinsuring approximately $9.3 billion of reserves as of December 31, 2016, plus annuitizations through closing and annuitizations from market value adjusted annuities post-close. The reinsurance agreement was executed after the Talcott Resolution Sale Transaction, and as such, the accounting for the agreement was recorded after the TL balance sheet was adjusted to fair value in purchase and pushdown accounting. A deferred gain, net of amortization, of $878 is recorded in Other liabilities on the Consolidated Balance Sheet related to this reinsurance agreement and will be amortized over the life of the underlying policies reinsured.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
COVID 19 Update
The impact of the outbreak and continuing spread of the novel coronavirus (“COVID-19”) and the related disruption to the worldwide economy continues to affect companies across all industries. For the year ended December 31, 2020 (Successor Company), the COVID-19 pandemic did have varying impacts on components of revenue, however, there was no overall impact as revenues were flat year over year. The duration and impact of the COVID-19 public health crisis on financial markets, overall economy and our operations remain uncertain, as is the efficacy of government and central bank interventions. The Company successfully transitioned to a fully remote work environment in March of 2020 and remains fully remote with minimal disruption to our operations. As further discussed in this document, the Company’s financial performance is dependent on financial market conditions and potential newly emergent trends in mortality and policyholder behavior as a result of the COVID-19 public health crisis. As such, the Company continues to be unable to quantify its impact on the financial results and operations in future periods.
Consolidation
The Consolidated Financial Statements include the accounts of TL and entities the Company directly or indirectly has a controlling financial interest in which the Company is required to consolidate. Entities in which TL has significant influence over the operating and financing decisions but is not required to consolidate are reported using the equity method. All intercompany transactions and balances between TL and its subsidiaries have been eliminated.
Use of Estimates
The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.
The most significant estimates include those used in determining estimated gross profits used in the valuation and amortization of assets (including VOBA) and liabilities associated with variable annuity and other universal life-type contracts; evaluation of credit losses on fixed maturities, AFS and ACL on mortgage loans; living benefits required to be fair valued; valuation of investments and derivative instruments; valuation allowance on deferred tax assets; amortization of the deferred gain on reinsurance; and contingencies relating to corporate litigation and regulatory matters. Certain of these estimates are particularly sensitive to market conditions, and deterioration and/or volatility in the worldwide debt or equity markets could have a material impact on the Consolidated Financial Statements. The ultimate extent to which the COVID-19 pandemic will directly impact the Company's business, results of operations and financial condition will depend on future developments that are highly uncertain. Actual results may differ from these estimates.
Reclassifications
Certain reclassifications have been made to prior year financial information to conform to the current year presentation.
Adoption of New Accounting Standards
Reclassification of Effect of Tax Rate Change from AOCI to Retained Earnings
In February 2018, the FASB issued new accounting guidance for the effect on deferred tax assets and liabilities related to items recorded in AOCI resulting from legislated tax reform enacted on December 22, 2017. The tax reform reduced the federal tax rate applied to the Company’s deferred tax balances from 35% to 21% on enactment. Under U.S. GAAP, the Company recorded the total effect of the change in enacted tax rates on deferred tax balances as a charge to income tax expense within net income, including the change in deferred tax balances related to components of AOCI. The new accounting guidance permitted the Company to reclassify the “stranded” tax effects out of AOCI and into retained earnings that resulted from recording the tax effects of unrealized investment gains at a 35% tax rate because the 14 point reduction in tax rate was recognized in net income instead of other comprehensive income. On January 1, 2018, the Company (Predecessor Company) adopted the new guidance and recorded a reclassification of $193 which increased AOCI and reduced retained earnings.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Financial Instruments - Recognition and Measurement
On January 1, 2018, the Company (Predecessor Company) adopted updated guidance issued by the FASB for the recognition and measurement of financial instruments through a cumulative effect adjustment to the opening balances of retained earnings and AOCI. The new guidance requires investments in equity securities to be measured at fair value with any changes in valuation reported in net income except for investments that are consolidated or are accounted for under the equity method of accounting. The new guidance also requires a deferred tax asset resulting from net unrealized losses on available-for-sale fixed maturities that are recognized in AOCI to be evaluated for recoverability in combination with the Company’s other deferred tax assets. Under prior guidance, the Company reported equity securities, available for sale ("AFS"), at fair value with changes in fair value reported in other comprehensive income. As of January 1, 2018, the Company (Predecessor Company) reclassified from AOCI to retained earnings net unrealized gains of $11, after tax, related to equity securities having a fair value of $154. Beginning in 2018, the Company reports equity securities at fair value with changes in fair value reported in net realized capital gains and losses.
Revenue Recognition
On January 1, 2018, the Company (Predecessor Company) adopted the FASB’s updated guidance for recognizing revenue from contracts with customers, which excludes insurance contracts and financial instruments. Revenue subject to the guidance is recognized when, or as, goods or services are transferred to customers in an amount that reflects the consideration that an entity is expected to receive in exchange for those goods or services. The updated guidance is consistent with previous guidance for the Company’s transactions and did not have an effect on the Company’s financial position, cash flows or net income.
Revenue from customers for other than insurance and investment contracts was $80 and $84 for the years ended December 31, 2020 and 2019, respectively (Successor Company), $54 for the period of June 1, 2018 to December 31, 2018 (Successor Company) and $40 for the period of January 1, 2018 to May 31, 2018 (Predecessor Company). The Company earns revenues from these contracts primarily for administrative and distribution services fees from offering certain fund families as investment options in its variable annuity products. Fees are primarily based on the average daily net asset values of the funds and are recorded in the period in which the services are provided and collected monthly. Fluctuations in domestic and international markets and related investment performance, volume and mix of sales and redemptions of the funds, and other changes to the composition of assets under management are all factors that ultimately have a direct effect on fee income earned.
Hedging Activities
The FASB issued updated guidance on hedge accounting. The updates allow hedge accounting for new types of interest rate hedges of financial instruments and simplify documentation requirements to qualify for hedge accounting. In addition, any gain or loss from hedge ineffectiveness will be reported in the same income statement line with the effective hedge results and the hedged transaction. For cash flow hedges, the ineffectiveness will be recognized in earnings only when the hedged transaction affects earnings; otherwise, the ineffectiveness gains or losses will remain in AOCI. Under previous accounting, total hedge ineffectiveness was reported separately in realized gains and losses apart from the hedged transaction. The updated guidance was effective January 1, 2019 through a cumulative effect adjustment that will reclassify cumulative ineffectiveness on open cash flow hedges from retained earnings to AOCI. As a result of pushdown accounting, derivative instruments that qualified for hedge accounting were recorded at fair value through adjustments to additional paid in capital at the acquisition date. As of December 31, 2018 (Successor Company), the Company had no derivative instruments that qualify for hedge accounting, therefore there was no impact on the Company's financial statements upon adoption.
Changes to the Disclosure Requirements for Fair Value Measurement
On August 28, 2018 the FASB issued Accounting Standards Update ("ASU") 2018-13 which removes, modifies and adds certain disclosure requirements related to fair value measurements in ASC 820, Fair Value Measurements. As permitted by the guidance, the Company early adopted amendments in this guidance effective December 31, 2019. The adoption of ASU 2018-13 did not have a material impact on the Company's consolidated financial statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Financial Instruments - Credit Losses
On January 1, 2020 the Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments,("ASU 2016-13", or "CECL") together with related updated guidance for recognition and measurement of credit losses on certain financial instruments not carried at fair value, including reinsurance recoverables. This guidance replaces the “incurred loss” approach with an “expected loss” model for recognizing credit losses for instruments carried at amortized cost, which resulted in the recognition of greater allowances for losses. Under the new model, an allowance for credit losses ("ACL") is recognized as an estimate of credit losses expected over the life of financial instruments, such as mortgage loans, reinsurance recoverables and off-balance sheet credit exposures that the Company cannot unconditionally cancel. The measurement of the expected credit loss estimate is based on historical loss data, current conditions, and reasonable and supportable forecasts.
Credit losses on fixed maturities, AFS carried at fair value continue to be measured similar to previous guidance for other-than-temporary impairments ("OTTI"); however, losses are now recognized through the ACL and no longer as an adjustment to the amortized cost. Recoveries of OTTI on fixed maturities, AFS are recognized as reversals of the ACL recognized through net realized capital gains and losses and no longer accreted as net investment income through an adjustment to the investment yield. For fixed maturities, AFS this guidance is applied prospectively. Additionally, the new guidance requires purchased financial assets with a more-than-insignificant amount of credit deterioration since original issuance to establish an ACL at acquisition, which is recorded with the purchase price to establish the initial amortized cost of the investment.
The Company adopted the guidance through a cumulative-effect adjustment that decreased retained earnings by $11, after tax, primarily related to the Company's mortgage loan investments. No ACL was recognized at adoption for fixed maturities, AFS as those provisions of the guidance are applied prospectively. Upon adoption, the Company did not have any purchased financial assets with a more-than-insignificant amount of credit deterioration since original issuance.

Summary of Adoption Impacts
ACL on mortgage loans	$(9)
ACL on reinsurance recoverables	(5)
Deferred income tax asset	3
Net decrease to retained earnings	$(11)
Future Adoption of New Accounting Standards
Targeted Improvements to the Accounting for Long Duration Contracts
The FASB issued ASU 2018-12 on August 15, 2018 which impacts the existing recognition, measurement, presentation and disclosure requirements for certain long duration contracts issued by an insurance company. The guidance is intended to improve the timeliness of recognizing changes in the liability for future policy benefits by requiring annual or more frequent updates of insurance assumptions and modifying the rate used to discount future cash flows. Cash flows under the new guidance are required to be discounted using an upper-medium grade fixed income instrument yield. The discount rate is required to be updated at each reporting date, with the effect of discount rate changes on the liability recorded in OCI. This is a change from current GAAP which utilizes assumptions, including discount rate, "locked in" at policy issuance and until such time significant changes in experience or assumptions may require the Company to establish premium deficiency reserves. When this occurs, premium deficiency reserves are recognized by unlocking reserve assumptions to eliminate a reserve deficiency under current GAAP.
Further, the guidance seeks to improve the accounting for certain market-based options or guarantees associated with account balance contracts and improve the effectiveness of the required disclosures. These market risk benefit features are required to be measured at fair value with changes in fair value recorded in net income with the exception of changes in the fair value attributable to a change in the instrument's credit risk, which are required to be recognized in OCI. Additionally, this ASU requires new disclosures including liability rollforwards and information about significant inputs, judgments, assumptions, and methods used in the measurement.
This guidance was amended through the issuance of ASU 2020-11, which deferred the effective date the Company is required to adopt the guidance to January 1, 2023, with early adoption permitted. The Company continues to assess its policies, processes, and applicable systems to determine the impact this standard will have on its operations and financial results. While it is not possible to reasonably estimate the expected impact of adoption at this time, given the nature and extent of the required changes to a significant portion of the Company’s operations, adoption is expected to have a material impact on our consolidated financial statements and related disclosures. This guidance represents a significant change from existing GAAP; however, it does not change the underlying economics of the business or its related cash flows.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Significant Accounting Policies
The Company’s significant accounting policies are as follows:
Segment Information
The Company has no reportable segments and its principal products and services are comprised of variable annuities, fixed and payout annuities, and private-placement life insurance. The Company's determination that it has no reportable segments is based on the fact that the Company's chief operating decision maker reviews the Company's financial performance at a consolidated level.
Revenue Recognition
For investment and universal life-type contracts, the amounts collected from policyholders are considered deposits and are not included in revenue. Fee income for variable annuity and other universal life-type contracts consists of policy charges for policy administration, cost of insurance charges and surrender charges assessed against policyholders’ account balances and are recognized in the period in which services are provided. For the Company’s traditional life products, premiums are recognized as revenue when due from policyholders.
Income Taxes
The Company recognizes taxes payable or refundable for the current year and deferred taxes for the tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. A deferred tax provision is recorded for the tax effects of differences between the Company's current taxable income and its income before tax under generally accepted accounting principles in the Consolidated Statements of Operations. For deferred tax assets, the Company records a valuation allowance that is adequate to reduce the total deferred tax asset to an amount that will more likely than not be realized.
Investments
Overview
The Company’s investments in fixed maturities include bonds, structured securities, redeemable preferred stock and commercial paper. Most of these investments are classified as AFS and are carried at fair value, net of ACL, in accordance with new guidance adopted January 1, 2020 regarding expected credit losses. The after-tax difference between fair value and cost or amortized cost is reflected in stockholder's equity as a component of AOCI, after adjustments for the effect of VOBA (Successor Company) and reserve adjustments. Equity securities are measured at fair value with any changes in valuation reported in net income. For further information, see Financial Instruments - Recognition and Measurement discussion above. Policy loans are carried at outstanding balance. Mortgage loans are recorded at the outstanding principal balance adjusted for amortization of premiums or discounts and net of ACL. Short-term investments are carried at amortized cost, which approximates fair value. Limited partnerships and other alternative investments are reported at their carrying value and are primarily accounted for under the equity method with the Company’s share of earnings included in net investment income. Recognition of income related to limited partnerships and other alternative investments is delayed due to the availability of the related financial information, as private equity and other funds are generally on a three-month lag and hedge funds on a one-month lag. Accordingly, income for the years ended December 31, 2020 and 2019 (Successor Company), the period of June 1, 2018 to December 31, 2018 (Successor Company) and and the period of January 1, 2018 to May 31, 2018 (Predecessor Company) may not include the full impact of current year changes in valuation of the underlying assets and liabilities of the funds, which are generally obtained from the limited partnerships and other alternative investments’ general partners. Other investments consist of derivative instruments which are carried at fair value and real estate acquired in satisfaction of debt.
Net Realized Capital Gains and Losses
Net realized capital gains and losses from investment sales are reported as a component of revenues and are determined on a specific identification basis. Net realized capital gains and losses also result from fair value changes in equity securities and derivatives contracts (both free-standing and embedded) that do not qualify, or are not designated, as a hedge for accounting purposes. Impairments and changes in the ACL on fixed maturities, AFS; mortgage loans; and reinsurance recoverables are recognized as net realized capital losses in accordance with the Company’s impairment and ACL policies as discussed in Note 3 - Investments of Notes to Consolidated Financial Statements. Foreign currency transaction remeasurements are also included in net realized capital gains and losses.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Net Investment Income
Interest income from fixed maturities and mortgage loans is recognized when earned on the constant effective yield method based on estimated timing of cash flows. The amortization of premium and accretion of discount for fixed maturities also takes into consideration call and maturity dates that produce the lowest yield. For securitized financial assets subject to prepayment risk, yields are recalculated and adjusted periodically to reflect historical and/or estimated future prepayments using the retrospective method; however, if these investments have previously recognized an ACL and for certain other asset-backed securities, any yield adjustments are made using the prospective method. Prepayment fees and make-whole payments on fixed maturities and mortgage loans are recorded in net investment income when earned. For equity securities, dividends are recognized as investment income on the ex-dividend date. Limited partnerships and other alternative investments primarily use the equity method of accounting to recognize the Company’s share of earnings. Prior to January 1, 2020 the Company applied OTTI guidance to debt securities in an unrealized loss position and accreted the new cost basis to the estimated future cash flows over the expected remaining life of the security by prospectively adjusting the security’s yield, if necessary. In accordance with accounting guidance adopted January 1, 2020 regarding expected credit losses, the losses are now recognized through an ACL and no longer as an adjustment to amortized cost. The Company’s non-income producing investments were not material for the years ended December 31, 2020 and 2019, (Successor Company), the period of June 1, 2018 to December 31, 2018 (Successor Company) and the period of January 1, 2018 to May 31, 2018 (Predecessor Company).
Derivative Instruments
Overview
The Company utilizes a variety of over-the-counter ("OTC") transactions cleared through central clearing houses ("OTC-cleared") and exchange traded derivative instruments as part of its overall risk management strategy as well as to enter into replication transactions. The types of instruments may include swaps, caps, floors, forwards, futures and options to achieve one of four Company-approved objectives:
•to hedge risk arising from interest rate, equity market, commodity market, credit spread and issuer default, price or currency exchange rate risk or volatility;
•to manage liquidity;
•to control transaction costs;
•to enter into synthetic replication transactions.
Interest rate and credit default swaps involve the periodic exchange of cash flows with other parties, at specified intervals, calculated using agreed upon rates or other financial variables and notional principal amounts. Generally, little to no cash or principal payments are exchanged at the inception of the contract. Typically, at the time a swap is entered into, the cash flow streams exchanged by the counterparties are equal in value.
Interest rate cap and floor contracts entitle the purchaser to receive from the issuer at specified dates, the amount, if any, by which a specified market rate exceeds the cap strike interest rate or falls below the floor strike interest rate, applied to a notional principal amount. A premium payment determined at inception is made by the purchaser of the contract and no principal payments are exchanged.
Forward contracts are customized commitments that specify a rate of interest or currency exchange rate to be paid or received on an obligation beginning on a future start date and are typically settled in cash.
Financial futures are standardized commitments to either purchase or sell designated financial instruments, at a future date, for a specified price and may be settled in cash or through delivery of the underlying instrument. Futures contracts trade on organized exchanges. Margin requirements for futures are met by pledging securities or cash, and changes in the futures’ contract values are settled daily in cash.
Option contracts grant the purchaser, for a premium payment, the right to either purchase from or sell to the issuer a financial instrument at a specified price, within a specified period or on a stated date. The contracts may reference commodities, which grant the purchaser the right to either purchase from or sell to the issuer commodities at a specified price, within a specified period or on a stated date. Option contracts are typically settled in cash.
Foreign currency swaps exchange an initial principal amount in two currencies, agreeing to re-exchange the currencies at a future date, at an agreed upon exchange rate. There may also be a periodic exchange of payments at specified intervals calculated using the agreed upon rates and exchanged principal amounts.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
The Company’s derivative transactions conducted in insurance company subsidiaries are used in strategies permitted under the derivative use plans required by the State of Connecticut and the State of New York insurance departments.
Accounting and Financial Statement Presentation of Derivative Instruments and Hedging Activities
Derivative instruments are recognized on the Consolidated Balance Sheets at fair value and are reported in Other Investments and Other Liabilities. For balance sheet presentation purposes, the Company has elected to offset the fair value amounts, income accruals, and related cash collateral receivables and payables of OTC derivative instruments executed in a legal entity and with the same counterparty or under a master netting agreement, which provides the Company with the legal right of offset.
The Company clears certain interest rate swap and credit default swap derivative transactions through central clearing houses. OTC-cleared derivatives require initial collateral at the inception of the trade in the form of cash or highly liquid securities, such as U.S. Treasuries and government agency investments. Central clearing houses also require additional cash as variation margin based on daily market value movements. For information on collateral, see the derivative collateral arrangements section in Note 4 - Derivative Instruments of Notes to Consolidated Financial Statements. In addition, OTC-cleared transactions include price alignment amounts either received or paid on the variation margin, which are reflected in realized capital gains and losses or, if characterized as interest, in net investment income.
On the date the derivative contract is entered into, the Company designates the derivative as (1) a hedge of the variability in cash flows of a forecasted transaction or of amounts to be received or paid related to a recognized asset or liability (“cash flow” hedge), (2) a hedge of a net investment in a foreign operation (“net investment” hedge) or (3) held for other investment and/or risk management purposes, which primarily involve managing asset or liability related risks and do not qualify for hedge accounting.
Cash Flow Hedges - Changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge, including foreign-currency cash flow hedges, are recorded in AOCI and are reclassified into earnings when the variability of the cash flow of the hedged item impacts earnings. Gains and losses on derivative contracts that are reclassified from AOCI to current period earnings are included in the line item in the Consolidated Statements of Operations in which the cash flows of the hedged item are recorded. For periods prior to 2019, hedge ineffectiveness was recorded immediately in current period earnings as net realized capital gains and losses. With the January 1, 2019 adoption of the updated FASB hedging guidance, ineffectiveness is recognized in earnings only when the hedged transaction affects earnings; otherwise, the ineffectiveness gains and losses remain in AOCI. Periodic derivative net coupon settlements are recorded in the line item of the Consolidated Statements of Operations in which the cash flows of the hedged item are recorded. Cash flows from cash flow hedges are presented in the same category as the cash flows from the items being hedged on the Consolidated Statements of Cash Flows.
Other Investment and/or Risk Management Activities - The Company’s other investment and/or risk management activities primarily relate to strategies used to reduce economic risk or replicate permitted investments and do not receive hedge accounting treatment. Changes in the fair value, including periodic derivative net coupon settlements, of derivative instruments held for other investment and/or risk management purposes are reported in current period earnings as net realized capital gains and losses.
Hedge Documentation and Effectiveness Testing
To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in fair value or cash flow of the hedged item. At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. The documentation process includes linking derivatives that are designated as fair value, cash flow, or net investment hedges to specific assets or liabilities on the balance sheet or to specific forecasted transactions and defining the effectiveness testing methods to be used. The Company also formally assesses both at the hedge’s inception and ongoing on a quarterly basis, whether the derivatives that are used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in fair values, cash flows or net investment in foreign operations of hedged items. Hedge effectiveness is assessed primarily using quantitative methods as well as using qualitative methods. Quantitative methods include regression or other statistical analysis of changes in fair value or cash flows associated with the hedge relationship. Qualitative methods may include comparison of critical terms of the derivative to the hedged item.
Discontinuance of Hedge Accounting
The Company discontinues hedge accounting prospectively when (1) it is determined that the qualifying criteria are no longer met; (2) the derivative is no longer designated as a hedging instrument; or (3) the derivative expires or is sold, terminated or exercised.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
When cash flow hedge accounting is discontinued because the Company becomes aware that it is not probable that the forecasted transaction will occur, the derivative continues to be carried on the balance sheet at its fair value, and gains and losses that were accumulated in AOCI are recognized immediately in earnings.
In other situations in which hedge accounting is discontinued, including those where the derivative is sold, terminated or exercised, amounts previously deferred in AOCI are reclassified into earnings when earnings are impacted by the hedged item.
Embedded Derivatives
The Company purchases investments and has previously issued financial products that contain embedded derivative instruments. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative, which is reported with the host instrument on the Consolidated Balance Sheets, is carried at fair value with changes in fair value reported in net realized capital gains and losses.
Credit Risk
Credit risk is defined as the risk of financial loss due to uncertainty of an obligor’s or counterparty’s ability or willingness to meet its obligations in accordance with agreed upon terms. Credit exposures are measured using the market value of the derivatives, resulting in amounts owed to the Company by its counterparties or potential payment obligations from the Company to its counterparties. The Company generally requires that OTC derivative contracts, other than certain forward contracts, be governed by International Swaps and Derivatives Association ("ISDA") agreements which are structured by legal entity and by counterparty, and permit right of offset. Some agreements require daily collateral settlement based upon agreed upon thresholds. For purposes of daily derivative collateral maintenance, credit exposures are generally quantified based on the prior business day’s market value and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of the derivatives exceed the contractual thresholds. For the Company’s domestic derivative programs, the maximum uncollateralized threshold for a derivative counterparty for a single legal entity is $10. The Company also minimizes the credit risk of derivative instruments by entering into transactions with high quality counterparties primarily rated A or better, which are monitored and evaluated by the Company’s risk management team and reviewed by senior management. OTC-cleared derivatives are governed by clearing house rules. Transactions cleared through a central clearing house reduce risk due to their ability to require daily variation margin and act as an independent valuation source. In addition, the Company monitors counterparty credit exposure on a monthly basis to ensure compliance with Company policies and statutory limitations.
Cash
Cash represents cash on hand and demand deposits with banks or other financial institutions.
Reinsurance
The Company cedes insurance to unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company also assumes reinsurance from other insurers.
Reinsurance accounting is followed for ceded and assumed transactions that provide indemnification against loss or liability relating to insurance risk (i.e., risk transfer). To meet risk transfer requirements, a reinsurance agreement must include insurance risk, consisting of underwriting, investment, and timing risk, and a reasonable possibility of a significant loss to the reinsurer. If the ceded and assumed transactions do not meet risk transfer requirements, the Company accounts for these transactions as financing transactions.
Premiums, benefits, losses and loss adjustment expenses reflect the net effects of ceded and assumed reinsurance transactions. Included in other assets are prepaid reinsurance premiums, which represent the portion of premiums ceded to reinsurers applicable to the unexpired terms of the reinsurance agreements. Included in reinsurance recoverables are balances due from reinsurance companies for paid and unpaid losses and loss adjustment expenses and are presented net of an ACL which is based on the expectation of lifetime credit loss.
The Company reinsures certain of its risks to other reinsurers under yearly renewable term, coinsurance, and modified coinsurance arrangements, and variations thereof. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
The Company evaluates the financial condition of its reinsurers and concentrations of credit risk. Reinsurance is placed with reinsurers that meet strict financial criteria established by the Company.
Deferred Policy Acquisition Costs (Predecessor Company)/Value of Business Acquired (Successor Company)
Deferred policy acquisition costs ("DAC") represent costs that are directly related to the acquisition of new and renewal insurance contracts and incremental direct costs of contract acquisition that are incurred in transactions with either independent third parties or employees. Such costs primarily include commissions, premium taxes, costs of policy issuance and underwriting, and certain other expenses that are directly related to successfully issued contracts. As a result of the Talcott Resolution Sale Transaction being recorded at fair value, DAC which does not represent future cash flows, was eliminated in pushdown accounting.
VOBA represents the estimated value assigned to the right to receive future gross profits from cash flows and earnings of acquired insurance and investment contracts as of the date of the transaction. It is based on the actuarially estimated present value of future cash flows from the acquired insurance and investment contracts in-force as of the date of the transaction. The principal assumptions used in estimating the fair value calculation of VOBA include mortality, persistency, expenses, and interest rates, in addition to other factors that the Company expects to experience in future years. Actual experience on the acquired contracts may vary from these projections and the recovery of VOBA is dependent upon the future profitability of the related business. The Company amortizes VOBA over estimated gross profits ("EGPs") and it is reviewed for recoverability quarterly.
Prior to June 2018, for universal life-type contracts (including variable annuities), the DAC asset was amortized over the estimated life of the contracts acquired in proportion to the present value of EGPs. The Company also uses the present value EGPs to determine reserves for universal life type contracts (including variable annuities) with death or other insurance benefits such as guaranteed minimum death, life-contingent guaranteed minimum withdrawal and universal life insurance secondary guarantee benefits. These benefits are accounted for and collectively referred to as death and other insurance benefit reserves and are held in addition to the account value liability representing policyholder funds.
For most life insurance product contracts, including variable annuities, the Company estimates gross profits over 20 years as EGPs emerging subsequent to that time frame are immaterial. Future gross profits are projected over the estimated lives of the underlying contracts, based on future account value projections for variable annuity products. The projection of future account values requires the use of certain assumptions including: separate account returns; separate account fund mix; fees assessed against the contract holder’s account balance; full and partial surrender rates; interest credited; mortality; and annuitization rates. Changes in these assumptions and changes to other assumptions such as expenses and hedging costs cause EGPs to fluctuate, which impacts earnings.
The Company determines EGPs using a set of stochastic reversion to mean ("RTM") separate account return projections which is an estimation technique commonly used by insurance entities to project future separate account returns. Through this estimation technique, the Company’s VOBA model is adjusted to reflect actual market returns at the end of each quarter. Through a consideration of recent market returns, the Company will unlock ("Unlock"), or adjust, projected returns over a future period so that the account value returns to the long-term expected rate of return, providing that those projected returns do not exceed certain caps. This Unlock for future separate account returns is determined each quarter.
In the fourth quarter of 2020, the Company completed a comprehensive policyholder behavior assumption study which resulted in a non-market related after-tax charge and incorporated the results of that study into its projection of future gross profits. Additionally, throughout the year, the Company evaluates various aspects of policyholder behavior and will revise its policyholder behavior assumptions if credible emerging data indicates that changes are warranted. Upon completion of an annual assumption study or evaluation of credible new information, the Company will revise its assumptions to reflect its current best estimate. These assumption revisions will change the projected account values and the related EGPs in the VOBA models, as well as EGPs used in the death and other insurance benefit reserving models.
All assumption changes that affect the estimate of future EGPs including the update of current account values, the use of the RTM estimation technique, and policyholder behavior assumptions are considered an Unlock in the period of revision. An Unlock adjusts the VOBA (Successor Company), death and other insurance benefit reserve balances on the Consolidated Balance Sheets with an offsetting benefit or charge on the Consolidated Statements of Operations in the period of the revision. An Unlock revises EGPs to reflect the Company's current best estimate assumptions. The Company also tests the aggregate recoverability of VOBA (Successor Company) by comparing the existing balance to the present value of future EGPs. An Unlock that results in an after-tax benefit generally occurs as a result of actual experience or future expectations of product profitability being favorable compared to previous estimates. An Unlock that results in an after-tax charge generally occurs as a result of actual experience or future expectations of product profitability being unfavorable compared to previous estimates.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Policyholders or their beneficiaries may make modifications to existing contracts. If the new modification results in a substantially changed replacement contract, the existing VOBA is written off through income. If the modified contract is not substantially changed, the existing VOBA continues to be amortized and incremental costs are expensed in the period incurred.
Reserve for Future Policy Benefits
Reserve for Future Policy Benefits on Universal Life-type Contracts
Certain contracts classified as universal life-type include death and other insurance benefit features including guaranteed minimum death benefit ("GMDB") and the life-contingent portion of guaranteed minimum withdrawal benefit ("GMWB") riders offered with variable annuity contracts, as well as secondary guarantee benefits offered with universal life insurance contracts. Universal life insurance secondary guarantee benefits ensure that the policy will not terminate, and will continue to provide a death benefit, even if there is insufficient policy value to cover the monthly deductions and charges. GMDB riders on variable annuities provide a death benefit during the accumulation phase that is generally equal to the greater of (a) the contract value at death or (b) premium payments less any prior withdrawals and may include adjustments that increase the benefit, such as for maximum anniversary value ("MAV"). For the Company's products with life-contingent GMWB riders, the withdrawal benefit can exceed the guaranteed remaining balance ("GRB"), which is generally equal to premiums less withdrawals. In addition to recording an account value liability that represents policyholder funds, the Company records a death and other insurance benefit liability for GMDBs, the life-contingent portion of GMWBs and the universal life insurance secondary guarantees. This death and other insurance benefit liability is reported in reserve for future policy benefits on the Company’s Consolidated Balance Sheets. Changes in the death and other insurance benefit reserves are recorded in benefits, losses and loss adjustment expenses on the Company’s Consolidated Statements of Operations.
The death and other insurance benefit liability is determined by estimating the expected present value of the benefits in excess of the policyholder’s expected account value in proportion to the present value of total expected assessments and investment margin. Total expected assessments are the aggregate of all contract charges, including those for administration, mortality, expense, and surrender. The liability is accrued as actual assessments are earned. The expected present value of benefits and assessments are generally derived from a set of stochastic scenarios that have been calibrated to our RTM separate account returns and assumptions including market rates of return, volatility, discount rates, lapse rates and mortality experience. Consistent with the Company’s policy on the Unlock, the Company regularly evaluates estimates used and adjusts the liability, with a related charge or credit to benefits, losses and loss adjustment expenses. For further information on the Unlock, see the Deferred Policy Acquisition Costs (Predecessor Company)/Value of Business Acquired (Successor Company) accounting policy section within this footnote.
The Company reinsures a portion of its in-force GMDB, GMWB, and all of its universal life insurance secondary guarantees. Net reinsurance costs are recognized ratably over the accumulation period based on total expected assessments.
Reserve for Future Policy Benefits on Traditional Annuity and Other Contracts
Traditional annuities recorded within the reserve for future policy benefits primarily include life-contingent contracts in the payout phase such as structured settlements and terminal funding agreements. Other contracts within the reserve for policyholder benefits include whole life and guaranteed term life insurance contracts. The reserve for future policy benefits is calculated using standard actuarial methods considering the present value of future benefits and related expenses to be paid less the present value of the portion of future premiums required using assumptions “locked in” at the time the policies were issued, including discount rate, withdrawal, mortality and expense assumptions deemed appropriate at the issue date. Future policy benefits are computed at amounts that, with additions from any estimated premiums to be received and with interest on such reserves compounded annually at assumed rates, are expected to be sufficient to meet the Company’s policy obligations at their maturities or in the event of an insured’s death. While assumptions are locked in upon issuance of new contracts and annuitizations of existing contracts, significant changes in experience or assumptions may require the Company to establish premium deficiency reserves. Premium deficiency reserves, if any, are established based on current assumptions without considering a provision for adverse deviation. Changes in or deviations from the assumptions used can significantly affect the Company’s reserve levels and results from operations.
The Company uses reinsurance for a portion of its fixed and payout annuity businesses and its life insurance business.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Other Policyholder Funds and Benefits Payable
Other policyholder funds and benefits payable primarily include the non-variable account values associated with variable annuity and other universal life-type contracts, investment contracts, the non-life contingent portion of GMWBs that are accounted for as embedded derivatives at fair value as well as other policyholder account balances associated with our life insurance businesses. Investment contracts are non-life contingent and include institutional and governmental deposits, structured settlements and fixed annuities. The liability for investment contracts is equal to the balance that accrues to the benefit of the contract holder as of the financial statement date, which includes the accumulation of deposits plus credited interest, less withdrawals, payments and assessments through the financial statement date. For discussion of fair value of GMWBs that represent embedded derivatives, see Note 2 - Fair Value Measurements of Notes to Consolidated Financial Statements.
Separate Account Liabilities
The Company records the variable account value portion of variable annuities, variable life insurance products and individual, institutional, and governmental investment contracts within separate accounts. Separate account assets are reported at fair value and separate account liabilities are reported at amounts consistent with separate account assets. Investment income and gains and losses from those separate account assets accrue directly to the policyholder, who assumes the related investment risk, and are offset by change in the related liability. Changes in the value of separate account assets and separate account liabilities are reported in the same line item on the Consolidated Statements of Operations. The Company earns fee income for investment management, certain administrative services and mortality and expense risks.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements
The Company carries certain financial assets and liabilities at estimated fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants. Our fair value framework includes a hierarchy that gives the highest priority to the use of quoted prices in active markets, followed by the use of market observable inputs, followed by the use of unobservable inputs. The fair value hierarchy levels are as follows:
Level 1    Fair values based primarily on unadjusted quoted prices for identical assets, or liabilities, in active markets that the Company has the ability to access at the measurement date.
Level 2    Fair values primarily based on observable inputs, other than quoted prices included in Level 1, or based on prices for similar assets and liabilities.
Level 3    Fair values derived when one or more of the significant inputs are unobservable (including assumptions about risk). With little or no observable market, the determination of fair values uses considerable judgment and represents the Company’s best estimate of an amount that could be realized in a market exchange for the asset or liability. Also included are securities that are traded within illiquid markets and/or priced by independent brokers.
The Company will classify the financial asset or liability by level based upon the lowest level input that is significant to the determination of the fair value. In most cases, both observable inputs (e.g., changes in interest rates) and unobservable inputs (e.g., changes in risk assumptions) are used to determine fair values that the Company has classified within Level 3.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Successor Company
Assets and (Liabilities) Carried at Fair Value by Hierarchy Level as of December 31, 2020
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets Accounted for at Fair Value on a Recurring Basis
Fixed maturities, AFS
Asset backed securities ("ABS")	$444	$—	$444	$—
Collateralized loan obligations ("CLOs")	1,428	—	1,169	259
Commercial mortgage-backed securities ("CMBS")	1,215	—	1,161	54
Corporate	8,552	—	8,224	328
Foreign government/government agencies	266	—	266	—
Municipal	875	—	875	—
Residential mortgage-backed securities ("RMBS")	769	—	615	154
U.S. Treasuries	1,326	117	1,209	—
Total fixed maturities	14,875	117	13,963	795
Equity securities, at fair value	65	11	22	32
Derivative assets
Foreign exchange derivatives	(1)	—	(1)	—
Interest rate derivatives	6	—	4	2
Macro hedge program	7	—	7	—
Total derivative assets [1]	12	—	10	2
Short-term investments	802	586	194	22
Reinsurance recoverable for GMWB	7	—	—	7
Separate account assets [2]	108,748	67,679	40,609	20
Total assets accounted for at fair value on a recurring basis	$124,509	$68,393	$54,798	$878
Liabilities accounted for at fair value on a recurring basis
Other policyholder funds and benefits payable
GMWB embedded derivative	$21	$—	$—	$21
Total other policyholder funds and benefits payable	21	—	—	21
Derivative liabilities
Foreign exchange derivatives	(1)	—	(1)	—
Interest rate derivatives	(19)	—	(19)	—
Macro hedge program	(460)	—	(19)	(441)
Total derivative liabilities [3]	(480)	—	(39)	(441)
Modified coinsurance reinsurance contracts	(93)	—	(93)	—
Total liabilities accounted for at fair value on a recurring basis	$(552)	$—	$(132)	$(420)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Successor Company
Assets and (Liabilities) Carried at Fair Value by Hierarchy Level as of December 31, 2019
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets Accounted for at Fair Value on a Recurring Basis
Fixed maturities, AFS
ABS	$295	$—	$282	$13
CLOs	1,150	—	1,092	58
CMBS	1,391	—	1,354	37
Corporate	8,121	—	7,734	387
Foreign government/government agencies	409	—	409	—
Municipal	761	—	761	—
RMBS	868	—	621	247
U.S. Treasuries	993	—	993	—
Total fixed maturities	13,988	—	13,246	742
Equity securities, at fair value	45	11	1	33
Derivative assets
GMWB hedging instruments	23	—	—	23
Macro hedge program	49	—	—	49
Total derivative assets [1]	72	—	—	72
Other investments	6	—	6	—
Short-term investments	550	330	214	6
Reinsurance recoverable for GMWB	17	—	—	17
Separate account assets [2]	101,698	63,850	37,825	23
Total assets accounted for at fair value on a recurring basis	$116,376	$64,191	$51,292	$893

Liabilities Accounted for at Fair Value on a Recurring Basis
Other policyholder funds and benefits payable
GMWB embedded derivative	$5	$—	$—	$5
Total other policyholder funds and benefits payable	5	—	—	5
Derivative liabilities
Credit derivatives	(1)	—	(1)	—
Foreign exchange derivatives	(7)	—	(7)	—
Interest rate derivatives	(39)	—	(37)	(2)
GMWB hedging instruments	50	—	35	15
Macro hedge program	(163)	—	(1)	(162)
Total derivative liabilities [3]	(160)	—	(11)	(149)
Modified coinsurance reinsurance contracts	(43)	—	(43)	—
Total liabilities accounted for at fair value on a recurring basis	$(198)	$—	$(54)	$(144)
[1]Includes derivative instruments in a net positive fair value position after consideration of the accrued interest and impact of collateral posting requirements which may be imposed by agreements and applicable law. See footnote 3 to this table for derivative liabilities.
[2]Approximately $877 and $2.4 billion of investment sales receivables, as of December 31, 2020 and 2019 (Successor Company), respectively, are excluded from this disclosure requirement because they are trade receivables in the ordinary course of business where the carrying amount approximates fair value. Included in the total fair value amount are $441 and $461 of investments, as of December 31, 2020 and 2019 (Successor Company), respectively, for which the fair value is estimated using the net asset value per unit as a practical expedient which are excluded from the disclosure requirement to classify amounts in the fair value hierarchy.
[3]Includes derivative instruments in a net negative fair value position (derivative liability) after consideration of the accrued interest and impact of collateral posting requirements which may be imposed by agreements and applicable law.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
Fixed Maturities, Equity Securities, Short-term Investments, and Free-standing Derivatives
Valuation Techniques
The Company generally determines fair values using valuation techniques that use prices, rates, and other relevant information evident from market transactions involving identical or similar instruments. Valuation techniques also include, where appropriate, estimates of future cash flows that are converted into a single discounted amount using current market expectations. The Company uses a "waterfall" approach comprised of the following pricing sources and techniques, which are listed in priority order:
•Quoted prices, unadjusted, for identical assets or liabilities in active markets, which are classified as Level 1.
•Prices from third-party pricing services, which primarily utilize a combination of techniques. These services utilize recently reported trades of identical, similar, or benchmark securities making adjustments for market observable inputs available through the reporting date. If there are no recently reported trades, they may use a discounted cash flow technique to develop a price using expected cash flows based upon the anticipated future performance of the underlying collateral discounted at an estimated market rate. Both techniques develop prices that consider the time value of future cash flows and provide a margin for risk, including liquidity and credit risk. Most prices provided by third-party pricing services are classified as Level 2 because the inputs used in pricing the securities are observable. However, some securities that are less liquid or trade less actively are classified as Level 3. Additionally, certain long-dated securities, such as municipal securities and bank loans, include benchmark interest rate or credit spread assumptions that are not observable in the marketplace and are thus classified as Level 3.
•Internal matrix pricing, which is a valuation process internally developed for private placement securities for which the Company is unable to obtain a price from a third-party pricing service. Internal pricing matrices determine credit spreads that, when combined with risk-free rates, are applied to contractual cash flows to develop a price. The Company develops credit spreads using market based data for public securities adjusted for credit spread differentials between public and private securities, which are obtained from a survey of multiple private placement brokers. The market-based reference credit spread considers the issuer’s financial strength and term to maturity, using an independent public security index, while the credit spread differential considers the non-public nature of the security. Securities priced using internal matrix pricing are classified as Level 2 because the inputs are observable or can be corroborated with observable data.
•Independent broker quotes, which are typically non-binding use inputs that can be difficult to corroborate with observable market based data. Brokers may use present value techniques using assumptions specific to the security types, or they may use recent transactions of similar securities. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on independent broker quotes are classified as Level 3.
The fair value of free-standing derivative instruments is determined primarily using a discounted cash flow model or option model technique and incorporates counterparty credit risk. In some cases, quoted market prices for exchange-traded and OTC cleared derivatives may be used and in other cases independent broker quotes may be used. The pricing valuation models primarily use inputs that are observable in the market or can be corroborated by observable market data. The valuation of certain derivatives may include significant inputs that are unobservable, such as volatility levels, and reflect the Company’s view of what other market participants would use when pricing such instruments. Unobservable market data is used in the valuation of customized derivatives that are used to hedge certain GMWB variable annuity riders. See the section “GMWB Embedded, Customized, and Reinsurance Derivatives” below for further discussion of the valuation model used to value these customized derivatives.
Valuation Inputs
Quoted prices for identical assets in active markets are considered Level 1 and consist of on-the-run U.S. Treasuries, money market funds, exchange-traded equity securities, open-ended mutual funds, certain short-term investments, and exchange traded futures and option contracts.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Valuation Inputs Used in Levels 2 and 3 Measurements for Securities and Freestanding Derivatives
Level 2 Primary Observable Inputs	Level 3 Primary Unobservable Inputs
Fixed Maturity Investments
Structured securities (includes ABS, CLOs, CMBS and RMBS)
• Benchmark yields and spreads
• Monthly payment information
• Collateral performance, which varies by vintage year and includes delinquency rates, loss severity rates and refinancing assumptions
• Credit default swap indices

Other inputs for ABS, CLOs, and RMBS:
• Estimate of future principal prepayments, derived from the characteristics of the underlying structure
• Prepayment speeds previously experienced at the interest rate levels projected for the collateral	• Independent broker quotes
• Credit spreads beyond observable curve
• Interest rates beyond observable curve

Other inputs for less liquid securities or those that trade less actively, including subprime RMBS:
• Estimated cash flows
• Credit spreads, which include illiquidity premium
• Constant prepayment rates
• Constant default rates
• Loss severity
Corporates
• Benchmark yields and spreads
• Reported trades, bids, offers of the same or similar securities
• Issuer spreads and credit default swap curves

Other inputs for investment grade privately placed securities that utilize internal matrix pricing:
• Credit spreads for public securities of similar quality, maturity, and sector, adjusted for non-public nature	• Independent broker quotes
• Credit spreads beyond observable curve
• Interest rates beyond observable curve

Other inputs for below investment grade privately placed securities:
• Credit spreads for public securities of similar quality, maturity, and sector, adjusted for non-public nature
U.S Treasuries, Municipals, and Foreign government/government agencies
• Benchmark yields and spreads
• Issuer credit default swap curves
• Political events in emerging market economies
• Municipal Securities Rulemaking Board reported trades and material event notices
• Issuer financial statements	• Credit spreads beyond observable curve • Interest rates beyond observable curve
Equity Securities
• Quoted prices in markets that are not active	• For privately traded equity securities, internal discounted cash flow models utilizing earnings multiples or other cash flow assumptions that are not observable
Short-term Investments
• Benchmark yields and spreads • Reported trades, bids, offers • Issuer spreads and credit default swap curves • Material event notices and new issue money market rates	• Independent broker quotes
Derivatives
Credit derivatives
• Swap yield curve • Credit default swap curves	Not applicable
Equity derivatives
• Equity index levels • Swap yield curve	• Independent broker quotes • Equity volatility
Foreign exchange derivatives
• Swap yield curve • Currency spot and forward rates • Cross currency basis curves	Not applicable
Interest rate derivatives
• Swap yield curve	• Independent broker quotes • Interest rate volatility • Swap curve beyond 30 years

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Significant Unobservable Inputs for Level 3 - Securities
As of December 31, 2020 (Successor Company)
Assets Accounted for at Fair Value on a Recurring Basis	Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
CLOs [3]	$259	Discounted cash flows	Spread	249bps	305bps	304bps	Decrease
CMBS [3]	49	Discounted cash flows	Spread (encompasses prepayment, default risk and loss severity)	255bps	1,582bps	570bps	Decrease
Corporate [4]	269	Discounted cash flows	Spread	116bps	1,210bps	304bps	Decrease
RMBS [3]	154	Discounted cash flows	Spread [6]	7bps	592bps	119bps	Decrease
			Constant prepayment rate [6]	—%	10%	5%	Decrease [5]
			Constant default rate [6]	2%	6%	3%	Decrease
			Loss severity [6]	—%	100%	81%	Decrease
As of December 31, 2019 (Successor Company)
Assets accounted for at Fair Value on a Recurring Basis	Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
CLOs [3]	$58	Discounted cash flows	Spread	113bps	246bps	243bps	Decrease
CMBS [3]	37	Discounted cash flows	Spread (encompasses prepayment, default risk and loss severity)	9bps	1,832bps	266bps	Decrease
Corporate [4]	309	Discounted cash flows	Spread	93bps	823bps	236bps	Decrease
RMBS [3]	247	Discounted cash flows	Spread [6]	5bps	233bps	82bps	Decrease
			Constant prepayment rate [6]	—%	13%	6%	Decrease [5]
			Constant default rate [6]	2%	5%	3%	Decrease
			Loss severity [6]	—%	100%	70%	Decrease
[1]The weighted average is determined based on the fair value of the securities.
[2]Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.
[3]Excludes securities for which the Company bases fair value on broker quotations.
[4]Excludes securities for which the Company bases fair value on broker quotations; however, included are broker-priced lower-rated private placement securities for which the Company receives spread and yield information to corroborate the fair value.
[5]Decrease for above market rate coupons and increase for below market rate coupons.
[6]Generally, a change in the assumption used for the constant default rate would have been accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumption used for constant prepayment rate and would have resulted in wider spreads.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
The tables below exclude certain securities for which fair values are predominately based on independent broker quotes.

Significant Unobservable Inputs for Level 3 - Freestanding Derivatives
As of December 31, 2020 (Successor Company)
	Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
Interest rate derivatives
Interest rate swaps	$2	Discounted cash flows	Swap curve beyond 30 years	1%	1%	1%	Decrease
Macro hedge program [3], [4]
Equity options	(471)	Option model	Equity volatility	—%	53%	31%	Increase
Customized swaps	21	Discounted cash flows	Equity volatility	16%	26%	19%	Increase
Interest rate swaption	9	Option model	Interest rate volatility	1%	1%	1%	Increase
As of December 31, 2019 (Successor Company)
	Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
Interest rate derivatives
Interest rate swaps	$(2)	Discounted cash flows	Swap curve beyond 30 years	2%	2%	2%	Decrease
GMWB hedging instruments
Customized swaps	35	Discounted cash flows	Equity volatility	11%	23%	17%	Increase
Interest rate swaption	3	Option model	Interest rate volatility	2%	2%	2%	Increase
Macro hedge program [3]
Equity options	(111)	Option model	Equity volatility	11%	35%	22%	Increase
Interest rate swaption	(3)	Option model	Interest rate volatility	2%	2%	2%	Increase
[1]The weighted average is determined based on the fair value of the securities.
[2]Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table. Changes are based on long positions, unless otherwise noted. Changes in fair value will be inversely impacted for short positions.
[3]Excludes derivatives for which the Company bases fair value on broker quotations.
[4]Includes activity previously reported as GMWB hedging instruments. For further discussion please refer to GMWB Derivatives, net in Footnote 4 - Derivative Instruments of Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
GMWB Embedded, Customized and Reinsurance Derivatives

GMWB Embedded Derivatives	The Company formerly offered certain variable annuity products with GMWB riders that provide the policyholder with a guaranteed remaining balance ("GRB") which is generally equal to premiums less withdrawals. If the policyholder’s account value is reduced to a specified level through a combination of market declines and withdrawals but the GRB still has value, the Company is obligated to continue to make annuity payments to the policyholder until the GRB is exhausted. When payments of the GRB are not life-contingent, the GMWB represents an embedded derivative carried at fair value reported in other policyholder funds and benefits payable on the Consolidated Balance Sheets with changes in fair value reported in net realized capital gains and losses.
Free-standing Customized Derivatives	The Company holds free-standing customized derivative contracts to provide protection from certain capital markets risks for the remaining term of specified blocks of non-reinsured GMWB riders. These customized derivatives are based on policyholder behavior assumptions specified at the inception of the derivative contracts. The Company retains the risk for differences between assumed and actual policyholder behavior and between the performance of the actively managed funds underlying the separate accounts and their respective indices. These derivatives are reported on the Consolidated Balance Sheets within other investments or other liabilities, as appropriate, after considering the impact of master netting agreements.
GMWB Reinsurance Derivative	The Company has reinsurance arrangements in place to transfer a portion of its risk of loss due to GMWB. These arrangements are recognized as derivatives carried at fair value and reported in reinsurance recoverables on the Consolidated Balance Sheets. Changes in the fair value of the reinsurance agreements are reported in net realized capital gains and losses.
Valuation Techniques
Fair values for GMWB embedded derivatives, free-standing customized derivatives and reinsurance derivatives are classified as Level 3 in the fair value hierarchy and are calculated using internally developed models that utilize significant unobservable inputs because active, observable markets do not exist for these items. In valuing the GMWB embedded derivative, the Company attributes to the derivative a portion of the expected fees to be collected over the expected life of the contract from the contract holder equal to the present value of future GMWB claims. The excess of fees collected from the contract holder in the current period over the portion of fees attributed to the embedded derivative in the current period are associated with the host variable annuity contract and reported in fee income.
Valuation Inputs
The fair value for each of the non-life contingent GMWBs, the free-standing customized derivatives and the GMWB reinsurance derivative is calculated as an aggregation of the following components: Best Estimate Claim Payments; Credit Standing Adjustment; and Margins. The Company believes the aggregation of these components results in an amount that a market participant in an active liquid market would require, if such a market existed, to assume the risks associated with the guaranteed minimum benefits and the related reinsurance and customized derivatives. Each component described in the following discussion is unobservable in the marketplace and requires subjectivity by the Company in determining its value.
Best Estimate Claim Payments
The Best Estimate Claim Payments are calculated based on actuarial and capital market assumptions related to projected cash flows, including the present value of benefits and related contract charges, over the lives of the contracts, incorporating unobservable inputs including expectations concerning policyholder behavior.
Credit Standing Adjustment
The credit standing adjustment is an estimate of the adjustment to the fair value that market participants would require in determining fair value to reflect the risk that GMWB benefit obligations or the GMWB reinsurance recoverables will not be fulfilled. The Company incorporates a blend of estimates of peer company and reinsurer bond spreads and credit default spreads from capital markets, adjusted for market recoverability.
Margins
The behavior risk margin adds a margin that market participants would require, in determining fair value, for the risk that the Company’s assumptions about policyholder behavior could differ from actual experience. The behavior risk margin is calculated by taking the difference between adverse policyholder behavior assumptions and best estimate assumptions.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Valuation Inputs Used in Levels 2 and 3 Measurements for GMWB Embedded, Customized and Reinsurance Derivatives
Level 2 Primary Observable Inputs	Level 3 Primary Unobservable Inputs
• Risk-free rates as represented by the Eurodollar futures, LIBOR deposits and swap rates to derive forward curve rates
• Correlations of 10 years of observed historical returns across underlying well-known market indices
• Correlations of historical index returns compared to separate account fund returns
• Equity index levels	• Market implied equity volatility assumptions
• Credit standing adjustment assumptions

Assumptions about policyholder behavior, including:
• Withdrawal utilization
• Withdrawal rates
• Lapse rates
• Reset elections

Significant Unobservable Inputs for Level 3 GMWB Embedded Customized and Reinsurance Derivatives
As of December 31, 2020 (Successor Company)
	Unobservable Inputs (Minimum)	Unobservable Inputs (Maximum)	Weighted Average	Impact of Increase in Input on Fair Value Liability [1]
Withdrawal Utilization [2]	—%	100%	62%	Increase
Withdrawal Rates [3]	4%	8%	6%	Increase
Lapse Rates [4]	—%	55%	5%	Decrease [8]
Reset Elections [5]	—%	99%	8%	Decrease [8]
Equity Volatility [6]	16%	28%	21%	Increase
Credit standing adjustment [7]	0.18%	0.45%	0.34%	Decrease
As of December 31, 2019 (Successor Company)
	Unobservable Inputs (Minimum)	Unobservable Inputs (Maximum)	Weighted Average	Impact of Increase in Input on Fair Value Liability [1]
Withdrawal Utilization [2]	19%	100%	69%	Increase
Withdrawal Rates [3]	—%	7%	6%	Increase
Lapse Rates [4]	—%	61%	6%	Decrease [8]
Reset Elections [5]	—%	100%	11%	Increase
Equity Volatility [6]	10%	25%	19%	Increase
Credit standing adjustment [7]	0.07%	0.26%	0.17%	Decrease
[1]Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.
[2]Range represents assumed percentages of policyholders taking withdrawals.
[3]Range represents assumed annual percentage of allowable amount withdrawn.
[4]Range represents assumed annual percentages of policyholders electing a full surrender.
[5]Range represents assumed annual percentages of eligible policyholders electing to reset their guaranteed benefit base.
[6]Range represents implied market volatilities for equity indices based on multiple pricing sources.
[7]Range represents Company credit spreads, adjusted for market recoverability.
[8]The impact may be an increase for some contracts, particularly those with out of the money guarantees.
Separate Account Assets
Separate account assets are primarily invested in mutual funds. Other separate account assets include fixed maturities, limited partnerships, equity securities, short-term investments and derivatives that are valued in the same manner, and using the same pricing sources and inputs, as those investments held by the Company. For limited partnerships in which fair value represents the separate account’s share of the NAV, 43% and 49% were subject to significant liquidation restrictions as of December 31, 2020 and 2019 (Successor Company), respectively. Total limited partnerships that do not allow any form of redemption were 0% as of December 31, 2020 and 2019 (Successor Company), respectively. Separate account assets classified as Level 3 primarily include long-dated bank loans, subprime RMBS and commercial mortgage loans.
Level 3 Assets and Liabilities Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs
The Company uses derivative instruments to manage the risk associated with certain assets and liabilities. However, the derivative instrument may not be classified with the same fair value hierarchy level as the associated asset or liability. Therefore, the realized and unrealized gains and losses on derivatives reported in the Level 3 roll-forward may be offset by realized and unrealized gains and losses of the associated assets and liabilities in other line items of the financial statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
The following table presents a reconciliation of the beginning and ending balances for fair value measurements for the year ended December 31, 2020 (Successor Company), for which the Company had used significant unobservable inputs (Level 3):

Fair Value Roll-forwards for Financial Instruments Classified as Level 3
		Total Realized/Unrealized Gains (Losses)
	Fair Value as of January 1, 2020	Included in Net Income [1] [2] [6]	Included in OCI [3]	Purchases	Settlements	Sales	Transfers into Level 3 [4]	Transfers out of Level 3 [4]	Fair Value as of December 31, 2020
Assets
Fixed maturities, AFS
ABS	$13	$—	$(1)	$40	$—	$—	$—	$(52)	$—
CLOs	58	—	2	237	(28)	—	—	(10)	259
CMBS	37	—	(3)	18	—	—	2	—	54
Corporate	387	2	12	51	(40)	(24)	357	(417)	328
RMBS	247	—	—	57	(64)	(28)	—	(58)	154
Total fixed maturities, AFS	742	2	10	403	(132)	(52)	359	(537)	795
Equity securities, at fair value	33	—	—	1	—	(2)	—	—	32
Freestanding derivatives
Interest rate	(2)	4	—	—	—	—	—	—	2
GMWB hedging instruments	38	(38)	—	—	—	—	—	—	—
Total freestanding derivatives [5]	36	(34)	—	—	—	—	—	—	2
Reinsurance recoverable for GMWB	17	(21)	—	—	11	—	—	—	7
Separate accounts	23	—	—	12	—	(7)	—	(8)	20
Short-term investments	6	—	—	22	(6)	—	—	—	22
Total assets	$857	$(53)	$10	$438	$(127)	$(61)	$359	$(545)	$878
(Liabilities)
Freestanding derivatives
Macro hedge program	(113)	(456)	—	339	(211)	—	—	—	(441)
Total freestanding derivatives [5]	(113)	(456)	—	339	(211)	—	—	—	(441)
Other policyholder funds and benefits payable
Guaranteed withdrawal benefits	5	67	—	—	(51)	—	—	—	21
Total other policyholder funds and benefits payable	5	67	—	—	(51)	—	—	—	21
Total liabilities	$(108)	$(389)	$—	$339	$(262)	$—	$—	$—	$(420)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)
The following table presents a reconciliation of the beginning and ending balances for fair value measurements for the year ended December 31, 2019 (Successor Company), for which the Company had used significant unobservable inputs (Level 3):

Fair Value Roll-forwards for Financial Instruments Classified as Level 3
		Total Realized/Unrealized Gains (Losses)
	Fair Value as of January 1, 2019	Included in Net Income [1] [2] [6]	Included in OCI [3]	Purchases	Settlements	Sales	Transfers into Level 3 [4]	Transfers out of Level 3 [4]	Fair Value as of December 31, 2019
Assets
Fixed maturities, AFS
ABS	$2	$—	$—	$13	$—	$—	$—	$(2)	$13
CLOs	77	—	—	155	(91)	(5)	—	(78)	58
CMBS	41	—	2	53	(1)	—	—	(58)	37
Corporate	327	(3)	16	41	(15)	(106)	138	(11)	387
RMBS	443	—	1	—	(75)	(105)	—	(17)	247
Total fixed maturities, AFS	890	(3)	19	262	(182)	(216)	138	(166)	742
Equity securities, at fair value	46	(4)	—	2	(1)	(10)	—	—	33
Freestanding derivatives
Equity	—	(1)	—	1	—	—	—	—	—
GMWB hedging instruments	45	(35)	—	—	28	—	—	—	38
Total freestanding derivatives [5]	45	(36)	—	1	28	—	—	—	38
Reinsurance recoverable for GMWB	40	(34)	—	—	11	—	—	—	17
Separate accounts	40	—	—	82	—	(14)	12	(97)	23
Short-term investments	—	—	—	6	—	—	—	—	6
Total assets	$1,061	$(77)	$19	$353	$(144)	$(240)	$150	$(263)	$859
(Liabilities)
Freestanding derivatives
Interest rate	$(27)	$(6)	$—	$—	$31	$—	$—	$—	$(2)
Macro hedge program	247	(359)	—	(1)	—	—	—	—	(113)
Total freestanding derivatives [5]	220	(365)	—	(1)	31	—	—	—	(115)
Other policyholder funds and benefits payable
Guaranteed withdrawal benefits	(80)	134	—	—	(49)	—	—	—	5
Total other policyholder funds and benefits payable	(80)	134	—	—	(49)	—	—	—	5
Total liabilities	$140	$(231)	$—	$(1)	$(18)	$—	$—	$—	$(110)
[1]The Company classifies realized and unrealized gains (losses) on GMWB reinsurance derivatives and GMWB embedded derivatives as unrealized gains (losses) for purposes of disclosure in this table because it is impracticable to track on a contract-by-contract basis the realized gains (losses) for these derivatives and embedded derivatives.
[2]Amounts in these columns are generally reported in net realized capital gains (losses). The realized/unrealized gains (losses) included in net income for separate account assets are offset by an equal amount for separate account liabilities, which results in a net zero impact on net income for the Company. All amounts are before income taxes and amortization.
[3]All amounts are before income taxes and amortization.
[4]Transfers in and/or (out) of Level 3 are primarily attributable to the availability of market observable information and the re-evaluation of the observability of pricing inputs. Transfers into and out of Level 3 for the year ended December 31, 2020, were primarily related to private securities that were priced using internal matrix pricing in the prior period, but changed to broker pricing in the current period and inversely, private securities that were priced using broker pricing in the prior period, but changed to internal matrix pricing in the current period.
[5]Derivative instruments are reported in this table on a net basis for asset (liability) positions and reported on the Consolidated Balance Sheets in other investments and other liabilities.
[6]Includes both market and non-market impacts in deriving realized and unrealized gains (losses).

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Changes in Unrealized Gains (Losses) included in Net Income for Financial Instruments Classified as Level 3 Still Held at End of Period [1] [2]
	Successor Company
	For the Years Ended December 31,
	2020	2019
Assets
Fixed maturities, AFS
Corporate	$—	$(4)
Total fixed maturities, AFS	—	(4)
Equity securities, at fair value	—	(2)
Freestanding derivatives
Equity	—	(1)
Interest rate	6	(6)
GMWB hedging instruments [3]	(16)	(35)
Total freestanding derivatives	(10)	(42)
Reinsurance recoverable for GMWB	(21)	(34)
Total assets	$(31)	$(82)
(Liabilities)
Freestanding derivatives
Macro hedge program [3]	$(212)	$(359)
Total freestanding derivatives	(212)	(359)
Other policyholder funds and benefits payable
Guaranteed withdrawal benefits	67	134
Total other policyholder funds and benefits payable	67	134
Total liabilities	$(145)	$(225)
[1]All amounts presented are reported in net realized capital gains (losses).The realized/unrealized gains (losses) included in net income for separate account assets are offset by an equal amount for separate account liabilities, which results in a net zero impact on net income for the Company. All amounts are before income taxes and amortization.
[2]Amounts presented are for Level 3 only and therefore may not agree to other disclosures included herein.
[3]The dynamic hedge program, which included GMWB hedging instruments, was closed in the first half of 2020. Any risks previously covered by the dynamic hedging program are now covered by the macro hedge program.

Changes in Unrealized Gains (Losses) included in OCI for Financial Instruments Classified as Level 3 Still Held at End of Period [1]
	Successor Company
	For the Years Ended December 31,
	2020	2019
Assets
Fixed maturities, AFS
CLOs	$1	$—
CMBS	(3)	1
Corporate	7	17
RMBS	(1)	1
Total fixed maturities, AFS	4	19
Total assets	$4	$19
[1]    Changes in unrealized gains (losses) on fixed maturities, AFS are reported in changes in net unrealized gain on securities on the Consolidated Statements of Comprehensive Income (Loss).

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Fair Value Measurements (continued)

Financial Assets and Liabilities Not Carried at Fair Value (Successor Company)
	Fair Value Hierarchy Level	Carrying Amount [1]	Fair Value	Carrying Amount	Fair Value
		December 31, 2020		December 31, 2019
Assets
Policy loans	Level 3	$1,452	$1,452	$1,467	$1,467
Mortgage loans	Level 3	$2,092	$2,248	$2,241	$2,331
Liabilities
Other policyholder funds and benefits payable [2]	Level 3	$5,282	$5,261	$6,049	$5,912
Assumed investment contracts [3]	Level 3	$—	$—	$1	$1
[1]    As of December 31, 2020, carrying amount of mortgage loans is net of ACL of $17.
[2]    Excludes group accident and health and universal life insurance contracts, including corporate owned life insurance.
[3]    Included in other liabilities on the Consolidated Balance Sheets.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments

Net Investment Income
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
(Before tax)	2020	2019
Fixed maturities [1]	$518	$586	$343	$395
Equity securities	7	6	9	4
Mortgage loans	92	92	49	54
Policy loans	82	84	48	32
Limited partnerships and other alternative investments	130	161	67	41
Other investments [2]	13	19	11	13
Investment expenses	(26)	(24)	(18)	(19)
Total net investment income	$816	$924	$509	$520
[1]    Includes net investment income on short-term investments.
[2]    Includes income from derivatives that qualify for hedge accounting and hedge fixed maturities along with income on assets from the Corporate Owned Life Insurance ("COLI") block of business.

Net Realized Capital Gains (Losses)
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
(Before tax)	2020	2019
Gross gains on sales	$166	$67	$12	$49
Gross losses on sales	(32)	(18)	(38)	(112)
Equity securities [1]	1	2	(21)	2
Net credit losses on fixed maturities, AFS [2]	(1)
Change in ACL on mortgage loans [3]	(8)
Intent-to-sell impairments	(6)	—	(1)	—
Net OTTI losses recognized in earnings		(4)	(6)	—
Valuation allowances on mortgage loans		—	(5)	—
Results of variable annuity hedge program:
GMWB derivatives, net	82	53	12	12
Macro hedge program	(414)	(418)	153	(36)
Total results of variable annuity hedge program	(332)	(365)	165	(24)
Transactional foreign currency revaluation	3	(4)	9	(6)
Non-qualifying foreign currency derivatives	(7)	(4)	(10)	7
Other, net [4]	142	51	37	(23)
Net realized capital gains (losses)	$(74)	$(275)	$142	$(107)
[1]     The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of December 31, 2020 (Successor Company), were $4 for the year ended December 31, 2020 (Successor Company).The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities still held as of December 31, 2019 (Successor Company), were $(2) for the year ended December 31, 2019 (Successor Company).The net unrealized gains (losses) on equity securities included in net realized capital gains (losses) related to equity securities were $(14) for the period of June 1, 2018 to December 31, 2018 (Successor Company), and $(3) for the period of January 1, 2018 to May 31, 2018 (Predecessor Company).
[2]    Due to the adoption of accounting guidance for credit losses on January 1, 2020, realized capital losses previously reported as OTTI are now presented as credit losses which are net of any recoveries. For further information, refer to Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
[3]    Represents the change in ACL recorded during the period following the adoption of accounting guidance for credit losses on January 1, 2020. For further information, refer to Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.
[4] Includes gains (losses) on non-qualifying derivatives, excluding foreign currency derivatives, of $149 for the year ended December 31, 2020 (Successor Company), $54 for the year ended December 31, 2019 (Successor Company), $35 for the period of June 1, 2018 to December 31, 2018 (Successor Company), and $(10) for the period of January 1, 2018 to May 31, 2018 (Predecessor Company).

Sales of AFS Securities
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Fixed maturities, AFS
Sale proceeds	$1,789	$2,541	$2,523	$3,523
Gross gains	165	67	12	45
Gross losses	(31)	(16)	(37)	(47)
Sales of AFS securities in 2020 were primarily a result of tactical changes to the portfolio as a result of changing market conditions and to a lesser extent duration and liquidity management.
Accrued Interest Receivable on Fixed Maturities, AFS and Mortgage Loans
As of December 31, 2020 and 2019 (Successor Company), the Company reported accrued interest receivable related to fixed maturities, AFS of $114 and $122, respectively, and accrued interest receivable related to mortgage loans of $7 and $8, respectively. These amounts are recorded in other assets on the Consolidated Balance Sheets and are not included in the amortized cost or fair value of the fixed maturities or mortgage loans. The Company does not include the current accrued interest receivable balance when estimating the ACL. The Company has a policy to write-off accrued interest receivable balances that are more than 90 days past due. Write-offs of accrued interest receivable are recorded as a credit loss component of realized capital gains and losses.
Interest income on fixed maturities and mortgage loans is accrued unless it is past due over 90 days or management deems the interest uncollectible.
Recognition and Presentation of Intent-to-Sell Impairments and ACL on Fixed Maturities, AFS
The Company will record an "intent-to-sell impairment" as a reduction to the amortized cost of fixed maturities, AFS in an unrealized loss position if the Company intends to sell or it is more likely than not that the Company will be required to sell the fixed maturity before a recovery in value. A corresponding charge is recorded in net realized capital losses equal to the difference between the fair value on the impairment date and the amortized cost basis of the fixed maturity before recognizing the impairment.
When fixed maturities are in an unrealized loss position and the Company does not record an intent-to-sell impairment, the Company will record an ACL, through net realized capital gains and losses, for the portion of the unrealized loss due to a credit loss. Any remaining unrealized loss on a fixed maturity after recording an ACL is the non-credit amount and is recorded in OCI. The ACL is the excess of the amortized cost over the greater of the Company's best estimate of the present value of expected future cash flows or the security's fair value. Cash flows are discounted at the effective yield that is used to record interest income. The ACL cannot exceed the unrealized loss and, therefore, it may fluctuate with changes in the fair value of the fixed maturity if the fair value is greater than the Company's best estimate of the present value of expected future cash flows. The initial ACL and any subsequent changes are recorded in net realized capital gains and losses. The ACL is written off against the amortized cost in the period in which all or a portion of the related fixed maturity investment is determined to be uncollectible.
Prior to January 1, 2020, the Company recorded an OTTI for those fixed maturities for which the Company did not expect to recover the entire amortized cost basis. For these securities, the excess of the amortized cost basis over its fair value was separated into the portion representing a credit OTTI, which was recorded in net realized capital losses, and the remaining non-credit amount, which was recorded in OCI. The credit OTTI amount is the excess of its amortized cost basis over the Company’s best estimate of discounted expected future cash flows. The non-credit amount is the excess of the best estimate of the discounted expected future cash flows over the fair value.The Company’s best estimate of discounted

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
expected future cash flows became the new cost basis and accreted prospectively into net investment income over the estimated remaining life of the security. Amounts previously recognized in accumulated other comprehensive income as of the ASU 2016-13 guidance adoption date that relate to improvements in cash flows expected to be collected will continue to be accreted into income over the asset's remaining life.
Developing the Company’s best estimate of expected future cash flows is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions regarding the future performance. The Company's considerations include, but are not limited to (a) changes in the financial condition of the issuer and/or the underlying collateral, (b) whether the issuer is current on contractually obligated interest and principal payments, (c) credit ratings, (d) payment structure of the security and (e) the extent to which the fair value has been less than the amortized cost of the security.
For non-structured securities, assumptions include, but are not limited to, economic and industry-specific trends and fundamentals, instrument-specific developments including changes in credit ratings, industry earnings multiples and the issuer’s ability to restructure, access capital markets, and execute asset sales.
For structured securities, assumptions include, but are not limited to, various performance indicators such as historical and projected default and recovery rates, credit ratings, current and projected delinquency rates, loan-to-value ratios ("LTVs"), average cumulative collateral loss rates that vary by vintage year, prepayment speeds, and property value declines. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries which may include estimating the underlying collateral value.

ACL on Fixed Maturities, AFS by Type for the Year Ended December 31, 2020 (Successor Company)
(Before tax)	Corporate	Total
Balance, beginning of year	$—	$—
Credit losses on fixed maturities where an allowance was not previously recorded	1	1
Balance as of end of period	$1	$1

Cumulative Credit Impairments on Fixed Maturities, AFS
	Successor Company		Predecessor Company
	For the Year Ended December 31, 2019	June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
(Before tax)
Balance as of beginning of period	$(6)	$—	$(88)
Additions for credit impairments recognized on [1]:
Fixed maturities not previously impaired	(4)	(6)	—
Reductions for credit impairments previously recognized on:
Fixed maturities that matured or were sold during the period	6	—	17
Fixed maturities due to an increase in expected cash flows	—	—	1
Balance as of end of period	$(4)	$(6)	$(70)
[1]These additions are included in net realized capital gains (losses) on the Consolidated Statements of Operations.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
Fixed Maturities, AFS

Fixed Maturities, AFS by Type
	Successor Company
	December 31, 2020					December 31, 2019
	Amortized Cost [1]	ACL [2]	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost [1]	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non-Credit OTTI [3]
ABS	$436	$—	$8	$—	$444	$291	$4	$—	$295	$—
CLOs	1,425	—	7	(4)	1,428	1,150	6	(6)	1,150	—
CMBS	1,152	—	77	(11)	1,215	1,331	65	(3)	1,391	—
Corporate	7,240	(1)	1,296	(12)	8,552	7,403	696	(7)	8,121	—
Foreign govt./govt. agencies	236	—	32	—	266	382	30	(1)	409	—
Municipal	761	—	115	(1)	875	705	56	—	761	—
RMBS	745	—	26	(2)	769	853	16	(1)	868	—
U.S. Treasuries	1,142	—	192	(8)	1,326	905	88	—	993	—
Total fixed maturities, AFS	$13,137	$(1)	$1,753	$(38)	$14,875	$13,020	$961	$(18)	$13,988	$—
[1]The cost or amortized cost of assets that support modified coinsurance reinsurance contracts were not adjusted as part of the application of pushdown accounting. As a result, gross unrealized gains (losses) only include subsequent changes in value recorded in AOCI beginning June 1, 2018. Prior changes in value have been recorded in additional paid-in capital.
[2]Represents the ACL recorded following the adoption of accounting guidance for credit losses on January 1, 2020. For further information refer to Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.
[3]Represents the amount of cumulative non-credit impairment losses recognized in OCI on fixed maturities that also had credit impairments. These losses are included in gross unrealized losses as of December 31, 2019 (Successor Company).

Fixed maturities, AFS, by Contractual Maturity Year
	Successor Company
	December 31, 2020		December 31, 2019
Contractual Maturity	Amortized Cost	Fair Value	Amortized Cost	Fair Value
One year or less	$238	$241	$295	$300
Over one year through five years	1,376	1,462	1,260	1,297
Over five years through ten years	1,808	2,052	1,824	1,951
Over ten years	5,957	7,264	6,016	6,736
Subtotal	9,379	11,019	9,395	10,284
Mortgage-backed and asset-backed securities	3,758	3,856	3,625	3,704
Total fixed maturities, AFS	$13,137	$14,875	$13,020	$13,988
Estimated maturities may differ from contractual maturities due to call or prepayment provisions. Due to the potential for variability in payment speeds (i.e. prepayments or extensions), mortgage-backed and asset-backed securities are not categorized by contractual maturity.
Concentration of Credit Risk
The Company aims to maintain a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards and review procedures to mitigate credit risk.
The Company had no investment exposure to any credit concentration risk of a single issuer greater than 10% of the Company's stockholder's equity, other than the U.S. government and certain U.S. government agencies as of December 31, 2020 or 2019 (Successor Company). As of December 31, 2020 (Successor Company), other than U.S. government and certain U.S. government agencies, the Company’s three largest exposures by issuer were the IBM Corporation, Walt Disney Company, and Wells Fargo & Company, which each comprised less than 1% of total invested assets. As of December 31, 2019 (Successor Company), other than U.S. government and certain U.S. government agencies, the Company’s three

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
largest exposures by issuer were the IBM Corporation, Walt Disney Company, and the Microsoft Corporation, which each comprised less than 1% of total invested assets.
The Company’s three largest exposures by sector as of December 31, 2020 (Successor Company), were financial services, utilities, and the CLO sector which comprised approximately 8%, 8%, and 7%, respectively, of total invested assets. The Company’s three largest exposures by sector as of December 31, 2019 (Successor Company) were utilities, CMBS, and financial services which comprised approximately 7%, 7%, and 7%, respectively, of total invested assets.
Unrealized Losses on Fixed Maturities, AFS

Unrealized Loss Aging for Fixed Maturities, AFS by Type and Length of Time as of December 31, 2020
Successor Company
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
ABS	$—	$—	$16	$—	$16	$—
CLOs	346	(1)	411	(3)	757	(4)
CMBS	214	(11)	2	—	216	(11)
Corporate	110	(9)	63	(3)	173	(12)
Foreign govt./govt. agencies	1	—	—	—	1	—
Municipal	28	(1)	—	—	28	(1)
RMBS	223	(1)	39	(1)	262	(2)
U.S. Treasuries	236	(8)	—	—	236	(8)
Total fixed maturities, AFS in an unrealized loss position	$1,158	$(31)	$531	$(7)	$1,689	$(38)

Unrealized Loss Aging for Fixed Maturities, AFS by Type and Length of Time as of December 31, 2019
Successor Company
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
ABS	$51	$—	$14	$—	$65	$—
CLOs	188	(1)	642	(5)	830	(6)
CMBS	93	(2)	9	(1)	102	(3)
Corporate	144	(3)	176	(4)	320	(7)
Foreign govt./govt. agencies	5	—	30	(1)	35	(1)
Municipal	51	—	—	—	51	—
RMBS	80	—	87	(1)	167	(1)
U.S. Treasuries	13	—	—	—	13	—
Total fixed maturities, AFS in an unrealized loss position	$625	$(6)	$958	$(12)	$1,583	$(18)
As of December 31, 2020 (Successor Company), fixed maturities, AFS in an unrealized loss position consisted of 377 instruments, primarily in the corporate sectors, most notably energy issuers and issuers in the transportation services sector, and CMBS which were depressed largely due to widening of credit spreads since the purchase date. As of December 31, 2020 (Successor Company), 99% of these fixed maturities were depressed less than 20% of cost or amortized cost. The increase in unrealized losses during 2020 was primarily attributable to wider credit spreads within higher yielding corporates and CMBS and higher interest rates on U.S. Treasuries purchased earlier in the year.
Most of the fixed maturities depressed for twelve months or more relate to CLOs and corporates. CLO securities and corporate fixed maturities were primarily depressed because current market spreads are wider than at the respective purchase dates. The Company neither has an intention to sell nor does it expect to be required to sell the fixed maturities outlined in the preceding discussion. The decision to record credit losses on fixed maturities, AFS in the form of an ACL

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
requires us to make qualitative and quantitative estimates of expected future cash flows. Actual cash flows could deviate significantly from our expectations resulting in realized losses in future periods.
Mortgage Loans
ACL on Mortgage Loans
The Company reviews mortgage loans on a quarterly basis to estimate the ACL, with changes in the ACL recorded in net realized capital gains and losses. Apart from an ACL recorded on individual mortgage loans where the borrower is experiencing financial difficulties, the Company records an ACL on the pool of mortgage loans based on lifetime expected credit losses. The Company utilizes a third-party forecasting model to estimate lifetime expected credit losses at a loan level under multiple economic scenarios. The scenarios use macroeconomic data provided by an internationally recognized economics firm that generates forecasts of varying economic factors such as GDP growth, unemployment and interest rates. The economic scenarios are projected over 10 years. The first two to four years of the 10-year period assume a specific modeled economic scenario (including moderate upside, moderate recession and severe recession scenarios) and then revert to historical long-term assumptions over the remaining period. Using these economic scenarios, the forecasting model projects property-specific operating income and capitalization rates used to estimate the value of a future operating income stream. The operating income and the property valuations derived from capitalization rates are compared to loan payment and principal amounts to create debt-service coverage ratios ("DSCRs") and LTVs over the forecast period. The model overlays historical data about mortgage loan performance based on DSCRs and LTVs and projects the probability of default, amount of loss given a default and resulting expected loss through maturity for each loan under each economic scenario. Economic scenarios are probability-weighted based on a statistical analysis of the forecasted economic factors and qualitative analysis. The Company records the change in the ACL on mortgage loans based on the weighted-average expected credit losses across the selected economic scenarios.
In response to significant economic stress experienced as a result of the COVID-19 pandemic during 2020 the Company increased the weight of both a moderate and severe recession in our estimate of the ACL. The Company continues to monitor economic uncertainty including rising COVID-19 infections leading to short-term lockdowns and the corresponding impact that this might have on the mortgage loan portfolio.
The ultimate impact to the Company’s financial statements could vary significantly from our estimates depending on, among other things, the duration and severity of the pandemic, the duration and severity of the economic downturn and the degree to which federal, state and local government actions to mitigate the economic impact of COVID-19 are effective. The impact on our commercial mortgage loan portfolio will also be impacted by borrower behavior in response to the economic stress. Borrowers with lower LTVs have an incentive to continue to make payments of principal and/or interest in order to preserve the equity they have in the underlying commercial real estate properties. As property values decline, borrowers have less incentive to continue to make payments.
When a borrower is experiencing financial difficulty, including when foreclosure is probable, the Company measures an ACL on individual mortgage loans.The ACL is established for any shortfall between the amortized cost of the loan and the fair value of the collateral less costs to sell. Estimates of collectibility from an individual borrower require the use of significant management judgment and include the probability and timing of borrower default and loss severity estimates. In addition, cash flow projections may change based upon new information about the borrower's ability to pay and/or the value of underlying collateral such as changes in projected property value estimates. As of December 31, 2020 (Successor Company), the Company did not have any mortgage loans for which an ACL was established on an individual basis.
There were no mortgage loans held-for-sale as of December 31, 2020 or 2019 (Successor Company). As of December 31, 2020 (Successor Company), the Company had no mortgage loans that have had extensions or restructurings other than what is allowable under the original terms of the contract.
Prior to January 1, 2020, the accounting model was based on an incurred loss approach. Mortgage loans were considered to be impaired when management estimated that, based upon current information and events, it was probable that the Company would be unable to collect amounts due according to the contractual terms of the loan agreement. For mortgage loans that were deemed impaired, a valuation allowance was established for the difference between the carrying amount and estimated value. Changes in valuation allowances were recorded in net realized capital gains and losses.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)

ACL on Mortgage Loans
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Balance as of January 1,	$—	$5	$—	$—
Cumulative effect of accounting changes [1]	9
Adjusted beginning ACL [2]	9	5	—	—
Current period provision (release)	8	(5)	5	—
Balance as of December 31,	$17	$—	$5	$—
[1] Represents the establishment of ACL recorded on adoption of accounting guidance for credit losses on January 1, 2020. For further                 information, refer to Note 1 - Basis of Presentation and Significant Accounting Policies.
[2] Prior to adoption of accounting guidance for credit losses on January 1, 2020, amounts were presented as a valuation allowance on mortgage loans.
The increase in the allowance for the year-ended December 31, 2020 (Successor Company) is the result of the COVID-19 pandemic and its impacts on the economic forecasts, as discussed above, as well as lower estimated property values and operating income as compared to the prior year.
The weighted-average LTV ratio of the Company’s mortgage loan portfolio was 54% as of December 31, 2020 (Successor Company), while the weighted-average LTV ratio at origination of these loans was 62%. LTV ratios compare the loan amount to the value of the underlying property collateralizing the loan with property values based on appraisals updated no less than annually. Factors considered in estimating property values include, among other things, actual and expected property cash flows, geographic market data and the ratio of the property's net operating income to its value. DSCR compares a property’s net operating income to the borrower’s principal and interest payments and are updated no less than annually through reviews of underlying properties.

Mortgage Loans LTV & DSCR by Origination Year as of December 31, 2020 (Successor Company)
	2020		2019		2018		2017		2016		2015 & Prior		Total
Loan-to-Value	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost	Avg. DSCR	Amortized Cost [1]	Avg. DSCR
65% - 80%	6	1.24x	78	1.56x	175	1.75x	94	1.98x	1	2.95x	54	1.12x	408	1.68x
Less than 65%	164	2.26x	207	2.95x	178	2.24x	248	2.35x	176	2.90x	728	2.29x	1,701	2.44x
Total mortgage loans	$170	2.23x	$285	2.56x	$353	1.99x	$342	2.25x	$177	2.90x	$782	2.21x	$2,109	2.29x
[1] Amortized cost of mortgage loans excludes ACL of $17.

Mortgage Loans LTV & DSCR as of December 31, 2019 (Successor Company)
Loan-to-Value	Amortized Cost	Avg. DSCR
65% - 80%	$269	1.74x
Less than 65%	1,972	2.44x
Total mortgage loans	$2,241	2.36x

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)

Mortgage Loans by Region
	Successor Company
	December 31, 2020		December 31, 2019
	Amortized Cost [1]	Percent of Total	Amortized Cost	Percent of Total
East North Central	$80	3.8%	$67	3.0%
East South Central	19	0.9%	19	0.9%
Middle Atlantic	154	7.3%	204	9.1%
Mountain	78	3.7%	75	3.3%
New England	83	3.9%	85	3.8%
Pacific	562	26.7%	646	28.8%
South Atlantic	569	27.0%	510	22.8%
West South Central	213	10.1%	209	9.3%
Other [2]	351	16.6%	426	19.0%
Total mortgage loans	$2,109	100%	$2,241	100%
[1]Amortized cost of mortgage loans excludes ACL of $17.
[2]Primarily represents loans collateralized by multiple properties in various regions.

Mortgage Loans by Property Type
	Successor Company
	December 31, 2020		December 31, 2019
	Amortized Cost [1]	Percent of Total	Amortized Cost	Percent of Total
Commercial
Industrial	$602	28.6%	$603	26.9%
Lodging	22	1.0%	24	1.1%
Multifamily	536	25.4%	576	25.7%
Office	481	22.8%	471	21.0%
Retail	418	19.8%	398	17.8%
Single Family	50	2.4%	120	5.3%
Other	—	—%	49	2.2%
Total mortgage loans	$2,109	100%	$2,241	100%
[1]Amortized cost of mortgage loans excludes ACL of $17.
Past-Due Mortgage Loans
Mortgage loans are considered past due if a payment of principal or interest is not received according to the contractual terms of the loan agreement, which typically includes a grace period. As of December 31, 2020 and 2019 (Successor Company), the Company held no mortgage loans considered past due.
Purchased Financial Assets with Credit Deterioration
Purchased financial assets with credit deterioration ("PCD") are purchased financial assets with a “more-than-insignificant” amount of credit deterioration since origination. PCD assets are assessed only at initial acquisition date and for any investments identified, the Company records an allowance at acquisition with a corresponding increase to the amortized cost basis. As of December 31, 2020 (Successor Company), the Company held no PCD fixed maturities, AFS or mortgage loans.
Variable Interest Entities
The Company is engaged with various special purpose entities and other entities that are deemed to be variable interest entities ("VIEs") primarily as an investor through normal investment activities.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
A VIE is an entity that either has investors that lack certain essential characteristics of a controlling financial interest, such as simple majority kick-out rights, or lacks sufficient funds to finance its own activities without financial support provided by other entities. The Company performs ongoing qualitative assessments of its VIEs to determine whether the Company has a controlling financial interest in the VIE and therefore is the primary beneficiary. The Company is deemed to have a controlling financial interest when it has both the ability to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. Based on the Company’s assessment, if it determines it is the primary beneficiary, the Company consolidates the VIE on the Company’s Consolidated Financial Statements. As of December 31, 2020 and 2019 (Successor Company), the Company did not hold any VIEs for which it was the primary beneficiary.
Non-Consolidated VIEs
The Company, through normal investment activities, makes passive investments in limited partnerships and other alternative investments. For these non-consolidated VIEs, the Company has determined it is not the primary beneficiary as it has no ability to direct activities that could significantly affect the economic performance of the investments. The Company’s maximum exposure to loss as of December 31, 2020 and 2019 (Successor Company) is limited to the total carrying value of $975 and $914, respectively, which are included in limited partnerships and other alternative investments on the Company's Consolidated Balance Sheets. As of December 31, 2020 and 2019 (Successor Company), the Company had outstanding commitments totaling $461 and $474, respectively, whereby the Company is committed to fund these investments and may be called by the partnership during the commitment period to fund the purchase of new investments and partnership expenses. These investments are generally of a passive nature in that the Company does not take an active role in management.
In addition, the Company also makes passive investments in structured securities issued by VIEs for which the Company is not the manager. These investments are included in ABS, CLOs, CMBS and RMBS in the Available-for-Sale Securities table on the Company’s Consolidated Balance Sheets. The Company has not provided financial or other support with respect to these investments other than its original investment. For these investments, the Company determined it is not the primary beneficiary due to the relative size of the Company’s investment in comparison to the principal amount of the structured securities issued by the VIEs, the level of credit subordination which reduces the Company’s obligation to absorb losses or right to receive benefits and the Company’s inability to direct the activities that most significantly impact the economic performance of the VIEs. The Company’s maximum exposure to loss on these investments is limited to the amount of the Company’s investment.
Repurchase Agreements and Other Collateral Transactions
The Company enters into securities financing transactions as a way to earn additional income or manage liquidity, primarily through repurchase agreements.
Repurchase Agreements
From time to time, the Company enters into repurchase agreements to manage liquidity or to earn incremental income. A repurchase agreement is a transaction in which one party (transferor) agrees to sell securities to another party (transferee) in return for cash (or securities), with a simultaneous agreement to repurchase the same securities at a specified price at a later date. The maturity of these transactions is generally of ninety days or less. Repurchase agreements include master netting provisions that provide both parties the right to offset claims and apply securities held by them with respect to their obligations in the event of a default. Although the Company has the contractual right to offset claims, the Company's current positions do not meet the specific conditions for net presentation.
Under repurchase agreements, the Company transfers collateral of U.S. government and government agency securities and receives cash. For repurchase agreements, the Company obtains cash in an amount equal to at least 95% of the fair value of the securities transferred. The agreements require additional collateral to be transferred under specified conditions and provide the counterparty the right to sell or re-pledge the securities transferred. The cash received from the repurchase program is typically invested in short-term investments or fixed maturities and is reported as an asset on the Company's Consolidated Balance Sheets. The Company accounts for the repurchase agreements as collateralized borrowings. The securities transferred under repurchase agreements are included in fixed maturities, AFS with the obligation to repurchase those securities recorded in other liabilities on the Company's Consolidated Balance Sheets.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
From time to time, the Company enters into reverse repurchase agreements where the Company purchases securities and simultaneously agrees to resell the same or substantially the same securities. The maturity of these transactions is generally within one year. The agreements require additional collateral to be transferred to the Company under specified conditions and the Company has the right to sell or re-pledge the securities received. The Company accounts for reverse repurchase agreements as collateralized financing. The receivable for reverse repurchase agreements is included within short-term investments in the Company's Consolidated Balance Sheets.

Repurchase Agreements
	Successor Company
	December 31, 2020	December 31, 2019
	Fair Value	Fair Value
Repurchase agreements:
Gross amount of recognized liabilities for repurchase agreements	$262	$269
Gross amount of collateral pledged related to repurchase agreements [1]	$267	$273
Gross amount of recognized receivables for reverse repurchase agreements [2]	$28	$10
[1]Collateral pledged is included within fixed maturities, AFS and short-term investments on the Company's Consolidated Balance Sheets.
[2]Collateral received is included within short-term investments on the Company's Consolidated Balance Sheets.
Other Collateral Transactions
The Company is required by law to deposit securities with government agencies in certain states in which it conducts business. As of December 31, 2020 and 2019 (Successor Company), the fair value of securities on deposit was $28 and $24, respectively.
For disclosure of collateral in support of derivative transactions, refer to the Derivative Collateral Arrangements section of Note 4 - Derivative Instruments of Notes to Consolidated Financial Statements.
Equity Method Investments
The majority of the Company's investments in limited partnerships and other alternative investments, including hedge funds, mortgage and real estate funds, and private equity and other funds (collectively, “limited partnerships”), are accounted for under the equity method of accounting. The Company recognized total equity method income of $130 and $161 for the years ended December 31, 2020 and 2019 (Successor Company), respectively, $67 for the period of June 1, 2018 to December 31, 2018 (Successor Company), and $41 for the period of January 1, 2018 to May 31, 2018 (Predecessor Company). Equity method income is reported in net investment income. The Company’s maximum exposure to loss as of December 31, 2020 (Successor Company) is limited to the total carrying value of $999. In addition, the Company has outstanding commitments totaling approximately $463, to fund limited partnership and other alternative investments as of December 31, 2020 (Successor Company).
The Company’s investments in limited partnerships are generally of a passive nature in that the Company does not take an active role in the management of the limited partnerships. In 2020, aggregate investment income (losses) from limited partnerships and other alternative investments exceeded 10% of the Company’s pre-tax consolidated net income. Accordingly, the Company is disclosing aggregated summarized financial data for the Company’s limited partnership investments. This aggregated summarized financial data does not represent the Company’s proportionate share of limited partnership assets or earnings. Aggregate total assets of the limited partnerships in which the Company invested totaled $130.7 billion and $140.4 billion as of December 31, 2020 and 2019 (Successor Company), respectively. Aggregate total liabilities of the limited partnerships in which the Company invested totaled $24.3 billion and $25.5 billion as of December 31, 2020 and 2019 (Successor Company), respectively. Aggregate net investment income (loss) of the limited partnerships in which the Company invested totaled $1.0 billion, $405 and $653 for the years ended December 31, 2020, 2019 and 2018 (Successor Company), respectively. Aggregate net income excluding net investment income of the limited partnerships in which the Company invested totaled $5.9 billion, $10.2 billion, and $8.9 billion for the years ended December 31, 2020, 2019 and 2018 (Successor Company), respectively. As of, and for the year ended, December 31, 2020 (Successor Company), the aggregated summarized financial data reflects the latest available financial information.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives
Derivative Instruments
The Company utilizes a variety of OTC, OTC-cleared and exchange traded derivative instruments as a part of its overall risk management strategy as well as to enter into replication transactions. Derivative instruments are used to manage risk associated with interest rate, equity market, credit spread, issuer default, price, and currency exchange rate risk or volatility. Replication transactions are used as an economical means to synthetically replicate the characteristics and performance of assets that are permissible investments under the Company’s investment policies. The Company also may enter into and has previously issued financial instruments and products that either are accounted for as free-standing derivatives, such as certain reinsurance contracts, or as embedded derivative instruments, such as certain GMWB riders included with certain variable annuity products.
Strategies that Qualify for Hedge Accounting
Some of the Company's derivatives satisfy hedge accounting requirements as outlined in Note 1 of these financial statements. Typically, these hedging instruments include interest rate swaps and, to a lesser extent, foreign currency swaps where the terms or expected cash flows of the hedged item closely match the terms of the swap. The interest rate swaps are typically used to manage interest rate duration of certain fixed maturity securities or liability contracts. As a result of pushdown accounting, derivative instruments that previously qualified for hedge accounting were de-designated and recorded at fair value through adjustments to additional paid in capital at the acquisition date. The hedge strategies by hedge accounting designation include:
Cash Flow Hedges
Interest rate swaps are predominantly used to manage portfolio duration and better match cash receipts from assets with cash disbursements required to fund liabilities. These derivatives primarily convert interest receipts on floating-rate fixed maturity securities to fixed rates. Foreign currency swaps are used to convert foreign currency-denominated cash flows related to certain investment receipts and liability payments to U.S. dollars in order to reduce cash flow fluctuations due to changes in currency rates.
Non-qualifying Strategies
Derivative relationships that do not qualify for hedge accounting (“non-qualifying strategies”) primarily include the hedge program for the Company's variable annuity products as well as the hedging and replication strategies that utilize credit default swaps. In addition, hedges of interest rate, foreign currency and equity risk of certain fixed maturities, equities and liabilities do not qualify for hedge accounting.
The non-qualifying strategies include:
Interest Rate Swaps, Swaptions and Futures
The Company uses interest rate swaps, swaptions and futures to manage interest rate duration between assets and liabilities in certain investment portfolios. In addition, the Company enters into interest rate swaps to terminate existing swaps, thereby offsetting the changes in value of the original swap. As of December 31, 2020 and 2019 (Successor Company), the notional amount of interest rate swaps in offsetting relationships was $1.3 billion for both years.
Foreign Currency Swaps and Forwards
The Company enters into foreign currency swaps to convert the foreign currency exposures of certain foreign currency-denominated fixed maturity investments to U.S. dollars. The Company also enters into foreign currency forwards to hedge non-U.S. dollar denominated cash.
Fixed Payout Annuity Hedge
The Company previously had obligations for certain yen denominated fixed payout annuities under an assumed reinsurance contract. The Company had in place swap contracts to hedge the currency and yen interest rate exposure between the U.S. dollar denominated assets and the yen denominated fixed liability reinsurance payments. The last swap matured on October 31, 2019.
Credit Contracts
Credit default swaps are used to purchase credit protection on an individual entity or referenced index to economically hedge against default risk and credit-related changes in the value of fixed maturity securities. Credit default swaps are also used to assume credit risk related to an individual entity or referenced index as a part of replication transactions. These contracts require the Company to pay or receive a periodic fee in exchange for compensation from the counterparty or the Company should the referenced security issuers experience a credit event, as defined in the contract. In addition, the

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)
Company enters into credit default swaps to terminate existing credit default swaps, thereby offsetting the changes in value of the original swap going forward.
Equity Index Swaps and Options
The Company enters into equity index options to hedge the impact of a decline in the equity markets on the investment portfolio.
Macro Hedge Program
The Company utilizes equity swaps, options and futures as well as interest rate swaps to provide protection against the statutory tail scenario risk to the Company's statutory surplus arising from higher GMWB and guaranteed minimum death benefits ("GMDB") claims as well as lower variable annuity fee revenue.
GMWB Derivatives, net
The Company formerly offered certain variable annuity products with GMWB riders. The GMWB product is a bifurcated embedded derivative (“GMWB product derivatives”) that has a notional value equal to the GRB. The Company uses reinsurance contracts to transfer a portion of its risk of loss due to GMWB. The reinsurance contracts covering GMWB (“GMWB reinsurance contracts”) are accounted for as free-standing derivatives with a notional amount equal to the GRB reinsured.
During 2020, the Company closed the dynamic hedging program as the targeted risk exposure was no longer significant. Any risks covered previously under the dynamic hedging program are now covered by the macro hedge program. The Company previously utilized derivatives (“GMWB hedging instruments”) as part of a dynamic hedging program designed to hedge a portion of the capital market risk exposures of the non-reinsured GMWB riders. The GMWB hedging instruments hedged changes in interest rates, equity market levels, and equity volatility. These derivatives included customized swaps, interest rate swaps and futures, and equity swaps, options and futures, on certain indices including the S&P 500 index, EAFE index and NASDAQ index. The Company retained the risk for differences between assumed and actual policyholder behavior and between the performance of the actively managed funds underlying the separate accounts and their respective indices.

GMWB Hedging Instruments
	Successor Company
	Notional Amount		Fair Value
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Customized swaps		$3,938		$34
Equity swaps, options, and futures		855		(2)
Interest rate swaps and futures		2,189		41
Total		$6,982		$73
Modified Coinsurance Reinsurance Contracts
As of December 31, 2020 and 2019 (Successor Company), the Company had approximately $843 and $819, respectively, of invested assets supporting other policyholder funds and benefits payable reinsured under a modified coinsurance arrangement in connection with the sale of the Individual Life business, which was structured as a reinsurance transaction. The assets are primarily held in a trust established by the Company. The Company pays or receives cash quarterly to settle the operating results of the reinsured business, including the investment results. As a result of this modified coinsurance arrangement, the Company has an embedded derivative that transfers to the reinsurer certain unrealized changes in fair value of investments subject to interest rate and credit risk. The notional amount of the embedded derivative reinsurance contracts are the invested assets which are carried at fair value and support the reinsured reserves.
Derivative Balance Sheet Classification
For reporting purposes, the Company has elected to offset within assets or liabilities based upon the net of the fair value amounts, income accruals, and related cash collateral receivables and payables of OTC derivative instruments executed in a legal entity and with the same counterparty under a master netting agreement, which provides the Company with the legal right of offset. The following fair value amounts do not include income accruals or related cash collateral receivables and payables, which are netted with derivative fair value amounts to determine balance sheet presentation. Derivatives in the Company’s separate accounts, where the associated gains and losses accrue directly to policyholders are not included in

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)
the table below. The Company’s derivative instruments are held for risk management purposes, unless otherwise noted in the following table. The notional amount of derivative contracts represents the basis upon which pay or receive amounts are calculated and is presented in the table to quantify the volume of the Company’s derivative activity. Notional amounts are not necessarily reflective of credit risk. The following tables exclude investments that contain an embedded credit derivative for which the Company has elected the fair value option.

Successor Company
	Net Derivatives				Asset Derivatives		Liability Derivatives
	Notional Amount		Fair Value		Fair Value		Fair Value
Hedge Designation/ Derivative Type	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Cash flow hedges
Foreign currency swaps	$25	$10	$(2)	$—	$—	$—	$(2)	$—
Total cash flow hedges	25	10	(2)	—	—	—	(2)	—
Non-qualifying strategies
Interest rate contracts
Interest rate swaps and futures	3,419	3,082	(13)	(39)	28	11	(41)	(50)
Foreign exchange contracts
Foreign currency swaps and forwards	222	225	—	(7)	8	9	(8)	(16)
Credit contracts
Credit derivatives that purchase credit protection	40	40	—	(1)	—	—	—	(1)
Equity contracts
Equity index swaps and options	2,000	2,000	—	—	—	—	—	—
Variable annuity hedge program
GMWB product derivatives [1]	7,803	8,717	21	5	33	23	(12)	(18)
GMWB reinsurance contracts	1,688	1,869	7	17	7	17	—	—
GMWB hedging instruments	—	6,982	—	73	—	89	—	(16)
Macro hedge program	24,188	19,879	(453)	(114)	268	98	(721)	(212)
Other
Modified coinsurance reinsurance contracts	843	819	(93)	(43)	—	—	(93)	(43)
Total non-qualifying strategies	40,203	43,613	(531)	(109)	344	247	(875)	(356)
Total cash flow hedges and non-qualifying strategies	$40,228	$43,623	$(533)	$(109)	$344	$247	$(877)	$(356)
Balance Sheet Location
Fixed maturities, available-for-sale	$49	$43	$—	$—	$—	$—	$—	$—
Other investments	5,791	5,779	12	72	13	83	(1)	(11)
Other liabilities	24,054	26,396	(480)	(160)	291	124	(771)	(284)
Reinsurance recoverables	2,531	2,688	(86)	(26)	7	17	(93)	(43)
Other policyholder funds and benefits payable	7,803	8,717	21	5	33	23	(12)	(18)
Total derivatives	$40,228	$43,623	$(533)	$(109)	$344	$247	$(877)	$(356)
[1] These derivatives are embedded within liabilities and are not held for risk management purposes.
Offsetting of Derivative Assets/Liabilities
The following tables present the gross fair value amounts, the amounts offset, and net position of derivative instruments eligible for offset on the Company's Consolidated Balance Sheets. Amounts offset include fair value amounts, income accruals and related cash collateral receivables and payables associated with derivative instruments that are traded under a common master netting agreement, as described in the preceding discussion. Also included in the tables are financial collateral receivables and payables, which are contractually permitted to be offset upon an event of default, although are disallowed for offsetting under U.S. GAAP.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

Offsetting Derivative Assets and Liabilities (Successor Company)
	(i)	(ii)	(iii) = (i) - (ii)			(v) = (iii) - (iv)
			Net Amounts Presented on the Statement of Financial Position		Collateral Disallowed for Offset on the Statement of Financial Position
	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts Offset on the Statement of Financial Position	Derivative Assets [1] (Liabilities) [2]	Accrued Interest and Cash Collateral (Received) [3] Pledged [2]	Financial Collateral (Received) Pledged [4]	Net Amount
As of December 31, 2020
Other investments	$304	$295	$12	$(3)	$—	$9
Other liabilities	(772)	(279)	(480)	(13)	(488)	(5)
As of December 31, 2019
Other investments	$207	$187	$72	$(52)	$8	$12
Other liabilities	(295)	(91)	(160)	(44)	(204)	—
[1]Included in other invested assets on the Company's Consolidated Balance Sheets.
[2]Included in other liabilities on the Company's Consolidated Balance Sheets and is limited to the net derivative payable associated with each counterparty.
[3]Included in other investments on the Company's Consolidated Balance Sheets and is limited to the net derivative receivable associated with each counterparty.
[4]Excludes collateral associated with exchange-traded derivative instruments.
Cash Flow Hedges
For derivative instruments that are designated and qualify as cash flow hedges, the gain or loss on the derivative is reported as a component of OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.

Derivatives in Cash Flow Hedging Relationships
	Gain (Loss) Recognized in OCI
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Interest rate swaps	$—	$—	$—	$(17)
Foreign currency swaps	(2)	—	—	—
Total	$(2)	$—	$—	$(17)

Derivatives in Cash Flow Hedging Relationships (Successor Company)
Gain or (Loss) Reclassified from AOCI into Income
	For the Years Ended December 31,				June 1, 2018 to December 31, 2018
	2020		2019
	Net Capital Gain (Loss)	Net Investment Income	Net Capital Gain (Loss)	Net Investment Income	Net Capital Gain (Loss)	Net Investment Income
Interest rate swaps	—	—	—	—	—	—
Foreign currency swaps	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$—
Total Amounts Presented on the Consolidated Statements of Operations	$(74)	$816	$(275)	$924	$142	$509

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

Derivatives in Cash Flow Hedging Relationships (Predecessor Company)
	Gain or (Loss) Reclassified from AOCI into Income
	January 1, 2018 to May 31, 2018
	Net Capital Gain/(Loss)	Net Investment Income
Interest rate swaps	$—	$8
Foreign currency swaps	(2)	—
Total	(2)	8
Total Amounts Presented on the Consolidated Statements of Operations	$(107)	$520
As of December 31, 2020, the before tax deferred net gains on derivative instruments recorded in AOCI that are expected to be reclassified to earnings during the next twelve months is less than $1. This expectation is based on the anticipated interest payments on hedged investments in fixed maturity securities that will occur over the next twelve months, at which time the Company will recognize the deferred net gains (losses) as an adjustment to net investment income over the term of the investment cash flows.
For all periods presented, the Company had no net reclassifications from AOCI to earnings resulting from the discontinuance of cash-flow hedges due to forecasted transactions that were no longer probable of occurring.
Non-qualifying Strategies
For non-qualifying strategies, including embedded derivatives that are required to be bifurcated from their host contracts and accounted for as derivatives, the gain or loss on the derivative is recognized currently in earnings within net realized capital gains (losses).

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

Non-qualifying Strategies Gain (Loss) Recognized within Net Realized Capital Gains (Losses)
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Variable annuity hedge program
GMWB product derivatives	$67	$134	$(25)	$82
GMWB reinsurance contracts	(27)	(13)	1	(25)
GMWB hedging instruments	42	(68)	36	(45)
Macro hedge program	(414)	(418)	153	(36)
Total variable annuity hedge program	(332)	(365)	165	(24)
Foreign exchange contracts
Foreign currency swaps and forwards	(4)	—	2	(3)
Fixed payout annuity hedge	—	(4)	(15)	10
Total foreign exchange contracts	(4)	(4)	(13)	7
Other non-qualifying derivatives
Interest rate contracts
Interest rate swaps, swaptions, and futures	180	103	23	(40)
Credit contracts
Credit derivatives that purchase credit protection	19	—	—	1
Credit derivatives that assume credit risk	—	7	(1)	(3)
Equity contracts
Equity index swaps and options	—	(1)	—	—
Other
Modified coinsurance reinsurance contracts	(50)	(55)	13	32
Total other non-qualifying derivatives	149	54	35	(10)
Total [1]	$(187)	$(315)	$187	$(27)
[1]    Excludes investments that contain an embedded credit derivative for which the Company has elected the fair value option.
Credit Risk Assumed through Credit Derivatives
The Company enters into credit default swaps that assume credit risk of a single entity or referenced index in order to synthetically replicate investment transactions that are permissible under the Company's investment policies. The Company will receive periodic payments based on an agreed upon rate and notional amount and will only make a payment if there is a credit event. A credit event payment will typically be equal to the notional value of the swap contract less the value of the referenced security issuer’s debt obligation after the occurrence of the credit event. A credit event is generally defined as a default on contractually obligated interest or principal payments or bankruptcy of the referenced entity. The credit default swaps in which the Company assumes credit risk primarily reference investment grade single corporate issuers and baskets, which include standard diversified portfolios of corporate and CMBS issuers. The diversified portfolios of corporate issuers are established within sector concentration limits and may be divided into tranches that possess different credit ratings. As of December 31, 2020 and 2019 (Successor Company), the Company did not hold any credit derivatives that assume credit risk.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)
Derivative Collateral Arrangements
The Company enters into various collateral arrangements in connection with its derivative instruments, which require both the pledging and accepting of collateral. As of December 31, 2020 and 2019 (Successor Company), the Company pledged cash collateral with a fair value of $48 and $10, respectively, associated with derivative instruments. The collateral receivable has been recorded in other assets or other liabilities on the Company's Consolidated Balance Sheets, as determined by the Company's election to offset on the balance sheet. As of December 31, 2020 and 2019 (Successor Company), the Company also pledged securities collateral associated with derivative instruments with a fair value of $526 and $214, respectively, which have been included in fixed maturities on the Consolidated Balance Sheets. The counterparties generally have the right to sell or re-pledge these securities. In addition, as of December 31, 2020 and 2019 (Successor Company), the Company has pledged initial margin of securities related to OTC-cleared and exchange traded derivatives with a fair value of $215 and $165, respectively.
As of December 31, 2020 and 2019 (Successor Company), the Company accepted cash collateral associated with derivative instruments of $65 and $188, respectively, which was invested and recorded on the Consolidated Balance Sheets in fixed maturities and short-term investments with corresponding amounts recorded in other investments or other liabilities as determined by the Company's election to offset on the balance sheet. The Company also accepted securities collateral as of December 31, 2020 and 2019 (Successor Company) with a fair value of $0 and $9, respectively, all of which the Company has the right to sell or repledge. As of December 31, 2020 (Successor Company), the Company has not repledged securities and did not sell any securities. The non-cash collateral accepted was held in separate custodial accounts and was not included on the Company's Consolidated Balance Sheets.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Reinsurance
The Company cedes insurance to unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company regularly monitors the financial condition and ratings of its reinsurers and structures agreements to provide collateral funds where necessary.
Reinsurance Recoverables
Reinsurance recoverables include balances due from reinsurance companies and are presented net of allowances for uncollectible reinsurance in 2019 and net of ACL in 2020, upon adoption of ASU 2016-13. For further information, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements. The ACL represents an estimate of expected credit losses over the lifetime of the contracts that reflect management’s best estimate of reinsurance cessions that may be uncollectible in the future due to reinsurers’ inability to pay. Reinsurance recoverables include an estimate of the amount of policyholder benefits that may be ceded under the terms of the reinsurance agreements. Amounts recoverable from reinsurers are estimated in a manner consistent with assumptions used for the underlying policy benefits. Accordingly, the Company’s estimate of reinsurance recoverables is subject to similar risks and uncertainties as the estimate of the gross reserve for future policy benefits.

Reinsurance Recoverables, net (Successor Company)
	As of December 31,
	2020	2019
Reserve for future policy benefits and other policyholder funds and benefits payable
Sold businesses (MassMutual and Prudential)	$18,807	$19,534
Commonwealth	7,579	8,147
Other reinsurers	1,076	1,143
Gross reinsurance recoverables	27,462	28,824
Less: ACL	7
Reinsurance recoverables, net [1]	$27,455	$28,824
[1] As of December 31, 2019 (Successor Company), no allowance for uncollectible reinsurance was required.
As of December 31, 2020 (Successor Company), the Company had reinsurance recoverables from Commonwealth, Massachusetts Mutual Life Insurance Company ("MassMutual") and Prudential Financial, Inc. ("Prudential") of approximately $7.6 billion, $7.0 billion and $11.8 billion, respectively. As of December 31, 2019 (Successor Company), the Company had reinsurance recoverables from Commonwealth, MassMutual and Prudential of $8.1 billion, $8.0 billion and $11.5 billion, respectively. The Company's obligations to its direct policyholders that have been reinsured to Commonwealth, MassMutual and Prudential are primarily secured by invested assets held in trust.
As of December 31, 2020 (Successor Company), the ACL increased to $7 from $5 at January 1, 2020, upon adoption of ASU 2016-13. The Company closely monitors the financial condition, ratings and current market information of all its counterparty reinsurers and records an ACL considering the credit quality of the reinsurer, the invested assets in trust, and the period over which the recoverable balances are expected to be collected. Counterparty risk is assessed on a pooled basis in cases of shared risk characteristics, and separately for individual reinsurers when it is more relevant. The Company evaluates historical events, current conditions, and reasonable and supportable forecasts in developing its ACL estimate. Where its contracts permit, the Company secures future claim obligations with various forms of collateral, including irrevocable letters of credit, secured trusts and funds held accounts. The ACL is estimated using a probability of default and loss given default model applied to the amount of reinsurance recoverables, net of collateral, exposed to loss. The probability of default factor is assigned based on each reinsurer's credit rating. The Company reassesses and updates credit ratings on a quarterly basis. The probability of default factors encompass historical industry defaults for liabilities with similar durations to the reinsured liabilities as estimated through multiple economic cycles. The loss given default factors are based on a study of historical recovery rates for general creditors of corporations through multiple economic cycles.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Reinsurance (continued)

Insurance Revenues
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Gross earned premiums, fee income and other	$2,221	$2,375	$1,439	$1,059
Reinsurance assumed	125	115	66	48
Reinsurance ceded	(1,570)	(1,627)	(972)	(684)
Net earned premiums, fee income and other	$776	$863	$533	$423
The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies. Insurance recoveries on ceded reinsurance agreements, which reduce death and other benefits, were $1.5 billion and $1.4 billion for the years ended December 31, 2020 and 2019 (Successor Company), respectively, $731 for the period of June 1, 2018 to December 31, 2018 (Successor Company) and $546 for the period of January 1, 2018 to May 31, 2018 (Predecessor Company). In addition, the Company has reinsured a portion of the risk associated with U.S. variable annuities and the associated GMDB and GMWB riders.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Deferred Policy Acquisition Costs and Value of Business Acquired

Changes in the DAC Balance [1]
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Balance, beginning of period	$—	$—	$—	$405
Deferred costs	—	—	—	1
Amortization — DAC	—	—	—	(13)
Amortization — Unlock benefit (charge), pre-tax	—	—	—	(3)
Adjustments to unrealized gains and losses on securities AFS and other	—	—	—	31
Balance, end of period	$—	$—	$—	$421
[1]    Effective with the application of pushdown accounting on May 31, 2018, the Company eliminated its DAC balance through a pushdown accounting adjustment. Please see Note 1, Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements for further discussion of pushdown accounting.

Changes in the VOBA Balance [1]
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Balance, beginning of period	$696	$716	$805	$—
Amortization — VOBA [2]	14	25	(80)	—
Amortization — Unlock benefit (charge), pre-tax	(64)	—	(19)	—
Adjustments to unrealized gains and losses on securities AFS and other	(60)	(45)	10	—
Balance, end of period	$586	$696	$716	$—
[1]    Effective with the application of pushdown accounting on May 31, 2018, the Company established its VOBA balance through a pushdown accounting adjustment. For further discussion of pushdown accounting, please see Note 1, Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.
[2] Negative gross profits due to hedge losses resulted in a write-up of VOBA.

Expected Amortization of VOBA
Successor Company
Years	Expected Amortization
2021	$(10)
2022	$18
2023	$22
2024	$25
2025	$31

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
7. Reserves for Future Policy Benefits and Separate Account Liabilities

Changes in Reserves for Future Policy Benefits
Successor Company
	Universal Life-Type Contracts
	GMDB/GMWB [1]	Universal Life Secondary Guarantees	Traditional Annuity and Other Contracts [2]	Total Future Policy Benefits
Liability balance as of January 1, 2020	$450	$3,691	$14,324	$18,465
Incurred [3]	101	526	467	1,094
Paid	(91)	(22)	(821)	(934)
Liability balance as of December 31, 2020	$460	$4,195	$13,970	$18,625
Reinsurance recoverable asset as of January 1, 2020	$269	$3,691	$4,843	$8,803
Incurred [3]	57	526	122	705
Paid	(72)	(22)	(275)	(369)
Reinsurance recoverable asset as of December 31, 2020	$254	$4,195	$4,690	$9,139

Successor Company
	Universal Life-Type Contracts
	GMDB/GMWB [1]	Universal Life Secondary Guarantees	Traditional Annuity and Other Contracts [2]	Total Future Policy Benefits
Liability balance as of January 1, 2019	$462	$3,276	$14,585	$18,323
Incurred [3]	78	419	566	1,063
Paid	(90)	(4)	(827)	(921)
Liability balance as of December 31, 2019	$450	$3,691	$14,324	$18,465
Reinsurance recoverable asset as of January 1, 2019	$284	$3,276	$4,972	$8,532
Incurred [3]	57	419	163	639
Paid	(72)	(4)	(292)	(368)
Reinsurance recoverable asset as of December 31, 2019	$269	$3,691	$4,843	$8,803
[1]    These liability balances include all GMDB benefits, plus the life-contingent portion of GMWB benefits in excess of the return of the GRB. GMWB benefits up to the GRB are embedded derivatives held at fair value and are excluded from these balances.
[2]    Represents life-contingent reserves for which the company is subject to insurance and investment risk.
[3]    Includes the portion of assessments established as additions to reserves as well as changes in estimates affecting the reserves.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
7. Reserves for Future Policy Benefits and Separate Account Liabilities (continued)

Account Value by GMDB/GMWB Type as of December 31, 2020
	Account Value (“AV”) [9]	Net amount at Risk (“NAR”) [10]	Retained Net Amount at Risk (“RNAR”) [10]	Weighted Average Attained Age of Annuitant
MAV [1]
MAV only	$12,649	$1,500	$225	74
With 5% rollup [2]	928	72	23	75
With earnings protection benefit rider (“EPB”) [3]	3,221	594	83	74
With 5% rollup & EPB	446	101	22	76
Total MAV	17,244	2,267	353
Asset protection benefit ("APB") [4]	8,332	46	32	72
Lifetime income benefit ("LIB") – death benefit [5]	369	2	2	74
Reset [6] (5-7 years)	2,420	7	5	72
Return of premium ("ROP") /other [7]	5,642	46	45	75
Variable annuity without GMDB [8]	2,570	—	—	72
Subtotal variable annuity [11]	$36,577	$2,368	$437	74
Less: general account value	2,801
Subtotal variable annuity separate account liabilities	33,776
Separate account liabilities - other	75,849
Total separate account liabilities	$109,625
[1]MAV GMDB is the greatest of current AV, net premiums paid and the highest AV on any anniversary before age 80 years (adjusted for withdrawals).
[2]Rollup GMDB is the greatest of the MAV, current AV, net premium paid and premiums (adjusted for withdrawals) accumulated at generally 5% simple interest up to the earlier of age 80 years or 100% of adjusted premiums.
[3]EPB GMDB is the greatest of the MAV, current AV, or contract value plus a percentage of the contract’s growth. The contract’s growth is AV less premiums net of withdrawals, subject to a cap of 200% of premiums net withdrawals.
[4]APB GMDB is the greater of current AV or MAV, not to exceed current AV plus 25% times the greater of net premiums and MAV (each adjusted for premiums in the past 12 months).
[5]LIB GMDB is the greatest of current AV; net premiums paid; or, for certain contracts, a benefit amount generally based on market performance that ratchets over time.
[6]Reset GMDB is the greatest of current AV, net premiums paid and the most recent five to seven year anniversary AV before age 80 years (adjusted for withdrawals).
[7]ROP GMDB is the greater of current AV and net premiums paid.
[8]Includes account value for contracts that had a GMDB at issue but no longer have a GMDB due to certain elections made by policyholders or their beneficiaries.
[9]AV includes the contract holder’s investment in the separate account and the general account.
[10]NAR is defined as the guaranteed minimum death benefit in excess of the current AV. RNAR represents NAR reduced for reinsurance. NAR and RNAR are highly sensitive to equity market movements and increase when equity markets decline.
[11]Some variable annuity contracts with GMDB also have a life-contingent GMWB that may provide for benefits in excess of the return of the GRB. Such contracts included in this amount have $5.0 billion of total account value and weighted average attained age of 76 years. There is no NAR or retained NAR related to these contracts.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
7. Reserves for Future Policy Benefits and Separate Account Liabilities (continued)

Account Balance Breakdown of Variable Separate Account Investments for Contracts with Guarantees
	Successor Company
Asset Type	December 31, 2020	December 31, 2019
Equity securities (including mutual funds)	$32,011	$31,114
Cash and cash equivalents [1]	1,765	1,319
Total [2]	$33,776	$32,433
[1]    Represents an allocation of the portfolio holdings.
[2]    Includes $2.6 billion and $2.3 billion of account value as of December 31, 2020 and 2019 (Successor Company) for contracts that had a GMDB at issue but no longer have a GMDB due to certain elections made by policyholders or their beneficiaries.
As of December 31, 2020 and 2019 (Successor Company), approximately 18% and 21%, respectively, of the equity securities (including mutual funds), in the preceding table were funds invested in fixed income securities and approximately 82% and 79%, respectively, were funds invested in equity securities.
For further information on guaranteed living benefits that are accounted for at fair value, such as GMWB, see Note 2 - Fair Value Measurements of Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
8. Other Intangible Assets

Other Intangible Assets (Successor Company)
As of December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Expected Life
Amortizing intangible assets [1]	$29	$15	$14	5
Total indefinite lived intangible assets [2]	26	—	26	—
Total other intangible assets	$55	$15	$40	5
[1]    Consist of internally developed software
[2]    Consist of state insurance licenses
There have been no additions, renewals or extension since December 31, 2019 (Successor Company).

Expected Pre-tax Amortization Expense (Successor Company)
Years	Expected Future Amortization Expense
2021	$6
2022	$6
2023	$2
2024	$—
2025	$—

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
9. Debt
Collateralized Advances
The Company is a member of the Federal Home Loan Bank of Boston (“FHLBB”). Membership allows the Company access to collateralized advances, which may be used to support various spread-based business and enhance liquidity management. FHLBB membership requires the Company to own member stock and advances require the purchase of activity stock. The amount of advances that can be taken are dependent on the asset types pledged to secure the advances. The Connecticut Insurance Department ("CTDOI") will permit the Company to pledge up to approximately $940 in qualifying assets to secure FHLBB advances for 2021. The pledge limit is recalculated annually based on statutory admitted assets and capital and surplus. The Company would need to seek the prior approval of the CTDOI in order to exceed these limits. As of December 31, 2020, the Company had no advances outstanding under the FHLBB facility.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
10. Income Taxes

Provision for Income Taxes
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
Income Tax Expense (Benefit)	2020	2019
Current - U.S. Federal	$10	$(8)	$(15)	$1
Deferred - U.S. Federal	56	52	74	6
Total income tax expense	$66	$44	$59	$7
Deferred tax assets and liabilities on the consolidated balance sheets represent the tax consequences of differences between the financial reporting and tax basis of assets and liabilities.

Components of Deferred Tax Assets (Liabilities)
	Successor Company
	As of December 31,
	2020	2019
Deferred Tax Assets
Tax basis deferred policy acquisition costs	$79	$60
Unearned premium reserve and other underwriting related reserves	1	4
VOBA and reserves	567	557
Net operating loss carryover	102	166
Employee benefits	7	4
Foreign tax credit carryover	18	13
Deferred reinsurance gain	198	210
Other	11	15
Total deferred tax assets	983	1,029
Deferred Tax Liabilities
Investment related items	(145)	(150)
Net unrealized gain on investments	(360)	(198)
Total deferred tax liabilities	(505)	(348)
Net deferred tax assets	$478	$681
The federal audits for the Company have been completed through 2013 and the Company is not currently under examination for any open years. The statute of limitations is closed through the 2016 tax year with the exception of net operating loss ("NOL") carryforwards utilized in open tax years. Management believes that adequate provision has been made on the consolidated financial statements for any potential adjustments that may result from tax examinations and other tax-related matters for all open tax years. For periods ending December 31, 2020 and 2019 (Successor Company), the Company had no reserves for uncertain tax positions. At December 31, 2020 and 2019 (Successor Company), there was no unrecognized tax benefit that if recognized would affect the effective tax rate and that is reasonably possible of significantly increasing or decreasing within the next 12 months.
The Company classifies interest and penalties (if applicable) as income tax expense on the consolidated financial statements. The Company recognized no interest expense for the years ended December 31, 2020 and 2019 (Successor Company), the period of June 1, 2018 to December 31, 2018 (Successor Company) and the period of January 1, 2018 to May 31, 2018 (Predecessor Company). The Company had no interest payable as of December 31, 2020 and 2019 (Successor Company). The Company does not believe it would be subject to any penalties in any open tax years and, therefore, has not recorded any accrual for penalties.
The application of purchase and pushdown accounting resulted in market value adjustments to the Company’s assets and liabilities, which resulted in a corresponding increase in the Company’s deferred tax asset. For further information, see Note 1- Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
10. Income Taxes (continued)

The Company believes it is more likely than not that all deferred tax assets will be fully realized. In assessing the need for a valuation allowance, management considered future taxable temporary difference reversals, future taxable income exclusive of reversing temporary differences and carryovers, taxable income in open carry back years and other tax planning strategies. From time to time, tax planning strategies could include holding a portion of debt securities with market value losses until recovery, making investments which have specific tax characteristics and business considerations such as asset-liability matching.
Net deferred income taxes include the future tax benefits associated with the net operating loss carryover and foreign tax credit carryover as follows:
Net Operating Loss Carryover
As of December 31, 2020 and 2019 (Successor Company), the net deferred tax asset included the expected tax benefit attributable to net operating losses of $484 and $790, respectively. The totals include U.S. losses that were generated prior to 2017 of $121 and $437, respectively. These losses are subject to limits on the period for which they can be carried forward. If not utilized, these losses will expire from 2028-2030. Utilization of these loss carryovers is dependent upon the generation of sufficient future taxable income. The totals also include U.S. losses that were generated in 2018 of $363 and $353, respectively, primarily due to the Commonwealth Annuity Reinsurance Agreement. These losses do not expire, but their utilization in any carryforward year is limited to 80% of taxable income in that year.
Given the continued decline of the U.S. fixed and variable annuity business, the exposure to taxable losses is significantly lessened, and given the Company's expected future earnings, the Company believes sufficient taxable income will be generated in the future to utilize its net operating loss carryover. Although the Company believes there will be sufficient future taxable income to fully recover the remainder of the loss carryover, the Company's estimate of the likely realization may change over time.
Foreign Tax Credit Carryover
As of December 31, 2020 and 2019 (Successor Company), the net deferred tax asset included the expected tax benefit attributable to foreign tax credit carryovers of $18 and $13 respectively.
A reconciliation of the tax provision at the U.S. Federal statutory rate to the provision (benefit) for income taxes is as follows:

	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Tax provision at the U.S. federal statutory rate	$98	$86	$98	$21
Dividends received deduction ("DRD")	(28)	(34)	(37)	(12)
Foreign related investments	(4)	(7)	(4)	(3)
Tax reform	—	—	—	(2)
Other		(1)	2	3
Provision for income taxes	$66	$44	$59	$7
The separate account DRD is estimated for the current year using information from the most recent return, adjusted for current year equity market performance and other appropriate factors, including estimated levels of corporate dividend payments and level of policy owner equity account balances. The actual current year DRD can vary from estimates based on, but not limited to, changes in eligible dividends received in the mutual funds, amounts of distributions from these mutual funds and the Company’s taxable income before the DRD. The Company evaluates its DRD computations on a quarterly basis.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
11. Commitments and Contingencies

Contingencies Relating to Corporate Litigation and Regulatory Matters
Management evaluates each contingent matter separately. A loss is recorded if probable and reasonably estimable. Management establishes reserves for these contingencies at its “best estimate,” or, if no one number within the range of possible losses is more probable than any other, the Company records an estimated liability at the low end of the range of losses.
Litigation
The Company is involved in claims litigation arising in the ordinary course of business with respect to life and annuity contracts. The Company accounts for such activity through the establishment of reserves for future policy benefits. Management expects that the ultimate liability, if any, with respect to such ordinary-course claims litigation, after consideration of provisions made for potential losses and costs of defense, will not be material to the consolidated financial condition, results of operations or cash flows of the Company.
The Company is also involved in other kinds of legal actions, some of which assert claims for substantial amounts. Such actions have alleged, for example, bad faith in the handling of insurance claims and improper sales practices in connection with the sale of insurance and investment products. Some of these actions also seek punitive damages. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows in particular quarterly or annual periods.
Lease Commitments
The rent paid to Hartford Fire Insurance Company ("Hartford Fire") for operating leases was $2 and $2 for the years ended December 31, 2020 and 2019, respectively (Successor Company), $1 for the period of June 1, 2018 to December 31, 2018 (Successor Company) and $1 for the period of January 1, 2018 to May 31, 2018 (Predecessor Company).

Future Minimum Lease Payments (Successor Company)
2021	$1
2022	1
2023	1
2024	—
2025	—
Thereafter	—
Total minimum lease payments	$3
Unfunded Commitments
As of December 31, 2020 (Successor Company), the Company had outstanding commitments totaling $567, of which $463 was committed to fund limited partnership and other alternative investments, which may be called by the partnership during the commitment period to fund the purchase of new investments and partnership expenses. Additionally, $4 of the outstanding commitments is primarily related to various funding obligations associated with private debt securities. The remaining outstanding commitments of $100 relate to mortgage loans. Of the $567 in total outstanding commitments, $66 are related to mortgage loan commitments which the Company can cancel unconditionally.
Guaranty Fund and Other Insurance-related Assessments
In all states, insurers licensed to transact certain classes of insurance are required to become members of a guaranty fund. In most states, in the event of the insolvency of an insurer writing any such class of insurance in the state, members of the funds are assessed to pay certain claims of the insolvent insurer. A particular state’s fund assesses its members based on their respective written premiums in the state for the classes of insurance in which the insolvent insurer was engaged. Assessments are generally limited for any year to one or two percent of premiums written per year depending on the state.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
11. Commitments and Contingencies (continued)
Liabilities for guaranty funds and other insurance-related assessments are accrued when an assessment is probable, when it can be reasonably estimated, and when the event obligating the Company to pay an imposed or probable assessment has occurred. Liabilities for guaranty funds and other insurance-related assessments are not discounted and are included as part of other liabilities on the Consolidated Balance Sheets. As of December 31, 2020 and 2019 (Successor Company) the liability balance was $7 and $8, respectively. As of December 31, 2020 and 2019 (Successor Company) amounts related to premium tax offsets of $2 were included in other assets.
Derivative Commitments
Certain of the Company’s derivative agreements contain provisions that are tied to the financial strength ratings, as set by nationally recognized statistical agencies or risked-based capital ("RBC") tests, of the individual legal entity that entered into the derivative agreement. If the legal entity’s financial strength were to fall below certain ratings, the counterparties to the derivative agreements could demand immediate and ongoing full collateralization and in certain instances enable the counterparties to terminate the agreements and demand immediate settlement of all outstanding derivative positions traded under each impacted bilateral agreement. The settlement amount is determined by netting the derivative positions transacted under each agreement. If the termination rights were to be exercised by the counterparties, it could impact the legal entity’s ability to conduct hedging activities by increasing the associated costs and decreasing the willingness of counterparties to transact with the legal entity. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position as of December 31, 2020 (Successor Company) was $539. Of this $539, the legal entities have posted collateral of $572, which is inclusive of initial margin requirements in the normal course of business. In addition, the Company has posted collateral of $23 associated with a customized GMWB derivative. These collateral amounts could change as derivative market values change, as a result of changes in our hedging activities or to the extent changes in contractual terms are negotiated. The nature of the collateral that we post, when required, would be primarily in the form of U.S. Treasury bills, U.S. Treasury notes and government agency securities.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
12. Transactions with Related Parties
Parent Company Transactions (Successor Company)
As of December 31, 2020 and 2019, the Company had no direct employees as we are managed by TLI, the Company's parent, pursuant to an Intercompany Services and Cost Allocation Agreement effective as of June 1, 2018 (the “Management Agreement”) between the Company, TLI and other Company affiliates. Pursuant to the Management Agreement, the parties provide a variety of operating services to each other to conduct their day to day business, including employee compensation and management services. Expenses incurred by TLI in providing these services are reimbursed by the Company based on TLI’s actual cost incurred.
For information related to capital contributions to the parent company, see the Dividends section of Note 13 - Statutory Results of Notes to Consolidated Financial Statements.
Parent Company Transactions (Predecessor Company)
Prior to the sale of the Company, substantially all general insurance expenses related to the Company were initially paid by The Hartford. Expenses were allocated to the Company using specific identification if available, or other applicable methods, that would include a blend of revenue, expense and capital.
Reinsurance Ceded to Affiliates (Predecessor Company)
The Company maintained a reinsurance agreement with Hartford Life and Accident Insurance Company ("HLA") whereby the Company ceded both group life and group accident and health risk business. Under this agreement, the Company ceded group life premiums of $9 for the period of January 1, 2018 to May 31, 2018 (Predecessor Company). The Company also ceded accident and health premiums of $25 for the period of January 1, 2018 to May 31, 2018 (Predecessor Company).

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
13. Statutory Results
The domestic insurance subsidiaries of the Company prepare their statutory financial statements in conformity with statutory accounting practices prescribed or permitted by the applicable state insurance department which vary materially from U.S. GAAP. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. The differences between statutory financial statements and financial statements prepared in accordance with U.S. GAAP vary between domestic and foreign jurisdictions. The principal differences are that statutory financial statements do not reflect deferred policy acquisition and value of business acquired costs and limit deferred income taxes, predominately use interest rate and mortality assumptions prescribed by the NAIC for life benefit reserves, generally carry bonds at amortized cost and present reinsurance assets and liabilities net of reinsurance. For reporting purposes, statutory capital and surplus is referred to collectively as "statutory capital".

Statutory Net Income (Loss)
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018
	2020	2019
Combined statutory net income (loss)	$245	$488	$(126)	$181

Statutory Capital
	Successor Company
	As of December 31,
	2020	2019
Statutory capital [1]	$3,142	$3,194
[1]    The Company relies upon a prescribed practice allowed by Connecticut state laws that allow the Company to receive a reinsurance reserve credit for reinsurance treaties that provide for a limited right of unilateral cancellation by the reinsurer. The benefit from this prescribed practice was approximately $51 and $37 as of December 31, 2020 and 2019 (Successor Company), respectively.
Statutory accounting practices do not consolidate the net income (loss) of subsidiaries that report under U.S. GAAP. The combined statutory net income (loss) above represents the total statutory net income (loss) of the Company and its other insurance subsidiaries.
Regulatory Capital Requirements
The Company's U.S. insurance companies' states of domicile impose RBC requirements. The requirements provide a means of measuring the minimum amount of statutory capital appropriate for an insurance company to support its overall business operations based on its size and risk profile. Regulatory compliance is determined by a ratio of a company's total adjusted capital (“TAC”) to its authorized control level RBC (“ACL RBC”). Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences (“Company Action Level”) is two times the ACL RBC. The adequacy of a company's capital is determined by the ratio of a company's TAC to its Company Action Level, known as the "RBC ratio". The Company and all of its operating insurance subsidiaries had RBC ratios in excess of the minimum levels required by the applicable insurance regulations. The RBC ratios for the Company and its principal life insurance operating subsidiaries were all in excess of 300% of their Company Action Levels as of December 31, 2020 and 2019 (Successor Company). The reporting of RBC ratios is not intended for the purpose of ranking any insurance company, or for use in connection with any marketing, advertising or promotional activities.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
13. Statutory Results (continued)
Dividends
Dividends to the Company from its insurance subsidiaries and dividends from the Company to its parent are restricted by insurance regulation. The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut. These laws require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year or (ii) net income (or net gain from operations, if such company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a domiciled insurer exceeds the insurer’s earned surplus or certain other thresholds as calculated under applicable state insurance law, the dividend requires the prior approval of the domestic regulator. In addition to statutory limitations on paying dividends, the Company also takes other items into consideration when determining dividends from subsidiaries. These considerations include, but are not limited to, expected earnings and capitalization of the subsidiary, regulatory capital requirements and liquidity requirements of the individual operating company. As a condition of the sale, Talcott Resolution Life Insurance Company and its affiliates were required to gain pre-approval from the state insurance commissioner for any dividends, regardless of size, through May 31, 2020.
On September 18, 2020 (Successor Company), TL received a $400 dividend from its subsidiary, Talcott Resolution Life and Annuity Insurance Company ("TLA"). On the same date, TL subsequently declared and paid a $319 dividend to its parent, Talcott Resolution Life, Inc. ("TLI").
On September 16, 2019 (Successor Company), TL received a $250 dividend from its subsidiary, TLA. On the same date, TL subsequently declared and paid a $700 dividend to its parent, TLI.
Prior to the close of the Talcott Resolution Sale Transaction, the Hartford Life Insurance Company (Predecessor Company) paid approximately $619 in dividends to its parent and subsequently to The Hartford. TL, formerly known as Hartford Life Insurance Company, contributed $309 and TLA, formerly known as Hartford Life and Annuity Insurance Company, contributed $308 including other intercompany transactions net settled between TL and The Hartford prior to closing.
After September 18, 2021, the Company is permitted to pay up to a maximum of $597 in dividends and the Company's subsidiaries are permitted to pay up to a maximum of $335 in dividends without prior approval from the state insurance commissioner.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
14. Changes in and Reclassifications From Accumulated Other Comprehensive Income

Changes in AOCI, Net of Tax for the Year Ended December 31, 2020 (Successor Company)
	Changes in
	Net Unrealized Gain on Fixed Maturities	Unrealized Losses on Fixed Maturities for Which an ACL Has Been Recorded	Net Gain on Cash Flow Hedging Instruments	Foreign Currency Translation Adjustments	AOCI, net of tax
Beginning balance	$717	$—	$—	$—	$717
OCI before reclassifications	665	(1)	(1)	—	663
Amounts reclassified from AOCI	(100)	1	—	—	(99)
OCI, net of tax	565	—	(1)	—	564
Ending balance	$1,282	$—	$(1)	$—	$1,281

Changes in AOCI, Net of Tax for the Year Ended December 31, 2019 (Successor Company)
	Changes in
	Net Unrealized Gain on Fixed Maturities	Net Gain on Cash Flow Hedging Instruments	Foreign Currency Translation Adjustments	AOCI, net of tax
Beginning balance	$(173)	$—	$2	$(171)
OCI before reclassifications	927	—	(2)	925
Amounts reclassified from AOCI	(37)	—	—	(37)
OCI, net of tax	890	—	(2)	888
Ending balance	$717	$—	$—	$717

Changes in AOCI, Net of Tax for the Period of June 1, 2018 to December 31, 2018 (Successor Company)
	Changes in
	Net Unrealized Gain on Fixed Maturities	Net Gain on Cash Flow Hedging Instruments	Foreign Currency Translation Adjustments	AOCI, net of tax
Beginning balance	$—	$—	$—	$—
OCI before reclassifications	(198)	—	2	(196)
Amounts reclassified from AOCI	25	—	—	25
OCI, net of tax	(173)	—	2	(171)
Ending balance	$(173)	$—	$2	$(171)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
14. Changes in and Reclassifications From Accumulated Other Comprehensive Income (continued)

Changes in AOCI, Net of Tax for the Period of January 1, 2018 to May 31, 2018 (Predecessor Company)
	Changes in
	Net Unrealized Gain on Fixed Maturities	Net Gain on Cash Flow Hedging Instruments	Foreign Currency Translation Adjustments	AOCI, net of tax
Beginning balance	$1,022	$4	$(3)	$1,023
Cumulative effect of accounting changes, net of tax [1]	182	—	—	182
Adjusted balance, beginning of period	1,204	4	(3)	1,205
OCI before reclassifications	(432)	(13)	1	(444)
Amounts reclassified from AOCI	2	(5)	—	(3)
OCI, net of tax	(430)	(18)	1	(447)
Ending balance	$774	$(14)	$(2)	$758
[1]    Includes reclassification to retained earnings of $193 of stranded tax effects and $11 of net unrealized gains, after tax, related to equity securities. Refer to Note 1 - Basis of Presentation and Significant Accounting Policies for further information.

Reclassification from AOCI
	Successor Company			Predecessor Company
	For the Years Ended December 31,		June 1, 2018 to December 31, 2018	January 1, 2018 to May 31, 2018	Affected Line Item on the Consolidated Statement of Operations
	2020	2019
Net Unrealized Gain on Fixed Maturities
Available-for-sale securities	$127	$47	$(32)	$(2)	Net realized capital gains (losses)
	127	47	(32)	(2)	Income before income taxes
	27	10	(7)	—	Income tax expense
	$100	$37	$(25)	$(2)	Net income
Unrealized Losses on Fixed Maturities for Which an ACL Has Been Recorded
Fixed maturities, AFS	$(1)				Net realized capital gains (losses)
	(1)				Income before income taxes
	—				Income tax expense
	$(1)				Net income
Net Gains on Cash-Flow Hedging Instruments
Interest rate swaps	$—	$—	$—	$—	Net realized capital gains (losses)
Interest rate swaps	—	—	—	8	Net investment income
Foreign currency swaps	—	—	—	(2)	Net realized capital gains (losses)
	—	—	—	6	Income before income taxes
	—	—	—	1	Income tax expense
	$—	$—	$—	$5	Net income
Total amounts reclassified from AOCI	$99	$37	$(25)	$3	Net income

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
15. Subsequent Event
On January 18, 2021 the Company's indirect owners, Hopmeadow Holdings GP LLC and Hopmeadow Holdings LP, entered into a definitive agreement to merge Hopmeadow Holdings LP with a subsidiary of Sixth Street, a leading global investment firm. The merger is subject to regulatory approvals and other customary closing conditions and is expected to close in the second quarter of 2021. If consummated, the merger would result in a change of ownership and control of the Company and its life and annuity operating subsidiaries. Proceeds from the merger consist of a combined pre-closing dividend and cash at closing totaling approximately $2.25 billion and is subject to certain closing adjustments.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Talcott Resolution Life Insurance Company

Opinion on the Financial Statement Schedules

We have audited the consolidated financial statements of Talcott Resolution Life Insurance Company and subsidiaries (the "Company") as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and December 31, 2019 and the period of June 1, 2018 to December 31, 2018 (Successor Company) and the period of January 1, 2018 to May 31, 2018 (Predecessor Company), and have issued our report thereon dated February 25, 2021 (which report expresses an unqualified opinion and includes emphasis of matters paragraphs concerning the Company’s election to pushdown purchase accounting in 2018 and the definitive agreement entered into on January 18, 2021 to merge Hopmeadow Holdings LP, the Company's indirect owner, with a subsidiary of Sixth Street. If consummated, the merger would result in a change of ownership and control of the Company and its life and annuity operating subsidiaries). Our audits also included the financial statement schedules I, IV, and V. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Hartford, CT
February 25, 2021

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
SCHEDULE I
SUMMARY OF INVESTMENTS—OTHER THAN INVESTMENTS IN AFFILIATES
($ in millions)

	Successor Company
	As of December 31, 2020
Type of Investment	Cost	Fair Value	Amount at Which Shown on Balance Sheet
Fixed Maturities
Bonds and notes
U.S. government and government agencies and authorities (guaranteed and sponsored)	$1,559	$1,765	$1,765
States, municipalities and political subdivisions	761	875	875
Foreign governments	236	266	266
Public utilities	1,325	1,540	1,540
All other corporate bonds	5,915	7,012	7,012
All other mortgage-backed and asset-backed securities	3,341	3,417	3,417
Total fixed maturities, available-for-sale	13,137	14,875	14,875
Equity Securities
Common stocks
Industrial, miscellaneous and all other	28	28	28
Non-redeemable preferred stocks	37	37	37
Total equity securities, at fair value	65	65	65
Mortgage loans [1]	2,109	2,248	2,092
Policy loans	1,452	1,452	1,452
Futures, options and miscellaneous	(3)	10	10
Real estate acquired in satisfaction of debt	14	14	14
Short-term investments	802	802	802
Investments in partnerships and trusts	999		999
Total investments	$18,575		$20,309
[1] Cost of mortgage loans excludes the allowance for credit losses ("ACL") of $17. For further information, refer to Schedule V - Valuation and Qualifying Accounts.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
SCHEDULE IV
REINSURANCE
($ In millions)

	Gross Amount	Ceded to Other Companies	Assumed From Other Companies	Net Amount	Percentage of Amount Assumed to Net
For the Year Ended December 31, 2020 (Successor Company)
Life insurance in-force	$239,801	$174,372	$173	$65,602	—%
Insurance revenues
Life insurance and annuities	$2,201	$1,550	$125	$776	16%
Accident and health insurance	20	20	—	—	—%
Total insurance revenues	$2,221	$1,570	$125	$776	16%
For the Year Ended December 31, 2019 (Successor Company)
Life insurance in-force	$249,728	$181,779	$378	$68,327	1%
Insurance revenues
Life insurance and annuities	$2,350	$1,602	$115	$863	13%
Accident and health insurance	25	25	—	—	—%
Total insurance revenues	$2,375	$1,627	$115	$863	13%
For the Period of June 1, 2018 to December 31, 2018 (Successor Company)
Life insurance in-force	$259,930	$191,858	$487	$68,559	1%
Insurance revenues
Life insurance and annuities	$1,404	$937	$66	$533	12%
Accident and health insurance	35	35	—	—	—%
Total insurance revenues	$1,439	$972	$66	$533	12%
For the Period of January 1, 2018 to May 31, 2018 (Predecessor Company)
Life insurance in-force	$266,190	$197,736	$515	$68,969	1%
Insurance revenues
Life insurance and annuities	$1,033	$658	$48	$423	11%
Accident and health insurance	26	26	—	—	—%
Total insurance revenues	$1,059	$684	$48	$423	11%

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
SCHEDULE V
VALUATION AND QUALIFYING ACCOUNTS
(In millions)

Successor Company
2020	Balance January 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance December 31,
Allowance for credit losses ("ACL") on fixed maturities, AFS	$—	$1	$—	$1
ACL on mortgage loans	9	8	—	17
ACL on reinsurance recoverables	5	2	—	7
2019	Balance January 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance December 31,
Valuation allowance on mortgage loans	5	—	(5)	—
2018	Balance June 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance December 31,
Valuation allowance on mortgage loans	—	6	(1)	5
Predecessor Company
2018	Balance January 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance May 31,
Valuation allowance on mortgage loans	$—	$—	$—	$—

Appendix B — Examples
1. Pre-Annuity Commencement Date Valuation (highlighting compounding)
Below is an illustration of how interest would be credited to your Account Value during each Guarantee Period, using a five year Guarantee Period. For the purpose of this example, we have made the assumption that no full or partial surrenders or pre-authorized distributions of interest occurred during the entire five-year period. An MVA, surrender charge, or both may apply to any such surrenders or distributions (see "Surrenders"). The hypothetical interest rates are illustrative only and are not intended to predict future interest rates to be declared under the contract. Actual interest rates declared for any given time may be more or less than those shown.

Beginning Account Value:	$50,000
Guarantee Period:	5 Years
Guarantee Rate:	5.50%	per annum

	End of Contract Years
	Year 1	Year 2	Year 3	Year 4	Year 5
Beginning Account Value	$50,000.00
(1 + Guarantee Rate)	1.055
	$52,750.00
Account Value at end of Contract Year 1		$52,750.00
(1 + Guarantee Rate)		1.055
		$55,651.25
Account Value at end of Contract Year 2			$55,651.25
(1 + Guarantee Rate)			1.055
			$58,712.07
Account Value at end of Contract Year 3				$58,712.07
(1 + Guarantee Rate)				1.055
				$61,941.23
Account Value at end of Contract Year 4					$61,941.23
(1 + Guarantee Rate)					1.055
					$65,348.00
Account Value at end of Guarantee Period					$65,348.00

Total Interest Credited in Guarantee Period	65,348.00 – 50,000.00= $15,348.00
Account Value of end of Guarantee Period	$50,000.00 + 15,348.00 = $65,348.00
Account Value after 180 days from the Contract Date	$50,000 x (1.055)180/365 = $51,337.77
2. Example of MVA
The formula that is used in determining the MVA is:
[(1 + i) / (1 + j)]n/12
Upward Numerical Example
In the following example, interest rates have decreased since the contract was issued. As a result, the Contract Owner experiences a positive MVA upon surrender.

Initial Guarantee Period	5 years
(i) as defined in the prospectus	7.00%
Assume that the Contract is surrendered eighteen months from contract inception. The account value is $10,000 and the surrender charge is 6%.
Number of months remaining until end of Guarantee Period (n)	42 months
(j) as defined in the prospectus	6.00%
Therefore, MVA Formula = [(1 + 0.07)/(1 + 0.06)]42/12 = 1.0334
The amount received upon surrender is $9,713.96 = 1.0334 x $10,000 x (1 – 0.06)
APP B - 1

Downward Numerical Example
In the following example, interest rates have increased since the contract was issued. As a result, the Contractholder experiences a negative MVA upon surrender.

Initial Guarantee Period	5 years
(i) as defined in the prospectus	7.00%
Assume that the Contract is surrendered eighteen months from contract inception. The account value is $10,000 and the surrender charge is 6%
Number of months remaining until end of Guarantee Period (n)	42 months
(j) as defined in the prospectus	8.00%
Therefore, MVA Formula = [(1 + 0.07)/(1 + 0.08)]42/12 = 0.9680
The amount received upon surrender is $9,099.20 = 0.9680 x $10,000 x (1 – 0.06)
Note: These examples do not include any applicable taxes.
3. Interpolation of the maturity years equal to the remaining length of the Guarantee Period:

Guarantee Period Effective Date:	5/15/2008
Guarantee Period Length:	5 years
Date of Full surrender:	5/15/2009
An MVA may be applied when a Surrender occurs. To determine the MVA, the appropriate "i" and "j" values must be used. The "i" is set at contract issue and the "j" is determined upon Surrender.
In this example, 1 year of the Guarantee Period has been completed, 4 years of the Guarantee Period remain. Assume in this case that the US Constant Maturity Rate for 4 years does not exist. Therefore, this rate will need to be interpolated using known 3 and 5 year US Constant Maturity Rates.
Assume:
Known 3 year US Constant Maturity Rate = 6.00%
Known 5 year US Constant Maturity Rate = 6.50%
The formula used for interpolation is as follows:
Rn  = R1 + ((R2 – R1) / (t2 – t1)) * (tn – t1), where:
R1  = Known rate with shorter maturity, in this case the known 3 year rate.
t1  = The duration of the next closest rate less than 4 years, in this case 3 years.
R2  = Known rate with longer maturity. In this case the known 5 year rate.
t2  = The duration of the next closest rate more than 4 years, in this case 5 years.
Rn  = The unknown rate for 4 years.
tn  = The years remaining, in this case 4 years.
Rn  = 6.00% + ((6.50% – 6.00%) / (5 – 3)) * (4 – 3)
Rn  = 6.25%
APP B - 2

Example 4: Full Surrender Value when Contract Value is in the Access Account

Contract Value at Expiration of Guarantee Period:	$55,000
Guarantee Period Expiration Date:	6/30/2014
Access Account Commencement Date:	7/1/2014
Guaranteed Interest Rate in Access Account:	3.00%
Maximum Access Account Duration:	6 months
Date of Full Surrender from Access Account:	08/31/2014, Since the Maximum Access Account Duration is 6 months, 0.17 of a year, or 2 months are completed.
The sum of the Contract Value at expiration of the :	= $55,000 x (1.03)0.17
previous Guarantee Period + interest credits earned in the Access Account.	= $55,277.07
Net Surrender Value upon Full Surrender from Access Account:	No Surrender Charge or MVA adjustments apply on Full Surrenders from the Access Account:
= $55,277.07
Note: This example does not include any applicable taxes.

APP B - 3

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimated. This product is no longer actively sold.

Registration fees	N/A
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustee's fees	N/A
Transfer agents' fees	N/A
Printing and distribution	$2,328*
Legal fees	$15,400*
Accounting fees	N/A
Independent Registered Public Accountant fees	$5,500*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A
*Estimated expense
Item 14. Indemnification of Directors and Officers
Section 33-776 of the Connecticut General Statutes states that: "a corporation may provide indemnification of, or advance expenses to, a director, officer, employee or agent only as permitted by sections 33-770 to 33-779, inclusive."
Provision is made that the Corporation, to the fullest extent permissible by applicable law as then in effect, shall indemnify any individual who is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (each, a "Proceeding") because such individual is or was (i) a Director, or (ii) an officer or employee of the Corporation (for purposes of the by laws, each an "Officer"), against obligations to pay judgments, settlements, penalties, fines or reasonable expenses (including counsel fees) incurred in a Proceeding if such Director or Officer: (l)(A) conducted him or herself in good faith; (B) reasonably believed (i) in the case of conduct in such person's official capacity, which shall include service at the request of the Corporation as a director, officer or fiduciary of a Covered Entity (as defined below), that his or her conduct was in the best interests of the Corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation; and (C) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the Corporation's Certificate, in each case, as determined in accordance with the procedures set forth in the by laws. For purposes of the by laws, a "Covered Entity" shall mean another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in respect of which such person is serving at the request of the Corporation as a director, officer or fiduciary.
Item 15. Recent Sales of Unregistered Securities
Not applicable.
Item 16. Exhibits and Financial Statement Schedules

(1)	Principal Underwriter Agreement	Incorporated by reference to Exhibit 1 of the Initial Registration Statement File No. 333-157272 filed on February 12, 2009.
(1a)	Amendment No. 1, Principal Underwriter Agreement	Incorporated by reference to Exhibit 1a of the Initial Registration Statement File No. 333-157272 filed on February 12, 2009.
(1b)	Amendment No. 2, Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1b of Post-Effective Amendment No. 5 to Registration Statement File No. 333-133695 filed on March 1, 2010.

(1c)	Amendment No. 3, Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1c of Post-Effective Amendment No. 5 to Registration Statement File No. 333-133695 filed on March 1, 2010.
(3a)
Restated Certificate of Incorporation of Talcott Resolution Life Insurance Company (the "Company"), effective April 2, 1982, as amended by Amendment No. 1, effective August 3, 1984, as amended by Amendment No. 2 effective December 31, 1996, as amended by Amendment No. 3, effective July 25, 2000, as amended by Amendment No. 4, effective June 1, 2018.
Incorporated by reference to Exhibit 3.01 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(3b)	Amended and Restated By-Laws of Talcott Resolution Life Insurance Company, effective June 1, 2018	Incorporated by reference to Exhibit 3.02 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(4)	Form of Contract(s).	Incorporated by reference to Exhibit 4 to the Initial Registration Statement File No. 333-157272 filed on February 12, 2009
(5)	Opinion regarding legality, refer to Exhibit (23a).	Filed herewith as Exhibit 99.23(a).
(10a)	Annuity Reinsurance Agreement between Hartford Life Insurance Company and Commonwealth Annuity and Life Insurance Company dated as of June 1 2018.*	Incorporated by reference to Exhibit 10.01 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10b)	Annuity Reinsurance Agreement between Hartford Life and Annuity Insurance Company and Commonwealth Annuity and Life Insurance Company dated as of June 1 2018.*	Incorporated by reference to Exhibit 10.02 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10c)	Transition Services Agreement by and between Hartford Fire Insurance Company and Hartford Life, Inc. dated as of May 31, 2018.*	Incorporated by reference to Exhibit 10.03 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(21)	Subsidiaries of Talcott Resolution Life Insurance Company.	Filed herewith as Exhibit 99.21
(23a)	Consent of Counsel - Lisa Proch, General Counsel.	Filed herewith as Exhibit 99.23(a)
(23b)	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.	Filed herewith as Exhibit 99.23(b)
(24)	Powers of Attorney.	Filed herewith as Exhibit 99.24
101.SCH	XBRL Taxonomy Extension Schema Document *
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document *
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	XBRL Taxonomy Extension Label Linkbase Document *
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document *
(*)    Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
(b) Financial Statement Schedules are included in Part I of this Registration Statement.
Item 17. Undertakings
(a)                The undersigned Registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)`    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)          Any preliminary prospectus of the undersigned registrant related to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)        The portion of any other free writing prospectus relating to the offering contained material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. .

(B)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on April 15, 2021.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By:	/s/ Peter F. Sannizzaro
Peter F. Sannizzaro
President, Chief Executive Officer, Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and the date indicated.

Peter F. Sannizzaro, President, Chief Executive Officer, Director		/s/ Peter F. Sannizzaro
Peter F. Sannizzaro
Robert R. Siracusa, Vice President, Chief Financial Officer

Robert J. Carbone, Director*
Henry Cornell, Director*		/s/ Robert R. Siracusa
W. Dana LaForge, Director*		Robert R. Siracusa
Emily R. Pollack, Director*
Michael S. Rubinoff, Director*
Manu Sareen, Director*
David I. Schamis, Director*	*By:	/s/ Lisa Proch
Robert W. Stein, Director*		Lisa Proch, Attorney-in-Fact
Amy M. Stepnowski, Director*	Date:	April 15, 2021
Heath L. Watkin, Director*

EXHIBIT INDEX

(21)	Subsidiaries of Talcott Resolution Life Insurance Company.
(23a)	Consent of Counsel — Lisa Proch, General Counsel.
(23b)	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.
(24)	Powers of Attorney.
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document